                                                        Registration No. 33-
- ---------------------------------------------------------------------------

                    SECURITIES  AND  EXCHANGE  COMMISSION
                           WASHINGTON,  D.C.   20549
                        ------------------------------

                                    FORM S-4
         REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933
                        ------------------------------

                      HUNTINGTON  BANCSHARES  INCORPORATED
             (Exact name of Registrant as specified in its charter)

            Maryland                            6711                           31-0724920
  (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)    Classification Code Number)           Identification No.)

                        ------------------------------

                               Huntington Center
                              41 South High Street
                              Columbus, Ohio 43287
                                 (614) 480-8300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        ------------------------------

                             Ralph K. Frasier, Esq.
                         General Counsel and Secretary
                       Huntington Bancshares Incorporated
                               Huntington Center
                              41 South High Street
                              Columbus, Ohio 43287
                                 (614) 480-4647
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        --------------------------------

                          Copies of Correspondence to:

     Mary Beth M. Clary, Esq.                                     John P. Greeley, Esq.
  Porter, Wright, Morris & Arthur               Smith, Mackinnon, Harris, Greeley, Bowdoin & Edwards P.A.
      41 South High Street                                 225 South Orange Avenue, Suite 800
      Columbus, Ohio  43215                                     Orlando, Florida  32801

                         ----------------------------------

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box.  [    ]

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum      Proposed Maximum      Amount of
      Title of Each Class of       Amount to be        Offering Price      Aggregate Offering    Registration
   Securities to be Registered      Registered           Per Share*             Price*              Fee*

- -------------------------------------------------------------------------------------------------------------
Common stock, without par value.....2,500,000              $13.61            $22,527,013           $7,768
- -------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee based on the book value on December 31, 1994, of the 1,655,181 shares of common stock of Security National Corporation (which includes 144,000 shares which may be issued upon exercise of stock options prior to the Merger) to be canceled in the Merger, in accordance with Rule 457(f)(2).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                                         CROSS REFERENCE SHEET



             Form S-4 Item                                                  Prospectus Caption
             -------------                                                  ------------------
 1.  Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus   . . .    Facing Page of Registration Statement; Cross Reference Sheet; Cover
                                                       Page of Prospectus.

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus  . . . . . . . . . . . . .    Available Information; Information Incorporated by Reference;
                                                       Table of Contents.

 3.  Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information  . . . . . . . .    Introduction; Summary Information; Selected Financial Data.

 4.  Terms of the Transaction   . . . . . . . . . .    The Merger; Effect of the Merger on Shareholders' Rights; Information
                                                       Incorporated by Reference.

 5.  Pro Forma Financial Information  . . . . . . .    Not Applicable.

 6.  Material Contracts with the
     Company Being Acquired   . . . . . . . . . . .    The Merger; Huntington Bancshares Incorporated - Huntington Florida and HFSB

 7.  Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to Be Underwriters  . . . . . . . . . .    Not Applicable.

 8.  Interests of Named Experts and Counsel   . . .    The Merger - Opinion of Financial Advisor; Experts; Legal Opinions.

 9.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities    . . . . . . . . . . . . . .    Not Applicable.

10.  Information with Respect to S-3
     Registrants . . . . . . . . . . . . . . . . . .   Recent Developments; Huntington Bancshares Incorporated; Government
                                                       Regulation; Information Incorporated by Reference
11.  Incorporation of Certain
     Information by Reference   . . . . . . . . . .    Information Incorporated by Reference.

12.  Information with Respect to S-2
     or S-3 Registrants   . . . . . . . . . . . . .    Not Applicable.

13.  Incorporation of Certain
     Information by Reference   . . . . . . . . . .    Not Applicable.

14.  Information with Respect to Registrants
     Other Than S-3 or S-2 Registrants  . . . . . .    Not Applicable.

15.  Information with Respect to S-3 Companies  . .    Not Applicable.

16.  Information with Respect to S-2 or S-3
     Companies  . . . . . . . . . . . . . . . . . .    Not Applicable.

17.  Information with Respect to Companies
     Other than S-3 or S-2 Companies  . . . . . . .    Introduction; Selected Financial Data; Security National Corporation;
                                                       Government Regulation; Financial Statements.



        Form S-4 Item                                  Prospectus Caption
        -------------                                  ------------------
18.  Information if Proxies, Consents or
     Authorizations are to be Solicited   . . . . .    Information Incorporated by Reference; Introduction; Summary Information -
                                                       The Special Meeting and Record Date; The Merger; Huntington Bancshares
                                                       Incorporated - Huntington Florida and HFSB; Security National Corporation.

19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited
     or in an Exchange Offer  . . . . . . . . . . .    Not Applicable.

                         SECURITY NATIONAL CORPORATION

                            253 North Orlando Avenue
                            Maitland, Florida  32751

                                                          ________________, 1995

Dear Fellow Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Security National Corporation ("Security National"), which will be held on _________, _____________ ___, 1995, at ____ a.m. local time. The Special Meeting will be held at the executive offices of Security National, located at 253 North Orlando Avenue, Maitland, Florida.

         At the Special Meeting, shareholders of Security National will be asked to consider and vote on the Agreement and Plan of Merger, dated as of July 12, 1994, as amended by the Amendment to Agreement and Plan of Merger, dated as of January 26, 1995, and the related Supplemental Agreement, dated as of July 12, 1994, pursuant to which Security National would be merged (the "Merger") into Huntington Bancshares Florida, Inc., a wholly owned subsidiary
of Huntington Bancshares Incorporated ("Huntington").   The Merger Agreement,
as amended, provides that Security National shareholders will receive whole shares of Huntington common stock in exchange for their shares of Security National common stock in an amount determined pursuant to a formula which is based upon 2.1 times the adjusted shareholders' equity of Security National as of December 31, 1994. Cash will be paid for any fractional shares. The exact number of shares of Huntington common stock to be received for each share of Security National common stock will depend on, among other things, the average of the closing sale prices per share of Huntington common stock for the five trading days immediately preceding the day that is two trading days prior to the effective date of the Merger (the "Average Closing Sale Price"), subject to certain limitations. Specifically, each share of Security National common stock will be converted into no more than 1.4802 shares nor less than 1.2111 shares of Huntington common stock (as adjusted for Huntington's 5 for 4 stock split effected on July 29, 1994) so long as the Average Closing Sales Price is
between $15.3375 and $25.5625, respectively.   If, however, the Average Closing
Sale Price is less than $15.3375 or more than $25.5625, Huntington has certain options, including terminating the Merger, as more fully described in the accompanying Proxy Statement.

         Huntington, headquartered in Columbus, Ohio, is the fourth largest bank holding company in Ohio in terms of total assets at December 31, 1994. Huntington, through its affiliates, conducts a full-service commercial and consumer banking business, provides a variety of trust and fiduciary services, and engages in mortgage banking, lease financing, discount brokerage activities, underwriting credit life and disability insurance, and issuing commercial paper guaranteed by Huntington. As of December 31, 1994, Huntington affiliates operated 344 banking and thrift offices in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Pennsylvania, and West Virginia. Huntington common stock is actively traded in the over-the-counter market under the symbol "HBAN".

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED MERGER AS BEING IN THE BEST INTERESTS OF SECURITY NATIONAL SHAREHOLDERS AND THEREFORE RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT, AS AMENDED, AND THE SUPPLEMENTAL AGREEMENT.

         Additional information regarding the proposed Merger and the parties thereto is set forth in the attached Proxy Statement, which also serves as the Prospectus regarding the common stock of Huntington to be issued in connection with the Merger. Please carefully read these materials and consider the information contained in them.

         The affirmative vote of the holders of a majority of the outstanding shares of Security National common stock is required to approve the Merger documents. Accordingly, your vote is important no matter how large or how small your holdings may be. Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card to assure that your shares will be voted at the Special Meeting. If you attend the Special Meeting, you may vote in person if you wish and your proxy will not be used.

                                                        Very truly yours,


                                                        Michael W. Sheffey
                                                        President

                         SECURITY NATIONAL CORPORATION

                            253 North Orlando Avenue
                            Maitland, Florida  32751

                         ------------------------------

                 NOTICE  OF  SPECIAL  MEETING  OF  SHAREHOLDERS
                                __________, 1995

                         ------------------------------


         Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Security National Corporation ("Security National") has been called by the Board of Directors and will be held at the executive offices of Security National, located at 253 North Orlando Avenue, Maitland, Florida, on _________,_________, 1995, at _____ a.m., local time, for the following purposes:

         1. To consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of July 12, 1994, as amended by the Amendment to Agreement and Plan of Merger, dated as of January 26, 1995, and the Supplemental Agreement, dated as of July 12, 1994, pursuant to which Security National would be merged into Huntington Bancshares Florida, Inc., a wholly owned subsidiary of Huntington Bancshares Incorporated ("Huntington), and the shareholders of Security National would receive whole shares of the common stock of Huntington, as more fully described in the accompanying Proxy Statement; and

         2. To transact any other business which may properly come before the meeting or any adjournments or postponements thereof. (The Board of Directors is not currently aware of any other business to come before the Special Meeting.)

         Only shareholders of record at the close of business on __________, 1995, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. If the Merger is consummated, shareholders of Security National who do not vote in favor of the Merger, deliver to Security National before the vote on the Merger a written demand for appraisal, and otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law will have certain appraisal rights under Delaware law. See "THE MERGER -- APPRAISAL RIGHTS OF OBJECTING SHAREHOLDERS" in the accompanying Proxy Statement for a description of the procedures required to be followed to perfect these appraisal rights.

         We urge you to execute and return the enclosed proxy as soon as possible in order to ensure that your shares will be represented at the Special Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting.
If you attend the Special Meeting, you may vote in person, and your proxy will not be used.

Dated:  _____________ ___ , 1995             By Order of the Board of Directors


                                             Michael W. Sheffey
                                             President

   -------------------------------------------------------------------------
             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING,
   PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. PLEASE DO NOT
                 SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.
    ------------------------------------------------------------------------

PROSPECTUS

                      HUNTINGTON  BANCSHARES  INCORPORATED

                                 COMMON  STOCK
                              (without par value)

         This Prospectus relates to up to 2,500,000 shares of common stock, without par value, of Huntington Bancshares Incorporated ("Huntington"), which may be issued in connection with the merger (the "Merger") of Security National Corporation ("Security National") into Huntington Bancshares Florida, Inc. ("Huntington Florida"), a wholly owned subsidiary of Huntington. This Prospectus also serves as the Proxy Statement for the Special Meeting of Shareholders of Security National to be held on ________ ___, 1995, and a description of the Merger is included herein.

         At such time as the Merger becomes effective (the "Effective Time"), the issued and outstanding shares of common stock, $1.00 par value, of Security National (the "Security National Common Stock") will be converted into the right to receive whole shares of common stock, without par value, of Huntington ("Huntington Common Stock") in an amount determined pursuant to a formula which is based upon 2.1 times the adjusted shareholders' equity of Security National as of December 31, 1994. Cash will be paid for any fractional shares. The exact number of shares of Huntington Common Stock to be received by a Security National shareholder will depend on, among other things, the average of the closing sale prices for a share of Huntington Common Stock as reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market for the five trading days immediately preceding the day that is two trading days prior to the effective date of the Merger (the "Average Closing Sale Price"), subject to certain limitations. Specifically, each share of Security National Common Stock will be converted into no more than 1.4802 shares nor less than 1.2111 shares of Huntington Common Stock (as adjusted for Huntington's 5 for 4 stock split effected on July 29, 1994) so long as the Average Closing Sales Price is between $15.3375 and $25.5625, respectively.
If, however, the Average Closing Sale Price is less than $15.3375 or greater than $25.5625, Huntington has certain specified options, including terminating the Merger, as more fully described herein. See "THE MERGER - TERMS OF THE MERGER."

                        -----------------------------

 THESE   SECURITIES   HAVE   NOT   BEEN   APPROVED   OR   DISAPPROVED   BY   THE
    SECURITIES   AND   EXCHANGE   COMMISSION   OR   ANY   STATE   SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION
               TO   THE   CONTRARY   IS   A   CRIMINAL   OFFENSE.

                        -----------------------------

          THE SHARES OF HUNTINGTON COMMON STOCK OFFERED HEREBY ARE NOT
            SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS
                 ASSOCIATION INSURANCE FUND, THE BANK INSURANCE
                    FUND, OR ANY OTHER GOVERNMENTAL AGENCY.

                        -----------------------------

         NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HUNTINGTON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        -----------------------------

              The Date of this Prospectus is _____________, 1995.

                             TABLE  OF  CONTENTS

                                                 Page                                                       Page
 AVAILABLE INFORMATION   . . . . . . . . . . .     3         EFFECT OF THE MERGER ON
 INFORMATION INCORPORATED                                      SHAREHOLDERS' RIGHTS  . . . . . . . . . . .   32
   BY REFERENCE  . . . . . . . . . . . . . . .     4           Capital Stock   . . . . . . . . . . . . . .   32
 SECURITY NATIONAL CORPORATION                                 Nomination, Election, and Removal of
   PROXY STATEMENT   . . . . . . . . . . . . .     5             Directors   . . . . . . . . . . . . . . .   32
 INTRODUCTION  . . . . . . . . . . . . . . . .     5           Shareholder Proposals   . . . . . . . . . .   33
 SUMMARY INFORMATION   . . . . . . . . . . . .     6           Special Voting Requirements for Certain
   Huntington and Huntington Florida   . . . .     6             Transactions  . . . . . . . . . . . . . .   33
   Security National   . . . . . . . . . . . .     6           Evaluation of Mergers and Consolidations  .   34
   The Special Meeting and Record Date   . . .     6           Special Meetings    . . . . . . . . . . . .   35
   The Merger    . . . . . . . . . . . . . . .     7           Directors' and Shareholders' Right to Adopt,
   Vote Required   . . . . . . . . . . . . . .     8             Alter, or Repeal the Bylaws   . . . . . .   35
   Appraisal Rights of Objecting Shareholders      8           Rights of Dissenting Shareholders   . . . .   35
   Interests of Management   . . . . . . . . .     8           Personal Liability of Officers and Directors
   Federal Income Tax Consequences   . . . . .     9             to Shareholders   . . . . . . . . . . . .   36
   Accounting Treatment    . . . . . . . . . .     9           Rights Plan   . . . . . . . . . . . . . . .   36
   Regulatory Approvals    . . . . . . . . . .     9         HUNTINGTON BANCSHARES INCORPORATED  . . . . .   37
   Comparative Per Share Information   . . . .     9           General   . . . . . . . . . . . . . . . . .   37
 RECENT DEVELOPMENTS   . . . . . . . . . . . .    11           Huntington Florida and HFSB   . . . . . . .   38
   Huntington Results for the Year Ended                       Dividends and Price Range of Huntington
    December 31, 1994  . . . . . . . . . . . .    11             Common Stock    . . . . . . . . . . . . .   38
   Security National Results for the Year Ended                Other Information   . . . . . . . . . . . .   39
    December 31, 1994  . . . . . . . . . . . .    11         SECURITY NATIONAL CORPORATION . . . . . . . .   40
 SELECTED FINANCIAL DATA   . . . . . . . . . .    12           General   . . . . . . . . . . . . . . . . .   40
   Huntington Selected Financial Data    . . .    12           Lending and Investment Activities   . . . .   40
   Security National Selected Financial Data      13           Deposit and Borrowing Activities    . . . .   41
 THE MERGER  . . . . . . . . . . . . . . . . .    13           Competition   . . . . . . . . . . . . . . .   41
   Background of the Merger    . . . . . . . .    14           Employees   . . . . . . . . . . . . . . . .   42
   Reasons for the Merger    . . . . . . . . .    15           Description of Property   . . . . . . . . .   42
   Opinion of Financial Advisor    . . . . . .    16           Legal Proceedings   . . . . . . . . . . . .   42
   Effective Date of the Merger    . . . . . .    18           Principal and Management Shareholders   . .   42
   Terms of the Merger   . . . . . . . . . . .    18           Market for Security National Common Stock and
   Fractional Shares   . . . . . . . . . . . .    20             Related Shareholder Matters   . . . . . .   44
   Exchange of Certificates    . . . . . . . .    20         GOVERNMENT REGULATION   . . . . . . . . . . .   45
   Terms of the Warrants   . . . . . . . . . .    21           General   . . . . . . . . . . . . . . . . .   45
   The Subsidiary Merger   . . . . . . . . . .    22           Holding Company Structure   . . . . . . . .   45
   Covenants of the Parties    . . . . . . . .    22           Dividend Restrictions   . . . . . . . . . .   46
   Conditions to Consummation of the Merger       23           FDIC Insurance    . . . . . . . . . . . . .   47
   Amendment; Termination    . . . . . . . . .    24           Capital Requirements    . . . . . . . . . .   47
   Appraisal Rights of Objecting Shareholders     25           Federal Deposit Insurance Corporation
   Interests of Management   . . . . . . . . .    27             Improvement Act of 1991   . . . . . . . .   49
   Federal Income Tax Consequences   . . . . .    28           Recent Developments   . . . . . . . . . . .   50
   Accounting Treatment    . . . . . . . . . .    30         EXPERTS   . . . . . . . . . . . . . . . . . .   51
   Regulatory Approvals    . . . . . . . . . .    30         LEGAL OPINIONS  . . . . . . . . . . . . . . .   51
   Resales of Huntington  Common Stock   . . .    31         OTHER MATTERS   . . . . . . . . . . . . . . .   51
                                                             INDEX TO FINANCIAL STATEMENTS   . . . . . . .   52



EXHIBITS
  Exhibit A   -  Agreement and Plan of Merger and Amendment to Agreement and
                 Plan of Merger
  Exhibit B   -  Supplemental Agreement
  Exhibit C   -  Opinion of The Robinson-Humphrey Company, Inc.
  Exhibit D   -  Section 262 of the Delaware General Corporation Law -
Appraisal Rights of Objecting Shareholders

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM JACQUE THURSTON, INVESTOR RELATIONS, HUNTINGTON BANCSHARES INCORPORATED, HUNTINGTON CENTER, 41 SOUTH HIGH STREET, COLUMBUS, OHIO 43287. TELEPHONE REQUESTS MAY BE DIRECTED TO HUNTINGTON AT (614) 480-4304. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________ ___, 1995.

                             AVAILABLE  INFORMATION


         Huntington is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements, and other information filed by Huntington can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the public reference facilities of the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto which Huntington has filed with the Commission under the Securities Act of 1933, as amended (the "Registration Statement"), and to which reference is hereby made.

         All information contained herein or incorporated herein by reference with respect to Huntington and Huntington Florida, was supplied by Huntington and all information contained herein with respect to Security National and The Robinson-Humphrey Company, Inc., Security National's financial advisor, was supplied by Security National. Although neither Huntington nor Security National has any knowledge that would indicate that any statements or information relating to the other party contained herein is inaccurate or incomplete, neither Huntington nor Security National can warrant the accuracy or completeness of such statements or information as they relate to the other party.

                    INFORMATION  INCORPORATED  BY  REFERENCE


         The following documents previously filed with the Commission by Huntington pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are hereby incorporated herein by reference:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994;

         3. Current Reports on Form 8-K, dated January 12, March 24, April 13, July 13, and October 18, 1994, and January 11, 1995, to report annual and/or quarterly earnings and certain developments;

         4. Form 10-C, dated August 4, 1994, in connection with Huntington's 5 for 4 stock split effected on July 29, 1994 (the "Huntington 5 for 4 Stock Split"); and

         5. Proxy Statement for the Annual Meeting of Shareholders held on April 21, 1994; except that the information referred to in Item 402(a)(8) of Regulation S-K promulgated by the Commission shall not be deemed to be specifically incorporated by reference herein.

         In addition, the description of the rights issued under a certain Rights Agreement, dated February 22, 1990, between Huntington and The Huntington Trust Company, National Association, which rights are attached to all shares of Huntington Common Stock, that is contained in Huntington's Forms 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as the same may be updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

         All documents filed by Huntington pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus/Proxy Statement and prior to the Special Meeting of Shareholders of Security National shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                        SECURITY NATIONAL CORPORATION

                            ----------------------
                               PROXY  STATEMENT
                            ----------------------



                                 INTRODUCTION

         This Proxy Statement and the accompanying proxy are being furnished to the shareholders of Security National in connection with the solicitation of proxies by the Board of Directors of Security National for a Special Meeting of Shareholders (the "Special Meeting") to be held at ____ _.m., local time, on _________, _________ ___, 1995, at the executive offices of Security National, located at 253 North Orlando Avenue, Maitland, Florida, and any adjournments or postponements thereof, to consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of July 12, 1994, as amended by the Amendment to Agreement and Plan of Merger, dated as of January, 26, 1995 (collectively, the "Merger Agreement"), and the Supplemental Agreement, dated as of July 12, 1994 (the "Supplemental Agreement"), pursuant to which Security National will be merged into Huntington Florida and shareholders of Security National will become shareholders of Huntington. The Merger Agreement and the Supplemental Agreement are sometimes referred to herein as the "Merger Documents." This Proxy Statement and accompanying proxy will be first sent or given to the shareholders of Security National on or about ________ ___, 1995.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by Security National prior to the Special Meeting. The proxy will be voted FOR the approval and adoption of the Merger Documents if no direction is made to the contrary on a duly executed and returned proxy. The proxy may also be used to grant discretionary authority to vote on other matters which may arise at the Special Meeting. While management is presently unaware of any such matters, the person or persons designated to vote the shares will cast votes according to their best judgment if any such matters properly come before the Special Meeting. A person giving the enclosed proxy has the power to revoke it at any time prior to the Special Meeting by filing with the Secretary of Security National a written notice of revocation or a subsequent proxy relating to the same shares, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

         A majority of the outstanding shares of Security National Common Stock, represented in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Security National Common Stock is required to approve and adopt the Merger Documents. Because the approval and adoption of the Merger Documents requires the affirmative vote of a particular percentage of the outstanding shares of Security National Common Stock, an abstention or a broker non-vote with respect to such matter will have the same effect as a vote against the matter. No approval of the Merger Documents is required by holders of Huntington Common Stock.

         Security National shareholders of record at the close of business on ___________, 1995 (the "Record Date"), will be entitled to vote at the Special Meeting. At that date, Security National had____________ shares of Security National Common Stock outstanding and entitled to vote on all matters requiring a vote of the shareholders. These shares were held by approximately ____ holders of record. Each share of Security National Common Stock entitles the holder to one vote, exercisable in person or by properly executed proxy, on each matter that comes before the shareholders at the Special Meeting.

         Security National will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others, if any, for forwarding solicitation material to beneficial owners of stock.
Representatives of Security National may solicit proxies by mail, telegram, telephone, or personal interview.

                              SUMMARY  INFORMATION


         The following is a brief summary of certain information with respect to the Merger. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained or incorporated by reference herein and in the exhibits hereto.


HUNTINGTON AND HUNTINGTON FLORIDA

         Huntington, a multi-state bank holding company incorporated under the laws of the State of Maryland in 1966, is headquartered in Columbus, Ohio. At December 31, 1994, Huntington had total assets of approximately $17.8 billion and total deposits of approximately $12.0 billion. Huntington, through its affiliates, conducts a full service commercial and consumer banking business, engages in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, and issuing commercial paper guaranteed by Huntington, and provides other financial products and services. At December 31, 1994, Huntington's affiliates operated 185 banking offices in Ohio, 61 banking offices in West Virginia, 40 banking offices in Michigan, 25 banking offices in Indiana, 18 banking offices in Northern Kentucky, 5 banking offices in Western Pennsylvania, 8 thrift offices in Florida (seven of which are offices of Huntington Federal Savings Bank ("HFSB"), a wholly owned subsidiary of Huntington headquartered in Sebring, Florida), two thrift offices in Northern Illinois, and one foreign office in the Cayman Islands. In addition, Huntington's mortgage company affiliate has loan origination offices throughout the Midwest and East Coast. The principal executive offices of Huntington are located at Huntington Center, 41 South High Street, Columbus, Ohio 43287 (telephone number 614-480-8300).

         Huntington Florida, an Ohio corporation, is a wholly owned subsidiary of Huntington formed for the purpose of facilitating the Merger and serving as a holding company for Huntington's banking operations in Florida. The principal executive offices of Huntington Florida are located at Huntington Center, 41 South High Street, Columbus, Ohio 43287 (telephone number 614-480-8300).


SECURITY NATIONAL

         Security National, a bank holding company incorporated under the laws of the State of Delaware in 1987, is headquartered in Maitland, Florida. At December 31, 1994, Security National had total assets of $191.4 million and total deposits of $167.8 million. Security National owns all of the outstanding stock of Security National Bank, a national banking association
("Security Bank"), which is also headquartered in Maitland, Florida.   Security
National, through Security Bank, is principally engaged in the commercial banking business which includes lending, investment, deposit and borrowing activities. Security National operates six full-service offices in Orange,
Seminole, Volusia, Osceola, and Brevard Counties, Florida.   The principal
executive offices of Security National are located at 253 North Orlando Avenue, Maitland, Florida 32751 (telephone number 407-740-6300).


THE SPECIAL MEETING AND RECORD DATE

         The Special Meeting will be held at _____ a.m., local time, on _____________ ___, 1995, at the executive offices of Security National, located
at 253 North Orlando Avenue, Maitland, Florida.   The close of business on
____________, 1995, has been set as the record date for determining the shareholders of record of Security National entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof (the "Record Date"). The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

THE MERGER

         At the Special Meeting, Security National shareholders will consider and vote upon the approval and adoption of (i) the Merger Agreement, which, if approved by the shareholders of Security National and upon the satisfaction of certain other conditions, including obtaining various regulatory approvals, would effectuate the merger of Security National into Huntington Florida, and
(ii) the Supplemental Agreement, which sets forth certain representations, warranties, conditions, and covenants made by Huntington, Security National, and Huntington Florida as an inducement to the other parties to execute and deliver the Merger Documents and to consummate the Merger. Upon effectiveness of the Merger, Security National will be merged into Huntington Florida, Huntington Florida will continue to be a wholly owned subsidiary of Huntington, and the separate existence of Security National will cease.

         In connection with the Merger and in accordance with a certain Warrant Purchase Agreement, dated as of July 12, 1994, between Security National and Huntington (the "Warrant Purchase Agreement"), Security National granted to Huntington a warrant (the "Warrant") to purchase up to 24.9% of the outstanding shares of Security National Common Stock (after giving effect to the exercise of the Warrant) under certain specified circumstances, at a price of $25.56 per share. See "THE MERGER - TERMS OF THE WARRANTS."

         At the Effective Time, the shares of Security National Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of treasury shares, if any, which shall be canceled, and any shares as to which appraisal rights are being sought) will be converted into the right to receive a number of whole shares of Huntington Common Stock determined pursuant to a formula that is based upon 2.1 times the adjusted shareholders' equity of Security National as of December 31, 1994. Cash will be paid for any fractional shares of Huntington Common Stock. The exact number of shares of Huntington Common Stock to be received by a Security National shareholder will depend on, among other things, the Average Closing Sale Price per share of Huntington Common Stock; provided, however, that if the Average Closing Sale Price is less than $18.4050 (as adjusted for the Huntington 5 for 4 Stock Split), then the Average Closing Sale Price of Huntington Common Stock will be deemed to be $18.4050, and if the Average Closing Sale Price is greater than $22.4950 (as adjusted for the Huntington 5 for 4 Stock Split), then the Average Closing Sale Price of Huntington Common Stock will be deemed to be $22.4950. Thus, a share of Security National Common Stock will be converted into no more than 1.4802 shares and no fewer than 1.2111 shares of Huntington Common Stock (as adjusted for the Huntington 5 for 4 Stock Split).

         Notwithstanding the above, if the Average Closing Sale Price is less than $15.3375 (as adjusted for the Huntington 5 for 4 Stock Split), then Huntington may elect to either (i) consummate the Merger using an assumed average closing sale price of Huntington Common Stock equal to 1.05 times the Average Closing Sale Price, or (ii) use its best efforts to renegotiate the
pricing terms of the Merger with Security National.   If a mutually acceptable
adjustment to such pricing terms is not agreed to by Huntington and Security National by the tenth day after the determination of the Average Closing Sale Price, the Merger Documents will be terminated and the Merger will be
abandoned.   In addition, if the Average Closing Sale Price is more than
$25.5625 (as adjusted for the Huntington 5 for 4 Stock Split), then Huntington may elect to either (i) consummate the Merger at a Price Per Share of Huntington Common Stock equal to 0.95 times the Average Closing Sale Price, or
(ii) terminate the Merger.  See "THE MERGER - TERMS OF THE MERGER."

         The average closing sale price per share of Huntington Common Stock as reported on the Nasdaq National Market for the five trading days immediately
preceding the Record Date was $_____.   If the Average Closing Sale Price is
$_____ at the Effective Date, each shareholder of Security National would be entitled to receive _____ shares of Huntington Common Stock for each share of Security National Common Stock held by such shareholder (the "Estimated
Exchange Ratio").   Shareholders are advised to obtain current market
quotations for Huntington Common Stock. The market price of Huntington Common Stock at the Effective Time, or on the date on which certificates representing such shares are received, may be higher or lower than the market price of Huntington Common Stock as of the Record Date or at the time of the Special Meeting.

         Immediately after the consummation of the Merger, and effective as of the Effective Date, the name of Security Bank will be changed to The Huntington National Bank of Florida and HFSB, Huntington's wholly owned subsidiary headquartered in Sebring, Florida, will be merged into The Huntington National Bank of Florida (formerly Security Bank) under the charter of The Huntington National Bank of Florida (the "Subsidiary Merger").

         Security National has received an opinion of The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), Security National's financial advisor, that, from a financial point of view, the terms of the Merger as provided in the Merger Agreement are fair to the shareholders of Security National. See "THE MERGER - BACKGROUND OF THE MERGER," "- OPINION OF FINANCIAL ADVISOR," and "- CONDITIONS TO CONSUMMATION OF THE MERGER" and the opinion of Robinson-Humphrey, which is attached hereto as Exhibit C.

         It is contemplated that the Merger will be consummated as soon as practicable after the satisfaction of various conditions, including the receipt of required regulatory approvals, but in no event prior to May 1, 1995. See "THE MERGER - EFFECTIVE DATE OF THE MERGER," and "- CONDITIONS TO CONSUMMATION OF THE MERGER."


VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Security National Common Stock is necessary to approve and adopt the Merger Documents, thereby approving the Merger. As of the Record Date, the directors and executive officers of Security National and their affiliates beneficially owned ________ shares of Security National Common Stock (excluding shares subject to stock options), which represent ____% of the total issued and outstanding shares of such stock entitled to vote at the Special Meeting. As an inducement for Huntington and Huntington Florida to enter into the Merger Documents, ten directors and executive officers of Security National, holding in the aggregate _________ shares of Security National Common Stock as of the Record Date, or ____% of the outstanding shares of such stock entitled to vote at the Special Meeting, executed certain Shareholder Agreements, each dated as of July 12, 1994 (the "Shareholder Agreements"), pursuant to which these shareholders agreed to vote their shares in favor of the approval of the Merger Documents and the approval of the Merger and against the approval of any competing acquisition offer or any other transaction which is inconsistent with the obligation of Security National to consummate the Merger.

         THE BOARD OF DIRECTORS OF SECURITY NATIONAL UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SECURITY NATIONAL VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER DOCUMENTS. SEE "THE MERGER - BACKGROUND OF THE MERGER" AND "- REASONS FOR THE MERGER."


APPRAISAL RIGHTS OF OBJECTING SHAREHOLDERS

         If the Merger is consummated, holders of Security National Common Stock who did not vote in favor of the Merger and have complied with all applicable notice requirements and other procedures specified under Delaware law have the right to obtain an appraisal by the Delaware Court of Chancery of the fair value of their shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger). See "THE MERGER - APPRAISAL RIGHTS OF OBJECTING SHAREHOLDERS."


INTERESTS OF MANAGEMENT

         Huntington has agreed that, upon consummation of the Merger, the existing employment agreement of Michael W. Sheffey, President and Chief Executive Officer of Security National and Security Bank, will remain in effect
until terminated in accordance with the provisions of the agreement.   Upon
consummation of the Merger, it is Huntington's intention to elect Mr. Sheffey to the Board of Directors of Huntington Florida and to appoint him President, Chief Executive Officer, and Treasurer of Huntington Florida. Huntington has also agreed to assume certain obligations of Security National to indemnify and defend the directors and officers of Security National in connection with such persons' status or services as directors and officers of Security National.
See "THE MERGER - INTERESTS OF MANAGEMENT."

FEDERAL INCOME TAX CONSEQUENCES

         It is anticipated that the Merger will be a tax-free reorganization for federal income tax purposes and that no gain or loss will be recognized by the shareholders of Security National upon conversion of their shares of Security National Common Stock into shares of Huntington Common Stock in the Merger, except with respect to cash received in lieu of the issuance of fractional shares or in connection with the exercise of appraisal rights under Delaware law. See "THE MERGER - FEDERAL INCOME TAX CONSEQUENCES." All shareholders should consult with their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, and foreign tax laws and possible changes in the tax laws.


ACCOUNTING TREATMENT

         Huntington intends to treat the Merger as a pooling of interests for accounting purposes. See "THE MERGER - ACCOUNTING TREATMENT."


REGULATORY APPROVALS

         The Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or its delegate and the Comptroller of the Currency ("OCC")
must approve the Merger and the Subsidiary Merger, respectively.   In addition,
the Office of Thrift Supervision ("OTS") must be provided with notice concerning the Subsidiary Merger. At the state level, the Florida Department of Banking and Finance ("Florida Department") must approve the acquisition by
Huntington of Security National and Security Bank.   The applications or
notices required to be filed with these agencies were submitted for filing on January 3, 1995. See "THE MERGER - REGULATORY APPROVALS."


COMPARATIVE PER SHARE INFORMATION

         During 1994, Huntington completed the acquisition of FirstFed Northern Kentucky Bancorp, Inc., a thrift holding company headquartered in Covington,
Kentucky ("FirstFed"), which was accounted for as a purchase.   The following
summary presents selected comparative unaudited per share information for Huntington on a historical basis; for Security National on a historical basis; for Huntington, Security National, and FirstFed on a pro forma combined basis; and for Security National on a pro forma equivalent basis.

         Although it is intended that the Merger will be accounted for as a pooling of interests, pro forma information combining Huntington and Security National has been prepared for only the year ended December 31, 1993, and the nine months ended September 30, 1994, respectively, as Huntington expects to restate beginning shareholders' equity in the year the transaction is consummated rather than restate historical financial statements to show the effects of the Merger as of the earliest period presented. Security National equivalent pro forma amounts were computed by multiplying Huntington's pro forma amounts by the Estimated Exchange Ratio of _____ shares of Huntington Common Stock for each share of Security National Common Stock. See "THE MERGER
- - TERMS OF THE MERGER." The data presented below is based upon the historical financial statements and related notes thereto, incorporated herein by reference or included herein, of Huntington and Security National (adjusted for the Huntington 5 for 4 Stock Split and other stock splits and stock dividends, as appropriate), and unaudited pro forma combined financial statements giving effect to the Merger and the completed acquisition of FirstFed by Huntington. Results for the nine months ended September 30, 1994, are not necessarily indicative of results expected for the entire year, nor are pro forma amounts necessarily indicative of results that would have been or will be obtained on a combined basis.

                                                 HUNTINGTON                         SECURITY NATIONAL
                                       -------------------------------         ---------------------------
                                                              PRO                              EQUIVALENT
                                       HISTORICAL(1)       FORMA(1)(2)         HISTORICAL       PRO FORMA
                                       -------------       -----------         ----------      -----------
  Book Value Per Common Share:
     September 30, 1994   . . . .         $10.83              $                  $13.25        $
     December 31, 1993  . . . . .          10.21                                  12.90

  Cash Dividends Declared
    Per Common Share:

     For the nine months ended:
       September 30, 1994   . . .          $0.52              $0.52               $0.50         $

     For the year ended:
       December 31, 1993  . . . .           0.60               0.60                0.20
       December 31, 1992  . . . .           0.50               0.50                0.10
       December 31, 1991  . . . .           0.45               0.45                0.00

  Net Income Per Common Share:

     For the nine months ended:
       September 30, 1994   . . .          $1.46              $                   $1.01         $

     For the year ended:
       December 31, 1993  . . . .           1.85                                   0.85
       December 31, 1992  . . . .           1.27                                   0.60
       December 31, 1991  . . . .           1.07                                   0.46

_________________

 (1) Adjusted for the Huntington 5 for 4 Stock Split.
 (2) Includes Huntington historical data adjusted to reflect the consummation of the Merger and the acquisition of FirstFed as if they had occurred at the beginning of 1993.

         Huntington Common Stock is traded in the over-the-counter market on the Nasdaq National Market. The last sale price per share of Huntington
Common Stock on the Nasdaq National Market (adjusted for the Huntington 5 for 4 Stock Split) as of July 11, 1994, the last trading day prior to the public announcement of the proposed Merger, and as of _________, 1995, were $20.60 and $_______, respectively. There is no active trading market for Security National Common Stock, although isolated transactions do occur from time to time. To the knowledge of Security National, all transactions in Security National Common Stock are negotiated on a private basis and quotations for Security National Common Stock are not published.

                             RECENT  DEVELOPMENTS

HUNTINGTON RESULTS FOR THE YEAR ENDED DECEMBER 31, 1994

         On January 11, 1995, Huntington issued a release announcing its earnings for the fourth quarter and fiscal year ended December 31, 1994. The table below summarizes certain of this information.

CONSOLIDATED INCOME STATEMENT DATA
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                              THREE MONTHS ENDED             TWELVE MONTHS
                                                 DECEMBER 31,              ENDED DECEMBER 31,
                                            ----------------------       ----------------------
                                              1994          1993           1994          1993
                                            --------      --------       --------      --------
 Net interest income   . . . . . . .        $177,250      $208,913       $756,050      $796,200
 Provision for loan losses . . . . .        $  2,488      $ 15,365       $ 15,284      $ 79,294
 Net income  . . . . . . . . . . . .        $ 52,496      $ 63,358       $242,593      $236,912
 Per common share(1):
    Net income . . . . . . . . . . .           $0.41         $0.49          $1.87         $1.85
    Cash dividends declared  . . . .           $0.20         $0.16          $0.72         $0.60

CONSOLIDATED BALANCE SHEET DATA
(IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                     AT DECEMBER 31,
                                            ----------------------------------
                                             1994                       1993
                                            -------                    -------
 Total assets  . . . . . . . . . . .        $17,771                    $17,619
 Shareholders' equity  . . . . . . .        $ 1,412                    $ 1,325
 Per common share(1):
     Shareholders' equity  . . . . .         $10.84                     $10.21

_________________

(1) Restated for the Huntington 5 for 4 Stock Split.


SECURITY NATIONAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1994

         Comparable information for Security National is summarized in the table below.

CONSOLIDATED INCOME STATEMENT DATA
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                               THREE MONTHS ENDED             TWELVE MONTHS
                                                  DECEMBER 31,              ENDED DECEMBER 31,
                                              --------------------         --------------------
                                               1994          1993           1994          1993
                                              ------        ------         ------        ------
  Net interest income   . . . . . . .         $2,019        $1,730         $7,426        $6,508
  Provision for loan losses . . . . .             --            --             --        $   60
  Net income  . . . . . . . . . . . .         $  686        $  394         $2,224        $1,345
  Per common share:
     Net income . . . . . . . . . . .          $0.46         $0.25          $1.47         $0.85
     Cash dividends declared  . . . .          $0.00         $0.00          $0.50         $0.20

CONSOLIDATED BALANCE SHEET DATA
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                      AT DECEMBER 31,
                                            -----------------------------------
                                              1994                       1993
                                            --------                   --------
 Total assets  . . . . . . . . . . .        $191,419                   $186,810
 Shareholders' equity  . . . . . . .        $ 20,568                   $ 20,117
 Per common share:
     Shareholders' equity  . . . . .          $13.61                     $12.90

                          SELECTED  FINANCIAL  DATA


HUNTINGTON SELECTED FINANCIAL DATA

         The following selected financial data of Huntington for the five years ended December 31, 1993, has been derived from Huntington's Annual Report on Form 10-K. The summary financial information for the nine-month periods ended September 30, 1994, and 1993, has been derived from unaudited consolidated financial statements. Operating results for the nine months ended September 30, 1994, are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1994. This data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated in this document by reference. See "INFORMATION INCORPORATED BY REFERENCE" and "RECENT DEVELOPMENTS."

CONSOLIDATED INCOME STATEMENT DATA
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                                  -------------------    --------------------------------------------------------
                                                    1994       1993        1993        1992        1991        1990        1989
                                                  --------   --------    --------    --------    --------    --------    --------
Net interest income   . . . . . . . . . . .       $578,800   $587,287    $796,200    $697,440    $548,489    $486,011    $447,368
Provision for loan losses   . . . . . . . .         12,796     63,929      79,294      81,562      62,061      76,434      43,739
Net income  . . . . . . . . . . . . . . . .        190,097    173,554     236,912     161,046     133,940      99,765     122,829
Per common share(1):
  Net income  . . . . . . . . . . . . . . .          $1.46      $1.36       $1.85       $1.27       $1.07       $0.79       $1.01
  Cash dividends declared   . . . . . . . .          $0.52      $0.44       $0.60       $0.50       $0.45       $0.41       $0.35

CONSOLIDATED BALANCE SHEET DATA
(IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                                  -------------------    --------------------------------------------------------
                                                    1994       1993        1993        1992        1991        1990        1989
                                                  --------   --------    --------    --------    --------    --------    --------
Average balances during the period:
 Total assets   . . . . . . . . . . . . . .       $16,642    $16,645     $16,851     $15,165     $13,613     $13,490     $12,247
 Long-term debt and obligations under
  capital leases  . . . . . . . . . . . . .           857        653         641         300         219         201         206
 Shareholders' equity   . . . . . . . . . .         1,401      1,237       1,216       1,074         977         917         815
Balances at period end:
 Total assets   . . . . . . . . . . . . . .       $16,990    $17,493     $17,619     $16,247     $14,502     $13,670     $13,413
 Long-term debt and obligations under
  capital leases  . . . . . . . . . . . . .         1,090        597         764         479         261         207         209
 Shareholders' equity   . . . . . . . . . .         1,402      1,256       1,325       1,130       1,018         937         864
Per common share(1):
 Shareholders' equity   . . . . . . . . . .        $10.83      $9.81      $10.21       $8.88       $8.09       $7.44       $7.06

_____________________________

(1) Restated for the Huntington 5 for 4 Stock Split and for other stock dividends and stock splits, as appropriate.

SECURITY NATIONAL SELECTED FINANCIAL DATA

         The following selected financial data of Security National for the five-year period ended December 31, 1993, has been derived from Security National's audited financial statements. The summary financial information for the nine months ended September 30, 1994 and 1993, has been derived from unaudited consolidated financial statements. Operating results for the nine months ended September 30, 1994, are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1994. This data should be read in conjunction with the consolidated financial statements, including the notes thereto, contained elsewhere herein. See "FINANCIAL STATEMENTS."

CONSOLIDATED STATEMENT OF OPERATIONS DATA
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                                  -------------------    --------------------------------------------------------
                                                    1994       1993        1993        1992        1991        1990        1989
                                                   ------     ------      ------      ------      ------      ------      ------
Net interest income   . . . . . . . . . . .        $5,407     $4,777      $6,508      $5,483      $4,994      $4,467      $3,496
Provision for loan losses   . . . . . . . .             0         60          60         271         357         414         413
Net income (loss)   . . . . . . . . . . . .         1,537        951       1,345         991         760         350        (345)
Per common share:
  Net income (loss)   . . . . . . . . . . .         $1.01      $0.60       $0.85       $0.60       $0.46       $0.34      ($0.21)
  Cash dividends declared   . . . . . . . .         $0.50      $0.20       $0.20       $0.10       $0.00       $0.00       $0.00

CONSOLIDATED BALANCE SHEET DATA
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                                  -------------------    --------------------------------------------------------
                                                    1994       1993        1993        1992        1991        1990        1989
                                                  --------   --------    --------    --------    --------    --------    --------
Average balances during the period:
 Total assets   . . . . . . . . . . . . . .       $178,573   $166,272    $171,782    $136,896    $122,638    $106,813     $76,238
 Long-term debt and obligations under
  capital leases  . . . . . . . . . . . . .              0          0           0           0           0           0           0
 Shareholders' equity   . . . . . . . . . .         19,530     19,524      19,635      19,472      18,712      18,214      18,132
Balances at period end:
 Total assets   . . . . . . . . . . . . . .       $180,373   $188,690    $186,810    $160,237    $139,362    $118,324     $91,615
 Long-term debt and obligations under
  capital leases  . . . . . . . . . . . . .              0          0           0           0           0           0           0
 Shareholders' equity   . . . . . . . . . .         20,021     19,723      20,117      20,015      19,189      18,429      18,108
Per common share:
 Shareholders' equity   . . . . . . . . . .         $13.25     $12.64      $12.90      $12.12      $11.62      $11.16      $10.84


                                  THE  MERGER


         The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement and the Supplemental Agreement, is qualified in its entirety by reference to the Merger Agreement and the Supplemental Agreement, which are attached hereto and incorporated herein as Exhibits A and B, respectively.

BACKGROUND OF THE MERGER

         In early 1994, the Florida Legislature was considering a bill allowing financial institutions nationwide to acquire Florida financial institutions on a reciprocal basis. In early March 1994, Michael W. Sheffey, President and Chief Executive Officer of Security National, and Bert E. Roper, Chairman of the Board of Security National, discussed the possible implications of the passage of such a bill. Certain industry analysts and lobbyists, including the Florida Bankers Association, considered passage of the bill likely.
Messrs. Sheffey and Roper were concerned that the entry of additional large out-of-state financial institutions in Florida, particularly in the Central Florida market, would further intensify the competition for banking business in the marketplace and also would reduce the ability of Security National to consummate acquisitions of other financial institutions (which Security National had considered from time to time as a means of expanding its operations and opportunities). Messrs. Sheffey and Roper believed that the increased competition and reduced ability to consummate acquisitions could limit Security National's growth potential and future earnings prospects.

         Mr. Roper directed Mr. Sheffey to contact investment banking firms that had discussions with Security National at various times in the past when Security National was exploring potential acquisitions to obtain their assessment of the impact of passage of the pending legislation. Mr. Sheffey also discussed the situation with several of Security National's larger shareholders, one of whom recommended that Security National also include Robinson-Humphrey on its list of contacts. Mr. Sheffey arranged an initial meeting with Robinson-Humphrey on March 9, 1994. During that initial meeting, Mr. Sheffey and representatives of Robinson-Humphrey discussed the ramifications of increased competition on Security National and its shareholders. Robinson- Humphrey offered to review Security National's status and make a presentation of its recommendations. On March 17, 1994, the Security National Board of Directors authorized Mr. Sheffey to proceed to engage Robinson-Humphrey and, on March 18, 1994, Robinson-Humphrey presented its evaluation of Security National and its recommendations, which included determining what interest there might be in acquiring Security National among regional financial institutions. In late March 1994, the Florida Legislature approved passage of the Florida Reciprocal Banking Act, which would allow acquisitions of Florida banks and bank holding companies by out-of-state bank holding companies on a reciprocal basis commencing May 1, 1995.

         Security National provided Robinson-Humphrey with financial and other information concerning Security National and Security Bank. Robinson-Humphrey contacted potential interested parties during the next month on a confidential basis. The highest level of interest was from Huntington.
On April 21, 1994, the Security National Board of Directors reviewed the status of Robinson-Humphrey's activities, including the strong expression of interest by Huntington. A representative from Huntington visited with representatives of Robinson-Humphrey and Security National management on May 11, 1994, and discussions were held regarding a possible merger.

         On May 26, 1994, the Security National Board of Directors reviewed Huntington's financial information. Management also provided an update on the May 11, 1994, visit by the Huntington representative and informed the Board that a second visit was scheduled for June 6, 1994.

         On June 6, 1994, Zuheir Sofia, President and Chief Operating Officer of Huntington, visited with Mr. Sheffey in Maitland, Florida. As a part of these discussions, Mr. Sofia proposed a merger of Security National with pricing in the two times book value range, subject to a satisfactory due diligence investigation. On June 9, 1994, the Board of Directors met and reviewed the Huntington proposal and authorized Messrs. Roper and Sheffey, and Phillip L. Tasker, Executive Vice President of Security National, to provide such information as Huntington may need to complete its due diligence investigation and to proceed with further discussions.

         On June 22 and 23, 1994, representatives of Huntington performed an initial due diligence investigation of Security National. On June 28, 1994, Messrs. Roper, Sheffey, and Tasker met with Mr. Sofia and other Huntington representatives in Columbus, Ohio, and continued discussions and negotiations.

         Negotiations continued during the first week of July 1994. On July 7, 1994, copies of drafts of the proposed Merger Documents, Warrant, and Warrant Purchase Agreement were distributed to and reviewed by the Board of Directors of Security National and the Board discussed the proposed merger transaction at length. A meeting was scheduled for July 12, 1994, to consider and vote upon the proposed merger. On July 12, 1994, the Security National Board of Directors met to further review and consider the proposed Merger and the related agreements. A representative of Robinson-Humphrey advised the Board that, from a financial point of view, the terms of the Merger were fair to Security National's shareholders. Legal counsel also was present to discuss issues relating to the proposed Merger and related agreements. After discussion, the Board unanimously approved the Merger and authorized the execution of the Merger Documents, Warrant and Warrant Purchase Agreement.

         After the Security National Board meeting, Security National, Huntington, and Huntington Florida executed the Merger Documents and Security National and Huntington entered into the Warrant Purchase Agreement, pursuant to which Security National issued the Warrants to Huntington. In addition, as an inducement for Huntington and Huntington Florida to enter into the Merger Documents, and in satisfaction of a condition to the consummation of the Merger, the following directors and/or executive officers of Security National, holding in the aggregate ___% of the outstanding shares of Security National Common Stock entitled to vote at the Special Meeting as of the Record Date, executed the Shareholder Agreements, pursuant to which each such director and/or executive officer agreed to vote his or her shares of Security National Common Stock in favor of the adoption of the Merger Documents and the approval of the Merger and against any competing acquisition offer or any other transaction which is inconsistent with the obligation of Security National to consummate the Merger: Lee Chira, Mary Demetree, Stephen F. Foreman, John J. Jennings, Mitchel J. Laskey, Fred L. Macleod, Gerald R. McGratty, Jr., Bert E. Roper, Jeffrey C. Schenck, and Benjamin P. Sibley.

         On January 26, 1995, the Agreement and Plan of Merger was amended in order to clarify the treatment of expired or cancelled Security National stock options for purposes of the conversion ratio.

REASONS FOR THE MERGER

         Security National's Board of Directors believes that the Merger and the subsequent affiliation with Huntington will be beneficial to Security National's shareholders as well as its present customers and employees and will enhance the ability of Security National to meet the financial needs of the communities served by Security National. In approving the Merger Documents, Security National's directors considered a number of factors. The Security National Board did not assign any relative or specific weights to such factors. The factors considered by the Security National Board in evaluating and approving the Merger Documents were the value of the consideration to be received by Security National shareholders relative to the book value and earnings per share of Security National Common Stock; certain information concerning the financial condition, results of operation, and business prospects of Huntington and Security National; the marketability of Huntington Common Stock; the competitive and regulatory environment for financial institutions generally; the fact that the Merger will enable Security National shareholders to exchange their shares of Security National Common Stock for shares of common stock of a larger and more diversified entity, the stock of which is more widely held and more actively traded; the opinion rendered by Robinson-Humphrey as to the fairness, from a financial point of view, of the terms of the Merger to the Security National shareholders; and other information. The Security National Board also believes that the Merger will provide the present customers of Security National with certain banking products and services not currently available to such customers and is expected to attract new business with the support of Huntington's greater resources and ability to respond to changes in the highly competitive banking industry.

         THE BOARD OF DIRECTORS OF SECURITY NATIONAL BELIEVES THAT THE PROPOSED MERGER IS IN THE BEST INTERESTS OF SECURITY NATIONAL'S SHAREHOLDERS AND THEREFORE RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER DOCUMENTS.

         Huntington considers the Merger advantageous principally because the acquisition of Security National and the related Subsidiary Merger will enable Huntington to expand its banking and related activities in Florida under the charter of a national bank rather than that of a thrift institution.

OPINION OF FINANCIAL ADVISOR

General

         Security National retained Robinson-Humphrey to act as its financial advisor in connection with the Merger. Robinson-Humphrey has rendered an opinion to Security National's Board of Directors that, based on the matters set forth therein, the terms of the Merger are fair, from a financial point of view, to the Security National shareholders. THE TEXT OF SUCH OPINION IS SET FORTH IN EXHIBIT C TO THIS PROSPECTUS/PROXY STATEMENT AND SHOULD BE READ IN ITS ENTIRETY BY SHAREHOLDERS OF SECURITY NATIONAL.


         The consideration to be received by Security National shareholders in the Merger was determined by Security National and Huntington in their negotiations. No limitations were imposed by the Board of Directors or management of Security National upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion.

         In connection with rendering its opinion to Security National's Board of Directors, Robinson-Humphrey performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Robinson-Humphrey, in conducting its analysis and in arriving at its opinion, did not conduct a physical inspection of any of the properties, assets, or liabilities of Security National. Robinson-Humphrey assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by Security National or that was publicly available. Robinson-Humphrey's opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to it as of the date of, its analyses.

Valuation Methodologies

         In connection with its opinion on the Merger and the presentation of that opinion to Security National's Board of Directors, Robinson-Humphrey performed two valuation analyses with respect to Security National: (i) an analysis of comparable prices and terms of recent transactions involving financial institutions buying banks; and (ii) a discounted cash flow analysis. For purposes of the comparable company and comparable transaction analyses, Huntington Common Stock was valued at $20.60 per share. Both of these methodologies are discussed briefly below.

         Comparable Transaction Analysis.   Robinson-Humphrey performed
         three analyses of premiums paid for selected banks with comparable characteristics to Security National. Comparable transactions were considered to be (i) transactions since January 1, 1994, where the seller was a financial institution located in the Southeast with total assets of less than $300 million, and (ii) transactions since January 1, 1993, where the seller was a financial institution located in Florida.

         (i) Based on the first of the foregoing sets of transactions (i.e., financial institutions buying financial institutions in the Southeast with total assets of less than $300 million during 1994), the analysis yielded a range of transaction values to book value of 115.31% to 303.77%, with a mean of 183.83% and a median of 186.65%. These compare to a transaction value for the Merger of approximately 210.00% of Security National's book value at December 31, 1994.

             The analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 115.31% to 303.77%, with a mean of 188.90% and a median of 186.65%. These compare to a transaction value to tangible book value at December 31, 1994, of approximately 210.00% for the Merger.

             The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 7.98 times to 30.52 times, with a mean of
             16.51 times and a median of 15.94 times. These compare to a transaction value to the December 31, 1994, trailing twelve month earnings per share of 19.59 times for the Merger.

             Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 6.65% to 28.01%, with a mean of 16.52% and a median of 16.77%. These compare to a transaction value to total assets at December 31, 1994, of approximately 23.54% for the Merger.

        (ii) Based on transactions since January 1, 1993, where the seller was a financial institution located in Florida, the analysis yielded a range of transaction values to book value of 69.58% to 257.80%, with a mean of 164.60% and a median of 160.67%. These compare to a transaction value for the Merger of approximately 210.00% of Security National's book value as of December 31, 1994.

             The analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 69.58% to 257.80%, with a mean of 169.29% and a median of 171.50%. These compare to a transaction value to tangible book value at December 31, 1994, of approximately 210.00% for the Merger.

             The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 8.13 times to 36.46 times, with a mean of
             18.70 times and a median of 18.41 times. These compare to a transaction value to the December 31, 1994, trailing twelve months earnings per share of 19.59 times for the Merger.

             Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 2.73% to 26.96%, with a mean of 13.25% and a median of 12.66%. These compare to a transaction value to total assets at December 31, 1994, of approximately 23.54% for the Merger.

             No company or transaction used in the comparable transaction analyses is identical to Security National. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.

        Discounted Cash Flow Analysis. Using discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future stream of after-tax cash flows that Security National could produce through 1998, under various circumstances, assuming that Security National performed in accordance with the earnings/return projections of management at the time that Security National entered into acquisition discussions in April 1994. Robinson-Humphrey estimated the terminal value for Security National at the end of the period by applying multiples of earnings (ranging from 9.0 times to 11.0 times and then discounting the cash flow streams, dividends paid to shareholders, and terminal value using differing discount rates ranging from 11.0% to 13.0%) chosen to reflect different assumptions regarding the required rates of return of Security National and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a reference range of $35.7 million to $43.9 million, or $22.88 to $28.16 per share, for Security National.

Compensation of Robinson-Humphrey

        Pursuant to an engagement letter, dated March 25, 1994, between Security National and Robinson-Humphrey, Security National agreed to pay a $75,000 fairness opinion fee at the time of rendering the opinion and an incremental success fee (to be paid at closing) equal to 1.25% of the total consideration received by shareholders less the fairness opinion fee. Security National also agreed to indemnify and hold harmless Robinson-Humphrey and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the gross negligence of Robinson-Humphrey.

        As a part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Security National's Board of Directors decided to retain Robinson-Humphrey based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in the southeastern region of the U.S., and its knowledge of financial institutions and Security National in particular.


EFFECTIVE DATE OF THE MERGER

        The Merger will be effective as of 11:59 p.m., local Ohio time, on the Effective Date, which will be (i) the day on which the certificate of merger has been filed in accordance with the laws of the States of Ohio and Delaware, or (ii) such later date as may be specified in such certificate of merger; provided, however, that the Effective Date will not be earlier than the "Permissible Date," which will be the later of May 1, 1995, or the date of the expiration of the last required waiting period following receipt of the last regulatory approval required for the Merger. It is anticipated that, if the shareholders of Security National approve the Merger at the Special Meeting and the other conditions to the Merger set forth in the Supplemental Agreement have been satisfied, the Effective Date will occur on or about May 1, 1995.


TERMS OF THE MERGER

        The Merger Agreement provides for the merger of Security National into Huntington Florida pursuant to the applicable provisions of the laws of the States of Delaware and Ohio. Upon the effectiveness of the Merger,
Huntington Florida, the surviving corporation, will remain a wholly owned subsidiary of Huntington and will continue its corporate existence under the laws of the State of Ohio, and the separate existence of Security National
will cease.   The articles of incorporation and regulations of the surviving corporation will be those of Huntington Florida as in effect immediately prior to the Merger until amended in accordance with law.

        At the Effective Time, the shares of Security National Common
Stock issued and outstanding immediately prior to the Effective Time (exclusive of treasury shares, if any, which will be canceled) will be converted into the right to receive whole shares of Huntington Common
Stock, plus cash in lieu of fractional shares. See "THE MERGER - FRACTIONAL SHARES." The number of shares of Huntington Common Stock to be received for each share of Security National Common Stock in the Merger (the "Conversion Ratio") will be determined pursuant to the following formula:

                      (TPP + NSO)/PHC   ($43,362,043 + $1,731,288)/PHC
 Conversion Ratio  =  --------------- = ------------------------------
                            NSC                    1,655,181


where TPP is the Total Purchase Price determined by multiplying
Security National Equity (defined below) by 2.10; NSO is the sum of the products resulting from multiplying the number of shares subject to each Security National stock option outstanding at the Effective Time by the exercise price for such Security National stock option, plus the sum of the products resulting from multiplying the number of shares subject to each Security National stock option exercised between June 30, 1994, and the Effective Time by the exercise price for such Security National stock option; PHC is the Price Per Share of Huntington Common Stock (determined as described below); and NSC is the number of shares of Security National Common Stock issued and outstanding at the Effective Time plus the number of shares of Security National Common Stock subject to stock options outstanding at the Effective Time. On the Record Date, there were 1,511,181 shares of Security National Common Stock issued and outstanding and an additional 144,000 shares subject to outstanding stock options, for an aggregate of 1,655,181 shares of Security National Common Stock for purposes of the Conversion Ratio formula. This aggregate number of shares of Security National Common Stock is not expected to change before the Effective Time.

        Security National Equity means the consolidated shareholders' equity of Security National on December 31, 1994, determined in accordance with generally accepted accounting principles applied consistently with prior determinations of consolidated shareholders' equity as shown on the audited balance sheets of Security National ("Audited Equity"), decreased by the after-tax amount of security gains and extraordinary gains realized after June 30, 1994, which in the aggregate exceed $50,000 and by the sum of the products resulting from multiplying the number of shares subject to each of the Security National Stock Options exercised after June 30, 1994, and prior to January 1, 1995, by the respective exercise price for such Security
National Stock Option; and increased by the after-tax amount of any investment banking fees and legal fees recorded by Security National, whether paid or accrued, in connection with the Merger. Security National Equity was $20,648,592 pursuant to this calculation.

         Except as otherwise described below, the Price Per Share of Huntington Common Stock will be the Average Closing Sale Price (previously defined as the average of the closing sale prices per share of Huntington Common Stock on the five trading days immediately preceding the date that is two trading days prior to the Effective Date, as reported on the Nasdaq National Market); provided, however, that if the Average Closing Sale Price is less than $18.4050 (as adjusted for the Huntington 5 for 4 Stock Split), the Price Per Share of Huntington Common Stock will be $18.4050, and if the Average Closing Sale Price is greater than $22.4950 (as adjusted for the Huntington 5 for 4 Stock Split), then the Price Per Share of Huntington Common Stock will be $22.4950.

         Notwithstanding the above, if the Average Closing Sale Price is less than $15.3375 (as adjusted for the Huntington 5 for 4 Stock Split), then Huntington may elect to either (i) consummate the Merger at a Price Per Share of Huntington Common Stock equal to 1.05 times the Average Closing Sale
Price or (ii) use its best efforts to renegotiate the pricing terms of the Merger with Security National. If a mutually acceptable adjustment to such pricing terms is not agreed to by Huntington and Security National by the 10th day after the determination of the Average Closing Sale Price, the Merger Documents will be terminated and the Merger will be abandoned.
In addition, if the Average Closing Sale Price is more than $25.5625 (as adjusted for the Huntington 5 for 4 Stock Split), then Huntington may elect to either (i) consummate the Merger at a Price Per Share of Huntington Common Stock equal to 0.95 times the Average Closing Sale Price or (ii) terminate the Merger.

         The average closing sale price per share of Huntington Common
Stock as reported on the Nasdaq National Market for the five trading days
immediately preceding the Record Date was $_____.   If the Average Closing
Sale Price is $_____ at the Effective Date, each shareholder of Security National would be entitled to receive _____ shares of Huntington Common Stock for each share of Security National Common Stock held by such shareholder. Shareholders are advised to obtain current market quotations for Huntington Common Stock. The market price of Huntington Common Stock at the Effective Time, or on the date on which certificates representing such shares are received, may be higher or lower than the market price of Huntington Common Stock as of the Record Date or at the time of the Special Meeting.

         Each share of Security National Common Stock held by a person who does not vote in favor of the Merger, delivers to Security National before the vote on the Merger a written demand for appraisal, and complies with all other procedures specified under Delaware law shall not be converted into or represent a right to receive shares of Huntington Common Stock as described above, but rather the holder thereof shall be entitled to such appraisal rights as are granted by Delaware law. See "THE MERGER - APPRAISAL RIGHTS OF OBJECTING SHAREHOLDERS."

         Each unexercised option to purchase shares of Security National Common Stock held by an employee of Security National or Security Bank that is outstanding immediately prior to the Effective Time under Security National's stock option plan will be converted at the Effective Time into an option under a Huntington stock option plan exercisable for a number of shares of Huntington Common Stock equal to the product obtained by multiplying the number of shares of Security National Common Stock subject to the Security National option by the Conversion Ratio. All fractional shares will be rounded to the nearest whole share. The exercise price for each share of Huntington Common Stock subject to an option so substituted will be equal to the exercise price per share of Security National Common Stock under the Security National option divided by the Conversion Ratio. All incentive stock options will be converted in such a manner that their status as incentive stock options for federal income tax purposes will be maintained. Upon such substitution, all rights under the Security National stock option plan will be null and void. As of the Record Date, there were options outstanding for the purchase of ________ shares of Security National Common Stock.

FRACTIONAL SHARES

         No fractional shares of Huntington Common Stock will be issued. Each former shareholder of Security National who would otherwise be entitled to receive a fractional share of Huntington Common Stock upon surrender of his certificate or certificates for shares of Security National Common Stock will receive from the Exchange Agent cash in an amount equal to the fractional share interest multiplied by the Price Per Share of Huntington Common Stock. No interest will be payable with respect to such cash payment. Immediately after the third anniversary of the Effective Date, the Exchange Agent shall deliver to Huntington Florida any unclaimed balance of cash owing with respect to fractional shares and such cash shall be retained by, and become the property of Huntington Florida, free and clear of any claims whatsoever.


EXCHANGE OF CERTIFICATES

         Under the terms of the Merger Agreement, The Huntington National Bank, a wholly owned subsidiary of Huntington that is the transfer agent for Huntington Common Stock, is designated to act as the exchange agent (the "Exchange Agent") in connection with the Merger. Approval of the Merger Documents by the shareholders of Security National will constitute ratification of the appointment of the Exchange Agent.

         As soon as practicable after the Effective Time, Huntington shall cause the Exchange Agent to prepare and mail to each holder of record on the Effective Date of any shares of Security National Common Stock a letter of transmittal containing instructions for the surrender of the certificates formerly representing shares of Security National Common Stock. Upon surrender to the Exchange Agent of the certificate or certificates which prior to the Effective Time represented shares of Security National Common
Stock in accordance with the instructions set forth in the letter of transmittal, each such holder will be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Huntington Common Stock into which the shares represented by the certificate or certificates so surrendered will have been converted and, if applicable, a check payable to such holder in the amount necessary to pay for any fractional shares of Huntington Common Stock, in each case, without interest.

         Neither Huntington, Huntington Florida, nor the Exchange Agent shall be obligated to deliver certificates for Huntington Common Stock or a check in lieu of fractional shares to a former shareholder of Security National until such former shareholder has either surrendered his certificate or certificates representing shares of Security National
Common Stock or, if a shareholder is unable to locate such certificate or certificates, such shareholder has delivered an appropriate affidavit of loss, indemnity agreement, and bond as may be required by Huntington. Until so surrendered, each outstanding certificate representing shares of Security National Common Stock which have been converted into shares of Huntington Common Stock shall be deemed for all corporate purposes
(except the payment of dividends or other distributions) to evidence ownership of the number of whole shares of Huntington Common Stock into which the shares of Security National Common Stock represented thereby shall have been converted.

         No dividends or other distributions payable to holders of record of Huntington Common Stock after the Effective Date shall be paid to a holder of Security National Common Stock whose shares have been converted into Huntington Common Stock until such holder surrenders his certificate or certificates formerly representing shares of Security National Common Stock. Promptly upon such surrender, Huntington will pay to the holder of the certificates for Huntington Common Stock issued in exchange for the certificates for Security National Common Stock the amount of dividends and other distributions, if any, which theretofore became payable with respect to such full shares of Huntington Common Stock, but which have not theretofore been paid on such stock. No interest shall be payable with respect to the payment of any dividends or other distributions. All such dividends or other distributions unclaimed at the end of one year from the Effective Date shall be repaid by the Exchange Agent to Huntington, and thereafter the holders of such outstanding certificates for Security National Common Stock shall look, subject to applicable escheat, unclaimed funds, and other laws, as general creditors only to Huntington for payment thereof.

         The stock transfer books of Security National will be closed at the close of business two business days prior to the Effective Date.

         Huntington is empowered to adopt additional reasonable rules and regulations with respect to the matters referred to above, not inconsistent with the provisions of the Merger Agreement.


TERMS OF THE WARRANTS

         On July 12, 1994, pursuant to the terms of the Warrant Purchase Agreement, Security National issued the Warrants to Huntington. The Warrants give Huntington or a subsequent holder of the Warrants (collectively, the "Holder") the right to purchase, under certain specified circumstances, a total of up to 500,600 shares of Security National Common Stock (the "Warrant Stock"), representing 24.9% of the outstanding shares of Security National Common Stock (after giving effect to the issuance of the Warrant Stock), at a price of $25.56 per share (the "Warrant Price").

         The Warrants cannot be exercised by the Holder without the consent of Security National except upon the occurrence of any of the following events:
(i) any willful material breach of the Merger Documents by Security National or Security Bank or any other material breach of the Merger Documents by Security National or Security Bank which would permit Huntington to terminate the Merger Documents that is caused by or arises from any act or failure to act by Security National, Security Bank, or persons acting on the behalf of Security National or Security Bank, in a manner that is contrary to or inconsistent with their obligations under the Merger Documents or the Warrant; (ii) prior to the Special Meeting, any person or group of persons submits a proposal to Security National relating to the possible sale or other disposition of more than 25% of the capital stock or any class of voting securities, or a majority of the assets, of Security National or Security Bank, a merger or consolidation involving Security Bank other than a transaction in which Security National would be the owner of all of the stock of the surviving corporation, or a merger or consolidation involving Security National other than a transaction in which Security National would be the surviving corporation and the current shareholders of Security National would own the majority of the stock of the surviving corporation (an "Acquisition Transaction") and, on or before January 12, 1996, Security National consummates such Acquisition Transaction; (iii) prior to the Special Meeting, a person or group of persons commences a tender or exchange offer to acquire equity securities of Security National which, after giving effect to such offer, such person or group would own or have the right to acquire a majority equity interest in Security National (a "Tender Offer") and such equity interest is acquired pursuant to such Tender Offer on or before January 12, 1996; or (iv) Security National enters into an agreement with respect to an Acquisition Transaction after July 12, 1994, and such transaction is consummated on or before January 12, 1996. The Warrant terminates on the earliest of: (i) six months after the occurrence of the first to occur of any of the events described in the preceding sentence; (ii) the Effective Date; or (iii) six months after the termination of the Merger Documents pursuant to the terms thereof.

         The Warrant and Warrant Purchase Agreement contain anti-dilution provisions and provisions granting the Holder certain registration and repurchase rights. In addition, Security National is required to repurchase the Warrants from the Holder, at the Holder's option, any time after the Warrants become exercisable and prior to the expiration thereof. The repurchase price is equal to the difference between the "Market/Offer Price" (defined below) and the Warrant Price, multiplied by the number of shares for which the Warrants being surrendered by the Holder may then be exercised, but only if the Market/Offer Price is greater than the Warrant Price. In addition, at the request of the owner of Warrant Stock, Security National shall repurchase all of the shares of the Warrant Stock at a price equal to the greater of the Warrant Price and the Market/Offer Price, multiplied by the number of shares so purchased and being surrendered thereunder. The Market/Offer Price means the highest of the price per share at which a tender offer has been made, the price per share to be paid therefor by any third party pursuant to an agreement with Security National, and the highest closing price per share of Security National Common
Stock within the four-month period immediately preceding the date the Holder gives notice of the required repurchase of the Warrant or the owner of Warrant Stock gives notice of the required repurchase of such Warrant Stock.

         The Warrant, once exercisable, or any Warrant Stock may be sold or transferred only by private placement to the parties who would thereby be able to acquire not more than 2% of the then outstanding shares of Security National Common Stock or through underwriters in a public and dispersed distribution. Prior to such transfer, Security National has a right of first refusal for not less than all of the shares covered by or issued pursuant to the Warrant, at the price set by the holder thereof for private placement or public sale.


THE SUBSIDIARY MERGER

         Immediately after the consummation of the Merger, and effective as of the Effective Date, the name of Security Bank will be changed to The Huntington National Bank of Florida and HFSB, Huntington's wholly owned subsidiary headquartered in Sebring, Florida, will be merged into The Huntington National Bank of Florida (formerly Security Bank) under the charter of The Huntington National Bank of Florida. The Huntington National Bank of Florida will survive the merger and will remain a national bank and the separate existence of HFSB will cease.


COVENANTS OF THE PARTIES

         The Merger Agreement provides, among other things, that Huntington Florida and Security National will use their best efforts to take all actions and to do all things necessary, proper, or advisable under applicable law to consummate the Merger as soon as reasonably practicable on or after May 1, 1995, subject to the approval of the Merger Documents by the Security National shareholders, the receipt of all required regulatory approvals, and the expiration of all required regulatory waiting periods.

         The Supplemental Agreement provides, among other things, that, from January 1, 1995, until the Effective Date, Security National and Security Bank will conduct their respective operations only in the ordinary and usual course of business and will use their best efforts to preserve intact their business organizations, assets, prospects, and business relationships, to keep available the services of their officers and employees, and to maintain existing relationships with other entities.

         In addition, the Supplemental Agreement provides that, neither Security National nor Security Bank can, directly or indirectly, solicit, encourage, initiate, entertain, consider, or participate in any negotiations or discussions with respect to any "Acquisition Proposal" (defined to include any inquiries, offers, or proposals by any other corporation, firm, association, person, or entity relating to the possible sale or other disposition of more than 25% of the shares of capital stock or a majority of the assets of Security National or Security Bank; the merger or consolidation involving Security Bank, other than a transaction in which Security National will be the owner of all of the stock of the surviving corporation; or a merger or consolidation involving Security National, other than a transaction in which Security National will be the surviving corporation and the current shareholders of Security National will be the owners of a majority of the stock of the surviving corporation following the transaction); will not disclose any information not customarily disclosed to, or provide access to its properties, books, or records to, or otherwise assist or encourage, any person or entity in connection with any Acquisition Proposal; and will give Huntington prompt notice of any such Acquisition Proposals. Notwithstanding the above, Security National and Security Bank are entitled to entertain, consider, participate in negotiations and discussions regarding, and disclose information in connection with, an unsolicited Acquisition Proposal to the extent that the Board of Directors of Security National determines in good faith, after consultation with Robinson-Humphrey, as financial adviser to Security National, with respect to the financial aspects of the unsolicited Acquisition Proposal and the Merger, and with legal counsel to Security National, that failure to consider or participate in such negotiations or discussions would be inconsistent with the fiduciary obligations of the directors of Security National to the shareholders of Security National.

         Huntington has agreed that, upon consummation of the Merger, the existing employment agreement of Michael W. Sheffey, President and Chief Executive Officer of Security National and Security Bank, will remain in effect until terminated in accordance with the provisions of the agreement; however, Security National must obtain a written agreement from Mr. Sheffey to accept the benefits provided under applicable Huntington benefit plans in lieu of the benefits provided under Security National's benefit plans. Huntington has also agreed to assume certain obligations of Security National to indemnify and defend the directors and officers of Security National in connection with such persons' status or services as directors and officers of Security
National.  See "THE MERGER - INTERESTS OF MANAGEMENT."

         The Supplemental Agreement also provides that Huntington and Huntington Florida will use their reasonable best efforts to coordinate the conversion of any pension or other employee benefit plans, practices, or policies of Security National or Security Bank into similar plans of Huntington, to the extent such plans are maintained by Huntington, and to give credit to any employee of Security National or Security Bank who becomes an employee of Huntington Florida following the consummation of the Merger for all service with Security National or Security Bank prior to the Effective Time for purposes of eligibility, vesting, and all other purposes (other than for the purpose of benefit accrual under any plans maintained by Huntington) for which such service is taken into account or recognized, to the extent feasible and permissible under all applicable laws and regulations and the applicable terms of Huntington's employee benefit plans.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The Merger will occur only if the Merger Agreement and the Supplemental Agreement are approved by the affirmative vote of the holders of a majority of the outstanding shares of Security National Common Stock. Consummation of the Merger is subject to the satisfaction of certain other conditions, including: (i) the receipt of approvals of the Merger by the Federal Reserve Board or its delegate, the State of Florida, and any other governmental authority having jurisdiction, and the expiration of any applicable waiting periods, with no such approval containing any provision which would be materially adverse to the business of Huntington or Huntington Florida; (ii) the absence of any lawsuit, governmental investigation, or administrative proceeding, or threat thereof which materially questions the validity or legality of the Merger; (iii) the receipt by Huntington, Huntington Florida, and Security National of certain legal opinions from counsel, including an opinion regarding certain tax aspects of the Merger; and (iv) the receipt by Security National of an opinion from Robinson-Humphrey, dated as of the Effective Date, stating that, from a financial point of view, the terms of the Merger as provided in the Merger Agreement are fair to the Security National shareholders.

         The obligation of Security National to consummate the Merger is further conditioned on the representations and warranties of Huntington contained in the Supplemental Agreement being true and correct in all material respects on the Effective Date; the obligations of Huntington and Huntington Florida to be performed pursuant to the Merger Documents on or before the Effective Date having been performed in all material respects; and the receipt by Security National of a certificate from an officer of Huntington to the effect that the Registration Statement has become effective by order of the Commission, the Huntington Common Stock to be exchanged in the Merger has been qualified or is exempt under all applicable state securities laws, and there has been no pending or threatened stop order with respect thereto.

         The obligations of Huntington and Huntington Florida to consummate the Merger are subject to fulfillment on or before the Effective Date of the following additional conditions precedent: (i) the representations and warranties of Security National contained in the Supplemental Agreement being true and correct in all material respects on the Effective Date, and the obligations of Security National to be performed pursuant to the Merger Documents on or before the Effective Date having been performed in all material respects; (ii) the delivery by each director, officer, and other person who is deemed an "affiliate" of Security National and their affiliates to Huntington prior to the Effective Date of a written agreement providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of Huntington Common Stock to be received by such person in connection with the Merger unless certain conditions are met; (iii) the absence of any material adverse change in the consolidated results of operations, financial condition, properties, or business of Security National since December 31, 1993; (iv) the receipt by Huntington of commitments for owners' and leasehold title insurance policies insuring Security National's or Security Bank's ownership and leasehold interests in and to all real estate owned or leased by Security National or Security Bank, together with such endorsements to such policies as Huntington may reasonably request; (v) the receipt by Huntington of surveys of certain parcels of real property owned by Security National or Security Bank;
(vi) the total shareholders' equity of Security National and Security Bank on a consolidated basis as of the end of the most recent calendar quarter preceding the

Effective Date and as of the Effective Date being not less than the total shareholders' equity of Security National and Security Bank on a consolidated basis as of December 31, 1994; (vii) the receipt by Huntington from Security National of a certificate that all necessary steps have been taken for the conversion of Security National stock options held by employees to Huntington stock options and the termination of all non-employee stock options and the receipt by Huntington of an agreement signed by each holder of a Security National stock option outstanding on the Effective Date with respect to the conversion of such option to a Huntington stock option; (viii) Security National and Security Bank having obtained all consents required for the prevention of any default under any material contract or license to which either of them is a party; (ix) the receipt by Huntington of letters from Security National's independent certified public accountants as of the Effective Date with respect to certain financial information and from Huntington's independent certified public accountants as of the Effective Date to the effect that the Merger will qualify for pooling-of-interest accounting treatment; and (x) dissenters' rights having not been asserted with respect to more than five percent of the outstanding shares of Security National Common Stock (see "THE MERGER - APPRAISAL RIGHTS OF OBJECTING SHAREHOLDERS").

         On July 26, 1994, Security National delivered to Huntington a memorandum (as may be amended from time to time prior to the Effective Date, the "Disclosure Memorandum") which sets forth information and exceptions pertaining to the representations and warranties made by Security National in the Supplemental Agreement and attaches copies of all contracts, commitments, leases, deeds, agreements, and other documents relating to the same. As an additional condition precedent, Huntington must have completed its review of the Disclosure Memorandum and its due diligence review of Security National and Security Bank and be satisfied, in its sole discretion, that such reviews have not disclosed any material adverse facts, problems, or conditions. The conditions precedent relating to these reviews will be deemed to have been satisfied on the thirtieth day following receipt by Huntington of Security National's audited financial statements for the fiscal year ended December 31, 1994, unless, prior to such time, Huntington has notified Security National that it is not satisfied, in which case Security National has an additional period of five business days to cure the defect or defects to the satisfaction of Huntington.

         Huntington, Huntington Florida, and Security National may waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Documents or in any document delivered pursuant thereto, and may waive compliance by the other parties with any of the conditions, covenants, and agreements contained in the Merger Documents.

AMENDMENT; TERMINATION

         The Merger Agreement may be amended by Huntington Florida and Security National, and the Supplemental Agreement may be amended by Huntington, Huntington Florida, and Security National, at any time prior to the Effective Time, by mutual agreement authorized by their respective boards of directors and evidenced by a written agreement, provided that, after the Security National shareholders have approved the Merger Agreement, the formula determining the number of shares of Huntington Common Stock into which shares of Security National Common Stock are to be converted may not be changed without the approval of the holders of a majority of the issued and outstanding shares of Security National Common Stock.

         The Merger Documents will terminate on December 31, 1995, unless a later date is agreed upon in writing by the parties. The Merger Documents will also terminate if the Average Closing Sale Price of Huntington Common Stock is above $25.5625 or below $15.3375 (as adjusted for the Huntington 5 for 4 Stock Split) and, in either case, Huntington elects to terminate the Merger rather than proceeding with the Merger at an adjusted price or renegotiating the pricing terms of the Merger (see "THE MERGER - TERMS OF THE MERGER").

         In addition, the Merger Documents may be terminated and the Merger may be abandoned at any time prior to the Effective Time as follows: (i) by mutual consent, evidenced in writing, of the Boards of Directors of Huntington, Huntington Florida, and Security National; (ii) by the Board of Directors of Huntington if any condition precedent to performance by Huntington and Huntington Florida has not been satisfied or waived, if Security National has not performed in any material respect its obligations and agreements under the Merger Documents, or if the representations of Security National set forth in the Supplemental Agreement are incorrect in any material respect when made; (iii) by the Board of Directors of Security National if any condition precedent to performance by Security National has not been satisfied or waived, if Huntington and Huntington Florida have not performed in any material respect their obligations and agreements under the Merger Documents, or if the representations of Huntington set forth in the Supplemental Agreement are incorrect in any material respect when made.

         The Supplemental Agreement provides that Security National shall pay to Huntington a termination fee of $1,500,000 as liquidated damages if (i) an Acquisition Proposal is submitted to and approved by the shareholders of Security National prior to the Effective Time, or (ii) an Acquisition Proposal is received by Security National, Security Bank, or Security National's shareholders prior to the Special Meeting, or Security National's Board of Directors fails to recommend to the shareholders approval of the Merger Documents or withdraws its recommendation previously made, or Security National's Board of Directors fails to solicit proxies of Security National's shareholders to approve the Merger, and, in any such case, the shareholders of Security National fail to approve the Merger Documents at the Special Meeting. The Supplemental Agreement provides that, upon payment of this termination fee, Security National and Security Bank would have no further liability under the Merger Documents other than with respect to the Warrants and Warrant Purchase Agreement.

         Except as otherwise specified in the Merger Documents, all expenses incurred by or on behalf of the parties in connection with the authorization, preparation, execution, and consummation of the Merger Documents, including, without limitation, all fees and expenses of agents, representatives, and counsel employed by the parties and taxes, if any, must be borne solely by the party which incurred such expenses. In the event of a termination of the Merger, the Merger Documents will become void and there will be no further obligation or liability on the part of Huntington, Huntington Florida, or Security National, or their respective shareholders, directors, or officers, except with respect to certain obligations regarding the confidentiality of certain information relating to the other party or parties to the Merger and the payment of the termination fee and certain expenses, as described above.

APPRAISAL RIGHTS OF OBJECTING SHAREHOLDERS

         The appraisal rights of objecting shareholders of Security National are governed by the provisions of Section 262 of the Delaware General Corporation Law. Pursuant to the provisions of Section 262, any shareholder holding shares of Security National Common Stock on the date of the making of a demand for appraisal rights under Section 262 who (i) continuously holds such shares through the Effective Date, (ii) does not vote in favor of the Merger, and (iii) otherwise complies with certain procedural requirements specified in
Section 262, has the right to an appraisal by the Delaware Court of Chancery of the fair value of such shares. The following summary and description of the statutory appraisal rights of objecting shareholders is qualified in its entirety by reference to the terms of Section 262, a copy of which is attached hereto as Exhibit D. EACH STEP MUST BE TAKEN IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE APPRAISAL RIGHTS STATUTE IN ORDER FOR A SHAREHOLDER OF SECURITY NATIONAL TO PERFECT HIS OR HER APPRAISAL RIGHTS.

         Each Security National shareholder electing to demand the appraisal of his or her shares must deliver to Security National, before the taking of the vote on the merger at the Special Meeting, a separate written demand for appraisal of his shares (a "Demand for Appraisal"). Such Demand for Appraisal will be sufficient if it reasonably informs Security National of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of his shares. A PROXY OR VOTE AGAINST THE MERGER WILL NOT CONSTITUTE A DEMAND FOR APPRAISAL. Within 10 days after the Effective Date of the Merger, Huntington Florida will notify each former Security National shareholder who (i) continuously held his or her shares of Security National Common Stock from the date of the Demand for Appraisal through the Effective Date, (ii) did not vote in favor of the Merger, and (iii) otherwise complied with the procedural requirements specified in Section 262 (an "Objecting Shareholder") of the Effective Date of the Merger.

         Within 120 days after the Effective Date of the Merger, Huntington Florida or any Objecting Shareholder may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Security National Common Stock of all such Objecting Shareholders. Notwithstanding the foregoing, at any time within 60 days after the Effective Date of the Merger, any Objecting Shareholder has the right to withdraw his or her Demand for Appraisal and to accept the terms offered upon the Merger. Within 120 days after the Effective Date of the Merger, any Objecting Shareholder, upon written request, shall be entitled to receive from Huntington Florida a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the Objecting Shareholder within 10 days after his or her written request for such a statement is received by Huntington Florida.

         Upon the filing of any such petition by an Objecting Shareholder, service of a copy thereof must be made upon Huntington Florida which must, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all Objecting Shareholders with whom agreements as to the value of their shares have not been reached by Huntington Florida. If the petition is filed by Huntington Florida, the petition must be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Huntington Florida and to the Objecting Shareholders shown on the list at the addresses therein stated.
Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware, or such other publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs of such notices must be borne by Huntington Florida.

         At the hearing on such petition, the Court will determine the Objecting Shareholders who have become entitled to appraisal rights. The Court may require the Objecting Shareholders to submit their certificates formerly representing their shares of Security National Common Stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any Objecting Shareholder fails to comply with such direction, the Court may dismiss the proceedings as to such Objecting Shareholder.

         After determining the Objecting Shareholders entitled to an appraisal, the Court will appraise the shares, determining their fair value EXCLUSIVE OF ANY ELEMENT OF VALUE ARISING FROM THE ACCOMPLISHMENT OR EXPECTATION OF THE MERGER, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court will take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which Huntington Florida would have had to pay to borrow money during the pendency of the proceeding. Upon application by Huntington Florida or by any Objecting Shareholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the Objecting Shareholders entitled to an appraisal.
Any Objecting Shareholder whose name appears on the list filed by Huntington Florida and who has submitted his or her certificates of stock to the Register in Chancery, if such is required, may participate fully in all appraisal proceedings until it is finally determined that such Objecting Shareholder is not entitled to appraisal rights under Section 262.

          The Court will direct the payment of the fair value of the shares, together with interest, if any, by Huntington Florida to the shareholders entitled thereto upon the surrender to Huntington Florida of the certificates representing such stock. Interest may be simple or compound, as the Court may direct. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of an Objecting Shareholder, the Court may order all or a portion of the expenses incurred by any Objecting Shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         From and after the Effective Date of the Merger, no Objecting Shareholder shall be entitled to vote his or her shares of Security National Common Stock for any purpose or to receive payment of dividends or other distributions on such stock (except dividends or other distributions payable to shareholders of record at a date which is prior to the Effective Date of the Merger); provided, however, that if no petition for an appraisal is filed within 120 days after the Effective Date of the Merger, or if an Objecting Shareholder delivers to Huntington Florida a written withdrawal of his or her Demand for Appraisal and an acceptance of the Merger, either within 60 days after the Effective Date of the

Merger, or thereafter with the written approval of Huntington Florida, then the right of such shareholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any Objecting Shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         Security National shareholders who choose to perfect their appraisal rights under Delaware law and receive cash rather than shares of Huntington Common Stock in the Merger will recognize gain or loss for federal income tax purposes (see "THE MERGER - FEDERAL INCOME TAX CONSEQUENCES").

INTERESTS OF MANAGEMENT

         Huntington has agreed that, upon consummation of the Merger, the employment agreement, dated November 19, 1987, between Security Bank and Michael W. Sheffey, President and Chief Executive Officer of Security National and Security Bank, will remain in effect until terminated in accordance with the provisions of the agreement; however, Security National must obtain a written agreement from Mr. Sheffey to accept the benefits provided under applicable Huntington benefit plans in lieu of the benefits provided under Security National's benefit plans. The employment agreement is for a term of three years, which is automatically renewed for a period of three years on November 19th each year, until such time as Mr. Sheffey receives written notice from Security Bank that the term will no longer be automatically renewed, in which event the agreement will terminate three years from the first November 19th occurring after the date such notice is given. On November 19, 1994, the employment agreement was automatically renewed for a term ending on November 19, 1998.

         Notwithstanding the above, the agreement provides that Mr. Sheffey's employment will be automatically terminated upon his death or disability, if such disability continues for six months or more, and may be terminated by Security Bank for "cause" at any time upon 30 days prior written notice stating the facts constituting the "cause," during which time Mr. Sheffey may cure the state of affairs that constituted the "cause." The term "cause" is limited to
(i) Mr. Sheffey's willful gross neglect or willful gross misconduct in carrying out his duties causing material harm to Security Bank; (ii) Mr. Sheffey's willful failure to substantially perform his duties after demand is made by the Board of Directors specifically identifying the problem; (iii) an order of a federal bank regulatory agency or court of competent jurisdiction requiring Mr. Sheffey's termination, (iv) the conviction of a felony or fraud by Mr. Sheffey; or (v) conduct of such moral turpitude that Mr. Sheffey's reputation is impugned to such extent as to render him ineffective in his position. Upon termination of employment voluntarily by Mr. Sheffey or for "cause" by action of Security Bank, Mr. Sheffey will be paid only his base salary and expenses earned or incurred but unpaid at the time of termination. Upon termination of employment by Security Bank other than for "cause," or by reason of Mr. Sheffey's death or by Mr. Sheffey because Security Bank breached the employment agreement, Security Bank must pay Mr. Sheffey the full amount of the base salary for the remainder of the term of the employment agreement. Termination of the agreement, except for "cause," will not adversely affect Mr. Sheffey's right to receive any of the other compensation or benefits to which he would have been entitled but for such termination. Upon termination of the employment by reason of Mr. Sheffey's disability for a period of six months or more, Security Bank must pay Mr. Sheffey 50% of his base salary for the remainder of the term under the agreement.

         The agreement provides that the base salary and automobile allowance paid to Mr. Sheffey will be reviewed annually by the Board of Directors of Security Bank and adjusted in a manner consistent with Security Bank's practice of reviewing the salaries of senior executive personnel. Mr. Sheffey's current annual salary is $134,000. In addition, Mr. Sheffey is entitled to participate in such employee benefits, including bonuses, and other perquisites as are generally made available by Security Bank to its executive employees. The agreement provides that Mr. Sheffey will not compete with Security Bank within any county in which Security Bank or its holding company has a facility or within 50 miles of any such county for a period of (i) three years if Mr. Sheffey breaches the employment agreement or is terminated for "cause," or
(ii) three months if Mr. Sheffey is terminated by Security Bank other than for "cause" or by reason of Mr. Sheffey's disability.

          Upon the consummation of the Merger, it is Huntington's intention to elect Mr. Sheffey to the Board of Directors of Huntington Florida and to appoint him President, Chief Executive Officer, and Treasurer of Huntington Florida. In addition, it is the intention of the Board of Directors of Huntington Florida to retain Messrs. Sheffey, Stephen F. Foreman, John J. Jennings, Mitchel J. Laskey, Bert E. Roper, Jeffrey C. Schenck, Benjamin P. Sibley, and Phillip L. Tasker on the Board of Directors of The Huntington National Bank of Florida following the consummation of the Subsidiary
Merger.  See "HUNTINGTON BANCSHARES INCORPORATED - HUNTINGTON FLORIDA AND
HFSB."

         Under the terms of the Merger Agreement, upon the consummation of the Merger, all outstanding options to purchase shares of Security National Common Stock previously granted to employees of Security National or Security Bank will be converted into options to purchase shares of Huntington Common Stock under a Huntington stock option plan. See "THE MERGER - TERMS OF THE MERGER." Currently twelve employees of Security National hold options to purchase a total of 144,000 shares of Security National Common Stock, at option prices ranging from $10.00 to $14.00 per share, depending on when the options were granted.

         Huntington Florida has acknowledged that, by operation of law, upon effectiveness of the Merger, it will assume all legally enforceable obligations of Security National to indemnify and defend the directors and officers of Security National to the same extent that Security National had to indemnify and defend such persons immediately prior to the Effective Time in connection with such persons' status or services as directors and officers of Security National.


FEDERAL INCOME TAX CONSEQUENCES

         The summary of the federal income tax consequences set forth below is based on the Internal Revenue Code of 1986, as amended (the "Code"), is for general information only, and is not intended to be tax advice to any
particular shareholder of Security National.   The specific tax treatment
of each particular shareholder will also depend upon the particular facts and circumstances applicable to such shareholder. Special tax considerations not discussed herein may be applicable to particular classes of taxpayers, such as broker-dealers, or to any shareholder who acquired his Security National Common Stock through the exercise of an employee stock option or otherwise as compensation.

         All shareholders should consult with their own tax advisors as to particular tax consequences of the Merger to them, including the applicability and effect of state, local, and foreign tax laws and possible changes in the tax law.

         Under present federal income tax law, and based upon certain assumptions and certain representations of the parties, and assuming the Merger is consummated in the manner set forth in the Merger Agreement, the following is a summary of the federal income tax consequences which will result:

         (a) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code and Security National, Huntington, and Huntington Florida will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

         (b) The basis of the assets of Security National to be acquired by Huntington Florida will be the same in the hands of Huntington Florida as the basis of those assets in the hands of Security National immediately prior to the Merger.

         (c) The holding period of the assets of Security National to be received by Huntington Florida will, in each instance, include the period for which such assets were held by Security National.

         (d) No gain or loss will be recognized by Huntington or Huntington Florida upon the acquisition by Huntington Florida of substantially all of the assets of Security National in exchange for shares of Huntington Common Stock, the assumption by Huntington Florida of the liabilities of Security National, the payment of cash in lieu of fractional shares of Huntington Common Stock, and the payment of cash to Objecting Shareholders, if any.

         (e) Huntington Florida will succeed to and take into account the items of Security National described in Section 381(c) of the Code, subject to the conditions and limitations of Sections 381, 382(b), 383, and 384 of the Code and the Treasury Regulations thereunder.

         (f) No gain or loss will be recognized by Security National upon the transfer of substantially all of its assets to Huntington Florida in exchange for shares of Huntington Common Stock, the assumption by Huntington Florida of the liabilities of Security National, the payment of cash in lieu of fractional shares of Huntington Common Stock, and the payment of cash to Objecting Shareholders, if any.

         (g) No gain or loss will be recognized by the shareholders of Security National who exchange their shares of Security National Common Stock for shares of Huntington Common Stock, except to the extent of any cash received in lieu of a fractional share of Huntington Common Stock.

         (h) The basis of the shares of Huntington Common Stock to be received by Security National shareholders who receive solely shares of Huntington Common Stock will be the same as the basis of the shares of Security National Common Stock surrendered in exchange therefor.

         (i) The holding period of the shares of Huntington Common Stock to be received by a particular Security National shareholder will include the holding period of the shares of Security National Common Stock surrendered in exchange therefor, provided that the shares of Security National Common Stock were held as a capital asset in the hands of such Security National shareholder on the Effective Date.

         (j) Where solely cash is received by a shareholder of Security National in exchange for such shareholder's Security National Common Stock pursuant to the exercise of appraisal rights, the cash will be treated as having been received by such shareholder as a distribution in redemption of his Security National Common Stock, subject to the provisions and limitations of Section 302 of the Code. Where as a result of such distribution a shareholder owns no shares of Huntington Common Stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for such shareholder's shares of Security National Common Stock, as provided in Section 302(a) of the Code. Under
              Section 1001 of the Code, gain or (subject to the limitations of Section 267 of the Code) loss will be realized and recognized to such shareholder in an amount equal to the difference between the amount of such cash and the adjusted basis of the shares of Security National Common Stock surrendered, as determined under
              Section 1011 of the Code.

         (k) The payment of cash in lieu of fractional share interests of Huntington Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Huntington. These cash payments will be treated as having been received as distributions in full payment in exchange for the Huntington Common Stock redeemed subject to the conditions and limitations of Section 302 of the Code.

         (l) While not free from doubt, holders of options to acquire shares of Security National Common Stock that are incentive stock options will not recognize any gain or loss solely as a result of the conversion of such options on the Effective Date into options to acquire shares of Huntington Common Stock.

         Consummation of the Merger is dependent upon receipt by Huntington, Huntington Florida, and Security National of an opinion of Porter, Wright, Morris & Arthur, counsel to Huntington and Huntington Florida, substantially to the effect that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and will result in the tax consequences described above. Unlike a ruling, an opinion of counsel is not binding upon the Internal Revenue Service ("IRS"), and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion or that such opinion will be upheld by the courts if challenged by the IRS.

         Cash payments to holders of Security National Common Stock (other than certain exempt entities and persons), whether in the form of cash paid in lieu of fractional share interests of Huntington Common Stock or cash paid to Objecting Shareholders, will be subject to a 31% backup withholding tax under federal income tax law unless certain requirements are met.
Generally, the Exchange Agent will be required to deduct and withhold the tax if (i) the shareholder fails to furnish a taxpayer identification number ("TIN") to the Exchange Agent or fails to certify under penalty of perjury that such TIN is correct; (ii) the IRS notifies the Exchange Agent that the TIN furnished by the shareholder is incorrect; (iii) the IRS notifies the Exchange Agent that the shareholder has failed to report interest, dividends, or original issue discount in the past; or (iv) there has been a failure by the shareholder to certify under penalty of perjury that such shareholder is not subject to backup withholding tax. Any amounts withheld by the Exchange Agent in collection of the backup withholding tax will reduce the federal income tax liability of the shareholder from whom such tax was withheld. The TIN of an individual shareholder is that shareholder's Social Security number.


ACCOUNTING TREATMENT

         It is anticipated that the Merger will be accounted for as a pooling of interests.


REGULATORY APPROVALS

         The Federal Reserve Board or its delegate and the OCC must approve the Merger and the Subsidiary Merger, respectively. The OTS must be provided notice concerning the Subsidiary Merger. At the state level, the Florida Department must approve the acquisition by Huntington of a bank holding company, and thereby of a bank, in the State of Florida.

         Approval by the Federal Reserve Board of the Merger is subject to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The BHC Act provides that no bank holding company may, without the prior approval of the Federal Reserve Board, directly or indirectly acquire ownership or control of more than 5 percent of the voting shares of any bank, and that no company not already a bank holding company may, without such approval, take any action that causes it to become a bank holding company.

         The BHC Act also provides that the Federal Reserve Board may not approve any transaction (i) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) the effect of which in any section of the country may be to substantially lessen competition, or tend to create a monopoly, or which in any other matter might restrain trade, unless the Federal Reserve Board finds that the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs for the communities to be served.

         In conducting its review of any application for approval under the BHC Act, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the institutions concerned, and the convenience and needs of the communities to be served. The Federal Reserve Board may deny an application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate.

         The BHC Act provides further that a transaction approved by the Federal Reserve Board may not be consummated for 30 days after approval by the Federal Reserve Board in order to allow for review by the Department of Justice under the federal antitrust laws. If, however, the Department of Justice does not commence a legal action during this 30-day period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act. The Federal Reserve Board may, with the concurrence of the Department of Justice, reduce the 30-day review period to 15 days.

         Approval by the OCC of the Subsidiary Merger is subject to the Bank Merger Act and the so-called Oakar provisions of the Federal Deposit Insurance Act (12 U.S.C. 1815(d)(3)). The OCC is the responsible federal regulatory agency for a merger of another depository institution with and into a national bank, and its prior approval on the basis of Bank Merger Act provisions is required for such transactions, including Oakar transactions. In conducting its review of any application under the Bank Merger Act, the OCC is required to consider the same factors relating to monopoly and to the financial and managerial resources of the institutions concerned as the Federal Reserve Board is under the BHC Act. Mergers approved by the OCC are subject to the same 30-day antitrust waiting period as are bank holding company mergers approved by the Federal Reserve Board.

         The OTS has determined that, where an Oakar merger does not result in a surviving savings association, a notification will suffice in place of an application. The OTS has therefore imposed a notification requirement, and will advise the responsible agency in the event OTS has any regulatory concerns regarding the institutions involved in the merger.

         The acquisition by an out of state bank holding company of a Florida bank holding company, and thereby the acquisition of a national or state bank located entirely in Florida, requires the approval of the Florida Department, pursuant to the Florida Reciprocal Banking Act. In considering such approval, the Florida Department is required to determine that the laws of the state in which the out of state holding company making the acquisition has its principal place of business permit Florida bank holding companies to acquire banks and bank holding companies in that state, and must subject its approval to any conditions, restrictions, requirements, or other limitations that would apply in the other state to an acquisition by a Florida bank or bank holding company but that would not apply to acquisitions in that other state by the state's own banks or bank holding companies.

         The BHC Act and the Bank Merger Act provide for the publication of notice of, and the opportunity for administrative hearings relating to, the respective applications for approval noted and described above. Interested parties may intervene in the approval proceedings. If an interested party intervenes, such intervention could substantially delay the regulatory approvals required for consummation of the Merger. The Florida Reciprocal Banking Act also requires publication of notice of the proposed transaction.

         Applications to the Federal Reserve Board, the OCC, and the Florida Department, and a notification to the OTS, were submitted for filing on January 3, 1995.

         The managements of Huntington and Security National believe that the Merger and the Subsidiary Merger will be approved by the Federal Reserve Board and the OCC, respectively; that the Florida Department will approve the acquisition of Security National as a Florida bank holding company; and that neither the Merger nor the Subsidiary Merger will be subject to challenge by the Department of Justice under the antitrust laws. However, no assurance can be provided that the Federal Reserve Board, the OCC, the Florida Department, or the Department of Justice will concur in this assessment or that the approval by the Federal Reserve Board, the OCC or the Florida Department will not contain conditions unacceptable to either Huntington or Security National. See "THE MERGER - CONDITIONS TO CONSUMMATION OF THE MERGER."


RESALES OF HUNTINGTON COMMON STOCK

         Although the Huntington Common Stock to be issued upon consummation of the Merger has been registered under the Securities Act of 1933, as amended, certain directors and officers of Security National and other persons deemed to be affiliates of Security National and their affiliates may not resell or otherwise dispose of the shares of Huntington Common Stock received by them in connection with the Merger unless such sales are made pursuant to an effective registration under the Securities Act of 1933, as amended, or pursuant to Rule 145 promulgated by the Commission or another exemption from registration under such Act. Huntington, prior to the Effective Date, will obtain from each of such persons a written undertaking to the effect that no sale, pledge, transfer, or other disposition will be made of any Huntington Common Stock received in the Merger except in accordance with the above restrictions.

                  EFFECT  OF  THE  MERGER  ON  SHAREHOLDERS'  RIGHTS


         At the Effective Date, the Security National shareholders (other than those shareholders who have perfected their appraisal rights - see
"THE MERGER - APPRAISAL RIGHTS OF OBJECTING SHAREHOLDERS") automatically will become Huntington shareholders, and their rights as shareholders will be determined by Maryland General Corporation Law and by Huntington's Charter and Bylaws. The rights of Security National shareholders differ in some respects from the rights they would have as shareholders of Huntington. The following is a brief summary of the material differences in the rights of Security National shareholders from the rights of shareholders of Huntington; however, this summary does not purport to be a complete description of such differences.


CAPITAL STOCK

         Security National's Certificate of Incorporation authorizes the issuance of 5,500,000 shares of capital stock, consisting of 5,000,000 shares of common stock, par value $1.00 per share, and 500,000 shares of preferred stock, par value $1.00 per share ("Security National Preferred Stock"). Security National's Certificate of Incorporation provides that shares of Security National Preferred Stock may be issued from time to time in one or more classes or series, each with a title or designation as fixed by the Board of Directors prior to the issuance of any such shares. Each such class or series of Security National Preferred Stock will have such voting power, preferences, and other special rights and qualifications, limitations, or restrictions as may be adopted from time to time by Security National's Board of Directors. There are currently no shares of Security National Preferred Stock outstanding.

         Huntington's Charter authorizes the issuance of 206,617,808 shares of capital stock, of which 200,000,000 shares are common stock, without par value, and 6,617,808 shares are serial Preferred Stock, without par value ("Huntington Serial Preferred Stock"). Huntington's Board of Directors has the authority to classify and reclassify any unissued shares of Huntington Serial Preferred Stock in one or more series with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification, terms or conditions of redemption, or other rights as may be authorized by the Board of Directors of Huntington and stated in articles supplementary or other Charter documents providing for the issuance of such Huntington Serial Preferred Stock. Huntington Common Stock is subject to all of the terms and provisions of the Huntington Serial Preferred Stock as fixed by the Board of Directors. There are currently no shares of Serial Preferred Stock outstanding.

        Neither Security National shareholders nor Huntington shareholders have any preemptive rights to purchase additional shares of stock upon an offering or sale for cash or otherwise of such stock.

NOMINATION, ELECTION, AND REMOVAL OF DIRECTORS

         Neither Delaware law nor Security National's Certificate of Incorporation or Bylaws set forth specific procedures for the nomination of persons for election to the Board of Directors of Security National. Security National's Bylaws provide that the exact number of directors will be fixed and determined from time to time by resolution adopted by the Board of Directors. The Board of Directors has currently set the number of directors at twelve. Security National's Certificate of Incorporation and Bylaws provide that the directors will be divided into three classes and each class must consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting will be elected for a three-year term, thus the term of office for one class of directors will expire each year. If the number of directors is changed, any increase or decrease must be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Neither Security National's Certificate of Incorporation nor its Bylaws provide for cumulative voting. A director will hold office until the annual meeting for the year in which his or her term expires and until a successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Under Security National's Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. A director need not be a resident of the State of Delaware or a shareholder of Security National.

         Notwithstanding the foregoing, Security National's Certificate and Bylaws provide that whenever the holders of any one or more classes or series of Security National Preferred Stock has the right, voting separately by class or series, to elect directors at an annual or special meeting, the election, term of office, filling of vacancies, and other features will be governed by the terms of the Certificate of Incorporation or by resolutions adopted by the Board of Directors, and such directors so elected will not be divided into classes, unless expressly provided by such terms.

         Huntington's Bylaws provide that, in order for a person to be eligible for election as a director of Huntington, such person must be nominated by or at the direction of Huntington's Board of Directors or by a shareholder entitled to vote for the election of directors in accordance with certain specified procedures. Shareholder nominations must be made pursuant to timely written notice to the Secretary of Huntington. In most cases, a shareholder's notice, to be timely, must be received at the principal executive offices of Huntington not less than 30 days nor more than 60 days prior to the date of a shareholders' meeting. The notice must set forth certain specified information about the shareholder giving the notice and the shareholder's proposed nominee.

         Huntington's Charter currently provides for 12 directors, which number may be altered by resolution of a majority of the entire Board of Directors to not more than 25 nor fewer than three directors. The Board of Directors has currently set the number of directors at 12. Huntington's Charter provides for the division of the Board of Directors into three classes. Each class must consist, as nearly as possible, of one-third of the total number of directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. If the number of directors is changed, any increase or decrease must be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director holds office until the annual meeting for the year in which his term expires and until his successor is elected and qualified. Neither Huntington's Charter nor its Bylaws provide for cumulative voting. Under Huntington's Charter, the shareholders of Huntington may remove a director with cause by the affirmative vote of two-thirds of all shareholders entitled to vote at the election of directors. No director may be removed by the shareholders of Huntington without cause.

SHAREHOLDER PROPOSALS

         In general, at any meeting of the shareholders of either Huntington or Security National, only business that has been properly brought before such meeting may be acted upon at such meeting.

         Huntington's Bylaws provide further that, in order to be properly brought before a meeting of shareholders of Huntington, business must be brought by or at the direction of the Board of Directors or otherwise by a shareholder in accordance with certain specified procedures. A shareholder proposing business must give timely written notice thereof to the Secretary of Huntington. In most cases, a shareholder's notice, to be timely, must be received at the principal executive offices of Huntington not less than 30 days nor more than 60 days prior to the date of a shareholders' meeting. The notice must set forth certain specified information about the shareholder proposing such business and the shareholder's proposal. Neither the Certificate of Incorporation nor Bylaws of Security National contain comparable provisions.


SPECIAL VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS

         In general, Delaware law requires the affirmative vote of the holders of the majority of the shares present in person or represented by proxy and entitled to vote to effect material amendments to the certificate of incorporation, a merger, consolidation, sale of assets other than in the ordinary course of business, or dissolution of the corporation.

         Delaware law, however, prohibits a Delaware corporation whose stock is publicly traded from engaging in a "business combination" (as that term is defined below) with an "interested stockholder" (as that term is defined below) for a period of three years following the date on which the stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation or bylaws not to be governed by the statute; (ii) prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (iii) the stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are also officers or held in certain employee stock plans) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder; or (iv) the business combination was approved by the board of directors and two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder. Neither Security National's Certificate of Incorporation nor Bylaws contain any provisions opting out of Delaware's business combination statute.

         Under Delaware law, a "business combination" is defined generally as any merger or consolidation of the corporation with an interested stockholder; the sale or other disposition of assets having an aggregate market value of 10% or more of all of the assets of the corporation to an interested stockholder; the issuance of stock to, or an increase in proportion of ownership of stock by, an interested stockholder; or receipt of certain other financial benefits by the interested stockholder. Generally, an "interested stockholder" is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock of the corporation at any time within three years immediately prior to the date when the determination of the person's status as an interested stockholder is to be made.

         Maryland law requires the affirmative vote of the holders of two-thirds of the outstanding shares of Huntington stock entitled to vote to effect material amendments to the charter, a merger, consolidation, sale of assets other than in the ordinary course of business, or dissolution of the corporation. Maryland law also requires a "super majority" vote, in addition to any vote otherwise required by law or Huntington's Charter, for certain business combinations. Unless certain value and other standards are met or an exemption is available, any business combination between Huntington and any interested person (defined as a 10% shareholder or an affiliate of such shareholder) must be recommended by the Board of Directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of Huntington voting stock, voting together as a single class, and two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock beneficially owned by an interested shareholder who is a party to the business combination, voting together as a single class.

         Under Maryland law, unless otherwise exempt, such as in the case of mergers, any shares that are acquired which are statutorily deemed to be "control shares" of a corporation will have voting rights only to the extent such rights are approved by the shareholders of the corporation. Maryland law further provides that "control shares" are shares which entitle a person to exercise or direct the exercise of voting power in the election of directors within specified ranges. Neither Delaware law nor Security National's Certificate of Incorporation include provisions concerning control share acquisitions.

        The super majority vote and control share provisions of Maryland law may deter or render more difficult attempts by third parties to obtain control of Huntington if such attempts are not supported by Huntington's Board of Directors. See also "EFFECT OF THE MERGER ON SHAREHOLDERS' RIGHTS
- - RIGHTS PLAN." Similarly, the Delaware's business combination statute may deter or render more difficult attempts by third parties to obtain control of Security National if such attempts are not supported by Security National's Board of Directors.


EVALUATION OF MERGERS AND CONSOLIDATIONS


        Article Ninth of Huntington's Charter provides that, in connection with the exercise of its judgment in determining what is in the best interests of the corporation, when evaluating a merger or consolidation of Huntington (among other things), the Board of Directors must, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the interests of the shareholders, including the relation of the consideration offered in the then proposed transaction to the then current market price of Huntington's stock and also the current value of Huntington in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of Huntington as an independent entity or as the subject of a future merger or consolidation, (ii) the interests of depositors of banks affiliated with Huntington and of other creditors of Huntington, (iii) any other factors that the Board of Directors determines to be relevant, including, among other factors, the social, legal, and economic effects upon employees, suppliers, customers, and the business of Huntington and on the communities in which Huntington operates. Neither Delaware law nor Security National's Certificate of Incorporation include similar provisions.


SPECIAL MEETINGS

         Security National's Bylaws provide that special meetings of the shareholders will be held when directed by the Chairman of the Board, the President, or the Board of Directors, or when requested in writing by the holders of not less than 25% of all the shares entitled to vote at such meeting. A meeting requested by shareholders must be called for a date not less than ten and not more than sixty days after the request is made. The call for the meeting must be issued by the Secretary, unless the Chairman of the Board, the President, Board of Directors, or shareholders requesting the calling of the meeting shall designate another person to do so.

         Pursuant to Maryland law and Huntington's Bylaws, a special meeting of shareholders may be called by the Board of Directors, the Chairman, or the President of Huntington and must be called by the Secretary upon written request of the holders of not less than 25% of the outstanding shares entitled to vote at the meeting. Any shareholder request must state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary must inform such shareholders of the reasonably estimated cost of preparing and mailing the notice of the meeting, and upon payment to Huntington of such costs, the Secretary must give notice of such meeting, except that no special meeting need be called upon the request of the holders of less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months.

DIRECTORS' AND SHAREHOLDERS' RIGHT TO ADOPT, ALTER, OR REPEAL THE BYLAWS

         Under Delaware law, after a corporation has received any payment for any of its stock, the shareholders entitled to vote have the power to adopt, amend, or repeal the bylaws of that corporation. A corporation, however, may confer to the board of directors the power to adopt, amend, or repeal the bylaws in the certificate of incorporation, but this power cannot divest nor limit the shareholders' power to adopt, amend, or repeal the bylaws. Under Security National's Certificate of Incorporation and Bylaws, the Board of Directors is authorized to adopt, repeal, alter, amend, or rescind Security National's Bylaws by the affirmative vote of the majority of the Board of Directors.

         Under Maryland law, the power to adopt, alter, and repeal the bylaws of a corporation is vested in the shareholders, except to the extent that the charter or bylaws vest it in the board of directors. Huntington's Charter and Bylaws provide that Huntington's Bylaws may be adopted, amended, or repealed by the affirmative vote of two-thirds of the votes entitled to be cast by the outstanding shares of Huntington's voting stock or by the Board of Directors at any regular or special meeting.


RIGHTS OF DISSENTING SHAREHOLDERS

        Both Delaware and Maryland law provide appraisal rights to dissenting shareholders if certain specific procedures are followed in situations where the corporation consolidates or merges with, or transfers substantially all of its assets to, another corporation. Maryland law also provides appraisal rights if the corporation amends its charter in such a way as to adversely affect the shareholders' rights. The appraisal rights applicable under Delaware law are more fully described in "THE MERGER - APPRAISAL RIGHTS OF OBJECTING SHAREHOLDERS."

PERSONAL LIABILITY OF OFFICERS AND DIRECTORS TO SHAREHOLDERS

         Security National's Certificate of Incorporation provides that no director will be personally liable to Security National or its shareholders for monetary damages for any breach of fiduciary duty by such a director as a director; provided, however, that a director will be liable to the extent provided by applicable law (i) for any breach of a directors' duty of loyalty to Security National or its shareholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) for an unlawful payment of a dividend or unlawful stock purchase or redemption of the corporation's own shares; or (iv) for any transaction from which such director derived an improper personal benefit.

         Huntington's Charter provides that no director or officer will be personally liable to the corporation or its shareholders for money damages to the fullest extent permitted by Maryland statutory or decisional law. The effect of this Charter provision under Maryland law is that neither Huntington nor its shareholders will be able to recover money damages against a director or officer of Huntington unless Huntington or its shareholders is able to prove that (i) the director or officer actually received an improper benefit in money, property, or services (in which case recovery is limited to the actual amount of such improper benefit), or (ii) the action, or failure to act, by the director or officer was the result of active and deliberate dishonesty which was material to the cause of action adjudicated in the proceeding.


RIGHTS PLAN

         In 1990, the Board of Directors of Huntington entered into a Rights Agreement, dated as of February 22, 1990 (the "Rights Agreement"), between Huntington and The Huntington Trust Company, National Association, as Rights Agent. Under the Rights Agreement, each Huntington shareholder received one Right for each outstanding share of Huntington Common Stock held by that shareholder. In addition, Huntington has and will continue to issue one Right with each newly-issued share of Huntington Common Stock so that each outstanding share of Huntington Common Stock (including the shares of Huntington Common Stock to be to issued to Security National shareholders in connection with the Merger) will have a Right attached.

         The Rights currently have no value, are represented by the certificates evidencing Huntington Common Stock, and until the Distribution Date (as defined below), trade only with such stock. The Rights will separate from the Huntington Common Stock and become exercisable only if a person or group ("Acquiror") acquires beneficial ownership of 20% or more of the outstanding Huntington Common Stock or announces a tender offer that would result in ownership of 20% or more of the outstanding Huntington Common
Stock (the "Distribution Date"). The Rights Agreement provides that, at the Distribution Date, each Right will entitle the holder to purchase for $90, as adjusted from time to time for stock dividends, stock splits, and other changes in capitalization (the "Exercise Price"), one one-hundredth of a share of Series A Junior Participating Stock of Huntington (the "Series A Preferred Shares"). Each such fractional Series A Preferred Share is intended to be the practical equivalent of one share of Huntington Common Stock.

         In the event an Acquiror acquires 20% or more of the then outstanding shares of Huntington Common Stock (the "Triggering Event"), each Right held by the Acquiror (or any affiliate or associate thereof) will become null and void and each Right held by all other Huntington shareholders will entitle its holder to purchase for the Exercise Price that number of Huntington Series A Preferred Shares having a value (based upon the market value of Huntington Common Stock at the time of the Triggering Event) equal to twice the Exercise Price. In the event Huntington is acquired in a merger or other business combination or a significant portion of its assets are sold, leased, exchanged, or otherwise transferred to (i) a publicly traded Acquiror, each Right will entitle its holder to purchase, for the Exercise Price, that number of shares of the Acquiror which at the time of the transaction would have a market value of twice the Exercise Price, or alternatively, (ii) an Acquiror that is not a publicly traded corporation, each Right will entitle its holder to purchase, for the Exercise Price, at such holder's option, (a) that number of shares of the Acquiror (or, at such holder's option, of the surviving corporation in such acquisition, which could be Huntington) which at the time of the transaction would have a book value of twice the Exercise Price, or (b) if such Acquiror has an affiliate that has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Exercise Price.

         The number of Series A Preferred Shares or other securities or property issuable upon exercise of a Right, and the Exercise Price are subject to adjustment upon the occurrence of certain events including, for example, a stock dividend or split payable in Huntington Common Stock or Series A
Preferred Shares. The number of Rights may also be adjusted upon the occurrence of certain events including, for example, a reverse stock split.
The Rights are not exercisable until the Distribution Date and will expire on December 31, 1999, unless earlier redeemed by Huntington. Huntington may redeem the Rights for $.01 per Right under certain circumstances.

         As with the super majority vote and control share provisions of Maryland law, the Rights have certain anti-takeover effects. See "EFFECTS OF THE MERGER ON SHAREHOLDERS' RIGHTS - SPECIAL VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS." The Rights may cause substantial dilution to a person or group that attempts to acquire Huntington, except pursuant to an offer conditioned on the Rights being redeemed or a substantial number of Rights being acquired.
The Rights, however, should not interfere with any merger or other business combination approved by the Huntington Board of Directors due to the Board's ability to redeem the Rights. Huntington's Board recognizes that a takeover might in some circumstances be beneficial to Huntington's shareholders.
Neither the Rights Plan nor the Maryland law provisions described above are designed to preclude an acquisition of Huntington, but rather will give the Huntington Board of Directors adequate opportunity to evaluate whether an acquisition offer is in the best interest of Huntington and to protect its shareholders from coercive acquisition methods.

         The description and terms of the Rights are set forth in the Rights Agreement, a copy of which was attached as Exhibit 1 to Huntington's Registration Statement on Form 8-A, filed with the SEC on February 22, 1990, which is incorporated herein by reference. See "INFORMATION INCORPORATED BY REFERENCE." The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

         Security National does not have a Rights Plan.

                      HUNTINGTON BANCSHARES INCORPORATED

GENERAL

         Huntington, a multi-state bank holding company incorporated under the laws of the State of Maryland in 1966, is headquartered in Columbus, Ohio. Huntington is the fourth largest bank holding company in Ohio in terms of total assets at December 31, 1994. At that date, Huntington had total assets of approximately $17.8 billion and total deposits of approximately $12.0 billion.

         Huntington, through its affiliates, conducts a full service commercial and consumer banking business, engages in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, and issuing commercial paper guaranteed by Huntington, and provides other financial products and services. At December 31, 1994, Huntington's affiliates operated 185 banking offices in Ohio, 61 banking offices in West Virginia, 40 banking offices in Michigan, 25 banking offices in Indiana, 18 banking offices in Northern Kentucky, 5 banking offices in Western Pennsylvania, 8 thrift offices in Florida, two thrift offices in Northern Illinois, and one foreign office in the Cayman Islands. In addition, Huntington's mortgage company affiliate has loan origination offices throughout the Midwest and East Coast.

HUNTINGTON FLORIDA AND HFSB

         Huntington Florida, an Ohio corporation, is a wholly owned subsidiary of Huntington formed for the purpose of facilitating the Merger and serving as a holding company for Huntington's banking operations in Florida. HFSB, a federal savings bank headquartered in Sebring, Florida, is also a wholly owned subsidiary of Huntington. HFSB has six thrift offices in Highlands County, Florida, one thrift office in Collier County, Florida, and three mortgage origination offices in Orange, Brevard, and Palm Beach Counties. In addition, HFSB has two approved, but as yet unopened branches, one in Collier County, Florida, and the other in Sarasota County, Florida. HFSB also has one wholly owned subsidiary that serves as the contracting vehicle for HFSB's mutual funds sales arrangements with an independent contractor. This arrangement will be transferred to The Huntington National Bank of Florida as a result of the Subsidiary Merger and HFSB's subsidiary will be dissolved thereafter. At December 31, 1994, HFSB had total assets of approximately $252.6 million and total deposits of approximately $201.3 million.

         The current directors of Huntington Florida are Frank Wobst, Zuheir Sofia, and John Liebersbach. Messrs. Wobst and Sofia are also directors and executive officers of Huntington and Mr. Liebersbach is an officer of Huntington. Upon consummation of the Merger, the number of directors of Huntington Florida will be expanded to four and Michael W. Sheffey will be elected to fill the vacancy. Mr. Sheffey currently serves as President and Chief Executive Officer of Security National and Security Bank.

         The current executive officers of Huntington Florida are as follows:


                   Frank Wobst  . . . . . . . . .    Chairman
                   Zuheir Sofia . . . . . . . . .    President and Treasurer
                   John W. Liebersbach  . . . . .    Secretary

         Upon consummation of the Merger, it is the intention of the Board of Directors of Huntington Florida to appoint Mr. Sofia as Vice Chairman and Mr. Sheffey as President, Chief Executive Officer, and Treasurer of Huntington Florida.

         Immediately after the consummation of the Merger and effective as of the Effective Date, Security Bank's name will be changed to The Huntington National Bank of Florida, HFSB will be merged into The Huntington National Bank of Florida (formerly Security Bank) under the charter of The Huntington National Bank of Florida, The Huntington National Bank of Florida will survive the merger and will remain a national bank, and the separate existence of HFSB will cease. Upon consummation of the Subsidiary Merger, it is the intention of Huntington Florida, as sole shareholder of The Huntington National Bank of Florida, to retain Messrs. Sheffey, Stephen F. Foreman, John J. Jennings, Mitchel J. Laskey, Bert E. Roper, Jeffrey C. Schenck, Benjamin P. Sibley, and Phillip L. Tasker, each of whom is currently serving on the Board of Directors of Security National, and to elect Messrs. J. Donald Bates, J. Thomas Crutchfield and Lawrence J. Price, each of whom is currently serving on the Board of Directors of HFSB, to the Board of Directors of The Huntington National Bank of Florida.

         In addition, after consummation of the Merger, it is the intention of Huntington to complete its acquisition of Reliance Bank of Florida ("Reliance Bank"), a bank headquartered in Melbourne, Florida, with assets of $95.7 million at December 31, 1994, by merging Reliance Bank into The Huntington National Bank of Florida. After consummation of the Reliance Bank acquisition, which is also subject to regulatory and shareholder approval, The Huntington National Bank of Florida will have 16 banking offices with over $520 million in assets in South/Central Florida.

DIVIDENDS AND PRICE RANGE OF HUNTINGTON COMMON STOCK

         The following table sets forth the cash dividends declared and the high and low last sale prices for Huntington Common Stock on the Nasdaq National Market during the periods indicated. The dividends and price ranges have been adjusted to reflect the Huntington 5 for 4 Stock Split and other stock dividends and stock splits, as appropriate.

                                                                                  PRICE RANGE
                                                     DIVIDENDS             -------------------------
                                                     PER SHARE              HIGH              LOW
                                                     ---------             -------          --------
              1992:
                 First Quarter  . . . . . .            $0.12               $13 1/2           $11 1/8
                 Second Quarter . . . . . .             0.12                15 5/8            11 7/8
                 Third Quarter  . . . . . .             0.13                14 7/8            13 1/8
                 Fourth Quarter . . . . . .             0.13                16 7/8            13 1/8

              1993:
                 First Quarter  . . . . . .            $0.13               $19 1/8           $15 5/8
                 Second Quarter . . . . . .             0.15                20 1/4            17 3/8
                 Third Quarter  . . . . . .             0.16                22                19 5/8
                 Fourth Quarter . . . . . .             0.16                21 3/8            16 1/4

              1994:
                 First Quarter  . . . . . .            $0.16               $19 1/4           $17 3/4
                 Second Quarter . . . . . .             0.16                22 1/4            17 7/8
                 Third Quarter  . . . . . .             0.20                21 5/8            18 1/8
                 Fourth Quarter . . . . . .             0.20                18 7/8            16 5/8

              1995:
                 First Quarter (through
                    February ___, 1995) . .            $0.00

         On July 11, 1994, the last trading day prior to the public announcement of the proposed Merger, the high and low sales prices per share of Huntington Common Stock on the Nasdaq National Market were $21.10 and $21.50, respectively (as adjusted for the Huntington 5 for 4 Stock Split). On
February ___, 1995, such prices were $____ and $____, respectively.

         Huntington has declared regular cash dividends on Huntington Common Stock in each quarter since Huntington was organized in 1966. The Board of Directors of Huntington presently intends to continue to consider the payment of regular quarterly cash dividends on Huntington Common Stock. The amount and timing of any future dividends will depend upon the earnings of Huntington and its subsidiaries, their financial condition, need for funds, and other relevant factors. See "GOVERNMENT REGULATION - DIVIDEND RESTRICTIONS."

OTHER INFORMATION

         Huntington Common Stock is actively traded in the over-the-counter market under the Nasdaq symbol "HBAN." Since information regarding Huntington is readily available to investors, the Commission permits this document to be abbreviated by incorporating information regarding Huntington by reference to certain reports and other documents filed with the Commission. See "INFORMATION INCORPORATED BY REFERENCE." Other than as described herein, there have been no material changes in the affairs of Huntington since the filing of its Annual Report on Form 10-K for the year ended December 31, 1993, that have not been described in a subsequent report filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

                        SECURITY NATIONAL CORPORATION

GENERAL

         Security National is a bank holding company incorporated under the laws of the state of Delaware on May 19, 1987. Security National currently operates one wholly owned subsidiary, Security Bank. Security Bank is a commercial bank chartered by the OCC. Security Bank's deposits are insured to the extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF"). Security Bank is a member of the Federal Reserve System and Security National is regulated by the Federal Reserve Board. See "GOVERNMENT REGULATION".

         Security Bank's primary focus is to engage in commercial banking, serving small to middle sized businesses, professionals, the title and escrow industry, business entrepreneurs, and high net worth individuals. Security Bank's customers are primarily in the Central Florida area and are served through the six offices of Security Bank located in Orange, Seminole, Osceola, Volusia, and Brevard counties. While Security Bank does not actively solicit the broad-based retail banking market, consumer banking services are offered, primarily to the officers and customers of its commercial customers. Security Bank has no customer deposit relationship that averaged more than 5% of total deposits during 1994. Security National believes that there is no single customer whose loss would have a material adverse effect on Security National.

         All of Security National's revenues and expenses are derived from banking operations associated with lending and investment activities, and deposit and borrowing activities.

LENDING AND INVESTMENT ACTIVITIES

         General. Security Bank makes secured and unsecured commercial loans, real estate loans, and consumer loans. Security Bank also issues letters of credit on behalf of its customers and maintains an investment portfolio of
marketable U.S. government securities and corporate debt obligations.    All
lending and investment activities are governed by established policies approved by Security Bank's Board of Directors.

         Lending Area. Although Security Bank is legally authorized to make loans throughout the United States, it has established as a matter of policy a
lending area that includes the five counties in which it has offices.   The
policy anticipates that the majority of loans made would originate from the borrowers in Orange, Seminole, Osceola, Volusia, and Brevard counties.

         Loan Approval Authorities. Security Bank's Board of Directors has prescribed procedures for the review and approval of loan applications which vary with the nature and size of the loans. Generally, loans up to $250,000 may be approved by designated officers without prior approval of the Loan Committee. Loans in excess of this amount must be approved by the Loan Committee, a majority of whose members are outside directors. The approval authorities are based upon borrower's aggregate lending relationship with Security Bank. In addition, Security Bank has established an internal limit on total indebtedness to one borrower of $1,250,000. This limit is significantly more conservative than the legal limitation on loans to one borrower.

         Loan Originations, Purchases, and Sales. Security Bank originates loans for its own portfolio. From time-to-time Security Bank sells participation interests in its loans to correspondent banks. Generally these sales arise on larger credits where the total loan amount exceeds lending limitations. Such sales are generally done at par with no gain or loss recognized on the sale transaction.

         Fee Income From Lending. Security Bank realizes both interest income and fee income from its lending activities. Loan origination fees are calculated as a percentage of the principal amount of the loan and are charged to the borrower by Security Bank for making the loan. In addition, as part of the loan application, the borrower generally pays Security Bank for its out-of-pocket costs related to the application
(such as credit investigation, recording fees, and appraisal fees). Security Bank also receives loan fees and service charges on certain existing loans including late charges and assumption fees. Security Bank's treatment of loan
fees has followed generally accepted accounting principles ("GAAP").   Since
Security Bank opened in 1986, it has adopted Statement of Financial Accounting Standards No. 91, "Accounting for Non-Refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". This statement requires that loan fees, net of direct loan origination costs, be recognized into income over the life of each loan as a yield adjustment.

         Investments. Security Bank maintains an investment portfolio of high grade marketable securities as a means of maintaining liquidity and maximizing earnings. Security Bank's investment policy limits the purchase of securities to those obligations issued or fully guaranteed by the United States Government, certain federal agency obligations, time deposits and certificates of deposit issued by insured financial institutions, and other specified "investment grade" securities. Security Bank's Board of Directors has defined investment grade securities as securities rated in one of the three highest categories. Security Bank purchases investment securities that are suitable
to be held to maturity.   Security Bank has not established a trading account
and does not engage in trading activities. Security National has the ability to hold its securities until maturity and management's policy has been to hold such securities on a long-term basis or until maturity. Conditions that may require the sale of investment securities include a deterioration of investment quality, the need to change the maturity structure of the investment portfolio, or the need to raise cash for liquidity purposes.

DEPOSIT AND BORROWING ACTIVITIES

         General. Deposits are the primary source of Security Bank's funds for use in lending and for other purposes. In addition to deposits, Security Bank derives funds from loan repayments and from other borrowings, generally Treasury Tax and Loan note account balances and Federal Funds purchased. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions.

         Deposits. Security Bank offers demand interest bearing and non-interest bearing accounts, money market accounts, and time deposits (certificates of deposit) of varying terms and interest rates.

         Other Services. In addition to deposit accounts, Security Bank offers other services related to deposit and borrowing activities. These include cash management services, night depository, travelers' cheques, cashiers' checks, savings bonds, automated teller machines, banking by mail, domestic collections, and wire transfers. Security Bank is a member of the HONOR ATM network which allows its customers to utilize the convenience of larger ATM networks. Security Bank does not offer trust services.

COMPETITION

         Security National and its national bank subsidiary face vigorous competition from a number of sources, including other bank holding companies and commercial banks, thrift institutions, other financial institutions and financial intermediaries. Regional interstate banking laws and other federal and state laws have resulted in increased competition from both conventional banking institutions and other businesses offering financial services and products. Many of the financial institutions operating in Florida are engaged in local, regional, national, and international operations and have significantly more assets, capital, and personnel than Security National.

         To compete, Security National relies upon specialized services, responsive handling of customer needs, and personal contacts by its officers, directors, and staff. The large multi-branch banks compete primarily by rate and location of branches and smaller independent financial institutions tend to compete primarily by rate.

EMPLOYEES

         As of December 31, 1994, Security National had 55 full-time equivalent employees. Management considers its relations with its employees to be very good. Security National's employees are not represented by any collective bargaining group.


DESCRIPTION OF PROPERTY

         Security National or Security Bank own the real estate properties occupied by Security Bank and its branches. The Company's executive offices are located in the Maitland, Florida facility. The real estate had a net tangible book value of $6.2 million at September 30, 1994. The real estate holdings consist of the following:


         ADDRESS                      YEAR OPENED                    DESCRIPTION
- --------------------------            -----------      ---------------------------------------------

Main Office:
  253 North Orlando Avenue
  Maitland, Florida  32751              1986           14,000 square-foot, three story bank building

Kissimmee Office:
  100 Park Place Boulevard
  Kissimmee, Florida  34741             1988           10,000 square-foot, two story bank building

Altamonte Springs Office:
  360 West State Road 436
  Altamonte Springs, Florida  32714     1988           6,000 square-foot, single story bank building

Melbourne Office:
  685 South Babcock Street
  Melbourne, Florida  32901             1989           6,000 square foot, single story bank building

Sanford Office:
  201 North Park Avenue
  Sanford, Florida  32771               1992           2,300 square-foot, single story bank building

Orange City Office:
  884 Saxon Boulevard
  Orange City, Florida  32763           1992           2,800 square-foot, single story bank building



LEGAL PROCEEDINGS

         Security National is not a party to any pending legal proceedings, other than routine litigation incidental to its business activities.


PRINCIPAL AND MANAGEMENT SHAREHOLDERS

         The following table sets forth (i) the name and address of each person known by Security National to beneficially own more than 5% of the outstanding shares of Security National Common Stock and the name of each of Security National's directors and the two most highly compensated officers whose cash compensation exceeds $100,000; (ii) the number and percent of shares of Security National Common Stock owned by each such person and by all directors and executive officers of Security National as a group as of December 31, 1994; and (iii) the estimated number of shares of Huntington Common Stock each such person or group is expected to receive as a result of the Merger

(assuming that such persons do not exercise their appraisal rights), calculated by multiplying the number of shares of Security National Common Stock beneficially owned by such person or group by the Estimated Exchange Ratio of __________ shares of Huntington Common Stock for each share of Security National Common Stock.

                                                    SECURITY NATIONAL COMMON STOCK
                                                   ---------------------------------       HUNTINGTON COMMON
                                                   SHARES BENEFICIALLY      PERCENT       STOCK EXPECTED TO BE
          NAME OF BENEFICIAL OWNER                       OWNED(1)            OWNED         BENEFICIALLY OWNED
- ----------------------------------------------     -------------------      -------       --------------------
  J. Albert Burnett
     Principal Shareholder
     1025 Anchorage Court
     Winter Park, Florida  32789                         161,748   (2)        10.7%

  Lee Chira
     Director
     225 South Orange Avenue, Suite 1344
     Orlando, Florida  32801                              80,000               5.3%

  Mary Demetree
     Director                                             20,000               1.3%

  Stephen F. Foreman
     Director                                             40,000               2.6%

  John J. Jennings
     Director                                             45,329               3.0%

  Mitchel J. Laskey
     Director                                             12,000               0.8%

  Fred L. MacLeod
     Director                                             16,000               1.1%

  Gerald R. McGratty, Jr.
     Director                                             11,851   (3)         0.8%

  Bert E. Roper
     Chairman of the Board                                32,617   (4)         2.2%

  Jeffrey C. Schenck
     Director                                             40,100   (5)         2.7%

  Michael W. Sheffey
     President, Chief Executive Officer, and
     Director                                             60,307   (6)         3.8%

  Benjamin P. Sibley
     Director                                             18,291               1.2%

  Phillip L. Tasker
     Executive Vice President and Director                38,026   (7)         2.5%

  All Directors and Executive Officers
     as a group (12 in group)                            414,521   (8)        16.8%

_________________________

 (1) Under applicable Commission regulations, shares are considered to be beneficially owned by a person as of a particular date if such person either (i) directly or indirectly has or shares the power to vote or dispose of the shares, whether or not such person has any economic interest in the shares, or (ii) has the right to acquire such shares within 60 days of the particular date.  Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.

(2) Includes 86,042 shares held in trust, with Mr. Burnett having sole investment and voting powers over these shares, and 75,705 shares held by Contemporary Sales, Inc., in which Mr. Burnett is a director and executive officer.

(3) Consists of shares held in Mr. McGratty's retirement account.

(4) Consists of shares held in trust, with Mr. Roper having sole investment and voting powers over these shares.

(5) Includes 40,000 shares held by Schenck Company in which Mr. Schenck is a director and executive officer.

(6) Includes 726 shares held in Mr. Sheffey's IRA and 59,000 shares which could have been acquired upon the exercise of stock options exercisable within 60 days of December 31, 1994.

(7) Includes 819 shares held in Mr. Tasker's IRA and 37,000 shares which could have been acquired upon the exercise of stock options exercisable within 60 days of December 31, 1994.

(8) Includes 96,000 shares which could have been acquired upon the exercise of stock options exercisable within 60 days of December 31, 1994.


MARKET FOR SECURITY NATIONAL COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         There is no active trading market for Security National Common Stock, although transactions do occur from time to time. To the knowledge of Security National management, all transactions in Security National Common Stock are negotiated on a private basis and quotations for such stock are not published.

         The following table sets forth the cash dividends declared on shares of Security National Common Stock during the periods indicated.

                                                                     DIVIDENDS PER SHARE
                                                                     -------------------
             Year ended December 31, 1992  . . . . . . . . . .              $0.10
             Year ended December 31, 1993  . . . . . . . . . .              $0.20
             Year ended December 31, 1994  . . . . . . . . . .              $0.50
             January 1, 1995 through February __, 1995 . . . .              $0.00

         The holders of Security National Common Stock are entitled to dividends when, as, and if declared by the Board of Directors of Security National out of funds legally available therefor. Security National's ability to pay dividends is subject to, among other things, Delaware law and Security National's income. Although the only source of income on which to base the payment of such dividends is the income produced by Security Bank, Security National has had sufficient cash for the payment of dividends in the past without the need for Security Bank to pay a dividend to Security National. The payment of dividends by Security Bank is subject to various regulatory restrictions. See "GOVERNMENT REGULATION - DIVIDEND RESTRICTIONS".

                            GOVERNMENT REGULATION

         To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.


GENERAL

         As registered bank holding companies, Huntington and Security National are subject to the supervision of the Federal Reserve Board and are required to file with the Federal Reserve Board reports and other information regarding their business operations and the business operations of their subsidiaries. Each of them is also subject to examination by the Federal Reserve Board and required to obtain Federal Reserve Board approval prior to acquiring, directly or indirectly, ownership or control of voting shares of any bank, if, after such acquisition, it would own or control more than 5% of any class of the voting stock of such bank. In addition, pursuant to federal law and regulations promulgated by the Federal Reserve Board, both Huntington and Security National may only engage in, or own or control companies that engage in, activities deemed by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto. Prior to engaging in most new business activities, both Huntington and Security National must obtain approval from the Federal Reserve Board. Because of its ownership of thrift institutions, Huntington is also regulated as a savings and loan holding company by the OTS.

         The banking subsidiaries of both Huntington and Security National have deposits insured by the BIF of the FDIC, and are subject to supervision, examination, and regulation by the OCC, if a national bank, or by state banking authorities and either the FDIC or the Federal Reserve Board, if a state-chartered bank. Certain deposits of certain of Huntington's banking subsidiaries were acquired from savings associations and are insured by the Savings Association Insurance Fund ("SAIF"). The deposits to be acquired by The Huntington National Bank of Florida (formerly Security Bank) from HFSB in connection with the Subsidiary Merger will, in accordance with Oakar procedures, also continue to be insured by SAIF. Huntington's thrift subsidiaries, including HFSB, are regulated primarily by the OTS.
Huntington's nonbanking subsidiaries are also subject to supervision, examination and regulation by the Federal Reserve Board and examination by applicable federal and state banking agencies. In addition to the impact of federal and state supervision and regulation, the subsidiaries of Huntington and Security National are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.


HOLDING COMPANY STRUCTURE

         The depository institution subsidiaries of both Huntington and Security National are subject to affiliate transaction restrictions under federal law which limit the transfer of funds by the subsidiary banks and thrifts to their respective parents and any nonbanking subsidiaries of the parent, whether in the form of loans, extensions of credit, investments, or asset purchases. Such transfers by any subsidiary bank or thrift to its parent corporation or to any nonbanking subsidiary of the parent are limited in amount to 10% of the institution's capital and surplus and, with respect to such parent and all such nonbanking subsidiaries of the parent, to an aggregate of 20% of any such institution's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. In addition, all affiliate transactions must be conducted on terms and under circumstances that are substantially the same as such transactions with unaffiliated entities. Under applicable regulations, at September 30, 1994, approximately $160.8 million was available for loans to Huntington from its subsidiary banks and thrifts and approximately $1.6 million was available for loans to Security National from Security Bank.

         The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the Federal Reserve Board may require a bank holding company to make capital injections into a troubled subsidiary bank, and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when either Huntington or Security National may not have the resources to provide it. Any capital loans by a holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank.
Moreover, in the event of a bank or thrift holding company's bankruptcy, any commitment by such holding company to a federal bank or thrift regulatory agency to maintain the capital of a subsidiary bank or thrift will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         In 1989, the United States Congress passed comprehensive financial institutions legislation known as the Financial Institutions Reform, Recovery, and Enforcement Act ("FIRREA"). Among other things, FIRREA established a new principle of liability on the part of depository institutions insured by the FDIC for any losses incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured bank or thrift subsidiary of Huntington causes a loss to the FDIC, other bank and thrift subsidiaries of Huntington could be required to compensate the FDIC by reimbursing to it the amount of such loss, and such reimbursement could cause a loss of Huntington's investments in such subsidiaries. These provisions do not directly affect Security National as long as it has only one banking subsidiary.

         Federal law permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to the subsidiary banks chartered by such states. Huntington and Security National, as the sole shareholder of their respective subsidiary banks, are subject to such provisions. Moreover, under legislation that became effective August 10, 1993, the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution are accorded priority over the claims of general unsecured creditors of such an institution in the event of liquidation or other resolution of such institution. As a result of such legislation, claims of a receiver for administrative expenses and claims of holders of deposit liabilities of Huntington's and Security National's respective depository subsidiaries (including the FDIC, as subrogee of such holders) would receive priority over the holders of notes and other senior debt of such subsidiaries in the event of liquidation or other resolution, and, of course, over the interests of Huntington and Security National as sole shareholder of their respective subsidiaries.


DIVIDEND RESTRICTIONS

         Dividends from subsidiary banks and thrifts are a significant source of funds for the payment of dividends to Huntington's and Security National's shareholders. There are, however, statutory limits on the amount of dividends a depository institution subsidiary can pay to its parent without regulatory approval. Under applicable federal regulations, no dividend may be declared in excess of undivided profits, and appropriate bank regulatory agency approval is required if the total of all dividends declared by a bank in any calendar year (including the proposed dividend) exceeds the aggregate of the bank's net income (as defined by regulatory agencies) for that year and its retained net income for the preceding two years.

         National banks may not pay a dividend in an amount greater than such bank's undivided profits. In addition, the prior approval of the OCC is required for the payment of a dividend by a national bank if the total of all dividends declared by the bank in a calendar year would exceed the total of its net income for the year combined with its retained net income for the two preceding years. The OTS also imposes limits on capital distributions by thrift institutions that generally allow dividends up to the amount of an institution's current net income during a calendar year plus up to one-half of its capital in excess of its regulatory requirements, depending upon the institution's level of capital compliance. Under these provisions and in accordance with the above-described formulas, Huntington's subsidiary banks and thrifts could, without regulatory approval, declare dividends in 1994 of approximately $237.2 million plus an additional amount equal to their net income during 1994, and Security Bank could, without regulatory approval, declare dividends in 1994 of approximately $2.3 million plus an additional amount equal to its net income during 1994.

         If, in the opinion of the applicable regulatory authority, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank or thrift, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.


FDIC INSURANCE

         The level of deposit insurance premiums affects the profitability of subsidiary banks and thrifts and thus the potential flow of dividends to parent companies. The FDIC has the authority to raise the insurance premiums for institutions in BIF or SAIF to a level necessary to achieve a target reserve level of 1.25% of insured deposits within not more than 15 years. BIF reserves are expected to reach the target level during 1995, at which time adjustments in premium levels may be given consideration. Changes in the fundamental features of the system of assessing insurance premiums are also possible. In October 1994, the FDIC issued an advance notice of proposed rule making seeking public comment on a possible redefinition of the base on which insurance premiums are calculated. Such redefinition could have a significant effect on individual institutions. In addition, the FDIC has the authority to impose special assessments in certain circumstances.
See "GOVERNMENT REGULATION - DIVIDEND RESTRICTIONS."

         Under the risk-based insurance assessment system that became effective January 1, 1994, the FDIC places each insured depository institution in one of nine risk categories based on its level of capital and other relevant information (such as supervisory evaluations). See "GOVERNMENT REGULATION - CAPITAL REQUIREMENTS." Assessment rates currently range from 0.23% to 0.31%, depending upon the assessment category into which the insured institution is placed. The insured depository subsidiaries of Huntington, Huntington Florida, and Security National are all subject to this risk-based assessment system.


CAPITAL REQUIREMENTS

         The Federal Reserve Board has issued risk-based capital guidelines for bank holding companies, such as Huntington and Security National. All of Huntington's and Security National's depository institution subsidiaries are subject to substantially similar capital requirements adopted by applicable regulatory agencies. The risk-based capital ratio guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among financial institutions, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Under the guidelines and related policies, bank holding companies, banks, and thrifts must maintain capital sufficient to meet both a risk-based asset ratio test and leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher weighting being assigned to categories perceived as representing greater risk. A bank's capital is then divided by total risk-weighted assets to yield the risk-based ratio. The leverage ratio is determined by relating core capital (as described below) to total assets adjusted as specified in the guidelines.

        Generally, under the applicable guidelines, the financial institution's capital is divided into two tiers. "Tier 1", or core capital, includes common equity, noncumulative perpetual preferred stock (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill and, with certain limited exceptions, all other intangible assets. Bank holding companies, however, may include cumulative perpetual preferred stock in their Tier 1 capital, up to a limit of 25% of such Tier 1 capital. "Tier 2", or supplementary capital, includes, among other things, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations. "Total capital" is the sum of Tier 1 and Tier 2 capital.

         Under the risk-based guidelines, financial institutions are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital.
The appropriate regulatory authority may set higher capital requirements when an institution's particular circumstances warrant.

         Under the leverage guidelines, financial institutions that meet certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure, and the highest regulatory rating, are required to maintain a minimum leverage ratio of 3%. Financial institutions not meeting these criteria are required to maintain a leverage ratio which exceeds 3% by a cushion of at least 100 to 200 basis points.

         The guidelines also provide that financial institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels. Furthermore, the Federal Reserve Board's guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

         Failure to meet applicable capital guidelines could subject the financial institution to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital, and the termination of deposit insurance by the FDIC, as well as to the measures described under "FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991" as applicable to undercapitalized institutions.

         As of September 30, 1994, the Tier 1 risk-based ratio, total risk-based ratio, and total assets leverage ratio for Huntington were as follows:




                                                                   HUNTINGTON
                                                 FULLY        ------------------------
                                               PHASED-IN                        PRO        SECURITY
                                              REQUIREMENT     HISTORICAL     FORMA (1)     NATIONAL
                                              -----------     ----------     ---------     --------
 Tier 1 Risk-Based Ratio . . . . . .             4.00%           9.90%                      23.24%
 Total Risk-Based Ratio  . . . . . .             8.00%          14.06%                      24.48%
 Total Assets Leverage Ratio . . . .             3.00%           8.15%                      11.10%

__________________

(1) Includes Huntington, First Fed, and Security National on a pro forma combined basis.

         As of September 30, 1994, all of Huntington's banking and thrift subsidiaries and Security Bank had capital in excess of all applicable requirements.

         The Federal Reserve Board, as well as the FDIC, the OCC, and the OTS, have adopted changes to their risk-based and leverage ratio requirements that require that all intangible assets, with certain exceptions, be deducted from Tier 1 capital. Under the Federal Reserve Board's rules, the only types of intangible assets that may be included in (i.e., not deducted from) a bank holding company's capital are readily marketable purchased mortgage servicing rights ("PMSRs") and purchased credit card relationships ("PCCRs"), provided that, in the aggregate, the total amount of PMSRs and PCCRs included in capital does not exceed 50% of Tier 1 capital. PCCRs are subject to a separate sublimit of 25% of Tier 1 capital. The amount of PMSRs and PCCRs that a bank holding company may include in its capital is limited to the lesser of (i) 90% of such assets' fair market value (as determined under the guidelines), or (ii) 100% of such assets' book value, each determined quarterly. Identifiable intangible assets (i.e., intangible assets other than goodwill) other than PMSRs and PCCRs, including core deposit intangibles, acquired on or before February 19, 1992
(the date the Federal Reserve Board issued its original proposal for public comment), generally will not be deducted from capital for supervisory purposes, although they will continue to be deducted for purposes of evaluating applications filed by bank holding companies. These revisions became effective for periods commencing after March 15, 1993, and are reflected in Huntington's and Security National's capital ratios as of September 30, 1994.

         The Federal Reserve Board, the OCC, and the FDIC have proposed revising their risk-based capital requirements to ensure that such requirements provide for explicit consideration by commercial banks of interest rate risk. Under the proposed rule, a bank's interest rate risk exposure would be quantified using either the measurement system set forth in the proposal or the bank's internal model for measuring such exposure, if such model is determined to be adequate by the bank's examiner. If the dollar amount of a bank's interest rate risk exposure, as measured under either measurement system, exceeds 1% of the bank's total assets, the bank would be required under the proposed rule to hold additional capital equal to the dollar amount of the excess. It is anticipated that the regulatory agencies will issue a revised proposed rule for further public comment. Pending issuance of such revised proposal, Huntington's and Security National's managements cannot determine what effect, if any, an interest rate risk component would have on the capital of their subsidiary commercial banks.

         The OTS has adopted an amendment to its risk-based capital requirements that, effective July l, 1994, requires savings institutions with more than a "normal" level of interest rate risk to maintain additional total capital. A savings institution's interest rate risk will be measured in terms of the sensitivity of its "net portfolio value" to changes in interest rates. Net portfolio value is defined, generally, as the present value of expected cash inflows from existing assets and off-balance sheet contracts less the present value of expected cash outflows from existing liabilities. A savings institution will be considered to have a "normal" level of interest rate risk exposure if the decline in its net portfolio value after an immediate 200 basis point increase or decrease in market interest rates (whichever results in the greater decline) is less than 2.0% of the current estimated economic value of its assets. A savings institution with a greater than normal interest rate risk will be required to deduct from total capital, for purposes of calculating its risk-based capital requirement, an amount (the "interest rate risk component") equal to one-half the difference between the institution's measured interest rate risk and the normal level of interest rate risk, multiplied by the economic value of its total assets. Huntington has determined that its thrift subsidiaries would not be deemed to have more than normal level of interest rate risk under the new rule and believes that the new rule will not require any of such institutions to increase total capital.


FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

         In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the regulatory and funding provisions of the Federal Deposit Insurance
Act and made revisions to several other federal banking and thrift statutes.

         Among other things, FDICIA requires federal bank and thrift regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. For these purposes, FDICIA established five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized."

         The various regulatory agencies have adopted regulations to implement the prompt corrective action provisions of FDICIA. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and, generally, a Tier 1 leverage ratio of 4% or greater and the institution does not meet the definition of a "well capitalized" institution. An institution that does not meet one or more of the "adequately capitalized" tests is deemed to be "undercapitalized". If the institution has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%, it is deemed to be

"significantly undercapitalized". Finally, an institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a cash dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized institutions are subject to growth limitations and are required to submit a capital restoration plan.
If any depository institution subsidiary is required to submit a capital restoration plan, its parent company would be required to provide a limited guarantee regarding compliance with the plan as a condition of approval of such plan by the appropriate federal banking or thrift agency. If an undercapitalized institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. Significantly undercapitalized institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions may not, beginning 60 days after becoming critically undercapitalized, make any payment of principal or interest on their subordinated debt. In addition, critically undercapitalized institutions are subject to appointment of a receiver or conservator.

         Under FDICIA, a depository institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market.
The FDIC has recently adopted the same definitions of well capitalized, adequately capitalized, and undercapitalized for the purposes of the brokered deposit rules as those applicable to the prompt corrective action rules described above. All of Huntington's banking subsidiaries currently meet the definition of a well capitalized institution for purposes of accepting brokered deposits. Under the regulatory definition of brokered deposits, as of September 30, 1994, Huntington's banking subsidiaries had brokered deposits of $29.8 million, compared to $32.0 million as of September 30, 1993.
Security Bank does not have brokered deposits.


         FDICIA directs that each federal banking and thrift agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares, and such other standards as the agency deems appropriate. The federal banking and thrift regulatory agencies jointly proposed standards covering most of these items. At this time, Huntington and Security National believe that the proposed rules, if adopted in their current form, would not have a material effect on their respective operations.


RECENT DEVELOPMENTS

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, enacted in September 1994, provides for nationwide interstate banking and branching. Under the law, interstate acquisitions of banks or bank holding companies in any state by bank holding companies in any other state will be permissible one year after enactment. Interstate branching and consolidations of existing bank subsidiaries in different states will be permissible beginning June 1, 1997. The permissibility of consolidations and branching may be accelerated by "opt-ins" by individual states. A state may also, until June 1, 1997, adopt legislation to "opt-out" of interstate branching and consolidations, but in that event the state's own banks become ineligible to branch into, or consolidate their operations, in other states.

         The Riegle Community Development and Regulatory Improvement Act of 1994, also enacted in September 1994, made several changes in existing law affecting bank holding companies, including a reduction in the minimum post-approval antitrust review waiting period for depository institution mergers and acquisitions, and the substitution of a notice for an application when a bank holding company proposes to engage in, or acquire a company to engage in, nonbanking activities.

                                    EXPERTS

         The consolidated financial statements of Huntington incorporated by reference in Huntington's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated balance sheets as of December 31, 1993 and 1992, and the consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1993 and 1992, of Security National included in this Prospectus/Proxy Statement have been included herein in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.




                                 LEGAL  OPINIONS

         The validity of the Huntington Common Stock to be issued to Security National shareholders pursuant to the Merger and certain other legal matters in connection with the Merger will be passed upon for Huntington by Porter, Wright, Morris & Arthur, Columbus, Ohio. As of December 31, 1994, members of such firm participating in the representation of Huntington on this matter beneficially owned an aggregate of 16,298 shares of Huntington Common Stock. Certain legal matters in connection with the Merger will be passed on for Security National by Smith, Mackinnon, Harris, Greeley,
Bowdoin & Edwards P.A., Orlando, Florida. As of December 31, 1994, members of such firm beneficially owned an aggregate of 5,000 shares of Security National Common Stock.




                                   OTHER  MATTERS

         As of the date of this Proxy Statement/Prospectus, management of Security National knows of no business other than that described in this Proxy Statement/Prospectus that will come before the meeting. Should any other matters properly come before the Special Meeting, the proxy in the enclosed form confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

                                                   INDEX TO FINANCIAL STATEMENTS


                                                                                                           Page
 INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF SECURITY NATIONAL

          Consolidated Balance Sheets as of September 30, 1994, 1993,
              and 1992 and December 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-1

          Consolidated Statements of Income for the Three Months
              Ended September 30, 1994, 1993, and 1992 . . . . . . . . . . . . . . . . . . . . . . .       F-2

          Consolidated Statements of Income for the Nine Months
              Ended September 30, 1994, 1993, and 1992 . . . . . . . . . . . . . . . . . . . . . . .       F-3

          Consolidated Statement of Changes in Shareholders' Equity for
              the Nine Months Ended September 30, 1994, 1993, and 1992 . . . . . . . . . . . . . . .       F-4

          Consolidated Statements of Cash Flows for the Nine Months
              Ended September 30, 1994, 1993, and 1992   . . . . . . . . . . . . . . . . . . . . . .       F-5

          Notes to Unaudited Interim Financial Data  . . . . . . . . . . . . . . . . . . . . . . . .       F-6

          Management's Discussion and Analysis of Financial Condition and
              Results of Operations for the Nine Months Ended September 30, 1994 . . . . . . . . . .       F-7


 CONSOLIDATED FINANCIAL STATEMENTS OF SECURITY NATIONAL AND SUBSIDIARY

          Report of Independent Certified Public Accountants - Price Waterhouse LLP  . . . . . . . .       F-27

          Consolidated Balance Sheets as of December 31, 1993 and 1992   . . . . . . . . . . . . . .       F-28

          Consolidated Statements of Income for the Years Ended
              December 31, 1993, 1992, and 1991  . . . . . . . . . . . . . . . . . . . . . . . . . .       F-29

          Consolidated Statements of Changes in Shareholders' Equity for the
              Years Ended December 31, 1993, 1992, and 1991  . . . . . . . . . . . . . . . . . . . .       F-30

          Consolidated Statements of Cash Flows for the Years Ended
              December 31, 1993, 1992 and 1991   . . . . . . . . . . . . . . . . . . . . . . . . . .       F-31

          Notes to Consolidated Financial Statements   . . . . . . . . . . . . . . . . . . . . . . .       F-32

          Management's Discussion and Analysis of Financial Condition and
              Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-43

                         SECURITY NATIONAL CORPORATION
                    CONSOLIDATED BALANCE SHEETS  (UNAUDITED)

                                           9/30/94           12/31/93            9/30/93               9/30/92
                                        -------------     -------------        ------------         ------------
ASSETS
 Cash and due from banks  . . . . .      $ 11,462,172      $ 17,318,438        $ 15,910,453         $  9,244,898
 Federal funds sold   . . . . . . .         9,200,000         1,400,000          15,900,000           15,540,000
 Investment securities held to
   maturity   . . . . . . . . . . .        56,068,792        90,394,591          80,399,162           47,204,193
 Investment securities available
   for sale   . . . . . . . . . . .        25,197,287                 -                   -                    -
 Loans:
   Commercial, financial
     and agricultural   . . . . . .        15,615,216        16,457,697          15,303,017           14,151,829
   Real estate - construction   . .         4,297,562         2,512,494           2,170,090            5,449,481
   Real estate - mortgage   . . . .        41,732,180        41,643,409          41,488,423           35,767,578
   Installment and consumer lines .         9,350,915         9,860,602          10,173,748            9,664,370
                                         ------------     -------------        ------------         ------------
     Total Loans  . . . . . . . . .        70,995,873        70,474,202          69,135,278           65,033,258
 Less:  Unearned income . . . . . .          (184,068)         (205,747)           (205,394)            (177,132)
        Allowance for loan losses .        (1,123,792)       (1,148,054)         (1,220,101)          (1,268,980)
                                         ------------      ------------        ------------         ------------
     Net Loans  . . . . . . . . . .        69,688,013        69,120,401          67,709,783           63,587,146
 Premises and equipment   . . . . .         6,906,744         7,124,060           7,176,301            7,189,105
 Other assets   . . . . . . . . . .         1,850,453         1,452,743           1,472,853            1,194,782
                                         ------------      ------------        ------------         ------------
     TOTAL ASSETS   . . . . . . . .      $180,373,461      $186,810,233        $188,568,552         $143,960,124
                                         ============      ============        ============         ============
LIABILITIES
 Non-interest bearing deposits  . .      $ 45,778,470      $ 47,799,457        $ 48,496,975         $ 33,629,001
 Interest bearing deposits:
   Savings, time and demand   . . .       105,591,335       107,143,818         107,718,975           76,184,525
   Time, $100,000 and over  . . . .         7,158,520         7,555,782           9,212,295           10,736,504
                                         ------------      ------------        ------------         ------------
     Total Deposits   . . . . . . .       158,528,325       162,499,057         165,428,245          120,550,030
 Short-term borrowings  . . . . . .         1,286,888         2,968,507           2,627,513            3,090,568
 Other liabilities  . . . . . . . .           536,845         1,226,001             789,812              663,500
                                         ------------      ------------        ------------         ------------
     Total Liabilities  . . . . . .       160,352,058       166,693,565         168,845,570          124,304,098

SHAREHOLDERS' EQUITY
 Common stock - $1 par value  . . .         1,671,200         1,671,200           1,671,200            1,671,200
 Additional paid-in capital   . . .        17,892,824        17,892,824          17,892,824           17,892,824
 Retained earnings  . . . . . . . .         2,472,475         1,715,094           1,321,408              342,002
 Net unrealized gain (loss) on
   investment securities available
   for sale   . . . . . . . . . . .          (293,078)                -                   -                    -
 Less:  Treasury stock - at cost. .        (1,722,018)       (1,162,450)         (1,162,450)            (250,000)
                                         ------------      ------------        ------------         ------------
                                           20,021,403        20,116,668          19,722,982           19,656,026
                                         ------------      ------------        ------------         ------------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                    $180,373,461      $186,810,233        $188,568,552        $143,960,124
                                         ============      ============        ============        ============

                        SECURITY NATIONAL CORPORATION
                CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                                             -----------------------------------------------
                                                                1994              1993               1992
                                                             ----------        ----------         ----------
INTEREST INCOME
 Interest and fees on loans   . . . . . . . . . . . .        $1,586,062        $1,328,458         $1,284,328
 Interest on federal funds sold   . . . . . . . . . .           125,710            82,287             78,283
 Interest and dividends on taxable securities   . . .           961,313           972,840            698,687
                                                             ----------        ----------         ----------
        Total Interest Income . . . . . . . . . . . .         2,673,085         2,383,585          2,061,298

INTEREST EXPENSE
 Interest on deposits   . . . . . . . . . . . . . . .           763,210           710,421            689,465
 Interest on short-term borrowings and
   Fed Funds Purchased  . . . . . . . . . . . . . . .                 0            13,369              8,535
                                                             ----------        ----------         ----------
        Total Interest Expense  . . . . . . . . . . .           763,210           723,790            698,000
                                                             ----------        ----------         ----------
        NET INTEREST INCOME . . . . . . . . . . . . .         1,909,875         1,659,795          1,363,298

Provision for loan losses . . . . . . . . . . . . . .                 0                --             67,800
                                                             ----------        ----------         ----------
 Net Interest Income After Provision for Loan Losses.         1,909,875         1,659,795          1,295,498

NONINTEREST INCOME:
 Service Charges  . . . . . . . . . . . . . . . . . .           137,060           110,947             71,552
 Gain on sale of investment securities  . . . . . . .                 0                 0                  0
 Rental income  . . . . . . . . . . . . . . . . . . .            13,008            12,267             18,881
 Mortgage banking fees  . . . . . . . . . . . . . . .            24,591            52,577                  0
 Other  . . . . . . . . . . . . . . . . . . . . . . .                 0             7,496              2,372
                                                             ----------        ----------         ----------
        Total Noninterest Income  . . . . . . . . . .           174,659           183,287             92,805

NONINTEREST EXPENSES:
 Salaries and employee benefits   . . . . . . . . . .           466,659           471,066            442,072
 Occupancy expenses   . . . . . . . . . . . . . . . .           133,611           117,964            127,030
 Equipment expenses   . . . . . . . . . . . . . . . .            94,890           132,453            121,561
 Other operating expenses   . . . . . . . . . . . . .           532,907           489,569            409,801
                                                             ----------        ----------         ----------
        Total Noninterest Expenses  . . . . . . . . .         1,228,067         1,211,052          1,100,464
                                                             ----------        ----------         ----------
Income before income taxes  . . . . . . . . . . . . .           856,467           632,030            287,839
Applicable Income taxes . . . . . . . . . . . . . . .           320,000           234,950            108,501
                                                             ----------        ----------         ----------
        NET INCOME (LOSS) . . . . . . . . . . . . . .        $  536,467        $  397,080         $  179,338
                                                             ==========        ==========         ==========
Earnings per share:
 Net Income Per Common Share                                       $0.35             $0.25              $0.11

                        SECURITY NATIONAL CORPORATION
                CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                       NINE MONTHS ENDED SEPTEMBER 30
                                                              -----------------------------------------------
                                                                 1994              1993               1992
                                                              ----------        ----------         ----------
INTEREST INCOME
 Interest and fees on loans   . . . . . . . . . . . .         $4,389,979        $3,890,749         $3,959,721
 Interest on federal funds sold   . . . . . . . . . .            207,811           232,062            259,228
 Interest and dividends on taxable securities   . . .          2,950,076         2,714,805          2,086,115
                                                              ----------        ----------         ----------
        Total Interest Income . . . . . . . . . . . .          7,547,866         6,837,616          6,305,064

INTEREST EXPENSE
 Interest on deposits   . . . . . . . . . . . . . . .          2,131,043         2,022,122          2,240,421
 Interest on short-term borrowings and
   Fed Funds Purchased  . . . . . . . . . . . . . . .              9,666            38,082             47,931
                                                              ----------        ----------         ----------
        Total Interest Expense  . . . . . . . . . . .          2,140,709         2,060,204          2,288,352

        NET INTEREST INCOME . . . . . . . . . . . . .          5,407,157         4,777,412          4,016,712
                                                              ----------        ----------         ----------
Provision for loan losses . . . . . . . . . . . . . .                  0            60,000            231,800
                                                              ----------        ----------         ----------
 Net Interest Income After Provision for
   Loan Losses  . . . . . . . . . . . . . . . . . . .          5,407,157         4,717,412          3,784,912

NONINTEREST INCOME:
 Service Charges  . . . . . . . . . . . . . . . . . .            435,673           338,350            234,590
 Gain on sale of investment securities  . . . . . . .              6,826                 0             16,674
 Rental income  . . . . . . . . . . . . . . . . . . .             36,817            42,740             50,188
 Mortgage banking fees  . . . . . . . . . . . . . . .            105,198           117,481                  0
 Other  . . . . . . . . . . . . . . . . . . . . . . .                  0            23,409             35,749
                                                              ----------        ----------         ----------
        Total Noninterest Income  . . . . . . . . . .            584,514           521,980            337,201


NONINTEREST EXPENSES:
 Salaries and employee benefits   . . . . . . . . . .          1,360,958         1,405,097          1,219,606
 Occupancy expenses   . . . . . . . . . . . . . . . .            402,598           383,366            338,629
 Equipment expenses   . . . . . . . . . . . . . . . .            299,244           421,066            362,145
 Other operating expenses   . . . . . . . . . . . . .          1,476,712         1,513,263          1,203,772
                                                              ----------        ----------         ----------
        Total Noninterest Expenses  . . . . . . . . .          3,539,512         3,722,792          3,124,152

Income before income taxes  . . . . . . . . . . . . .          2,452,159         1,516,600            997,961
Applicable Income taxes . . . . . . . . . . . . . . .            914,800           565,600            365,501
                                                              ----------        ----------         ----------
        NET INCOME (LOSS) . . . . . . . . . . . . . .         $1,537,359        $  951,000         $  632,460
                                                              ==========        ==========         ==========

Earnings per share:
 Net Income Per Common Share                                       $1.01             $0.60              $0.38

                        SECURITY NATIONAL CORPORATION
         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)

                                  COMMON       ADDITIONAL    RETAINED
                                  STOCK         PAID-IN      EARNINGS     UNREALIZED     TREASURY
                               $1 PAR VALUE     CAPITAL     (DEFICIT)        LOSS         STOCK          TOTAL
                               ------------   -----------   ----------    ----------   -----------    -----------
Balance at December 31, 1991     $1,671,200   $17,892,824   $ (125,338)       -        $  (250,000)   $19,188,686
 Net income                           -            -           632,460        -             -             632,460
 Payment of dividend                  -            -          (165,120)       -             -            (165,120)
                                 ----------   -----------   ----------    ---------    -----------    -----------
Balance at September 30, 1992    $1,671,200   $17,892,824   $  342,002        -        $  (250,000)   $19,656,026
                                 ==========   ===========   ==========    =========    ===========    ===========

Balance at December 31, 1992     $1,671,200   $17,892,824   $  700,648        -        $  (250,000)   $20,014,672
 Net income                           -            -           951,000        -             -             951,000
 Payment of dividend                  -            -          (330,240)       -             -            (330,240)
 Acquisition of treasury shares
  (91,425 at $10.00 per share)        -            -            -             -           (912,450)      (912,450)
                                 ----------   -----------   ----------    ---------   -----------    -----------
Balance at September 30, 1993    $1,671,200   $17,892,824   $1,321,408        -        $(1,162,450)   $19,722,982
                                 ==========   ===========   ==========    =========    ===========    ===========
Balance at December 31, 1993     $1,671,200   $17,892,824   $1,715,094        -        $(1,162,450)   $20,116,668
 Net income                           -            -         1,537,359        -             -           1,537,359
 Payment of dividend                  -            -          (779,978)       -             -            (779,978)
 Net unrealized loss on
  investment securities
  available for sale                                                      $(293,078)                    (293,078)
 Sale of treasury shares
  (1,333 at $12.50 per share)         -            -            -             -             16,663         16,663
 Acquisition of treasury
  shares (50,107 at $11.50
  per share)                          -            -            -             -           (576,231)      (576,231)
                                 ----------   -----------   ----------    ---------    -----------    -----------
 Balance at September 30, 1994   $1,671,200   $17,892,824   $2,472,475    $(293,078)   $(1,722,018)   $20,021,403
                                 ==========   ===========   ==========    =========    ===========    ===========

                         SECURITY NATIONAL CORPORATION
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                     NINE MONTHS ENDED SEPTEMBER 30
                                                            ------------------------------------------------
              Increase (Decrease) In Cash                      1994              1993               1992
                                                            -----------      ------------       ------------
OPERATING ACTIVITIES
   Net income . . . . . . . . . . . . . . . . . . .         $ 1,537,359      $    951,000       $    632,460
   Adjustments to reconcile net income to cash
     provided by (used in) operating activities:
       Provision for loan losses  . . . . . . . . .                   0            60,000            231,800
       Depreciation and amortization  . . . . . . .             276,267           325,945            282,005
       Net investment security discounts/premiums .             428,388           337,273            281,252
       Provision for taxes net of payments  . . . .              (7,200)           39,400            131,116
       Decrease (increase) in interest receivable .            (150,621)         (101,962)            40,694
       Decrease (increase) in other assets  . . . .            (247,089)           26,301            153,124
       Increase (decrease) in interest payable  . .              16,941           (47,640)           (61,441)
       Increase (decrease) in other liabilities . .            (698,897)          200,743            109,639
       All other - net  . . . . . . . . . . . . . .                  --                --                 --
                                                            -----------      ------------       ------------
 Net Cash Provided By Operating Activities  . . . .           1,155,148         1,851,060          1,800,649


INVESTING ACTIVITIES
   Net change in federal funds sold . . . . . . . .          (7,800,000)       (4,150,000)        (4,505,000)
   Purchases of investment securities . . . . . . .                  --       (31,542,852)       (17,068,253)
   Maturities and principal collections of
     investment securities  . . . . . . . . . . . .           3,404,914        11,446,109          8,016,945
   Sale of investment securities  . . . . . . . . .           5,002,132                --          6,014,732
   Net decrease (increase) in loans . . . . . . . .            (567,612)       (3,539,133)         1,361,627
   Increase in premises and equipment . . . . . . .             (58,951)         (119,011)        (1,376,558)
   Purchase of Treasury Stock . . . . . . . . . . .            (559,568)         (912,450)                --
                                                            -----------      ------------       ------------
Net Cash Provided By (Used In)
   Investing Activities   . . . . . . . . . . . . .             (79,085)      (28,817,337)        (7,556,507)


FINANCING ACTIVITIES
   Net increase (decrease) in deposits  . . . . . .          (3,970,732)       29,234,084          3,046,349
   Net increase (decrease) in
     short-term borrowings  . . . . . . . . . . . .          (1,681,619)         (863,628)           905,306
   Payment of dividend  . . . . . . . . . . . . . .            (779,978)         (330,240)          (165,120)
                                                            -----------      ------------       ------------
Net Cash Provided By (Used In)
 Financing Activities   . . . . . . . . . . . . . .          (6,432,329)       28,040,216          3,786,535

Net Increase (Decrease) In Cash and
 Due From Banks   . . . . . . . . . . . . . . . . .          (5,856,266)        1,113,339         (1,969,323)

Beginning Balance of Cash and Due From Banks  . . .          17,318,438        14,836,512         11,214,221
                                                            -----------      ------------       ------------
Ending Balance Cash and Due From Banks  . . . . . .         $11,462,172      $ 15,910,451       $  9,244,898
                                                            ===========      ============       ============

              SECURITY NATIONAL CORPORATION

          NOTE TO UNAUDITED INTERIM FINANCIAL DATA


 NOTE 1: ACCOUNTING POLICIES

 INTERIM DATA

     The interim financial data is unaudited; however, in the opinion of Security National Corporation ("Security National"), the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

 INVESTMENTS

     Security National adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FAS 115"), on January 1, 1994. In accordance with FAS 115, prior periods' financial statements have not been restated to reflect the change in accounting method. There was no cumulative effect as a result of adopting FAS 115 in 1994.
 Management has reviewed the securities portfolio and classified securities as either held to maturity or available for sale. In determining such classification, securities expected to be held to maturity were classified in the amortized historical cost portfolio. All other securities were classified as available for sale and carried at fair value with the unrealized gains and losses included in shareholders' equity on an after-tax basis.

     Prior to the adoption of FAS 115, management determined the appropriate classification of securities at the time of purchase. If management had the intent and Security National had the ability at the time of purchase to hold securities until maturity or on a long-term basis, they were classified as investment securities and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis were classified as held for sale and carried at the lower of aggregate cost or market value.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Security National Corporation (the "Company") was incorporated under the laws of the State of Delaware on May 19, 1987. The Company operates one wholly-owned national banking subsidiary chartered by the Office of the Comptroller of the Currency and whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation. The Company's subsidiary bank is also a member of the Federal Reserve System.

        The Company's banking subsidiary currently operates from six locations in five counties in the central Florida area:

               LOCATION                            DATE OPENED
        ------------------------                 ----------------
        Main Office
        253 North Orlando Avenue
        Maitland, Florida                         November, 1986

        Kissimmee Office
        100 Park Place Boulevard
        Kissimmee, Florida                          June, 1988

        Altamonte Springs Office
        360 West State Road 436
        Altamonte Springs, Florida                December, 1988

        Melbourne Office
        685 South Babcock Street
        Melbourne, Florida                         January, 1989

        Sanford Office
        201 North Park Avenue
        Sanford, Florida                            June, 1993

        Orange City Office
        884 Saxon Boulevard
        Orange City, Florida                      September, 1993

        The Company's executive offices are located in the Maitland, Florida facility.

        The following analysis of financial results and financial condition at and for the three and nine month periods ended September 30, 1994, September 30, 1993, and September 30, 1992, should be read in conjunction with the financial statements and statistical data presented elsewhere.

SUMMARY OF EARNINGS RESULTS

        Net income for the three and nine month periods ended September 30, 1994, September 30, 1993, and September 30, 1992, are set forth below:

            For the three months ended September 30, 1994    $  536,467
            For the three months ended September 30, 1993       397,080
            For the three months ended September 30, 1992       179,338

            For the nine months ended September 30, 1994     $1,537,359
            For the nine months ended September 30, 1993        951,000
            For the nine months ended September 30, 1992        632,460


        Net income for the three months ended September 30, 1994, increased 35% from the three months ended September 30, 1993. Net income in the third quarter of 1993 increased 121% over the similar period in 1992. Earnings increased 62% for the nine month period ending September 30, 1994, as compared to the same period in 1993. Earnings for the first nine months of 1993 increased 50% over the comparable period in 1992.

        On a quarterly basis, net income per share for 1994, 1993, and 1992 were:

                      QUARTER                   1994        1993        1992
                                               ------      ------      ------
        First Quarter . . . . . . . . . .      $0.30       $0.15       $0.13
        Second Quarter  . . . . . . . . .       0.36        0.20        0.14
        Third Quarter . . . . . . . . . .       0.35        0.25        0.11
        Fourth Quarter  . . . . . . . . .                   0.25        0.22


        The increase in earnings during the three and nine months ended September 30, 1994, as compared to the same periods in 1993 was primarily the result of increased net interest income attributable to a 8% gain in average earning assets in the first nine months of 1994 over 1993. The increase in earnings during the three and nine months ended September 30, 1993, as compared to the same periods in 1992 was also attributable to increases in net interest income associated with growth in earning assets.

        Earnings during the three and nine months ended September 30, 1993, were adversely affected by the expenses associated with the litigation in which the Company's subsidiary was involved. A settlement was reached during the fourth quarter of 1993 and all costs and expenses associated with the litigation were booked in the year ended December 31, 1993.

        Annualized returns on average assets (ROA) and annualized returns on average shareholders' equity (ROE) were:

                                                            ROA         ROE
                                                           -----       ------
        For the three months ended September 30, 1994      1.17%       10.75%
        For the three months ended September 30, 1993      0.90%        8.07%
        For the three months ended September 30, 1992      0.53%        3.65%

        For the nine months ended September 30, 1994       1.15%       10.50%
        For the nine months ended September 30, 1993       0.76%        6.49%
        For the nine months ended September 30, 1992       0.64%        4.36%


NET INTEREST INCOME

        Net interest income, the principal source of income for the Company, is the total interest income on earning assets less the interest expense on deposits and funds borrowed to support earning assets. The following table sets forth information concerning net interest income for the three month periods ended September 30, 1994, September 30, 1993, and September 30, 1992:

Three months ended September 30:

                                                  1994              1993               1992
                                               ----------        ----------         ----------
        Interest income . . . . . . .          $2,673,085        $2,383,585         $2,061,298
        Interest expense  . . . . . .             763,210           723,790            698,000
                                               ----------        ----------         ----------
        Net interest income . . . . .          $1,909,875        $1,659,795         $1,363,298
                                               ==========        ==========         ==========

Nine months ended September 30:

                                                  1994               1993               1992
                                               ----------         ----------         ----------
        Interest income . . . . . . .          $7,547,866         $6,837,616         $6,305,064
        Interest expense  . . . . . .           2,140,709          2,060,204          2,288,352
                                               ----------         ----------         ----------
        Net interest income . . . . .          $5,407,157         $4,777,412         $4,016,712
                                               ==========         ==========         ==========


        Changes in net interest income from period to period result from increases or decreases in the average balances (volume) of interest earning assets and interest bearing liabilities, increases or decreases in the average rates earned and paid on such assets and liabilities, the Bank's ability to manage its earning asset portfolio, and the availability of particular sources of funds.

        Net interest income has been positively influenced by the growth in earning assets. Average earning assets increased 8% during the first nine months of 1994 as compared to 1993, and 25% during the nine months of 1993 as compared to the same period in 1992. The Company's cost of funds was also favorably impacted by significant increases in average noninterest bearing demand deposit balances during the nine months ended September 30, 1994 (+13%), and September 30, 1993 (+46%), as compared to the same period in the prior years. These increases are the result of continued growth by the Company through ongoing business development efforts.

        Net interest income also is affected by interest rates in the national money markets which generally reflect the monetary policy actions by the Board of Governors of the Federal Reserve System. Set forth below is the average prime interest rate charged on loans and the average Federal Funds rate earned by the Company during the three month periods ended September 30, 1994, September 30, 1993, and September 30, 1992:

                                                                                    FEDERAL
                                                                 PRIME               FUNDS
                                                                 RATE                RATE
                                                                 -----              -------
        For the three months ended September 30, 1994            7.50%               3.07%
        For the three months ended September 30, 1993            6.00%               3.07%
        For the three months ended September 30, 1992            6.00%               3.18%

        For the nine months ended September 30, 1994             6.81%               4.18%
        For the nine months ended September 30, 1993             6.00%               3.02%
        For the nine months ended September 30, 1992             6.33%               3.60%

        Loans tied to the prime rate and investments in Federal Funds comprised 37% of the Company's earning assets at September 30, 1994, 40% at September 30, 1993, and 53% at September 30, 1992.

        The tables on the following two pages provide a detailed analysis of the changes in net interest income and illustrate the impact in the increase in balances of interest earning assets and interest bearing liabilities as well as the impact of the decline in overall interest rates in the financial marketplace.


                  ANALYSIS OF CHANGES IN NET INTEREST INCOME

        The following table sets forth the dollar amount of changes in net interest income for each major category of interest earning asset and interest bearing liability for the periods indicated:


                                                 FOR THE NINE MONTHS ENDED
                                                        SEPTEMBER 30,                  NET CHANGE    NET CHANGE
                                           ---------------------------------------
                                              1994          1993           1992        1993-1994     1992-1993
                                           ----------    ----------     ----------     ----------    ----------
Earning Assets - Interest Income:
Interest Bearing Bank Balances  . . .      $      999    $    4,500     $    4,500     $  (3,501)    $       0
Fed Funds Sold  . . . . . . . . . . .         207,811       232,062        259,228       (24,251)      (27,166)
Taxable Investment Securities . . . .       2,949,077     2,710,305      2,081,615       238,772       628,690
Non-taxable Investment Securities . .               0             0              0             0             0
Loans (Includes Loan Fees)  . . . . .       4,389,979     3,890,749      3,959,721       499,230       (68,972)
                                           ----------    ----------     ----------     ---------     ---------
TOTAL . . . . . . . . . . . . . . . .      $7,547,866    $6,837,616     $6,305,064     $ 710,250     $ 532,552

Interest Expense on Deposits and Borrowed Funds:

Demand Accounts-Interest Bearing  . .      $  211,386    $  213,661     $  266,498     $  (2,275)    $ (52,837)
Savings . . . . . . . . . . . . . . .          64,971        48,639         37,220        16,332        11,419
Money Market Accounts . . . . . . . .       1,379,706     1,013,392      1,031,510       366,314       (18,118)

Time Deposits . . . . . . . . . . . .         432,987       746,430        905,193      (313,443)     (158,763)
Fed Funds Purchased . . . . . . . . .           9,666             0              0         9,666             0
TTL and Other Borrowings  . . . . . .          41,993        38,082         47,931         3,911        (9,849)
                                           ----------    ----------     ----------     ---------     ---------
TOTAL . . . . . . . . . . . . . . . .       2,140,709     2,060,204      2,288,352        80,505      (228,148)
                                           ----------    ----------     ----------     ---------     ---------

NET INTEREST INCOME . . . . . . . . .      $5,407,157    $4,777,412     $4,016,712     $ 629,745     $ 760,700
                                           ==========    ==========     ==========     =========     =========


        Interest income on loans includes loan fee recognition as follows:

        For the nine months ending September 30, 1994              $68,682
        For the nine months ending September 30, 1993              $68,293
        For the nine months ending September 30, 1992              $82,427

        Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is paid. Volume change is calculated as change in volume times the old rate while rate change is the change in rate times the old volume. The table on the following page indicates the dollar amount of the change attributable to each factor. The rate/volume change, the change in rate times the change in volume, is allocated between the volume change and rate change at the ratio each of the components bears to the absolute value of their total.

                                                 AMOUNT OF CHANGE                       AMOUNT OF CHANGE
                                                  ATTRIBUTABLE TO                        ATTRIBUTABLE TO
                                   TOTAL            CHANGES IN:           TOTAL            CHANGES IN:
                                   CHANGE     ----------------------      CHANGE     -----------------------
                                    FROM      OUTSTANDING                  FROM      OUTSTANDING
                                 9/30/93 TO    BALANCES     INTEREST    9/30/92 TO    BALANCES      INTEREST
                                  9/30/94      (VOLUME)      RATES       9/30/93      (VOLUME)       RATES
                                 ----------   ----------   ---------    ----------   ----------    ---------
Interest Income:

Interest Earning
   Balances in Banks  . . . .    $  (3,501)   $       0    $  (3,501)   $       0    $        0    $       0
Fed Funds Sold  . . . . . . .      (24,251)     (97,555)      73,304      (27,166)       17,314      (44,480)
Investment Securities:
   Taxable  . . . . . . . . .      238,772      491,783     (253,011)     628,690     1,089,522     (460,832)
   Non-taxable  . . . . . . .            0            0            0            0             0            0
Loans (Includes Loan Fees)  .      499,230      156,524      342,706      (68,972)      135,497     (204,469)
                                 ---------    ---------    ---------    ---------    ----------    ---------
Total . . . . . . . . . . . .      710,250      550,752      159,498      532,552     1,242,334     (709,782)


Interest Expense:

Demand Accounts -
    Interest Bearing  . . . .       (2,275)      (1,635)        (640)     (52,837)       15,624      (68,461)
Savings . . . . . . . . . . .       16,332       15,276        1,056       11,419        19,357       (7,938)
Money Market Accounts . . . .      366,314      351,511       14,803      (18,118)      299,767     (317,885)
Time Deposits . . . . . . . .     (313,443)    (311,271)      (2,172)    (158,763)      138,042     (296,805)
Fed Funds Purchased . . . . .        9,666        9,666            0            0             0            0
TTL and Other Borrowings  . .        3,911       (6,729)      10,640       (9,849)          155      (10,004)
                                 ---------    ---------    ---------    ---------    ----------    ---------
Total . . . . . . . . . . . .       80,505       56,818       23,687     (228,148)      472,944     (701,092)
                                 ---------    ---------    ---------    ---------    ----------    ---------

Net Interest Income . . . . .    $ 629,745    $ 493,934    $ 135,811    $ 760,700    $  769,390    $  (8,690)
                                 =========    =========    =========    =========    ==========    =========


PROVISION FOR LOAN LOSSES

        It is the Company's practice to maintain the allowance for loan losses at a level considered by management to be adequate to provide for reasonably foreseeable loan losses. Management's evaluation is based upon a continuing review of the loan portfolio and includes, but is not limited to, consideration of actual loan loss experience, the present and prospective financial condition of borrowers, industry concentrations within the portfolio, and general economic conditions.

        The tables on the following two pages set forth the loan loss experience of the Company for the nine months ended September 30, 1994, September 30, 1993, and September 30, 1992, and management's allocation of the reserve for loan losses.

        As noted on the table on the following page, the annualized ratio of net charge-offs during the nine months ended September 30, 1994, September 30, 1993, and September 30, 1992, have remained moderate. Loan losses are the result of economic weaknesses in markets in which the Company operates which cause deterioration in the credit quality of isolated loans. The Company reduced the provision charged to expense for possible loan losses during the nine months ended September 30, 1994, and the nine months ended September 30, 1993, due to its moderate loan loss experience and after a thorough evaluation of the adequacy of the allowance for loan losses.

        Bank management believes that the Bank's allowance for loan losses was adequate at September 30, 1994, based upon the Bank's loan portfolio as of that date.


                        SUMMARY OF LOAN LOSS EXPERIENCE

        The following table summarizes the Company's loan loss experience for the nine months ended September 30:

                                                 9/30/94        9/30/93        9/30/92
                                               -----------    -----------    -----------
        Average loans outstanding . . . . .    $70,116,695    $67,592,808    $65,157,502
        Net loans at end of period  . . . .    $70,811,805    $68,929,884    $64,856,126

        Allowance for loan losses
          at beginning of period  . . . . .    $ 1,148,054    $ 1,176,602    $ 1,147,250

        Loans Charged off:

          Commercial Loans. . . . . . . . .              0          4,794        130,532
          Residential real estate loans . .              0              0              0
          Commercial real estate loans  . .              0              0              0
          Construction and land
           development loans  . . . . . . .              0              0          3,011
          Installment loans . . . . . . . .         31,119              0          2,442

          Revolving credit loans  . . . . .              0         17,098          1,961
                                               -----------    -----------    -----------
                                                    31,119         21,892        137,946

        Recoveries of loans previously
          charged off . . . . . . . . . . .          6,857          5,391         27,876
                                               -----------    -----------    -----------
        Net loans charged off . . . . . . .         24,262         16,501        110,070


        Provision charged to expense  . . .              0         60,000        231,800
                                               -----------    -----------    -----------
        Allowance for loan losses
          at end of period  . . . . . . . .    $ 1,123,792    $ 1,220,101    $ 1,268,980
                                               ===========    ===========    ===========


        Annualized ratio of net charge-offs
          during period to average net
          loans outstanding . . . . . . . .       0.05%          0.03%          0.23%

        Allowance for loan losses as
          a percentage of net loans
          outstanding at end of period  . .       1.59%          1.77%          1.96%


                    ALLOCATION OF RESERVE FOR LOAN LOSSES

        Although the total reserve is available to absorb losses from all loans, management allocates the reserve among general portfolio categories for informational and regulatory reporting purposes. The following tables reflect that allocation and information for the periods indicated:

ALLOCATION OF RESERVE FOR LOAN LOSSES BY LOAN TYPE

                                                9/30/94      12/31/93        9/30/93      9/30/92
                                              ----------    ----------     ----------    ----------
Commercial Loans  . . . . . . . . . . . .     $  156,152    $  164,577     $  153,030    $  249,720
Residential real estate loans . . . . . .         24,722        24,606         23,270         8,034
Commercial real estate loans  . . . . . .        372,727       367,222        368,344       268,529
Construction and land development loans .         38,127        25,125         21,701        50,775
Installment loans . . . . . . . . . . . .         58,312        63,619         62,904        24,355
Revolving credit loans  . . . . . . . . .         58,574        59,639         64,268        77,968
Unallocated reserve . . . . . . . . . . .        415,178       443,267        526,584       589,599
                                              ----------    ----------     ----------    ----------
Total.  . . . . . . . . . . . . . . . . .     $1,123,792    $1,148,054     $1,220,101    $1,268,980
                                              ==========    ==========     ==========    ==========


ALLOCATION OF RESERVE FOR LOAN LOSSES AS A PERCENTAGE OF TOTAL RESERVE


                                                 9/30/94       12/31/93        9/30/93      9/30/92
                                                 -------       --------        -------      -------
Commercial Loans  . . . . . . . . . . . .          13.9%         14.0%          12.5%         19.7%
Residential real estate loans . . . . . .           2.2%          2.1%           1.9%          0.6%
Commercial real estate loans  . . . . . .          33.2%         31.2%          30.2%         21.2%
Construction and land development loans .           3.4%          2.1%           1.8%          4.0%
Installment loans . . . . . . . . . . . .           5.2%          5.4%           5.2%          1.9%
Revolving credit loans  . . . . . . . . .           5.2%          5.1%           5.3%          6.1%
Unallocated reserve . . . . . . . . . . .          36.9%         40.1%          43.1%         46.5%
                                                  ------        ------         ------        ------
Total.  . . . . . . . . . . . . . . . . .         100.0%        100.0%         100.0%        100.0%
                                                  ======        ======         ======        ======


PERIOD END LOAN TYPES AS A PERCENTAGE OF TOTAL LOANS


                                                 9/30/94       12/31/93        9/30/93      9/30/92
                                                 -------       --------        -------      -------
Commercial Loans  . . . . . . . . . . . .          22.0%         23.4%         22.1%         21.8%
Residential real estate loans . . . . . .           7.0%          7.0%          6.7%          7.7%
Commercial real estate loans  . . . . . .          52.4%         52.0%         53.4%         47.2%
Construction and land development loans .           5.4%          3.6%          3.1%          8.4%
Installment loans . . . . . . . . . . . .           6.6%          7.2%          7.3%          7.5%
Revolving credit loans  . . . . . . . . .           6.6%          6.8%          7.4%          7.4%
                                                  ------        ------         ------        ------
Total.  . . . . . . . . . . . . . . . . .         100.0%        100.0%         100.0%        100.0%
                                                  ======        ======         ======        ======

          AVERAGE BALANCE SHEETS AND COMPOSITION OF AVERAGE DEPOSITS

        The tables on the following two pages show the average balances of assets, liabilities, and shareholders' equity, the amount of interest income or expense and the average yield or rate for each category of interest earning assets and interest bearing liability, the Company's net interest spread, and the Company's net interest margin.

        The mix of the Company's average earning assets as a percentage of total average assets for the nine months ended September 30, 1994, September 30, 1993, and September 30, 1992, were:



                                                    1994             1993             1992
                                                    ----             ----             ----
        Interest - Bearing Bank Balances            0.1%             0.1%             0.1%

        Federal Funds Sold                          3.7%             6.2%             7.2%

        Investment Securities                      46.8%            42.3%            32.7%

        Loans (Net of Unearned Income)             39.3%            40.7%            49.1%
                                                   -----            -----            -----
        Total Earning Assets                       89.9%            89.2%            89.1%
                                                   =====            =====            =====



        As the table above indicates, the Company's mix of earning assets has remained constant over the three year period. In actual terms, loan outstandings have remained constant, and funds received from the growth in deposits have been employed in the investment portfolio.

        Average deposit liabilities increased 9% during the first nine months of 1994 as compared to 1993. In the nine months ended September 30, 1993, average deposits increased 30% over the comparable period in 1992.

                            AVERAGE BALANCE SHEETS

                                                 9/30/94                              9/30/93
                                   -----------------------------------   ------------------------------------
                                                    INTEREST                             INTEREST
                                                     INCOME                               INCOME
                                     AVERAGE           OR                   AVERAGE         OR
                                     BALANCE         EXPENSE       RATE     BALANCE       EXPENSE        RATE
                                   ------------     ---------     -----  ------------    ---------      -----
ASSETS:
 Interest Bearing Bank Balances .      $100,000          $999     1.33%      $100,000       $4,500      6.03%
 Fed Funds Sold   . . . . . . . .     6,632,352       207,811     4.18%    10,288,185      232,062      3.02%
 Taxable Investment Securities  .    83,567,577     2,949,077     4.71%    70,335,087    2,710,305      5.17%
 Non-taxable Investment
  Securities  . . . . . . . . . . .           0             0     0.00%             0            0      0.00%
 Loans (Net of Unearned Income) .    70,116,695     4,389,979     8.35%    67,592,808    3,890,749      7.72%
                                    -----------     ---------     -----   -----------    ---------      -----
TOTAL EARNING ASSETS/
 INTEREST INCOME  . . . . . . . .   160,416,624     7,547,866     6.27%   148,316,080    6,837,616      6.18%
All Other Assets  . . . . . . . .    18,156,545                            17,956,206
                                   ------------                          ------------
        TOTAL . . . . . . . . . .  $178,573,169                          $166,272,286
                                   ============                          ============

LIABILITIES AND SHAREHOLDERS EQUITY:
 Deposits:
   Demand-interest Bearing  . . .   $15,336,094      $211,386     1.84%   $15,515,745     $213,661      1.85%
   Savings  . . . . . . . . . . .     3,749,173        64,971     2.31%     2,880,977       48,639      2.26%
   Money Market Accounts  . . . .    76,725,934     1,379,706     2.40%    57,464,570    1,013,392      2.36%
   Time Deposits  . . . . . . . .    17,314,182       432,987     3.33%    29,923,800      746,430      3.34%
 Fed Funds Purchased  . . . . . .       387,417         9,666     3.33%             0            0      0.00%
 TTL and Other Borrowings . . . .     1,454,934        41,993     3.85%     1,733,431       38,082      2.95%
                                    -----------     ---------     -----    ----------    ---------      -----
TOTAL INTEREST
 BEARING FUNDS  . . . . . . . . .   114,967,734     2,140,709     2.48%   107,518,523    2,060,204      2.57%
Demand Deposits . . . . . . . . .    43,500,597                            38,511,653
Other Liabilities . . . . . . . .       574,493                               718,340
Shareholders' Equity  . . . . . .    19,530,345                            19,523,770
                                   ------------                          -----------
        TOTAL . . . . . . . . . .  $178,573,169                          $166,272,286
                                   ============                          ============
INTEREST SPREAD (Average Rate
  Earned Minus Average Rate Paid)  . . . . . . .                  3.79%                                 3.61%
NET INTEREST INCOME . . . . . . . . . . . . .  .   $5,407,157                           $4,777,412
NET INTEREST MARGIN (Net Interest
  Income/Average Earning Assets) . . . . . . . .                  4.51%                                 4.32%


                            AVERAGE BALANCE SHEETS

                                                    9/30/92
                                     -------------------------------------
                                                      INTEREST
                                                       INCOME
                                       AVERAGE           OR
                                       BALANCE         EXPENSE        RATE
                                     ------------     ---------     ------
ASSETS:
 Interest Bearing Bank Balances .        $100,000        $4,500      6.00%
 Fed Funds Sold   . . . . . . . .       9,598,246       259,228      3.60%
 Taxable Investment Securities. .      43,428,856     2,081,615      6.39%
 Non-taxable Investment
  Securities  . . . . . . . . . .               0             0      0.00%
 Loans (Net of Unearned Income) .      65,157,502     3,959,721      8.10%
                                     ------------     ---------      -----
TOTAL EARNING ASSETS/
  INTEREST INCOME   . . . . . . .     118,284,604     6,305,064      7.11%
All Other Assets  . . . . . . . .      16,060,954
                                     ------------
        TOTAL . . . . . . . . . .    $132,642,991
                                     ============
LIABILITIES AND SHAREHOLDERS EQUITY
 Deposits:
   Demand-interest Bearing  . . .     $14,600,980      $266,498      2.43%
   Savings  . . . . . . . . . . .       1,786,409        37,220      2.78%
   Money Market Accounts  . . . .      42,705,777     1,031,510      3.22%
   Time Deposits  . . . . . . . .      25,510,405       905,193      4.73%
 Fed Funds Purchased  . . . . . .               0             0      0.00%
 TTL and Other Borrowings . . . .       1,727,702        47,931      3.70%
                                     ------------    ----------      -----
TOTAL INTEREST
  BEARING FUNDS . . . . . . . . .      86,331,273     2,288,352      3.53%
Demand Deposits . . . . . . . . .      26,385,227
Other Liabilities . . . . . . . .         565,917
Shareholders' Equity  . . . . . .      19,360,574
                                     ------------
        TOTAL . . . . . . . . . .    $132,642,991
                                     ============
INTEREST SPREAD (Average Rate
     Earned Minus Average Rate Paid. . . . . .                       3.58%
NET INTEREST INCOME . . . . . . . . . . . . . .      $4,016,712
NET INTEREST MARGIN (Net Interest
     Income/Average Earning Assets) . . . . . .                      4.53%


                        COMPOSITION OF AVERAGE DEPOSITS

AVERAGE DEPOSIT BALANCES:

                                     NINE MONTHS ENDED SEPTEMBER 30,          AS A PERCENT OF TOTAL DEPOSITS
                                -------------------------------------------   ------------------------------
                                   1994            1993            1992          1994       1993       1992
                               ------------    ------------    ------------     ------     ------     ------
Noninterest bearing . . .      $ 43,500,597    $ 38,511,653    $ 26,385,227      27.8%      26.7%      23.8%
Interest Bearing Demand .        15,336,094      15,515,745      14,600,980       9.8%      10.8%      13.2%
Money market accounts . .        76,725,934      57,464,570      42,705,777      49.0%      39.8%      38.4%
Savings Accounts  . . . .         3,749,173       2,880,977       1,786,409       2.4%       2.0%       1.6%
Time Deposits . . . . . .        17,314,182      29,923,800      25,510,405      11.1%      20.7%      23.0%
                               ------------    ------------    ------------     ------     ------     ------
Total . . . . . . . . . .      $156,625,980    $144,296,745    $110,988,798     100.0%     100.0%     100.0%
                               ============    ============    ============     ======     ======     ======

GROWTH IN AVERAGE DEPOSIT BALANCES

                                          DOLLAR GROWTH IN                         PERCENTAGE GROWTH IN
                                          DEPOSIT BALANCES                           DEPOSIT BALANCES
                                   -------------------------------              --------------------------
                                     1993-1994          1992-1993               1993-1994        1992-1993
                                   ------------        -----------              ---------        ---------
Noninterest bearing . . . .          $4,988,944        $12,126,426                13.0%            46.0%
Interest Bearing Demand . .           (179,651)            914,765                -1.2%             6.3%
Money market accounts . . .          19,261,364         14,758,793                33.5%            34.6%

Savings Accounts  . . . . .             868,196          1,094,568                30.1%            61.3%
Time Deposits . . . . . . .        (12,609,618)          4,413,395               -42.1%            17.3%
                                   ------------        -----------               -------          -------
Total . . . . . . . . . . .         $12,329,235        $33,307,947                 8.5%            30.0%
                                   ============        ===========               =======          =======

                              NON-INTEREST INCOME

        Set forth below is a summary of non-interest income for the three and nine month periods ended September 30, 1994, September 30, 1993, and September 30, 1992:

                                                             THREE MONTHS ENDED SEPTEMBER 30,
                                                    ---------------------------------------------------
                                                      1994                  1993                 1992
                                                    --------              --------             --------
        Banking fees and service charges.           $137,060              $110,947             $ 71,552
        Gain on sale of real estate . . .                  0                     0                    0
        Gain on sale of investments . . .                  0                     0                    0
        Mortgage banking fees . . . . . .             24,591                52,577                    0
        Rental income . . . . . . . . . .             13,008                12,267               18,881
        Other income  . . . . . . . . . .                  0                 7,496                2,372
                                                    --------              --------             --------
        Total noninterest income  . . . .           $174,659              $183,287             $ 92,805
                                                    ========              ========             ========

                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                    ---------------------------------------------------
                                                      1994                  1993                 1992
                                                    --------              --------             --------
        Banking fees and service charges.           $435,673              $338,350             $234,590
        Gain on sale of real estate . . .                  0                 9,354               16,661
        Gain on sale of investments . . .              6,826                     0               16,674
        Mortgage banking fees . . . . . .            105,198               117,481                    0
        Rental income . . . . . . . . . .             36,817                42,740               50,188
        Other income  . . . . . . . . . .                  0                14,055               19,088
                                                    --------              --------             --------
        Total noninterest income  . . . .           $584,514              $337,201             $337,201
                                                    ========              ========             ========

        Fees and service charges rose 24% in the three months ended September 30, 1994, compared to the same period in 1993. For the three month period ended September 30, 1993, service charges increased 55% from the same period in 1992. For the nine month periods ended September 30, 1994, and September 30, 1993, fees and service charges increased 29% and 44% respectively. Fees and service charges are primarily a function of deposit account activity, particularly transaction account activity. These increases are consistent with the gain in transaction account balances noted earlier. The
Company's marketing strategy, however, is to concentrate on commercial banking, serving small to middle-sized businesses, professionals, the title and escrow industry, the business entrepreneur, and high net worth individuals. These types of banking customers traditionally pay for their banking services through the maintenance of sufficient deposit balances to avoid the explicit payment of fees and service charges. The Company does not, therefore, anticipate that fees and service charges will represent a significant percentage of the Company's overall income for the foreseeable future.

        Rental income is received from renting excess space in banking facilities. The Company has limited excess space available for rental and does not anticipate that rental income will become a significant source of revenue.

        In January 1993, the Company's subsidiary began a mortgage banking operation in which residential mortgages are originated and sold to investors in the secondary mortgage market. The Bank originates only mortgages that have been "presold" in the secondary market and does not take a position in the underlying mortgage itself. During the three months and six month periods ended September 30, 1994, the Bank's earnings from mortgage banking declined from corresponding periods in 1993 due to increases in general market rates reducing consumer demand.



NON-INTEREST EXPENSE

        As the table on the following page indicates, non-interest expenses decreased 3% and 6% during the three and nine month periods ended September 30, 1994, compared to the same periods in 1993 and increased 10% and 19% during the three and nine month periods ended September 30, 1993, compared to the same periods in 1992.

        Professional fees declined 58% and 49% in the three and nine month periods ended September 30, 1994, as compared to similar periods in 1993. As was previously noted, the Company was the subject to litigation during 1993 that was settled during the fourth quarter of that year. The costs and expenses of defending that litigation caused significant increases in professional fees for the year ended December 31, 1993, that have not been incurred in 1994.

        The Company has also noted significant declines in expenses associated with furniture, fixtures and equipment. During 1988 the Company embarked upon a major expansion with the opening of three additional office locations. The depreciation expense associated with equipment acquired for these three offices ceased during the last part of 1993 and the first quarter of 1994. The Company anticipates increased expenditures for equipment in 1995 with a data processing conversion in connection with the merger with Huntington.

        Non-interest expenses as a percentage of average assets declined in the nine month period ended September 30, 1994 as compared to the same periods in 1993 and 1992.

        The table indicates the Company's total non-interest expenses relative to bank holding companies of comparable size using data reported by the Federal Financial Institutions Examination Council. This comparison shows a very favorable relationship of annualized expense ratios.

                             NON-INTEREST EXPENSE

        Set forth in the tables below are the components comprising non-interest expenses for the periods indicated:

                                         THREE MONTHS ENDED SEPTEMBER 30,       % CHANGE     % CHANGE
                                      --------------------------------------
                                         1994          1993          1992       1993-1994    1992-1993
                                      ----------    ----------    ----------    ---------    ---------
Salaries and benefits . . . . . .     $  509,416    $  471,066    $  442,072        8.1%         6.6%
Equipment expenses  . . . . . . .         94,890       132,453       121,561      -28.4%         9.0%
Occupancy expenses  . . . . . . .        133,611       117,964       127,030       13.3%        -7.1%
Data processing . . . . . . . . .         60,124        67,723        72,085      -11.2%        -6.1%
Regulatory fees . . . . . . . . .         92,715        77,301        67,938       19.9%        13.8%
Professional fees . . . . . . . .         76,254       179,413        47,800      -57.5%       275.3%
Marketing expense . . . . . . . .         19,534        23,283        31,847      -16.1%       -26.9%
Postage/delivery/telephone  . . .         42,182        36,105        33,758       16.8%         7.0%
Supplies  . . . . . . . . . . . .         33,156        36,460        46,698       -9.1%       -21.9%
Insurance . . . . . . . . . . . .         25,500        22,023        13,148       15.8%        67.5%
Other operating expenses  . . . .         87,378        47,261        96,527       84.9%       -51.0%
                                      ----------    ----------    ----------      ------       ------
Total noninterest expenses  . . .     $1,174,760    $1,211,052    $1,100,464       -3.0%        10.0%
                                      ==========    ==========    ==========      ======       ======


                                         NINE MONTHS ENDED SEPTEMBER 30,        % CHANGE     % CHANGE
                                      --------------------------------------
                                         1994          1993          1992       1993-1994    1992-1993
                                      ----------    ----------    ----------    ---------    ---------
Salaries and benefits . . . . . .     $1,403,715    $1,405,097    $1,219,606       -0.1%        15.2%
Equipment expenses  . . . . . . .        299,244       421,066       362,145      -28.9%        16.3%
Occupancy expenses  . . . . . . .        402,598       383,366       338,629        5.0%        13.2%
Data processing . . . . . . . . .        182,590       203,137       222,607      -10.1%        -8.7%
Regulatory fees . . . . . . . . .        325,515       278,319       220,657       17.0%        26.1%
Professional fees . . . . . . . .        229,261       451,761       133,324      -49.3%       238.8%
Marketing expense . . . . . . . .         77,873        81,456       107,253       -4.4%       -24.1%
Postage/delivery/telephone  . . .        124,622       119,147        86,621        4.6%        37.5%
Supplies  . . . . . . . . . . . .        109,406       109,290       121,626        0.1%       -10.1%
Insurance . . . . . . . . . . . .         76,562        60,948        40,312       25.6%        51.2%
Other operating expenses  . . . .        254,819       209,205       271,372       21.8%       -22.9%
                                      ----------    ----------    ----------      ------       ------
Total noninterest expenses  . . .     $3,486,205    $3,722,792    $3,124,152       -6.4%        19.2%
                                      ==========    ==========    ==========      ======       ======


Annualized Expense Ratios (As a percentage of average assets):

                                         NINE MONTHS ENDED SEPTEMBER 30,              AVERAGE FOR
                                       ----------------------------------       BANK HOLDING COMPANIES
                                       1994           1993          1992         OF COMPARABLE SIZE*
                                       -----          -----         -----       ----------------------
Total noninterest expenses  . . .      2.60%          2.98%         3.14%                3.48%
Salaries and benefits . . . . . .      1.05%          1.13%         1.23%                1.66%
Occupancy expense . . . . . . . .      0.30%          0.31%         0.34%                0.48%

* Five year average ratio of expense to average assets as reported by the Federal Financial Institutions Examination Council

INCOME TAXES

        For the three and nine months ending September 30, 1994, the Company had income of $856,467 and $2,452,159 before a provision for income taxes. The $320,000 provision for income taxes for the three months ended September 30, 1994, and the $914,800 provision for the nine months ended September 30, 1994, consists of provisions for both Federal and state income tax purposes.

LIQUIDITY

        Liquidity refers to the ability of the Company to meet its cash flow requirements, operating needs, and the borrowing needs and withdrawal requirements of customers on a timely basis. The Company may achieve its desired liquidity objectives from management of assets and liabilities, and through funds provided through operations. Funds invested in short-term marketable instruments and the continuous maturing of other earning assets are sources of liquidity from the asset perspective. The liability base provides sources of liquidity through deposit growth, the maturity structure of liabilities, and accessibility to market sources of funds.

        Net cash provided through operating activities during the nine months ended September 30, 1994, of $1.2 million included net income of $1,537,000 as well as various non-cash charges to income, primarily depreciation of fixed assets and amortization of investment security premiums. The Consolidated Statements of Cash Flows included elsewhere in this report provides an analysis of proceeds and uses of cash from operating, investing, and financing activities for the nine month periods ending September 30, 1994, September 30, 1993, and September 30, 1992. No trends in the sources or uses of cash by the Company are expected to have an impact on the Company's liquidity position.

        At September 30, 1994, and December 31, 1993, the Company had Federal funds sold of $9,200,000 and $1,400,000 respectively. Cash flow from principal repayments scheduled to be received within one year from loans (including demand loans, but excluding revolving credit lines) and investment securities maturing within one year amounted to $33,944,000 at September 30, 1994, and $30,560,000 at December 31, 1993.

        Core deposits, defined as total deposits less time deposits of $100,000 or greater, constitute the strongest element of the liability side of the liquidity position. Core deposits provide a great deal of stability as the fact that the Company's dependence upon large time deposits which experience volatile rate changes is moderate. Certificates of deposit with balances of $100,000 or greater comprise 5% of total deposits essentially unchanged from the position at December 31, 1993. The table on the following page sets forth maturities of time certificates of deposit with balances of $100,000 or greater, and the maturities of all time deposits distributed by rate at September 30, 1994.

        The Company has not acquired broker "jumbo" certificates of deposit and does not anticipate using this method as a source of funds in the future.

                       TIME DEPOSIT MATURITY SCHEDULES

        Set forth in the tables below are the maturity schedules for all time deposits stratified by interest rate and stratified by balance. Eighty-six percent of the Company's time deposits mature within one year.

TIME DEPOSIT MATURITIES BY INTEREST RATE:

                                                              SEPTEMBER 30, 1994
                                                         (DOLLAR AMOUNTS IN THOUSANDS)
                                ---------------------------------------------------------------------------------
                                            AFTER
                                            THREE          AFTER SIX      AFTER ONE
                                WITHIN      MONTHS         MONTHS BUT     YEAR BUT
                                THREE     BUT WITHIN       WITHIN ONE      WITHIN          AFTER TWO
                                MONTHS    SIX MONTHS          YEAR        TWO YEARS          YEARS          TOTAL
                                ------    ----------      ----------     -----------      ---------         -----
      2.00% To 2.49%              $156           $70             ---             ---            ---          $226
      2.50% To 2.99%               349           ---             ---             ---            ---           349
      3.00% To 3.49%             1,464           847           1,692               3            ---         4,006
      3.50% To 3.99%               826         1,241             811             496            ---         3,374
      4.00% To 4.49%                37           378           4,724             198             69         5,406
      4.50% To 4.99%                17           102             771             115            439         1,444
      5.00% To 5.49%               ---           249           1,356             451            427         2,483
      5.50% To 5.99%               ---           ---             ---              13            221           234
      6.00% To 6.49%               ---           ---              18             ---            ---            18
      6.50% To 6.99%                 2           ---              54               8             25            89
      7.00% To 7.49%               ---           ---             ---             ---            ---             0
      7.50% To 7.99%                 3           ---             ---             ---            ---             3
      8.00% To 8.49%                 6           ---             ---             ---            ---             6
      8.50% To 8.99%               ---           ---             ---             ---            ---             0
      9.00% To 9.49%               ---           ---             ---             ---            ---             0
                                ------        ------          ------          ------         ------       -------
Total . . . . . . . .           $2,860        $2,887          $9,426          $1,284         $1,181       $17,638
                                ======        ======          ======          ======         ======       =======


TIME DEPOSIT MATURITIES BY SIZE:



                                            AFTER
                                            THREE          AFTER SIX      AFTER ONE
                                WITHIN      MONTHS         MONTHS BUT     YEAR BUT
                                THREE     BUT WITHIN       WITHIN ONE      WITHIN         AFTER FIVE
                                MONTHS    SIX MONTHS          YEAR       FIVE YEARS          YEARS          TOTAL
                                ------    ----------      ----------     -----------      ----------        -----
Time Deposits With
  Balances of $100,000
  or more . . . . . .           $2,374        $1,846          $2,280            $705             ---       $7,205
Time Deposits With
  Balances of Less Than
  $100,000  . . . . .              486         1,041            7,146          1,760             ---       10,433
                                ------        ------           ------         ------             ---      -------
Total . . . . . . . .           $2,860        $2,887           $9,426         $2,465              $0      $17,638
                                ======        ======           ======         ======             ===      =======

ASSET/LIABILITY MANAGEMENT

        The objective of asset and liability management is to maximize earnings while minimizing interest rate risk and maintaining liquidity at an acceptable level. A certain amount of risk is inherent in any investment situation, and greater risks usually provide higher earnings. For the Company, the most important objectives in asset and liability management include: (1) controlling interest rate exposure, (2) ensuring adequate liquidity, and (3) maintaining a strong capital foundation.

        The table on the following page sets forth the cumulative ability of the Company to reprice its interest earning assets and interest bearing liabilities as of September 30, 1994, the Company's interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the Company's cumulative interest rate sensitivity gap, the Company's interest sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities), and the Company's cumulative interest sensitivity gap ratio. For the purposes of the Interest Sensitivity Table, an asset or liability is considered rate sensitive within a specified period when it matures or could be repriced within such a period in accordance with its contractual terms.

        Historically the Company has tried to maintain the cumulative gap ratio at the one year reporting interval within a narrow range to limit its exposure to changes in interest rates. The current cumulative gap ratio for the one year reporting interval continues to be among the most liability sensitive position noted in recent years and is based upon the funding and asset/liability management strategies of the Company. A ratio of greater than 1.00 indicates that within a twelve month period, a greater volume of assets will reprice than liabilities (an asset sensitive position). A ratio of less than 1.00 indicates that within the same period a greater volume of liabilities will reprice than assets (a liability sensitive position). A ratio of 1.00 indicates that an equal amount of assets and liabilities will reprice during the twelve month period (a neutral position). Generally, a rising rate environment favors an asset sensitive position and a falling rate environment favors a liability sensitive position.

        The Company attempts to limit its exposure to changes in interest rates through the asset/liability management process. The Company has established guidelines that limit the changes in net interest income associated with changes in interest rates to 10% of net interest income. For the nine months ended September 30, 1994, changes in net interest income attributable to changes in interest rates totaled +2.5% of total net interest income or within the guidelines.

                         INTEREST SENSITIVITY ANALYSIS

                                                                  SEPTEMBER 30, 1994
                                                            (DOLLAR AMOUNTS IN THOUSANDS)
                                          -------------------------------------------------------------------
                                                                                         NON RATE
                                                                                         SENSITIVE
                                                        31-90      91-180     181-365    AND OVER
                                          0-30 Days      Days       Days        Days     ONE YEAR     \TOTAL
                                          ---------   ---------   --------    --------   ---------    -------
ASSETS:

Commercial and real estate loans  . .      $54,062         $93       $881      $1,409      $5,200     $61,645
Home equity credit lines  . . . . . .        4,334                                                      4,334
Other credit lines  . . . . . . . . .          352                                                        352
Consumer loans  . . . . . . . . . . .          488          43         48         229       3,857       4,665
                                          --------   ---------   --------    --------     -------    --------
        Total loans . . . . . . . . .       59,236         136        929       1,638       9,057      70,996
Securities  . . . . . . . . . . . . .          500           0          0       8,000      73,878      82,378
Federal funds sold  . . . . . . . . .        9,200                                                      9,200
                                          --------   ---------   --------    --------     -------    --------
        Total earning assets  . . . .       68,936         136        929       9,638      82,935     162,574
Cash, property and other assets . . .                                                           0      18,923

Less: Allowance for loan losses
  and unearned income   . . . . . . .                                                      (1,124)     (1,124)
                                          --------   ---------   --------    --------     -------    --------
        TOTAL ASSETS  . . . . . . . .      $68,936        $136       $929      $9,638     $81,811    $180,373
                                          ========    ========   ========    ========     =======    ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
 Demand-non interest bearing  . . . .                                                     $45,778     $45,778
 Demand-interest bearing  . . . . . .       16,716                                                     16,716
 Savings  . . . . . . . . . . . . . .        2,788                                                      2,788
 Money Market Accounts  . . . . . . .       75,608                                                     75,608
 Time Deposits  . . . . . . . . . . .        1,630       1,326      2,868       9,365       2,449      17,638
                                          --------   ---------   --------    --------     -------    --------
        Total deposits  . . . . . . .       96,742       1,326      2,868       9,365      48,227     158,528
Federal funds purchased . . . . . . .            0                                                          0
Other short term borrowings . . . . .        1,287                                                      1,287
Other liabilities . . . . . . . . . .                                                         537         537
Shareholders' equity  . . . . . . . .                                                      20,021      20,021
                                          --------    --------   --------    --------     -------    --------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY   . . . . . . .      $98,029      $1,326     $2,868      $9,365     $68,785    $180,373
                                          ========    ========   ========    ========     =======    ========
Interest rate sensitivity gap . . . .     ($29,093)    ($1,190)   ($1,939)       $273     $13,026
Cumulative interest rate
  sensitivity gap   . . . . . . . . .     ($29,093)   ($30,283)  ($32,222)   ($31,949)
Cumulative sensitivity gap ratio  . .         0.70        0.70       0.68        0.71

- ---------------------------------------------------------------------------
- -                                                                         -
- -  ONE YEAR CUMULATIVE SENSITIVITY GAP RATIO HISTORY:                     -
- -                                                                         -
- -                                                                         -
- -                                                                         -
- -                                          1994         1993        1992  -
- -                                          ----         ----        ----  -
- -                                                                         -
- -  March 31 . . . . . . . . . . . . . . .  0.67         0.95        1.03  -
- -  June 30  . . . . . . . . . . . . . . .  0.70         0.86        0.88  -
- -  September 30 . . . . . . . . . . . . .  0.71         0.93        0.90  -
- -                                                                         -
- ---------------------------------------------------------------------------

             INVESTMENT SECURITY PORTFOLIO AT SEPTEMBER 30, 1994

        The following table shows the carrying value, the fair value, and the weighted average yield of the Company's investment portfolio categorized by issuer, by maturity, and by whether the security is available for sale or is being held to its maturity in accordance with the provisions of FAS 115. Investment securities are stated at cost adjusted for amortization of premium and accretion of discount.


                                                  HELD TO MATURITY                        AVAILABLE FOR SALE
                                         -------------------------------------    ------------------------------------
                                          AMORTIZED        FAIR        AVERAGE     AMORTIZED      FAIR        AVERAGE
                                             COST         VALUE         RATE         COST        VALUE          RATE
                                         -----------    ----------     -------    -----------  ----------     --------
U.S. Treasury Securities:
  Maturing in Less Than 1 Year . . . . .  $5,024,872    $4,947,650      4.04%      $8,059,953   $8,117,050       6.59%
  Maturing in 1 to 5 Years . . . . . . .  14,009,546    13,390,960      4.30%      17,091,696   16,599,940       4.16%
  Maturing in 5 to 10 Years. . . . . . .           0             0      0.00%               0            0       0.00%
  Maturing in More Than 10 Years . . . .           0             0      0.00%               0            0       0.00%
                                         -----------   -----------     ------     -----------  -----------      ------
        Total  . . . . . . . . . . . . . $19,034,418   $18,338,610      4.23%     $25,151,649  $24,716,990       4.94%

U.S. Government Agency Securities:
  Maturing in Less Than 1 Year . . . . . $10,024,487    $9,964,050      4.82%              $0           $0       0.00%
  Maturing in 1 to 5 Years . . . . . . .  17,734,475    17,038,650      4.56%               0            0       0.00%
  Maturing in 5 to 10 Years. . . . . . .           0             0      0.00%               0            0       0.00%
  Maturing in More Than 10 Years . . . .           0             0      0.00%               0            0       0.00%
                                         -----------   -----------     ------     -----------  -----------       -----
        Total  . . . . . . . . . . . . . $27,758,962   $27,002,700      4.65%              $0           $0       0.00%

Securities Issued By State and
 Political Subdivisions:
  Maturing in Less Than 1 Year. . . . . .         $0            $0      0.00%              $0           $0       0.00%
  Maturing in 1 to 5 Years  . . . . . . .          0             0      0.00%               0            0       0.00%
  Maturing in 5 to 10 Years . . . . . . .          0             0      0.00%               0            0       0.00%
  Maturing in More Than 10 Years. . . . .          0             0      0.00%               0            0       0.00%
                                         -----------   -----------     ------     -----------  -----------       -----
        Total . . . . . . . . . . . . . .         $0            $0      0.00%              $0           $0       0.00%

Mortgage Backed Securities:
  Maturing in Less Than 1 Year. . . . . .         $0            $0      0.00%              $0           $0       0.00%
  Maturing in 1 to 5 Years. . . . . . . .  1,020,146     1,035,579      8.91%               0            0       0.00%
  Maturing in 5 to 10 Years . . . . . . .          0             0      0.00%               0            0       0.00%
  Maturing in More Than 10 Years  . . . .  7,286,418     6,951,529      3.60%         514,562      480,297       5.04%
                                         -----------   -----------     ------     -----------  -----------       -----
        Total   . . . . . . . . . . . . . $8,306,564    $7,987,108      4.25%        $514,562     $480,297       5.04%

Other Securities (Including Federal
 Reserve Bank Stock):
  Maturing in Less Than 1 Year. . . . . .   $100,000      $100,000      4.00%              $0           $0       0.00%
  Maturing in 1 to 5 Years  . . . . . . .    508,481       519,895      8.28%               0            0       0.00%
  Maturing in 5 to 10 Years . . . . . . .          0             0      0.00%               0            0       0.00%
  Maturing in More Than 10 Years  . . . .    360,000       360,000      6.00%               0            0       0.00%
                                         -----------   -----------     ------     -----------  -----------       -----
        Total   . . . . . . . . . . . . .   $968,481      $979,895      6.99%              $0           $0       0.00%
                                         -----------   -----------     ------     -----------  -----------       -----

        Total Securities  . . . . . . . .$56,068,425   $54,303,313      4.49%     $25,666,211  $25,197,287       4.94%
                                         ===========   ===========     ======     ===========  ===========       =====

                               CAPITAL RESOURCES

                                                       9/30/94       12/31/93       9/30/93       9/30/92
                                                     -----------    -----------   -----------    -----------
 Tier One Capital:
     Common shareholders' equity . . . . . . . .     $20,021,403    $20,116,670   $19,722,982    $19,656,026
     LESS: Intangible assets . . . . . . . . . .               0              0             0         15,670
                                                     -----------    -----------   -----------    -----------
     Total Tier One Capital  . . . . . . . . . .      20,021,403     20,116,670    19,722,982     19,640,356


 Tier Two Capital:
     Allowance for loan losses . . . . . . . . .       1,074,000      1,080,000     1,081,000      1,019,000
     Perpetual Preferred Stock . . . . . . . . .               0              0             0              0
     Long term debt qualifying as
       Tier Two capital  . . . . . . . . . . . .               0              0             0              0
                                                     -----------    -----------   -----------    -----------
                                                     $21,095,403    $21,196,670   $20,803,982    $20,659,356
                                                     ===========    ===========   ===========    ===========

 Leverage Capital Ratio  . . . . . . . . . . . .           11.1%          10.7%         10.5%          13.6%

 Risk Based Capital Ratios:
     Tier 1 Capital Ratio  . . . . . . . . . . .           23.2%          23.3%         22.5%          23.7%
     Tier 2 Capital Ratio  . . . . . . . . . . .            1.3%           1.3%          1.2%           1.2%
                                                     -----------    -----------   -----------    -----------
     Total Capital to Risk-weighted assets . . .           24.5%          24.6%         23.7%          24.9%
                                                     ===========    ===========   ===========    ===========


        Regulatory agencies have approved guidelines to implement a risk-based capital structure that makes capital requirements more sensitive to the risk profiles of individual banking companies. These guidelines define capital as either core (Tier 1) capital or supplementary (Tier 2) capital. Tier 1 capital consists primarily of shareholders' equity, while Tier 2 capital is comprised of certain debt instruments and a portion of the reserve for loan losses. At September 30, 1994, the Company and its subsidiary bank were subject to a minimum Tier 1 Risk-Based capital ratio of 4% and a total risk-based capital ratio (Tier 1 plus Tier 2) of 8%. At September 30, 1994, the Company's Tier 1 and total risk-based capital ratios, based upon the definitions which are in effect, were 23.2% and 24.5% respectively. These ratios, as well as the corresponding ratios of the Company's subsidiary bank, all exceed regulatory minimums.

        Regulatory agencies have also adopted minimum standards for the leverage capital ratio. The leverage ratio is computed by dividing Tier 1 capital by adjusted total assets. Currently, the minimum leverage capital ratio for a well capitalized institution is 5%. The Company had a leverage capital ratio of 11.1% at September 30, 1994, and 10.8% at December 31, 1993.

        As required by the Federal Deposit Insurance Corporation Improvement Act of 1991, federal regulatory agencies have adopted standards for determining a financial institution's capital category for purposes of regulatory enforcement and for use in calculating risk-based FDIC insurance premiums. Those standards are set forth in the table below:

                                             TOTAL RISK BASED      TIER 1 RISK BASED
                                              CAPITAL RATIO          CAPITAL RATIO          LEVERAGE RATIO
                                             ----------------      -----------------       ---------------
Well Capitalized                              10% or Greater         6% or Greater          5% or Greater
Adequately Capitalized                          8% to 10%               4% to 6%               4% to 5%
Under Capitalized                              Less than 8%           Less than 4%           Less than 4%
Significantly Undercapitalized                 Less than 6%           Less than 3%           Less than 3%

        The Company's capital ratios at September 30, 1994, exceeded the minimum ratios for a well capitalized financial institution.

                                LOAN PORTFOLIO

                                                                                                 % CHANGE
                                                                                             -----------------
                                                                                             9/30/93   9/30/92
                                                                                               To        To
        TYPES OF LOANS             9/30/94       12/31/93        9/30/93        9/30/92      9/30/94   9/30/93
                                 -----------    -----------    -----------    -----------    -------   -------
Commercial Loans  . . . . .      $15,615,216    $16,457,697    $15,303,017    $14,151,829      2.0%      8.1%
Residential real estate
  loans . . . . . . . . . .        4,944,479      4,921,283      4,654,064      5,014,593      6.2%     -7.2%
Commercial real estate
  loans . . . . . . . . . .       37,272,629     36,722,126     36,834,359     30,752,985      1.2%     19.8%
Construction and land
  development loans   . . .        3,812,634      2,512,494      2,170,090      5,449,481     75.7%    -60.2%
Installment loans . . . . .        4,664,962      5,089,499      5,032,284      4,871,077     -7.3%      3.3%
Revolving credit loans  . .        4,685,953      4,771,103      5,141,464      4,793,293     -8.9%      7.3%
                                 -----------    -----------    -----------    -----------    ------    ------
Total loans . . . . . . . .       70,995,873     70,474,202     69,135,278     65,033,258      2.7%      6.3%

Less:
Unearned loan fees  . . . .          184,068        205,747        205,394        177,132    -10.4%     16.0%
Allowance for loan losses .        1,122,432      1,148,054      1,220,101      1,268,980     -8.0%     -3.9%
                                 -----------    -----------    -----------    -----------    ------    ------
Net loans . . . . . . . . .      $69,689,373    $69,120,401    $67,709,783    $63,587,146      2.9%      6.5%
                                 ===========    ===========    ===========    ===========    ======    ======

Loan-to-Deposit Ratio . . .            44.7%          43.2%          41.7%          53.8%

Nonperforming loans
 to total loans  . . . . . .           0.04%          0.00%          0.00%          0.14%

        Gross loans outstanding increased $522,000 in the nine months ended September 30, 1994. Gross loans outstanding increased $1.9 million in the twelve month period from September 30, 1993, to September 30, 1994. Gross loans outstanding increased $4.1 million during the twelve month period from September 30, 1992, to September 30, 1993. Loan demand is primarily a function of the economic environment.

        The Company's marketing philosophy is to concentrate lending efforts to customers within its primary market area and to generally avoid loans for speculative purposes. The Company has no foreign or agricultural loans and no loans to energy producing customers. The Company's loan portfolio contains no loans that would be classified as a highly leveraged transaction. Bank regulators have defined highly leveraged transactions as loans and other facilities that have been extended in connection with a leveraged buyout, a corporate acquisition, or a recapitalization and the resulting ratio of total debt to equity is equal to or greater than twelve to one or the borrower doubles existing liabilities resulting in a debt to equity ratio of greater than 100%.

        Loan concentrations are defined as amounts loaned to a number of borrowers engaged in similar activities, which would cause them to be similarly impacted by economic or other conditions. At September 30, 1994, the Company had no concentration of loans within any portfolio category to any group of borrowers engaged in similar activities or in a similar business that exceeded 10% of total loans.

        Generally, construction and land development loans and commercial real estate loans can present a higher degree of risk to a lender depending upon, among other things, whether the borrower has permanent financing at the end of the loan period, whether the project is an income producing transaction in the interim, and the nature of changing economic conditions including changing interest rates. While there is no assurance that the Company would not realize any loss on its construction and land development loans or its commercial real estate loans, management is of the belief that the degree of risk related to such loans is not significant to the Company because, among other things, generally such loans made by the Company's subsidiary bank relate to (i) owner-occupied projects, (ii) projects where the borrower has received commitment for permanent financing to repay the loan, and (iii) projects where management believes that the borrowers will recognize sufficient income to meet their loan requirements in the interim.

                             NONPERFORMING ASSETS

        Nonperforming assets consist of loans in a non-accrual status, loans past due ninety days or more, loans that have been restructured, and other real estate owned. Loans are placed in non-accrual status when, in the opinion of management, uncertainty exists as to the ultimate collection of such interest. Interest income on nonaccrual loans is recognized on a cash basis.

        The table below summarizes the Company's nonperforming assets as of the dates indicated:

                                            SEPTEMBER 30,                            DECEMBER 31,
                            -----------------------------------------   --------------------------------------
                               1994           1993           1992          1993         1992          1991
                            -----------   ------------    -----------   -----------  -----------   -----------

Total loans outstanding .   $70,811,805    $68,929,884    $64,856,126   $70,268,455   $65,407,252  $66,327,823
Total reserve for loan
losses  . . . . . . . . .     1,123,792      1,220,101      1,268,980     1,148,054     1,176,602    1,147,250
Nonaccrual loans:
 Commercial   . . . . . .            $0             $0        $91,740            $0            $0      $50,000
 Real estate:
    Construction  . . . .             0              0              0             0             0            0
   Mortgage, 1-4 family          30,611              0              0             0             0            0
   Other  . . . . . . . .             0              0              0             0             0            0
 Consumer   . . . . . . .             0              0              0             0             0            0
                             ----------   ------------    -----------   -----------   -----------  -----------
 Total nonaccrual loans          30,611              0         91,740             0             0       50,000
Accruing loans past due
 ninety days or more  . .             0              0              0             0             0            0
                            -----------    ------------    -----------  -----------   -----------  -----------
Total nonperforming loans        30,611              0         91,740             0             0       50,000
Other real estate . . . .             0              0              0             0        90,000      195,000
                            -----------    ------------    -----------  -----------   -----------  -----------
Total nonperforming assets      $30,611             $0        $91,740            $0       $90,000     $245,000
                            ===========    ============    ===========  ===========    ==========  ===========
Ratios:
Nonperforming loans to
 net total loans  . . . .          0.04%         0.00%          0.14%          0.00%        0.00%        0.08%
Nonperforming assets to
 net total loans plus other
 real estate owned  . . .          0.04%         0.00%          0.14%          0.00%        0.14%        0.37%
Reserve for loan losses to
 nonperforming loans  . .        3671.2%         N/A          1383.2%            N/A          N/A      2294.5%

        The table above sets forth a summary of nonperforming assets at September 30, 1994, 1993, and 1992, and at December 31, 1993, 1992,
and 1991. The Company had one nonperforming loan at September 30, 1994. Nonperforming loans are accruing loans past due ninety days or more, and loans that have been placed in a non-accrual status.

        Loans are placed on a non-accrual status when, in the opinion of management, uncertainty exists as to the ultimate collection of such interest. Interest received on such loans would be credited either to income or to principal depending upon, among other things, management's assessment of future principal recoveries.


        For the nine month period ended September 30, 1994, the amount of interest income that would have been recorded on nonaccrual loans if all such loans had been accruing interest at the original contract rate was $1,868. For the nine month periods ended September 30, 1993, and September 30, 1992, such interest would have totaled $0 and $462 respectively. No interest payments were recorded in either the nine months ended September 30, 1994, September 30, 1993, or September 30, 1992, as interest income for nonaccrual loans.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
and Shareholders of
Security National Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Security National Corporation and its subsidiary (the Company) at December 31, 1993 and 1992, and the results of their operations and their cash flows for the years ended December 31, 1993 and 1992, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. The financial statements of the Company for the year ended December 31, 1991 were audited by other accountants whose report dated January 27, 1992 expressed an unqualified opinion on those statements.


PRICE WATERHOUSE LLP
February 4, 1994
Orlando, Florida

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

                                                                             DECEMBER 31,
                                                                     ------------------------------
                                                                       1993                  1992
                                                                     --------              --------
ASSETS
  Cash and due from banks  . . . . . . . . . . . . . . . .           $ 17,318              $ 14,836
  Federal funds sold . . . . . . . . . . . . . . . . . . .              1,400                11,750
  Investment securities - (Market value - $90,826
     and $61,248)  . . . . . . . . . . . . . . . . . . . .             90,395                60,640
   Loans:
     Commercial, financial and agricultural . . . . . . . .            16,458                14,848
     Real estate - construction . . . . . . . . . . . . . .             2,512                   695
     Real estate - mortgage . . . . . . . . . . . . . . . .            41,437                40,216
     Instalment and consumer lines  . . . . . . . . . . . .             9,861                 9,648
                                                                     --------              --------
        Total loans . . . . . . . . . . . . . . . . . . . .            70,268                65,407
     Less:  Allowance for loan losses . . . . . . . . . . .            (1,148)               (1,176)
                                                                     --------              --------
        Net loans . . . . . . . . . . . . . . . . . . . . .            69,120                64,231
   Premises and equipment . . . . . . . . . . . . . . . . .             7,124                 7,383
   Other assets . . . . . . . . . . . . . . . . . . . . . .             1,453                 1,397
                                                                     --------              --------
        Total assets  . . . . . . . . . . . . . . . . . . .          $186,810              $160,237
                                                                     ========              ========
LIABILITIES AND SHAREHOLDERS' EQUITY

   Non-interest bearing deposits  . . . . . . . . . . . . .          $ 47,799              $ 41,293
   Interest bearing deposits:
     Savings, time, and demand  . . . . . . . . . . . . . .           107,144                81,223
     Time, $100,000 and over  . . . . . . . . . . . . . . .             7,556                13,678
                                                                     --------              --------
        Total deposits  . . . . . . . . . . . . . . . . . .           162,499               136,194
   Short-term borrowings  . . . . . . . . . . . . . . . . .             2,968                 3,491
   Other liabilities  . . . . . . . . . . . . . . . . . . .             1,226                   537
                                                                     --------              --------
        Total liabilities . . . . . . . . . . . . . . . . .           166,693               140,222
                                                                     ========              ========
Shareholders' equity
   Common stock - $1 par value, 5,000,000 shares
     authorized; 1,671,200 shares issued and
     1,559,955 shares outstanding . . . . . . . . . . . . .             1,671                 1,671
   Additional paid-in capital . . . . . . . . . . . . . . .            17,893                17,893
   Retained earnings  . . . . . . . . . . . . . . . . . . .             1,715                   701
   Less:  Treasury stock - at cost  . . . . . . . . . . . .            (1,162)                 (250)
                                                                     --------              --------
                                                                       20,117                20,015
                                                                     --------              --------
Total liabilities and shareholders' equity  . . . . . . . .          $186,810              $160,237
                                                                     ========              ========

      The accompanying notes are an integral part of these financial statements.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Per-Share Information)

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                                     -------------------------------------
                                                                      1993            1992           1991
                                                                     ------          ------         ------
Interest Income:
    Interest and fees on loans  . . . . . . . . . . . .              $5,229          $5,211         $6,331
    Interest on federal funds sold  . . . . . . . . . .                 310             354            897
    Interest and dividends on investment securities . .               3,730           2,867          2,286
                                                                     ------          ------         ------
        Total interest income . . . . . . . . . . . . .               9,269           8,432          9,514
                                                                     ------          ------         ------
Interest expense:
    Interest on deposits  . . . . . . . . . . . . . . .               2,723           2,892          4,414
    Interest on short-term borrowings . . . . . . . . .                  38              57            106
                                                                     ------          ------         ------
        Total interest expense  . . . . . . . . . . . .               2,761           2,949          4,520
                                                                     ------          ------         ------
            Net interest income . . . . . . . . . . . .               6,508           5,483          4,994
Provision for loan losses . . . . . . . . . . . . . . .                  60             271            357
                                                                     ------          ------         ------
            Net interest income after
              provision for loan losses   . . . . . . .               6,448           5,212          4,637
                                                                     ------          ------         ------
Non-interest income:

    Service charges . . . . . . . . . . . . . . . . . .                 458             349            273
    Gain on sale of investment securities . . . . . . .                  87              17             --
    Mortgage banking fees . . . . . . . . . . . . . . .                 207              --             --
    Other . . . . . . . . . . . . . . . . . . . . . . .                 109             112            129
                                                                     ------          ------         ------
        Total non-interest income . . . . . . . . . . .                 861             478            402
                                                                     ------          ------         ------
Non-interest expenses:

    Salaries and employee benefits  . . . . . . . . . .               1,982           1,810          1,789
    Occupancy expenses  . . . . . . . . . . . . . . . .                 480             400            366
    Equipment expenses  . . . . . . . . . . . . . . . .                 441             395            422
    Other operating expenses  . . . . . . . . . . . . .               2,321           1,683          1,538
                                                                     ------          ------         ------
        Total non-interest expenses . . . . . . . . . .               5,224           4,288          4,115
                                                                     ------          ------         ------
Income before income taxes and extraordinary item . . .               2,085           1,402            924
Applicable income taxes . . . . . . . . . . . . . . . .                 740             496            317
                                                                     ------          ------         ------
Income before extraordinary item  . . . . . . . . . . .               1,345             906            607
Extraordinary credit resulting from utilization
    of operating loss carryforward  . . . . . . . . . .                  --              85            153
                                                                     ------          ------         ------
            Net income  . . . . . . . . . . . . . . . .              $1,345          $  991         $  760
                                                                     ======          ======         ======
Earnings per share:
    Income before extraordinary item  . . . . . . . . .               $0.85           $0.55          $0.37
    Extraordinary item  . . . . . . . . . . . . . . . .                  --            0.05           0.09
                                                                     ------          ------         ------
            Net income per common share . . . . . . . .               $0.85           $0.60          $0.46
                                                                     ======          ======         ======
Weighted average shares outstanding (in thousands)  . .               1,580           1,651          1,651
                                                                     ======          ======         ======


      The accompanying notes are an integral part of these financial statements.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(Dollars in Thousands)

                                             COMMON      ADDITIONAL    RETAINED
                                            STOCK PAR     PAID-IN      EARNINGS      TREASURY
                                              VALUE       CAPITAL      (DEFICIT)      STOCK        TOTAL
                                            ---------    ----------    ---------     --------     -------
Balance at December 31, 1990  . . . . .      $1,671       $17,893       $ (885)      $  (250)     $18,429
   Net income for 1991  . . . . . . . .          --            --          760         --             760
                                             ------       -------       ------       -------      -------

Balance at December 31, 1991  . . . . .       1,671        17,893         (125)         (250)      19,189
   Net income for 1992  . . . . . . . .          --            --          991            --          991
   Payment of dividend  . . . . . . . .          --            --         (165)           --         (165)

Balance at December 31, 1992  . . . . .       1,671        17,893          701          (250)      20,015
   Net income for 1993  . . . . . . . .          --            --        1,344            --        1,344
   Acquisition of treasury shares
   (91,425 at $10.00 per share)   . . .          --            --           --          (912)        (912)
   Payment of dividend  . . . . . . . .          --            --         (330)           --         (330)

Balance at December 31, 1993  . . . . .      $1,671       $17,893       $1,715       $(1,162)     $20,117




  The accompanying notes are an integral part of these financial statements.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------
                                                                 1993            1992            1991
                                                                -------         -------         -------
Operating activities:
   Net income   . . . . . . . . . . . . . . . . . . . .        $  1,345        $    991        $    760
   Adjustment to reconcile net income to cash
     provided by operating activities:
   Net investment security discounts/premiums   . . . .             359             384             197
   Provision for loan losses  . . . . . . . . . . . . .              60             271             357
   Depreciation and amortization  . . . . . . . . . . .             428             407             343
   Increase in interest receivable  . . . . . . . . . .             (66)           (110)           (428)
   Decrease in other assets   . . . . . . . . . . . . .              10              74             298
   Decrease in interest payable   . . . . . . . . . . .             (60)            (75)           (129)
   Increase in other liabilities  . . . . . . . . . . .             749             128              72
                                                                -------         -------         -------
Net cash provided by operating activities . . . . . . .           2,825           2,070           1,470
                                                                -------         -------         -------
Investing activities:
   Decrease (increase) in federal funds sold  . . . . .          10,350            (715)          7,255
   Purchase of investment securities  . . . . . . . . .         (66,881)        (37,306)        (31,883)
   Maturities and principal collections of    . . . . .
     investment securities  . . . . . . . . . . . . . .          16,114          14,716           5,781
   Sale of investment securities  . . . . . . . . . . .          20,653           6,015             195
   (Increase) decrease in net loans   . . . . . . . . .          (4,950)            679            (651)
   Increase in premises and equipment   . . . . . . . .            (169)         (1,668)           (149)
                                                                -------         -------         -------
Net cash used in investing activities . . . . . . . . .         (24,882)        (18,279)        (19,452)
                                                                -------         -------         -------

Financing activities:
   Net increase in deposits   . . . . . . . . . . . . .          26,304          18,690          20,364
   Net (decrease) increase in short-term borrowings   .            (523)          1,306            (153)
   Purchase of treasury stock   . . . . . . . . . . . .            (912)             --              --
   Payment of dividend  . . . . . . . . . . . . . . . .            (330)           (165)             --
                                                                -------         -------         -------
Net cash provided by financing activities . . . . . . .          24,539          19,831          20,211
                                                                -------         -------         -------


Net increase in cash and due from banks . . . . . . . .           2,482           3,622           2,229
Beginning balance of cash and due from banks  . . . . .          14,836          11,214           8,985
                                                                -------         -------         -------
Ending balance of cash and due from banks . . . . . . .          17,318          14,836          11,214
                                                                =======         =======         =======
Supplemental disclosure:

   Interest paid  . . . . . . . . . . . . . . . . . . .           2,822           3,023           4,649
   Taxes paid   . . . . . . . . . . . . . . . . . . . .             915             315              14


  The accompanying notes are an integral part of these financial statements.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------
1.  NATURE OF BUSINESS AND BASIS OF FINANCIAL STATEMENT PRESENTATION

    Security National Corporation (the "Company"), a bank holding company, was incorporated under the laws of the state of Delaware on May 19, 1987. The Company currently operates one wholly-owned subsidiary, Security National Bank (the "Bank"). Security National Bank is nationally chartered and engages in a general commercial banking business which includes deposit taking, general lending functions and mortgage brokerage operations (new in 1993). The Bank operates under the supervision of the Office of the Comptroller of the Currency and the Rules and Regulations of the Federal Deposit Insurance Corporation. The Bank is also a member of the Federal Reserve System and the Company itself is regulated by the Federal Reserve Board under the Bank Holding Company Act of 1956.

    The accompanying financial statements include the accounts of the Company and its banking subsidiary which operates through six offices in Central Florida. All significant intercompany balances and transactions have been eliminated from the consolidated financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVESTMENT SECURITIES

    Investment securities are stated at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income. Investment securities are carried at amortized cost because the Company has the ability to hold these securities until maturity and management's intent is to hold such securities on a long-term basis or until maturity. Income is earned on securities using the level yield method. Gains or losses on disposition are based on the net proceeds from, and the adjusted carrying amount of the securities sold, using the specific identification method.

    Statement of Financial Accounting Standards 115, Accounting for Certain Investments in Debt and Equity Securities, was issued in May 1993. The statement is effective for financial statements issued for fiscal years beginning after December 15, 1993. Investments are to be classified into three categories: (a) held-to-maturity securities which are reported at amortized cost; (b) trading securities, which are reported at fair value, with unrealized gain and losses included in earnings; and (c) available for sale securities, which are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders equity. The Company will adopt this statement in 1994. Adoption of this Statement is not expected to have a significant effect on the Company's financial position.

    LOANS AND ALLOWANCE FOR LOAN LOSSES

    Loans are stated at the amount of unpaid principal net of deferred loan origination fees and costs reduced by an allowance for loan losses. Interest income is calculated daily using the simple interest method on principal balances outstanding.

    The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1993
- -------------------------------------------------------------------------------
    possible losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on loans that are past due 90 days or more as to principal or interest unless substantially collateralized and in process of collection, or sooner, if in the opinion of management the borrowers' financial condition is such that collection of principal or interest is doubtful.

    PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation computed principally on the straight-line method over estimated useful lives of the assets. These lives are summarized as follows:

                      ASSET                                          YEARS
         Buildings and improvements                                  15-40

         Equipment and furnishings                                    5-7

    Maintenance and repairs to premises and equipment are charged to operations, and improvements and additions are capitalized.

    INCOME TAXES

    Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes ("FAS 109"). The adoption of FAS 109 changes the Company's method of accounting for income taxes from the deferred method to an asset and liability approach. Previously, the Company deferred the past effects of timing differences between financial reporting and taxable income. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

    Under the provisions of FAS 109, the Company elected not to restate prior years' consolidated financial statements. The cumulative effect of initial adoption on prior years' retained earnings was not significant. Additionally, the effect of adoption of FAS 109 upon income before taxes for 1993 was not significant.

    EARNINGS PER SHARE

    Per share amounts are based on weighted average common shares outstanding. Shares for which options have been granted under the stock option plan discussed in Note 8 have been excluded from the per share computations since their inclusion would result in less than 3 percent dilution.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------
3.  INVESTMENT SECURITIES

    Amortized cost and market values of investment securities are summarized as follows (dollars in thousands):

                                                          DECEMBER 31, 1993
                                      ----------------------------------------------------------
                                         U.S.           U.S.
                                       TREASURY      GOVERNMENT
                                      SECURITIES     SECURITIES           OTHER           TOTAL
                                      ----------     ----------          ------          -------
    Amortized cost  . . . . . . ..     $49,312         $39,608           $1,475          $90,395
    Gross unrealized:
       Gains . . . . . . . . . . .         321             173               61              555
       Losses  . . . . . . . . . .        (103)            (21)              --             (124)
                                       -------         -------           ------          ------
    Estimated market value  . . ..     $49,530         $39,760           $1,536          $90,826
                                       =======         =======           ======          =======

                                                          DECEMBER 31, 1992
                                      ----------------------------------------------------------
                                         U.S.           U.S.
                                       TREASURY      GOVERNMENT
                                      SECURITIES     SECURITIES           OTHER           TOTAL
                                      ----------     ----------          ------          -------
    Amortized cost  . . . . . . . .    $31,394         $27,761           $1,485          $60,640
    Gross unrealized:
       Gains . . . . . . . . . . ..        459             192               43              694
       Losses  . . . . . . . . . ..        (33)            (53)              --              (86)
                                       -------         -------           ------          -------
    Estimated market value  . . . .    $31,820         $27,900           $1,528          $61,248
                                       =======         =======           ======          =======

    Proceeds from the sale of investment securities during 1993 and 1992 were $20,653,000 and $6,014,000, respectively. The related net gains on these sales were $87,000 and $17,000 in 1993 and 1992, respectively.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------
    The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below (dollars in thousands):


                                                                                ESTIMATED
                                                          AMORTIZED               MARKET
                                                            COST                  VALUE
                                                          ---------             ---------
    Due in one year or less . . . . . . . . . . . . . . .   $5,608                $5,630
    Due after one year through five years . . . . . . . .   72,698                73,042
    Due after five years through ten years  . . . . . . .       --                    --
    Due after ten years . . . . . . . . . . . . . . . . .      360                   360
                                                           -------               -------
                                                            78,666                79,032
    Mortgage-backed securities  . . . . . . . . . . . . .   11,729                11,794
                                                           -------               -------
                                                           $90,395               $90,826
                                                           =======               =======

    Approximately $19,581,000 in U.S. Government and U.S. Government
    Agency securities are pledged to secure public funds, including the Bank's Treasury Tax and Loan Note account with the Federal Reserve Bank.

4.  ALLOWANCE FOR LOAN LOSSES

    Changes in the allowance for loan losses during the years ended December 31 are as follows (dollars in thousands):

                                                 1993              1992               1991
                                                 ----              ----               ----
    Beginning balance . . . . . . . . . . . .   $1,176            $1,147             $1,011
    Provision charged to expense  . . . . . .       60               271                357
    Loans charged-off . . . . . . . . . . . .      (94)             (279)              (226)
    Recoveries  . . . . . . . . . . . . . . .        6                37                  5
                                                ------            ------             ------
    Ending balance  . . . . . . . . . . . . .   $1,148            $1,176             $1,147
                                                ======            ======             ======

    There were no loans on non-accrual status or past due 90 days or more as of December 31, 1993 or 1992. At December 31, 1991 there was $50,000 of loans on non-accrual. The effect on interest income was not significant.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------
5.  PREMISES AND EQUIPMENT

    Major classifications of premises and equipment at December 31 are summarized as follows (dollars in thousands):

                                                            1993                  1992
                                                           -------               -------
    Land  . . . . . . . . . . . . . . . . . . . . . . . .  $ 2,679               $ 2,679
    Buildings and improvements  . . . . . . . . . . . . .    4,183                 4,183
    Equipment and furnishings . . . . . . . . . . . . . .    2,253                 2,084
                                                           -------               -------
                                                             9,115                 8,946
    Accumulated depreciation and amortization . . . . . .   (1,991)               (1,563)
                                                           -------               -------
                                                           $ 7,124               $ 7,383
                                                           =======               =======

    Depreciation and amortization expense amounted to $428,000, $379,000 and $303,000 for 1993, 1992 and 1991, respectively.


6.  RELATED PARTY TRANSACTIONS

    Certain officers and directors, and companies in which they held a ten percent or more beneficial ownership, were loan customers of the Bank during 1993 and 1992. Loans to these individuals and their related interests were made in the normal course of business at normal credit terms, including interest rates and collateral, and do not represent more than a normal risk of collection. These loans totaled $5,721,000 and $1,979,000 on December 31, 1993 and 1992, respectively. During 1993, $4,339,000 new loans were made and repayments totaled $597,000.

    In addition, these same individuals and related entities maintain deposit accounts with the Bank which totaled $3,371,000 and $4,265,000 on December 31, 1993 and 1992.


7.  APPLICABLE INCOME TAXES

    The provisions for income taxes for the years ended December 31 are as follows (dollars in thousands):

                                                  1993               1992               1991
                                                  ----               ----               ----
    Current:
    Federal   . . . . . . . . . . . . . . . .      689                444                156
    State     . . . . . . . . . . . . . . . .       79                 52                  8
                                                  ----               ----               ----
                                                   768                496                164
                                                  ----               ----               ----
    Deferred portion:
    Federal . . . . . . . . . . . . . . . . .      (24)                --                127
    State . . . . . . . . . . . . . . . . . .       (4)                --                 26
                                                  ----               ----               ----
                                                   (28)                --                153
                                                  ----               ----               ----
    Total provision for income taxes  . . . .     $740               $496               $317
                                                  ====               ====               ====

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------
    During 1991, the Company absorbed all of its remaining net operating loss carryforward. The 1991 federal tax was due under the Alternative
    Minimum Tax (AMT) method. For the year ended December 31, 1991, the provision for deferred income taxes resulted from the following timing differences (dollars in thousands):

        Provision for loan losses . . . . . . . . . . . . . . . . . . .        $(55)
        Excess of book depreciation over tax  . . . . . . . . . . . . .          25
        Organizational expenses . . . . . . . . . . . . . . . . . . . .         153
        Loan costs  . . . . . . . . . . . . . . . . . . . . . . . . . .          30
                                                                               ----
                                                                               $153
                                                                               ====


    Deferred tax asset (liabilities) are comprised of the following at December 31, 1993 (dollars in thousands):


        Book in excess of tax bad debt reserve  . . . . . . . . . . . .       $ 303
                                                                              -----
        Gross deferred tax asset  . . . . . . . . . . . . . . . . . . .         303
                                                                              -----
        Loan fees . . . . . . . . . . . . . . . . . . . . . . . . . . .         (44)
        Excess of tax depreciation over book  . . . . . . . . . . . . .        (231)
                                                                              -----
        Gross deferred tax liabilities  . . . . . . . . . . . . . . . .        (275)
                                                                              -----
        Deferred tax asset, net . . . . . . . . . . . . . . . . . . . .       $  28
                                                                              =====

    For the years ended December 31, 1993, 1992 and 1991, the Company's effective income tax rate differed from the statutory federal income tax rate due to the following (dollars in thousands):

                                        1993                     1992                     1991
                                  -----------------        ----------------         ----------------
                                  AMOUNT        %          AMOUNT       %           AMOUNT       %
                                  ------       ----        ------      ----         ------      ----
    Provision using
       statutory rate   . . . . .   709        34.0          477        34.0          314       34.0
    State income tax (net
       of federal benefit)  . . .    52         2.5           34         2.4           34        3.6
    Other, net  . . . . . . . .     (21)       (1.0)         (15)       (1.1)         (31)      (3.3)
                                   ----        ----         ----        ----         ----       ----
         Total provision for
           income taxes  . . .     $740        35.5         $496        35.3         $317       34.3
                                   ====        ====         ====        ====         ====       ====

    The extraordinary credits on the Consolidated Statements of Income for 1992 and 1991 are the benefits resulting from the tax effects of the utilization of net operating loss carryforwards.

    The Company and subsidiary have entered into a tax-sharing agreement under which intercompany tax settlements are made on an "as though separate" basis.


8.  SHAREHOLDERS' EQUITY

    The Company has adopted an incentive stock option plan. Under this plan, officers and employees of the Company and its subsidiary, at the discretion of the Company's Board of Directors, may be granted options to

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------


    purchase up to 300,000 shares of the Company's common stock at the fair market value as of the date of grant. One-third of such options become exercisable in each of the second, third and fourth years after grant.
    Any options not exercised within ten years of the date of grant will expire.

    The following table summarizes the option activity:

                                                         SHARES UNDER
                                                            OPTION                PRICE RANGE
                                                         ------------            -------------
    Outstanding at December 31, 1990  . . . . . . . . . .  164,916               $ 10.00-14.00
    Granted . . . . . . . . . . . . . . . . . . . . . . .   41,500                 12.50-13.00
    Canceled  . . . . . . . . . . . . . . . . . . . . . .  (68,916)                12.50-14.00
                                                           -------

    Outstanding at December 31, 1991  . . . . . . . . . .  137,500                 10.00-14.00
    Granted . . . . . . . . . . . . . . . . . . . . . . .   19,000                       12.50
    Canceled  . . . . . . . . . . . . . . . . . . . . . .  (12,500)                10.00-14.00
                                                           -------

    Outstanding at December 31, 1992  . . . . . . . . . .  144,000                 10.00-14.00
    Granted . . . . . . . . . . . . . . . . . . . . . . .   26,500                       12.50
    Canceled  . . . . . . . . . . . . . . . . . . . . . .  (33,500)                12.50-14.00
                                                           -------

    Outstanding at December 31, 1993  . . . . . . . . . .  137,000               $ 10.00-14.00
                                                           =======

    Exercisable at December 31, 1993  . . . . . . . . . .  102,167               $ 10.00-14.00
                                                           =======


    The payment of dividends by a national bank is subject to the regulations of the Comptroller of the Currency which require, among other things, that dividends be paid only from net profits, subject to certain limitations, adjustments and other restrictions. The subsidiary bank has never paid a dividend. At December 31, 1993 the subsidiary bank had retained earnings of approximately $2,423,000, all of which is available for payment of a dividend to the parent.

    In January 1992, the Company paid a dividend of $0.10 per share to each shareholder of record as of January 2, 1992. On January 15, 1993, the Company paid a dividend of $0.20 per share to each shareholder of record as of January 5, 1993. On January 4, 1994, the Company's Board of Directors declared a dividend of $.50 per share payable January 14, 1994 to shareholders of record as of January 4, 1994.

    On January 5, 1994, the Company's Board of Directors voted to repurchase additional shares of the common stock of the Company at $11.50 per share. A total of 50,107 shares were repurchased through February 4, 1994.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------

9.  OTHER OPERATING EXPENSES

    The components of other operating expenses are as follows (dollars in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                         ----------------------------------
                                                          1993          1992          1991
                                                         ------        ------        ------
    Regulatory fees and assessments . . . . . . . .        $358          $292          $250
    Data processing . . . . . . . . . . . . . . . .         252           276           357
    Professional fees . . . . . . . . . . . . . . .         947           268           160
    Supplies  . . . . . . . . . . . . . . . . . . .         147           167           116
    Marketing and business development  . . . . . .         111           138           143
    Postage/delivery/telephone  . . . . . . . . . .         159           123           131
    Insurance . . . . . . . . . . . . . . . . . . .          84            55            50
    Amortization of organizational costs  . . . . .           9            28            40
    All other . . . . . . . . . . . . . . . . . . .         254           336           291
                                                         ------        ------        ------
                                                         $2,321        $1,683        $1,538
                                                         ======        ======        ======


10. COMMITMENTS AND CONTINGENCIES

    LEGAL PROCEEDINGS

    During 1993, the Company settled litigation. The settlement amount is included in other operating expenses in the Consolidated Statements of Income.

    There are no other pending legal proceedings to which the Company or its subsidiary is a party otherthan routine litigation incidental in the course of business.

    FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Bank is party to certain financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and stand-by letters of credit and involve, to varying degrees, elements of both credit and potential interest rate risk in excess of the amount recognized in the balance sheet. Total unfunded commitments for loans and letters of credit at December 31, 1993 and 1992 were $11,825,000 and $11,722,000, respectively.

    FEDERAL RESERVE REQUIREMENTS

    The Federal Reserve Board requires that certain banks maintain reserves, based on their average deposits, in the form of vault cash and average deposit balances at a Federal Reserve Bank. The average reserve requirement for the Company during 1993 was approximately $1,333,000.

    CONCENTRATIONS OF CREDIT RISK

    A credit risk concentration results when a bank has a significant credit exposure to an individual or a group engaged in similar activities or having similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------

    Most of the Bank's business activity is with customers located in Metropolitan Orlando, Florida. Approximately 40% of the loan portfolio are real estate loans with the remainder diversified among individuals and types of industries. Loans are expected to be repaid from cash flows or proceeds from the sale of selected assets from borrowers. The amount of collateral obtained upon extension of credit is based upon the Bank's credit evaluation of the customer. Collateral primarily includes residential homes, owner occupied commercial properties, accounts receivable, inventory and property and equipment.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

    FAS 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of estimated fair values of financial instruments, whether or not recognized in the statements of financial condition, for which it is practicable to estimate such values. In cases where quoted market prices are not available, fair value estimates are based on the quoted market price of a financial instrument with similar characteristics, the present value of expected future cash flows or other valuation techniques, all of which may be significantly affected by the assumptions used. Therefore, these values may not be substantiated by comparison to independent markets and are not intended to reflect the proceeds that may be realizable from offering for sale at one time the Company's entire holdings of a particular financial instrument. Furthermore, the Company does not intend to dispose of a significant portion of its financial instruments, and, thus, any aggregate unrealized gains or losses should not be interpreted as a forecast of future earnings and cash flows.

    Disclosure of fair value estimates are not required for non-financial assets and liabilities, such as fixed assets, intangibles and anticipated future business. In the Company's opinion, the value of these non-financial items, is significantly in excess of their carrying amounts. However, the Company also believes their value is often only reliably determinable in arms-length transactions and may vary significantly depending on specific circumstances. For these reasons, no fair value estimates of these non-financial instruments are disclosed. As a result, the following fair values are not comprehensive and therefore do not reflect the underlying value of the Company.

    The following methods and assumptions were used to estimate the fair value of each material class of financial instruments:

    CASH AND SHORT-TERM INVESTMENTS. For short-term instruments (which include federal funds sold, securities purchased under agreements to resell and other short-term instruments), the carrying amount is a reasonable estimate of fair value.

    INVESTMENT SECURITIES. For investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    LOAN RECEIVABLES. For residential mortgage loans, fair value is estimated using quoted market prices for sales of whole loans with similar characteristics, such as repricing dates, product type, and size. For other homogeneous categories of loans, fair value is estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

    The fair value of other types of loans, such as commercial, commercial real estate, construction, and consumer loans for which quoted market prices are not available, is estimated by discounting expected future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------

    DEPOSIT LIABILITIES. The fair value of demand deposits and certain money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated using rates currently offered for deposits of similar remaining maturities.

    OTHER BORROWINGS. For other borrowings (which include federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings), the carrying amount is a reasonable estimate of fair value.

    COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT. The fair value of commitments to extend credit and letters of credit is considered negligible.

    The estimated fair values of the Company's financial instruments at December 31, 1993 are as follows (dollars in thousands):

                                                              CARRYING
                                                               AMOUNT             FAIR VALUE
                                                              --------            ----------
    Financial Assets:
        Cash and short-term investments . . . . . . . . .      $18,718               $18,718
        Investment securities . . . . . . . . . . . . . .       90,394                90,826
        Loans . . . . . . . . . . . . . . . . . . . . . .       70,268                70,211
    Financial Liabilities:
        Deposits  . . . . . . . . . . . . . . . . . . . .      162,499               162,568
        Other borrowings  . . . . . . . . . . . . . . . .        2,968                 2,968
    Unrecognized Financial Instruments:
        Commitments to extend credit and
          standby letters of credit   . . . . . . . . . .           --                    --

SECURITY NATIONAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993
- --------------------------------------------------------------------------------


12.  SECURITY NATIONAL CORPORATION (PARENT COMPANY ONLY)
     FINANCIAL INFORMATION (DOLLARS IN THOUSANDS):


     BALANCE SHEETS                                                                DECEMBER 31,
                                                                            ---------------------------
                                                                             1993                1992
                                                                            -------             -------
     ASSETS
        Cash in subsidiary bank  . . . . . . . . . . . . . . . . .          $   885             $   173
        Interest bearing deposits in subsidiary bank . . . . . . .            1,041                 818
        Investment in and advances to subsidiary bank  . . . . . .           19,223              19,279
        Other assets . . . . . . . . . . . . . . . . . . . . . . .               41                  41
                                                                            -------             -------
        Total assets . . . . . . . . . . . . . . . . . . . . . . .          $21,190             $20,311
                                                                            =======             =======
     LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . .           $1,073                $296

     Shareholders' equity:
        Common stock - $1 par value, 5,000,000 shares
          authorized; 1,671,200 shares issued and
          1,543,682 shares outstanding . . . . . . . . . . . . . .            1,671               1,671
        Additional paid-in capital . . . . . . . . . . . . . . . .           17,893              17,893
        Retained earnings  . . . . . . . . . . . . . . . . . . . .            1,715                 701
        Less:  Treasury stock - at cost  . . . . . . . . . . . . .           (1,162)               (250)
                                                                            -------             -------
                                                                             20,117              20,015
                                                                            -------             -------
     Total liabilities and shareholders' equity  . . . . . . . . .          $21,190             $20,311
                                                                            =======             =======

     STATEMENTS OF INCOME                                                     DECEMBER 31,
                                                                  --------------------------------------
                                                                   1993            1992             1991
                                                                  ------          ------            ----
     Income:
        Equity in earnings of subsidiary bank . . . .             $1,443          $1,056            $854
        Interest in income from subsidiary bank . . .                 23              20              42
        Other income  . . . . . . . . . . . . . . . .                 --               1              --
                                                                  ------          ------            ----
                Total income  . . . . . . . . . . . .              1,466           1,077             896
                                                                  ------          ------            ----
     Expenses:
        Salaries and employee benefits  . . . . . . .                122              48              68
        Professional fees . . . . . . . . . . . . . .                 17              31              24
        Taxes and licenses  . . . . . . . . . . . . .                 21              19               7
        Amortization of organizational costs  . . . .                 --              14              14
        Other expenses  . . . . . . . . . . . . . . .                 23              10              23
                                                                  ------          ------            ----
                Total expenses  . . . . . . . . . . .                183             122             136
                                                                  ------          ------            ----
     Income before income taxes  . . . . . . . . . . .             1,283             955             760
     Income tax benefit  . . . . . . . . . . . . . . .               (62)            (36)            (34)
                                                                  ------          ------            ----
                Net income  . . . . . . . . . . . . .             $1,345          $  991            $794
                                                                  ======          ======            ====

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS



        The following analysis of financial results and financial condition for the years ended December 31, 1993, December 31, 1992, and December 31, 1991, should be read in conjunction with the financial statements and statistical data presented elsewhere.



SUMMARY

        Net income for the years ended December 31, 1993, December 31, 1992, and December 31, 1991, are set forth below:

        For the year ended December 31, 1993           $1,344,688

        For the year ended December 31, 1992              991,106

        For the year ended December 31, 1991              759,996


        Net income for the year ended December 31, 1993, was up 36% from the year ended December 31, 1992. Net income for the year ended December 31, 1992, was up 30% from the year ended December 31, 1991. On a quarterly basis, net income per share for 1993, 1992, and 1991 were:

        QUARTER                                1993             1992             1991
                                               -----            -----            -----
        First Quarter . . . . . . . . . .      $0.15            $0.13            $0.06
        Second Quarter  . . . . . . . . .       0.20             0.14             0.06
        Third Quarter . . . . . . . . . .       0.25             0.11             0.12
        Fourth Quarter  . . . . . . . . .       0.25             0.22             0.22
                                               -----            -----            -----
                                               $0.85            $0.60            $0.46
                                               =====            =====            =====

        Revenue from earning assets during the year ended December 31, 1993, increased 10% from the year ended December 31, 1992, as a 24% increase in average earning assets more than offset declining yields. The Company noted a decrease in revenue from earning assets in 1992 as compared to 1991 due to declining yields. Although the average earning assets increased 14% during 1992 as compared to 1991, the earnings from this increase was neutralized by decreases in interest rates.

NET INTEREST INCOME

        Net interest income, the principal source of income for the Company, is the total interest income on earning assets less the interest expense on deposits and funds borrowed to support earning assets. The following table sets forth information concerning net interest income for the years ended December 31, 1993, December 31, 1992, and December 31, 1991:

                                                             YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------
                                                      1993             1992            1991
                                                   ----------       ----------      ----------
        Interest income . . . . . . . . . . .      $9,269,179       $8,431,509      $9,513,895
        Interest expense  . . . . . . . . . .       2,761,618        2,948,592       4,519,738
                                                   ----------       ----------      ----------
        Net interest income . . . . . . . . .      $6,507,561       $5,482,917      $4,994,157
                                                   ==========       ==========      ==========

        Changes in net interest income from period to period result from increases or decreases in the average balances (volume) of interest earning assets and interest bearing liabilities, increases or decreases in the average rates earned and paid on such assets and liabilities, the Bank's ability to manage its earning asset portfolio, and the availability of particular sources of funds.

        Net interest income has increased during the corresponding periods noted in the table above primarily due to increases in volumes or the average balances of earning assets and interest bearing liabilities. As previously noted average earning assets increased during each of the periods noted above. Also as noted, lower interest rates in the financial marketplace had an impact upon the Company's net interest margins. Set forth below is the average prime interest rate charged on loans and the average Federal Funds rate earned by the Company during the years ended December 31, 1993, December 31, 1992, and December 31, 1991:



                                                                    FEDERAL
                                                    PRIME            FUNDS
                                                    RATE             RATE
                                                    -----           -------
        For the year ended December 31, 1993        6.00%            3.02%
        For the year ended December 31, 1992        6.25%            3.46%
        For the year ended December 31, 1991        8.49%            5.57%

        Loans tied to the prime rate and investments in Federal Funds comprised 37% of the Company's earning assets at December 31, 1993, and 47% at December 31, 1992.

        The tables on the following two pages provide a detailed analysis of the changes in net interest income and illustrate the impact in the increase in balances of interest earning assets and interest bearing liabilities. The tables also note the impact of overall interest rates in the financial marketplace.

ANALYSIS OF CHANGES IN NET INTEREST INCOME

        The following table sets forth the dollar amount of changes in net interest income for each major category of interest earning asset and interest bearing liability for the years ended December 31, 1993, December 31, 1992, and December 31, 1991:

                                                   FOR THE YEAR ENDED
                                                       DECEMBER 31,                  NET CHANGE    NET CHANGE
                                          --------------------------------------
                                             1993          1992          1991        1992-1993     1991-1992
                                          ----------    ----------    ----------    ----------    -----------
Earning Assets - Interest Income:
   Interest Bearing Bank Balances  . .    $    4,500    $    4,500    $    4,010    $        0    $       490
   Fed Funds Sold  . . . . . . . . . .       309,572       353,824       896,992       (44,252)      (543,168)
   Taxable Investment Securities . . .     3,725,852     2,862,364     2,282,050       863,488        580,314
   Non-taxable Investment Securities .             0             0             0             0              0
   Loans (Includes Loan Fees)  . . . .     5,229,255     5,210,821     6,330,843        18,434     (1,120,022)
                                          ----------    ----------    ----------    ----------    -----------
         TOTAL . . . . . . . . . . . .    $9,269,179    $8,431,509    $9,513,895    $  837,670    $(1,082,386)
                                          ==========    ==========    ==========    ==========    ===========

Interest Expense on Deposits and
 Borrowed Funds:
   Demand Accounts-Interest Bearing  .    $  285,597    $  329,302    $  692,540    $  (43,705)   $  (363,238)
   Savings . . . . . . . . . . . . . .        81,964        58,247        46,049        23,717         12,198
   Money Market Accounts . . . . . . .     1,453,943     1,359,230     1,889,843        94,713       (530,613)
   Time Deposits . . . . . . . . . . .       902,198     1,145,482     1,785,359      (243,284)      (639,877)
   Fed Funds Purchased . . . . . . . .             0             0             0             0              0
   TTL and Other Borrowings  . . . . .        37,916        56,331       105,947       (18,415)       (49,616)
                                          ----------    ----------    ----------    ----------    -----------
         TOTAL . . . . . . . . . . . .    $2,761,618    $2,948,592    $4,519,738    $ (186,974)   $(1,571,146)
                                          ----------    ----------    ----------    ----------    -----------
NET INTEREST INCOME  . . . . . . . . .    $6,507,561    $5,482,917    $4,994,157    $1,024,644    $   488,760
                                          ==========    ==========    ==========    ==========    ===========

        Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is paid. Volume change is calculated as change in volume times the old rate while rate change is the change in rate times the old volume. The table below indicates dollar amount of the change attributable to each factor. The rate/volume change, the change in rate times the change in volume, is allocated between the volume change and rate change at the ratio each of the components bears to the absolute value of their total.

                                              AMOUNT OF CHANGE                           AMOUNT OF CHANGE
                                              ATTRIBUTABLE TO                            ATTRIBUTABLE TO
                                                CHANGES IN:                                CHANGES IN:
                                            ----------------------                    -----------------------
                             TOTAL CHANGE   OUTSTANDING                TOTAL CHANGE   OUTSTANDING
                             FROM 12/31/92   BALANCES     INTEREST     FROM 12/31/91   BALANCES      INTEREST
                              TO 12/31/93    (VOLUME)       RATES       TO 12/31/92    (VOLUME)        RATES
                             -------------  -----------   --------     -------------  -----------    --------
Interest Income:
Interest Earning
   Balances in Bank   . . .  $        0     $        0    $       0    $       490    $        0    $       490
Fed Funds Sold  . . . . . .     (44,252)           276      (44,528)      (543,168)     (265,636)      (277,532)
Investment Securities:
   Taxable  . . . . . . . .     863,488      1,421,742     (558,254)       580,314     1,017,252       (436,938)
   Non-taxable  . . . . . .           0              0            0              0             0              0
Loans (Includes Loan Fees)       18,434        243,343     (224,909)    (1,120,022)      497,659     (1,617,681)
                             ----------     ----------    ---------    -----------    ----------    -----------
Total . . . . . . . . . . .  $  837,670     $1,665,361    $(827,691)   $(1,082,386)   $1,249,275    $(2,331,661)

Interest Expense:
Demand Accounts -
    Interest Bearing  . . .  $  (43,705)       $20,378    $ (64,083)   $  (363,238)   $  (87,337)   $  (275,901)
Savings . . . . . . . . . .      23,717         31,666       (7,949)        12,198        37,401        (25,203)
Money Market Accounts . . .      94,713        483,725     (389,012)      (530,613)      277,055       (807,668)
Time Deposits . . . . . . .    (243,284)        64,031     (307,315)      (639,877)      (69,054)      (570,823)
Fed Funds Purchased . . . .           0              0            0              0             0              0

TTL and Other Borrowings  .     (18,415)        (4,568)     (13,847)       (49,616)      (10,272)       (39,344)
                             ----------     ----------    ---------    -----------    ----------    -----------
Total . . . . . . . . . . .  $ (186,974)    $  595,232    $(782,206)   $(1,571,146)   $  147,793    $(1,718,939)

Net Interest Income . . . .  $1,024,644     $1,070,129    $ (45,485)   $   488,760    $1,101,482    $  (612,722)
                             ==========     ==========    =========    ===========    ==========    ===========


PROVISION FOR LOAN LOSSES

        It is the Company's practice to maintain the allowance for loan losses at a level considered by management to be adequate to provide for reasonably foreseeable loan losses. Management's evaluation is based upon a continuing review of the loan portfolio and includes, but is not limited to, consideration of actual loan loss experience, the present and prospective financial condition of borrowers, industry concentrations within the portfolio, and general economic conditions.

        The tables on the following two pages set forth the loan loss experience of the Company for the years ended December 31, 1993, December 31, 1992, and December 31, 1991, and management's allocation of the reserve for loan losses.

        As noted on the table on the following page, the annualized ratio of net charge-offs during the years ended December 31, 1993, December 31, 1992, and December 31, 1991, has remained relatively constant. Loan losses which continue to be moderate, are the result of economic weaknesses in markets in which the Company operates which cause deterioration in the credit quality of isolated loans. The Company reduced the provision charged to expense for possible loan losses during the year ended December 31, 1993 due to its moderate loan loss experience and after an evaluation of the adequacy of the allowance for loan losses.

        Bank management believes that the Bank's allowance for loan losses was adequate at December 31, 1993,based upon the Bank's loan portfolio as of that date.

SUMMARY OF LOAN LOSS EXPERIENCE

        The following table summarizes loan balances at December 31, 1993, December 31, 1992, and December 31, 1991, daily average balances for the years ending December 31, 1993, December 31, 1992, and December 31, 1991; changes in the allowance arising from loans charged off and recoveries on loans previously charged off, by loan category; and additions to the allowance for loan losses which have been charged to expense:

                                                   12/31/93           12/31/92           12/31/91
                                                  -----------        -----------        -----------
        Average loans outstanding . . . . .       $68,041,947        $64,939,766        $59,917,546
        Net loans at end of period  . . . .       $70,268,455        $65,407,252        $66,327,823

        Allowance for loan losses
            at beginning of period  . . . .        $1,176,602         $1,147,250         $1,010,842

        Loans Charged off:
            Commercial Loans  . . . . . . .            59,709            222,271            104,262
            Residential real estate loans .                 0                  0                  0
            Commercial real estate loans  .                 0             26,200             51,270
            Construction and land
              development loans . . . . . .                 0              3,011                  0
            Installment loans . . . . . . .                 0              2,442              6,897
            Revolving credit loans  . . . .            34,730             25,061             63,155
                                                  -----------        -----------        -----------
                                                       94,439            278,985            225,584
        Recoveries of loans previously
            charged off . . . . . . . . . .             5,891             37,537              4,492
                                                  -----------        -----------        -----------
        Net loans charged off . . . . . . .            88,548            241,448            221,092

        Provision charged to expense  . . .            60,000            270,800            357,500
                                                  -----------        -----------        -----------
        Allowance for loan losses
            at end of period  . . . . . . .       $ 1,148,054        $ 1,176,602        $ 1,147,250
                                                  ===========        ===========        ===========

        Annualized ratio of net charge-offs
            during period to average net
            loans outstanding . . . . . . .             0.13%              0.37%              0.37%


        Allowance for loan losses as
            a percentage of net loans
            outstanding at end of period. .             1.63%              1.80%              1.73%

ALLOCATION OF RESERVE FOR LOAN LOSSES

        Although the total reserve is available to absorb losses from all loans, management allocates the reserve among general portfolio categories for informational and regulatory reporting purposes. The following tables reflect that allocation and information for the periods indicated:

ALLOCATION OF RESERVE FOR LOAN LOSSES BY LOAN TYPE

                                                    12/31/93            12/31/92            12/31/91
                                                   ----------          ----------          ----------
Commercial Loans  . . . . . . . . . . . . . . .    $  164,577          $  210,822          $  119,110
Residential real estate loans . . . . . . . . .        24,606              12,770              29,859
Commercial real estate loans  . . . . . . . . .       367,222             531,630             212,996
Construction and land development loans . . . .        25,125              10,615              58,975
Installment loans . . . . . . . . . . . . . . .        63,619              22,826              34,029
Revolving credit loans  . . . . . . . . . . . .        59,639             103,328              68,892
Unallocated reserve . . . . . . . . . . . . . .       443,267             284,611             623,389
                                                   ----------          ----------          ----------
Total.  . . . . . . . . . . . . . . . . . . . .    $1,148,054          $1,176,602          $1,147,250
                                                   ==========          ==========          ==========


ALLOCATION OF RESERVE FOR LOAN LOSSES AS A PERCENTAGE OF TOTAL RESERVE

                                                   12/31/93         12/31/92         12/31/91
                                                   --------         --------         --------
Commercial Loans  . . . . . . . . . . . . . . .      14.0%            17.9%            10.4%
Residential real estate loans . . . . . . . . .       2.1%             1.1%             2.6%
Commercial real estate loans  . . . . . . . . .      31.2%            45.2%            18.6%
Construction and land development loans . . . .       2.1%             0.9%             5.1%
Installment loans . . . . . . . . . . . . . . .       5.4%             1.9%             3.0%
Revolving credit loans  . . . . . . . . . . . .       5.1%             8.8%             6.0%
Unallocated reserve . . . . . . . . . . . . . .      40.1%            24.2%            54.3%
                                                    -----            -----            -----
Total.  . . . . . . . . . . . . . . . . . . . .     100.0%           100.0%           100.0%
                                                    =====            =====            =====


PERIOD END LOAN TYPES AS A PERCENTAGE OF TOTAL LOANS

                                                   12/31/93         12/31/92         12/31/91
                                                   --------         --------         --------
Commercial Loans  . . . . . . . . . . . . . . .      23.4%            22.6%            23.9%
Residential real estate loans . . . . . . . . .       7.0%             7.2%             9.4%
Commercial real estate loans  . . . . . . . . .      52.0%             5.4%            42.7%
Construction and land development loans . . . .       3.6%             1.1%             8.9%
Installment loans . . . . . . . . . . . . . . .       7.2%             7.0%             6.8%
Revolving credit loans  . . . . . . . . . . . .       6.8%             7.7%             8.3%
                                                    -----            -----            -----
Total.  . . . . . . . . . . . . . . . . . . . .     100.0%           100.0%           100.0%
                                                    =====            =====            =====

AVERAGE BALANCE SHEETS AND COMPOSITION OF AVERAGE DEPOSITS

        The tables on the following two pages show the average balances of assets, liabilities, and shareholders' equity, the amount of interest income or expense and the average yield or rate for each category of interest earning assets and interest bearing liability, the Company's net interest spread, and the Company's net interest margin.

        The mix of the Company's average earning assets as a percentage of total average assets for the years ended December 31, 1993, December 31, 1992, and December 31, 1991, were:


                                                    1993             1992             1991
                                                    -----            -----            -----
         Interest - Bearing Bank Balances            0.1%             0.1%             0.1%
         Federal Funds Sold                          6.0%             7.5%            13.1%
         Investment Securities                      42.7%            34.1%            25.2%
         Loans (Net of Unearned Income)             39.6%            47.4%            48.9%
                                                    -----            -----            -----
               Total Earning Assets                 88.4%            89.1%            87.3%
                                                    =====            =====            =====

        As the table above indicates, the Company has shifted the mix of its liquidity assets from Federal Funds sold to investment securities over the past two years as overall rates in the financial marketplace have declined. This shift has been the result of the Company's asset/liability management program.

        Average deposit liabilities increased 30% in 1993 as compared to 1992. In the year ended December 31, 1992, average deposits increased 13% over the comparable period in 1991. The composition of the deposit base has consistently been heavy in low cost "core" deposits. For the year ended December 31, 1993, transaction accounts (both interest bearing and non-interest bearing) totaled 37% of average deposits, and average money market account balances totaled another 42%. At the same time, more expensive time deposits have comprise only 18% of the deposit base. This composition is the result of acquiring more "relationship" customers through direct marketing efforts. The on-going impact of this structure is a lower cost of funds and higher net interest margins.

                                  AVERAGE BALANCE SHEETS

                                              12/31/93                        12/31/92                           12/31/91
                                -------------------------------   -------------------------------  --------------------------------
                                               INTEREST                         INTEREST                           INTEREST
                                   AVERAGE     INCOME OR             AVERAGE    INCOME OR              AVERAGE     INCOME OR
                                   BALANCE      EXPENSE    RATE      BALANCE     EXPENSE     RATE     BALANCE      EXPENSE     RATE
                                ------------  ----------   ----   ------------  ----------   ----  ------------   ----------  -----
ASSETS:
 Interest Bearing Bank Balances  $   100,000  $    4,500   4.50%   $   100,000  $    4,500   4.50%  $   100,000   $    4,010   4.01%
 Fed Funds Sold   . . . . . . .   10,247,662     309,572   3.02%    10,239,685     353,824   3.46%   16,093,672      896,992   5.57%
 Taxable Investment Securities    73,485,694   3,725,852   5.07%    46,731,739   2,862,364   6.13%   30,930,230    2,282,050   7.38%
 Non-taxable Investment
Securities  . . . . . . . . . .            0           0   0.00%             0           0   0.00%            0            0   0.00%
 Loans (Net of Unearned Income)   68,041,947   5,229,255   7.69%    64,939,766   5,210,821   8.02%   59,917,546    6,330,843  10.57%
                                ------------  ----------   ----   ------------  ----------   ----  ------------   ----------  -----
TOTAL EARNING ASSETS/
 INTEREST INCOME  . . . . . . .  151,875,303   9,269,179   6.10%   122,011,190   8,431,509   6.91%  107,041,448    9,513,895   8.89%
All Other Assets  . . . . . . .   19,906,993                        14,884,559                       15,596,657
                                ------------                      ------------                     ------------
        TOTAL . . . . . . . . . $171,782,296                      $136,895,749                     $122,638,105
                                ============                      ============                     ============

LIABILITIES AND SHAREHOLDERS EQUITY:
 Deposits:

   Demand-interest Bearing  . .  $15,768,074  $  285,597   1.81%  $ 14,805,516  $  329,302   2.22% $ 17,241,172   $  692,540  4.02%
   Savings  . . . . . . . . . .    3,644,755      81,964   2.25%     2,269,569      58,247   2.57%    1,043,742       46,049  4.41%
   Money Market Accounts  . . .   63,044,229   1,453,943   2.31%    44,345,640   1,359,230   3.07%   38,039,299    1,889,843  4.97%
   Time Deposits  . . . . . . .   27,250,557     902,198   3.31%    25,739,584   1,145,482   4.45%   26,815,241    1,785,359  6.66%
 Fed Funds Purchased  . . . . .            0           0   0.00%             0           0   0.00%            0            0  0.00%
 TTL and Other Borrowings   . .    1,561,029      37,916   2.43%     1,709,323      56,331   3.30%    1,911,651      105,947  5.54%
                                ------------  ----------   ----   ------------  ----------   ----  ------------   ----------  -----
TOTAL INTEREST
 BEARING FUNDS  . . . . . . . .  111,268,644   2,761,618   2.48%    88,869,632   2,948,592   3.32%   85,051,105    4,519,738  5.31%
Demand Deposits . . . . . . . .   40,085,321                        27,962,664                       18,367,252
Other Liabilities . . . . . . .      793,761                           591,825                          507,918
Shareholders' Equity  . . . . .   19,634,570                        19,471,628                       18,711,830
                                ------------                      ------------                     ------------
        TOTAL . . . . . . . . . $171,782,296                      $136,895,749                     $122,638,105
                                ============                      ============                     ============

INTEREST SPREAD (Average Rate
Earned Minus Average Rate Paid) . . . . . . . . . . . . .  3.62%                             3.59%                            3.58%
NET INTEREST INCOME . . . . . . . . . . . . . $6,507,561                        $5,482,917                        $4,994,157
NET INTEREST MARGIN (Net Interest
Income/Average Earning Assets)  . . . . . . . . . . . . .  4.28%                             4.49%                            4.67%

COMPOSITION OF AVERAGE DEPOSITS

        Set forth below is the composition of average deposits for the years ended December 31, 1993, December 31, 1992, and December 31, 1991:

                                                                                       AS A PERCENT
                                         YEAR ENDED DECEMBER 31,                     OF TOTAL DEPOSITS
                               --------------------------------------------     ---------------------------
                                   1993            1992            1991         1993       1992       1991
                               ------------    ------------    ------------     ------     ------     ------
Noninterest bearing . . .      $ 40,085,321    $ 27,962,664    $ 18,367,252      26.8%      24.3%      18.1%
Interest Bearing Demand .        15,768,074      14,805,516      17,241,172      10.5%      12.9%      17.0%
Money market accounts . .        63,044,229      44,345,640      38,039,299      42.1%      38.4%      37.5%
Savings Accounts  . . . .         3,644,755       2,269,569       1,043,742       2.4%       2.0%       1.0%
Time Deposits . . . . . .        27,250,557      25,739,584      26,815,241      18.2%      22.4%      26.4%
                               ------------    ------------    ------------     ------     ------      -----
Total . . . . . . . . . .      $149,792,936    $115,122,973    $101,506,706     100.0%     100.0%     100.0%
                               ============    ============    ============     ======     ======     ======


GROWTH IN AVERAGE DEPOSIT BALANCES

                                         DOLLAR GROWTH IN                        PERCENTAGE GROWTH IN
                                         DEPOSIT BALANCES                          DEPOSIT BALANCES
                                 ---------------------------------            --------------------------
                                  1992-1993             1991-1992             1992-1993        1991-1992
                                 -----------           -----------            ---------        ---------
Noninterest bearing . . . .      $12,122,657           $ 9,595,412              43.4%             52.2%
Interest Bearing Demand . .          962,558            (2,435,656)              6.5%            -14.1%
Money market accounts . . .       18,698,589             6,306,341              42.2%             16.6%
Savings Accounts  . . . . .        1,375,186             1,225,827              60.6%            117.4%
Time Deposits . . . . . . .        1,510,973            (1,075,657)              5.9%             -4.0%
                                 -----------           -----------            ---------        --------
Total . . . . . . . . . . .      $34,669,963           $13,616,267              30.1%             13.4%
                                 ===========           ===========            =========        ========



NON-INTEREST INCOME

        Set forth below is a summary of non-interest income for the years ended December 31, 1993, December 31, 1992 and December 31, 1991:

                                                          YEAR ENDED DECEMBER 31,
                                              -----------------------------------------------
                                                1993                1992               1991
                                              --------            --------           --------
Banking fees and service charges . .          $458,408            $348,803           $272,754
Mortgage banking fees  . . . . . . .           207,016                   0                  0
Gain on sale of investments  . . . .            87,167              16,674                  0
Gain on sale of real estate  . . . .             9,354              16,661             18,448
Rental income  . . . . . . . . . . .            66,520              67,271             55,934
Other income . . . . . . . . . . . .            32,931              28,628             55,333
                                              --------            --------           --------
Total noninterest income . . . . . .          $861,396            $478,037           $402,469
                                              ========            ========           ========


        Banking fees and service charges rose 31% in the year ended December 31, 1993, compared to the same period in 1992. For the year ended December
31, 1992, banking fees rose 28% as compared to 1991. Fees and service charges are primarily a function of deposit account activity, particularly transaction account activity. These increases are consistent with the gain in transaction account balances noted earlier. The Company's marketing strategy, however, is to concentrate on commercial banking, serving small to middle-sized businesses, professionals, the title and escrow industry, the business entrepreneur, and high net worth individuals. These types of banking customers traditionally pay for their banking services through the maintenance of sufficient deposit balances to avoid the explicit payment of fees and service charges. The Company does not, therefore, anticipate that non-interest income will represent a significant percentage of the Company's overall income for the foreseeable future.

        Rental income is received from renting excess space in banking facilities. The Company has limited excess space available for rental and does not anticipate that rental income will become a significant source of revenue.

        In January 1993, the Company's banking subsidiary began a mortgage banking operation in which residential mortgages are originated and sold to investors in the secondary mortgage market. The Bank originates only mortgages that have been "presold" in the secondary market and does not take a position in the underlying mortgage itself. Income from originating residential mortgage loans totaled $207,016 during the year ended December 31, 1993.

NONINTEREST EXPENSE

        The table below summarizes noninterest expenses for the years ended December 31, 1993, December 31, 1992, and December 31, 1991. As indicated, noninterest expenses increased 21.8% in the year ended December 31, 1993, as compared to 1992. The most significant increase was in the area of professional fees and legal expenses due to litigation in which the Company was involved. A settlement was reached ending the litigation during the fourth quarter of 1993, and no significant expenses associated with that event were incurred in 1994.

        The Company's subsidiary bank opened two new branch offices in June 1992 and September 1992. The full year compensation, occupancy, and equipment expenses relating to these new facilities contributed to increases in those expense categories.

        The Company's subsidiary bank pays fees to the Office of the Comptroller of the Currency, and deposit insurance premiums to the Federal Deposit Insurance Corporation. These regulatory fees are computed based upon the bank's asset size and deposit base, respectively. Increases in regulatory fees in the years ended December 31, 1993 and 1992, were primarily the result of growth in assets and deposits.

                                              YEAR ENDED DECEMBER 31,          % CHANGE     % CHANGE
                                      --------------------------------------
                                         1993          1992          1991      1992-1993    1991-1992
                                      ----------    ----------    ----------   ---------   ----------
Salaries and benefits . . . . . .     $1,981,778    $1,809,704    $1,789,460       9.5%         1.1%
Equipment expenses  . . . . . . .        441,410       395,313       421,897      11.7%        -6.3%
Occupancy expenses  . . . . . . .        480,035       399,589       365,650      20.1%         9.3%
Data processing . . . . . . . . .        251,693       276,520       357,289      -9.0%       -22.6%
Regulatory fees . . . . . . . . .        357,504       291,855       249,806      22.5%        16.8%
Professional fees/legal expenses         947,353       268,447       160,414     252.9%        67.3%
Marketing expense . . . . . . . .        111,215       137,864       142,828     -19.3%        -3.5%
Postage/delivery/telephone  . . .        159,240       123,257       130,532      29.2%        -5.6%
Supplies  . . . . . . . . . . . .        147,200       167,196       115,772     -12.0%        44.4%
Insurance . . . . . . . . . . . .         83,647        54,616        50,048      53.2%         9.1%
Other operating expenses  . . . .        263,194       363,687       331,434     -27.6%         9.7%
                                      ----------    ----------    ----------     -----        -----

   Total noninterest expenses . .     $5,224,269    $4,288,048    $4,115,130      21.8%         4.2%
                                      ==========    ==========    ==========     =====        =====

        As the following table indicates, the Company's noninterest expense ratios compare very favorably with other institutions of its size.

        Annualized Expense Ratios (As a percentage of average assets):

                                             YEAR ENDED DECEMBER 31,                  AVERAGE FOR
                                       ---------------------------------        BANK HOLDING COMPANIES
                                       1993           1992          1991          OF COMPARABLE SIZE*
                                       ----           ----          ----        ----------------------
S>
Total noninterest expenses  . . .      3.04%          3.13%         3.36%                3.50%
Salaries and benefits . . . . . .      1.15%          1.32%         1.46%                1.66%
Occupancy expense . . . . . . . .      0.28%          0.29%         0.30%                0.49%

* Five year average ratio of expense to average assets as reported by the Federal Financial Institutions Examination Council


INCOME TAXES

        For the year ending December 31, 1993, the Company had income of $2,085,000 before a provision of $740,000 for income taxes. The $740,000 provision for income taxes consists of provisions for Federal and state income tax purposes relating to 1993.

        For the year ended December 31, 1992, the Company had income of $1,402,000 before a provision of $496,000 for income taxes. The Company had net operating losses carrying into 1992 from prior years that reduced its tax liability. The Company's income tax provision of $496,000 for the year ended December 31, 1992, was reduced $85,000 by utilization of the tax effects of the Company's operating loss carryforward as an extraordinary credit.


LIQUIDITY

        Liquidity is a bank's ability to maintain sufficient sources of funds to meet its obligations. Liquidity exists when these sources provide funds when they are needed and at a reasonable cost. Funding of loan requests, providing for liability (deposit) outflows, and management of interest rate fluctuations require continuous analysis in order to match the maturities of specific categories of specific short-term loans and investments with specific types of deposits and borrowings. The objective of liquidity management is to maintain a balance between sources and uses of funds such that the cash flow needs of the Company are met in the most economical manner. On the asset side, the Company's liquidity is provided by short-term money market assets, such as time deposits with other banks, Federal Funds sold, loan principal repayments, and by investment securities with maturities of one year or less.

        At December 31, 1993, and December 31, 1992, the Company had Federal funds sold of $1,400,000 and $11,750,000, respectively. Cash flow from principal repayments scheduled to be received within one year from loans (including demand loans, but excluding revolving credit lines) and investment securities maturing within one year amounted to $24,271,000 at December 31, 1993, and $35,909,000 at December 31, 1992.

        The Company's dependence upon large time deposits which experience volatile rate changes is moderate. At December 31, 1993, certificates of deposit with balances of $100,000 or greater comprised 5% of total deposits, down from 10% at December 31, 1992. The maturities of time certificates of deposit with balances of $100,000 or greater at December 31, 1993, are summarized below:

  Three months or less                              $ 3,883,000
  Over three through six months                         811,000
  Over six through twelve months                      2,262,000
  Over twelve months                                    600,000
                                                    -----------
                                                    $ 7,556,000
                                                    ===========

        The Company has not acquired brokered "jumbo" certificates of deposit and does not anticipate using this method as a source of funds in the future.

ASSET/LIABILITY MANAGEMENT

        The objective of asset and liability management is to maximize earnings while maintaining interest rate risk and liquidity at acceptable levels. A certain amount of risk is inherent in any investment situation, and greater risks usually provide higher earnings. For the Company, the most important objectives in assets and liability management include: (1) controlling interest rate exposure, (2) ensuring adequate liquidity, and (3) maintaining a strong capital foundation.

        The table on the following page sets forth the cumulative ability of the Company to reprice its interest earning assets and interest bearing liabilities as of December 31, 1993, the Company's interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the Company's cumulative interest rate sensitivity gap, the Company's interest sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities), and the Company's cumulative interest sensitivity gap ratio. For the purposes of the Interest Sensitivity Table, an asset or liability is considered rate sensitive within a specified period when it matures or could be repriced within such a period in accordance with its contractual terms.

        Historically, the Company has tried to maintain the cumulative gap ratio at the one year reporting interval within a narrow range to limit its exposure to changes in interest rates. The current cumulative gap ratio for the one year reporting interval continues to be among the most liability sensitive position noted in recent years and is based upon the funding and asset/liability management strategies of the Company:


                                     1993          1992          1991
                                     ----          ----          ----
        March 31                     0.95          1.03          1.03
        June 30                      0.86          1.88          1.16
        September 30                 0.93          0.90          1.00
        December 31                  0.59          0.82          0.93

        A ratio of greater than 1.00 indicates that within a twelve month period, a greater volume of assets will reprice than liabilities (an asset sensitive position). A ratio of less than 1.00 indicates that within the same period a greater volume of liabilities will reprice than assets (a liability sensitive position). A ratio of 1.00 indicates that an equal amount of assets and liabilities will reprice during the twelve month period (a neutral position). A rising rate environment favors an asset sensitive position and a falling rate environment favors a liability sensitive position.

        The Company attempts to limit its exposure to changes in interest rates through the asset/liability management process. The Company has established guidelines that limit the changes in net interest income associated with changes in interest rates to 10% of net interest income.
For the year ended December 31, 1993, changes in net interest income attributable to changes in interest rates totaled -1% of total net interest income or well within the above the guidelines. For the year ended December 31, 1992, changes in net interest income attributable to changes in interest rates totaled -11% of total net interest income.

INTEREST SENSITIVITY ANALYSIS

                                                                   DECEMBER 31, 1993
                                                             (DOLLAR AMOUNTS IN THOUSANDS)
                                         --------------------------------------------------------------------
                                                                                         NON  RATE
                                                                                         SENSITIVE
                                                                  91-180     181-365     AND OVER
                                         0-30 Days   31-90 Days    Days        Days      ONE YEAR     TOTAL
                                         ---------   ----------  --------    --------    ---------   --------
ASSETS:
Loans . . . . . . . . . . . . . . . .     $ 57,877     $   860   $  1,412    $  1,296     $  9,029   $ 70,474
Securities  . . . . . . . . . . . . .            0           0          0       5,608       84,427     90,035
Federal funds sold  . . . . . . . . .        1,400                                                      1,400
                                          --------     --------  --------    --------     --------   --------
        Total earning assets  . . . .       59,277         860      1,412       6,904       93,456    161,909
Cash, property and other assets . . .                                                       96,523     26,049
Less:  Allowance for loan losses
   and unearned income  . . . . . . .                                                       (1,148)    (1,148)
                                          --------     --------  --------    --------     --------   --------
        TOTAL ASSETS  . . . . . . . .     $ 59,277     $    860  $  1,412    $  6,904     $188,831   $186,810
                                          ========     ========  ========    ========     ========   ========
LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Deposits:
  Demand-non interest bearing . . . .                                                      $47,799   $ 47,799
  Demand-interest bearing . . . . . .     $ 14,350                                                     14,350
  Savings. . . . . . . . . . . . . . .       4,813                                                      4,813
  Money Market Accounts . . . . . . .       77,685                                                     77,685
  Time Deposits . . . . . . . . . . .        4,033     $  4,208  $  4,119    $  3,888        1,604     17,852
                                          --------     --------  --------    --------     --------   --------
        Total deposits  . . . . . . .      100,881        4,208     4,119       3,888       49,403    162,499
Federal funds purchased . . . . . . .            0                                                          0
Other short term borrowings . . . . .        2,969                                                      2,969
Other liabilities . . . . . . . . . .                                                        1,226      1,225
Shareholders' equity  . . . . . . . .                                                       20,117     20,117
                                          --------     --------  --------    --------     --------   --------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY  . . . . . . .     $103,850     $  4,208  $  4,119    $  3,888     $ 70,746   $186,810
                                          ========     ========  ========    ========     ========   ========
Interest rate sensitivity gap             $(44,573)    $ (3,348) $ (2,707)   $  3,016     $118,085
Cumulative interest rate
   sensitivity gap                        $(44,573)    $(47,921) $(50,628)   $(47,612)
Cumulative sensitivity gap ratio              0.57         0.56      0.55        0.59

INVESTMENT PORTFOLIO SUMMARY

        The following table shows the carrying value, the market value, and the weighted average yield of the Company's investment portfolio as of the dates indicated. Investment securities are stated at cost adjusted for amortization of premium and accretion of discount:

                                          12/31/93                         12/31/92                             12/31/91
                              -------------------------------    -------------------------------     -------------------------------
                                 BOOK        MARKET     AVG         BOOK        MARKET     AVG          BOOK        MARKET      AVG
                                 VALUE       VALUE      RATE        VALUE       VALUE      RATE         VALUE       VALUE       RATE
                              -----------  -----------  -----    -----------  -----------  -----     -----------  -----------  -----
Investment Securities:
U.S Treasury Securities .    $49,311,510  $49,529,750  4.64%    $31,394,040  $31,819,577  4.88%     $22,518,026  $22,950,552  6.27%
Obligations of other
  U.S. Government
  Agencies . . . . . . .      39,608,509   39,760,612  4.65%     27,761,236   27,901,128  6.14%      20,437,293   20,836,357  7.74%
Corporate Debt
   Securities  . . . . . .     1,014,572    1,075,500  7.72%      1,024,405    1,067,090  7.71%       1,033,550    1,070,440  7.71%
Obligations of states
  and other political
  subdivisions . . . . . .             0            0  0.00%              0            0  0.00%               0            0  0.00%
Stock of the Federal
  Reserve Bank of
  Atlanta  . . . . . . . .       360,000      360,000  6.00%        360,000      360,000  6.00%         360,000      360,000  6.00%
Interest-bearing
  deposits in
  commercial banks  . . . .      100,000      100,000  2.50%        100,000      100,000  4.00%         100,000      100,000  6.00%
Other securities  . . . . .            0            0  0.00%              0            0  0.00%               0            0  0.00%
                             -----------  -----------  -----    -----------  -----------  -----     -----------  -----------  -----
Total Taxable Securities . . $90,394,591  $90,825,862  4.68%    $60,639,681  $61,247,795  5.51%     $44,448,869  $45,317,349  6.98%
                             ===========  ===========  =====    ===========  ===========  =====     ===========  ===========  =====

        The Investment Security Maturity Schedule below shows the maturities and weighted average yields for the Company's investment portfolio at December 31, 1993:


                     INVESTMENT SECURITY MATURITY SCHEDULE
                         (Dollar Amounts In Thousands)


                                                                    AFTER
                                                                   FIVE BUT
                                                  AFTER ONE BUT     WITHIN
                                  WITHIN ONE       WITHIN FIVE        TEN          AFTER TEN
                                     YEAR             YEARS          YEARS           YEARS            TOTAL
                                --------------   --------------    --------     --------------   ---------------
US Treasury Securities  .      $5,003   3.92%    $44,309   4.72%       $0           $0           $49,312   4.64%
Obligations of Other U.S.
  Government Agencies . .           0   0.00%     29,559   4.90%        0       10,049   3.92%    39,608   4.65%
Corporate Debt Securities         505   7.15%        510   8.28%        0            0             1,015   7.72%
Interest-bearing deposits
  in commercial banks . .         100   4.00%          0                0            0               100   2.50%
Obligations of States
  and Other Political
  Subdivisions  . . . . .           0                  0                0            0                 0
                               ------            -------               --      -------            ------
                               $5,608            $74,378               $0      $10,049            90,035
                               ======            =======               ==      =======
Federal Reserve Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            360
                                                                                                 -------
                                                                                                 $90,395
                                                                                                 =======

CAPITAL RESOURCES

                                                     12/31/93            12/31/92            12/31/91
                                                    -----------         -----------         -----------
Tier One Capital:
    Common shareholders' equity . . . . . . . .     $20,116,670         $20,014,672         $19,188,686
    LESS:  Intangible assets  . . . . . . . . .               0               8,730              36,491
                                                    -----------         -----------         -----------
    Total Tier One Capital  . . . . . . . . . .      20,116,670          20,005,942          19,152,195

Tier Two Capital:
    Allowance for loan losses . . . . . . . . .       1,080,000           1,019,000           1,147,250
    Perpetual Preferred Stock . . . . . . . . .               0                   0                   0

    Long term debt qualifying as Tier Two capital             0                   0                   0
                                                    -----------         -----------         -----------
                                                    $21,196,670         $21,024,942         $20,299,445
                                                    ===========         ===========         ===========
Leverage Capital Ratio  . . . . . . . . . . . .           10.7%               12.5%               13.7%

Risk Based Capital Ratios:
      Tier 1 Capital Ratio  . . . . . . . . . .           23.3%               24.2%               23.7%
      Tier 2 Capital Ratio  . . . . . . . . . .            1.3%                1.2%                1.2%
                                                          ----                ----                ----
      Total Capital to Risk-weighted assets . .           24.6%               25.4%               24.9%
                                                          ====                ====                ====

        Regulatory agencies have approved guidelines to implement a risk-based capital structure that makes capital requirements more sensitive to the risk profiles of individual banking companies. These guidelines define capital as either core (Tier 1) capital or supplementary (Tier 2) capital. Tier 1 capital consists primarily of shareholders' equity, while Tier 2 capital is comprised of certain debt instruments and a portion of the reserve for loan losses. At December 31, 1993, the Company and its subsidiary bank were subject to a minimum Tier 1 Risk-Based capital ratio of 4% and a total risk-based capital ratio (Tier 1 plus Tier 2) of 8%. At December 31, 1993, the Company's Tier 1 and total risk-based capital ratio, based upon the definitions in effect at December 31, 1993, were 23.3% and 24.6% respectively. These ratios, as well as the corresponding ratios of the Company's subsidiary bank, all exceed regulatory minimums.

        Regulatory agencies have also adopted minimum standards for the leverage capital ratio. The leverage ratio is computed by dividing Tier 1 capital by adjusted total assets. Currently, the minimum leverage capital ratio for a well capitalized institution is 5%. The Company had a leverage capital ratio of 10.7% at December 31, 1993, and 12.5% at December 31, 1992.

        As required by the Federal Deposit Insurance Corporation Improvement Act of 1991, federal regulatory agencies have adopted standards for determining a financial institution's capital category for purposes of regulatory enforcement and for use in calculating risk-based FDIC insurance premiums. Those standards are set forth in the table below:


                                             TOTAL RISK BASED      TIER 1 RISK BASED
                                              CAPITAL RATIO          CAPITAL RATIO         LEVERAGE RATIO
                                             ----------------      -----------------      ----------------
Well Capitalized                              10% or Greater         6% or Greater          5% or Greater
Adequately Capitalized                          8% to 10%               4% to 6%               4% to 5%
Under Capitalized                              Less than 8%           Less than 4%           Less than 4%
Significantly Undercapitalized                 Less than 6%           Less than 3%           Less than 3%

        The Company's capital ratios at December 31, 1993, exceeded the minimum capital ratios for a well capitalized financial institution.

LOAN PORTFOLIO
                                                    SUMMARY

                                                                                               % CHANGE
                                                                                         --------------------
                                                                                         12/31/92    12/31/91
                                                                                            To          To
           TYPES OF LOANS               12/31/93         12/31/92         12/31/91       12/31/93    12/31/92
                                       -----------      -----------      -----------     --------    --------
Commercial Loans  . . . . . . . .      $16,457,697      $14,847,990      $15,881,325       10.8%       -6.5%
Residential real estate loans . .        4,921,283        4,711,554        6,253,099        4.5%      -24.7%
Commercial real estate loans  . .       36,722,126       35,688,771       28,399,524        2.9%       25.7%
Construction and land
  development loans   . . . . . .        2,512,494          694,746        5,897,534      261.6%      -88.2%
Installment loans . . . . . . . .        5,089,499        4,589,275        4,537,184       10.9%        1.1%
Revolving credit loans  . . . . .        4,771,103        5,058,868        5,511,391       -5.7%       -8.2%
                                       -----------      -----------      -----------      -----       -----
Total loans . . . . . . . . . . .       70,474,202       65,591,204       66,480,057        7.4%       -1.3%

Less:
Unearned loan fees  . . . . . . .          205,747          183,952          152,234       11.8%       20.8%
Allowance for loan losses . . . .        1,148,054        1,176,602        1,147,250       -2.4%        2.6%
                                       -----------      -----------      -----------      -----       -----
Net loans . . . . . . . . . . . .      $69,120,401      $64,230,650      $65,180,573        7.6%       -1.5%
                                       ===========      ===========      ===========      =====       =====
Loan-to-Deposit Ratio . . . . . .            43.2%            48.0%            56.4%

Nonperforming loans to total loans           0.00%            0.14%            0.08%

        Loan demand increased during 1993. Gross loans outstanding increased $4.9 million (+7.4%) in 1993. Gross loans outstanding declined $0.9 million (-1.3%) during 1992.

        The Company's marketing philosophy is to concentrate lending efforts to customers within its primary market area and to generally avoid loans for speculative purposes. The Company has no foreign or agricultural loans and no loans to energy producing customers. The Company's loan portfolio contains no loans that would be classified as a highly leveraged transaction. Bank regulators have defined highly leveraged transactions as loans and other facilities that have been extended in connection with a leveraged buyout, a corporate acquisition or a recapitalization and the resulting ratio of total debt to equity is equal to or greater than twelve to one or the borrower doubles existing liabilities resulting in a debt to equity ratio of greater than 100%.

        Loan concentrations are defined as amounts loaned to a number of borrowers engaged in similar activities, which would cause them to be similarly impacted by economic or other conditions. At December 31, 1993, no concentration of loans within any portfolio category to any group of borrowers engaged in similar activities or in a similar business, exceeded 10% of total loans.

        Generally, construction and land development loans and commercial real estate loans can present a higher degree of risk to a lender depending upon, among other things, whether the borrower has permanent financing at the end of the loan period, whether the project is an income producing transaction in the interim, and the nature of changing economic conditions including changing interest rates. While there is no assurance that the Company would not realize any loss on its construction and land development loans or its commercial real estate loans, management is of the belief that the degree of risk related to such loans is not significant to the Company because, among other things, generally such loans made by the Company's subsidiary bank relate to (i) owner-occupied projects, (ii) projects where the borrower has received commitment for permanent financing to repay the loan, and (iii) projects where management believes that the borrowers will recognize sufficient income to meet their loan requirements in the interim.

NONPERFORMING ASSETS

        Nonperforming assets consist of loans in a non-accrual status, loans past due ninety days or more, loans that have been restructured, and other real estate owned. Loans are placed in non-accrual status when, in the opinion of management, uncertainty exists as to the ultimate collection of such interest. Interest income on nonaccrual loans is recognized on a cash basis.

        The table below summarizes the Company's nonperforming assets as of the dates indicated:

                                                  12/31/93               12/31/92               12/31/91
                                                 -----------            -----------            -----------
Total loans outstanding . . . . . . . . . .      $70,268,455            $65,407,252            $66,327,823
Total reserve for loan losses . . . . . . .        1,148,054              1,176,602              1,147,250

Nonaccrual loans:
 Commercial   . . . . . . . . . . . . . . .                0                      0                 50,000
 Real estate:
    Construction  . . . . . . . . . . . . .                0                      0                      0

   Mortgage, 1-4 family   . . . . . . . . .                0                      0                      0
   Other  . . . . . . . . . . . . . . . . .                0                      0                      0
   Consumer   . . . . . . . . . . . . . . .                0                      0                      0
                                                 -----------            -----------            -----------
   Total nonaccrual loans   . . . . . . . .                0                      0                 50,000
Accruing loans past due
   ninety days or more  . . . . . . . . . .                0                      0                      0
                                                 -----------            -----------            -----------
Total nonperforming loans . . . . . . . . .                0                      0                 50,000

Other real estate . . . . . . . . . . . . .                0                 90,000                195,000
                                                 -----------            -----------            -----------
Total nonperforming assets  . . . . . . . .      $         0            $    90,000            $   245,000
                                                 ===========            ===========            ===========

Ratios:
Nonperforming loans to
   net total loans  . . . . . . . . . . . .             0.00%                  0.00%                  0.08%
Nonperforming assets to
   net total loans plus other
   real estate owned  . . . . . . . . . . .             0.00%                  0.14%                  0.37%
Reserve for loan losses to
   nonperforming loans  . . . . . . . . . .               N/A                    N/A                2294.5%

        The table above sets forth a summary of nonperforming assets at December 31, 1993, December 31, 1992, and at December 31, 1991. Nonperforming loans are accruing loans past due ninety days or more and loans that have been placed in a non-accrual status.

        Loans are placed on a non-accrual status when, in the opinion of management, uncertainty exists as to the ultimate collection of such interest. Interest received on such loans would be credited either to income or to principal depending upon, among other things, management's assessment of future principal recoveries.

        For the years ended December 31, 1992, and December 31, 1991, the gross amount of interest income that would have been recorded on nonaccrual loans if all such loans had been accruing interest at the original contract rate was $1,762 and $7,198 respectively. No interest payments were recorded in 1993, 1992, or in 1991 as interest income for nonaccrual loans.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of July 12, 1994, between HUNTINGTON BANCSHARES FLORIDA, INC., an Ohio corporation that will become a registered bank holding company ("Huntington Florida"), and SECURITY NATIONAL CORPORATION, a Delaware corporation that is a registered bank holding company ("Security National"). (Huntington Florida and Security National are collectively referred to herein as the "Constituent Corporations.")

                                    RECITALS

  A. Huntington Florida is a corporation organized and existing under the laws of Ohio and is authorized to issue 850 shares of common stock, without par value ("Huntington Florida Common"), all of which are issued and outstanding as of the date hereof and owned by Huntington Bancshares Incorporated, a Maryland corporation ("Huntington").

  B. Security National is a corporation organized and existing under the laws of Delaware and is authorized to issue: (a) 5,000,000 shares of common stock, $1.00 par value ("Security National Common"), of which 1,509,848 shares are issued and outstanding as of the date hereof, exclusive of treasury shares, with an additional 147,334 shares being subject to outstanding stock options previously granted (collectively, the "Security National Stock Options" and individually, a "Security National Stock Option") under the Security National Corporation Stock Option Plan (the "Security National Stock Option Plan"); and
(b) 500,000 shares of preferred stock, $1.00 par value ("Security National Preferred"), none of which are issued and outstanding.

  C. The respective Boards of Directors of Huntington Florida and Security National have approved the merger of Security National into Huntington Florida substantially on the terms and conditions contained in this Agreement.

                                   AGREEMENT

  In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

  1. MERGER. Subject to the terms and conditions hereof, and the terms and conditions contained in a certain Supplemental Agreement, of even date herewith, among Huntington, Huntington Florida, and Security National (the "Supplemental Agreement"), which is incorporated herein by reference, at the "Effective Time" (as such term is defined in Section 2 hereof), Security National shall be merged into Huntington Florida (the "Merger"). Huntington Florida shall be the surviving corporation in the Merger (the "Surviving Corporation"), which shall continue its corporate existence under the laws of Ohio following the consummation of the Merger. At the Effective Time, the separate existence and corporate organization of Security National shall cease.

  2. EFFECTIVE TIME; EFFECTIVE DATE. The Merger shall be effective at 11:59 p.m., local Ohio time (the "Effective Time"), on the "Effective Date" which date shall be (i) the day on which this Agreement and the related Certificate of Merger have been filed in accordance with the requirements of the laws of Ohio and Delaware, respectively, (ii) such later date as may be specified in such Certificate of Merger; provided, however, that the Effective Date shall not be earlier than the Permissible Date, which shall be the later of (iii) May 1, 1995, or (iv) the date of expiration of the last required waiting period following receipt of the last regulatory approval required for the transaction. Unless the parties otherwise agree, the Effective Date shall be the closing date as specified in Section 9 of the Supplemental Agreement.

  3. NAME. The name of the Surviving Corporation shall be "Huntington Bancshares Florida, Inc."

  4. CHARTER. The Articles of Incorporation of Huntington Florida in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with law.

  5. DIRECTORS. The directors of the Surviving Corporation shall be Frank Wobst, Zuheir Sofia, Gerald R. Williams, and John W. Liebersbach, to serve until their successors are duly elected and qualified in accordance with the Code of Regulations of the Surviving Corporation and the laws of Ohio.

  6. REGULATIONS. The Code of Regulations of Huntington Florida in effect at the Effective Time shall be the regulations of the Surviving Corporation, until amended in accordance with law.

  7. STATUTORY AGENT. The name and address of the agent upon whom any process, notice, or demand against any Constituent Corporation or the Surviving Corporation may be served is John W. Liebersbach, 41 South High Street, Columbus, Ohio 43287.

  8. CONVERSION OF SHARES.

     (a) All shares of Huntington Florida Common that are issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of Huntington Florida Common at and after the Effective Time.

     (b) At the Effective Time, the shares of Security National Common issued and outstanding immediately prior to the Effective Time (exclusive of treasury shares, if any, which shall be cancelled, and any shares as to which statutory dissenters' rights are properly sought) shall be converted, by virtue of the Merger and without further action on the part of the holders thereof, into the right to receive shares of the common stock, without par value, of Huntington ("Huntington Common"), as follows:

           (i) Each outstanding share of Security National Common shall be converted into the right to receive the number of whole shares of Huntington Common determined according to the following formula:

         NHC/SC   =  ((TPP + NSO) / PHC)
                     -------------------
                                 NSC

where:

         NHC/SC   =  the number of shares of Huntington Common to be received for each share of Security National Common (the
                     "Conversion Ratio");

         TPP      =  2.10 times the Security National Equity (as that term is defined below) (the "Total Purchase Price");

         PHC      =  the price per share of Huntington Common determined in
                     accordance with subsection 8(b)(ii), (iii), or (iv) below, as applicable (the "Price Per Share of Huntington
                     Common"); and

         NSC      =  the number of shares of Security National Common issued and outstanding at the Effective Time plus the number of shares of Security National Common subject to stock options outstanding at the Effective Time.

         NSO      =  the sum of the products resulting from multiplying
                     the number of shares subject to each of the Security
                     National Stock Options outstanding at June 30, 1994, by the respective exercise price for such Security National
                     Stock Option.

     (ii) For purposes of the formula set forth in subsection 8(b)(i) above and except as otherwise provided in subsections 8(b)(iii) and (iv) below, the Price Per Share of Huntington Common shall be the average of the closing sale prices for a share of Huntington Common on the five trading days immediately preceding the date that is two trading days prior to the Effective Date, as reported on the Nasdaq National Market (the "Average Closing Sale Price"); provided, however, that if the Average Closing Sale Price is less than $23.0063, then the Price Per Share of Huntington Common shall be $23.0063, and if the Average Closing Sale Price is greater than $28.1188, then the Price Per Share of Huntington Common shall be $28.1188. The minimum and maximum Prices Per Share of Huntington Common set forth in the preceding sentence shall be adjusted to reflect any stock splits or stock dividends on Huntington Common occurring after the date hereof and prior to the Effective Time by multiplying such amounts by a fraction, the numerator of which is the total number of shares of Huntington Common outstanding immediately prior to the effective time of the stock dividend or stock split, as the case may be, and the denominator of which is the total number of shares of Huntington Common outstanding immediately following the effective time of the stock dividend or stock split, as the case may be.

     (iii)  If the Average Closing Sale Price is less than 75% of $25.5625
  (as adjusted for stock dividends and stock splits), then Huntington may elect to either consummate the Merger at a Price Per Share of Huntington Common equal to 1.05 times the Average Closing Sale Price or to use its best efforts to renegotiate the pricing terms of the Merger set forth in this subsection 8(b) with Security National mutually acceptable to the parties. If a mutually acceptable adjustment to such pricing terms of the Merger is not agreed to by the parties hereto by the 10th day after the determination of the Average Closing Sale Price, this Agreement shall terminate in accordance with Section 11.01 of the Supplemental Agreement.

     (iv)  If the Average Closing Sale Price is more than 125% of $25.5625
  (as adjusted for stock dividends and stock splits), then Huntington may elect to consummate the Merger at a Price Per Share of Huntington Common equal to
  0.95 times the Average Closing Sale Price or to terminate the Merger in accordance with Section 11.01 of the Supplemental Agreement.

     (v) No fractional shares of Huntington Common shall be issued. Each holder of Security National Common who would otherwise be entitled to receive a fractional part of a share of Huntington Common shall instead be entitled to receive cash in an amount equal to the product resulting from multiplying such fraction by the Price Per Share of Huntington Common as determined under subsection 8(b)(ii) above. No interest shall be payable with respect to such cash payment.

             (c) Each outstanding share of Security National Common held by a person who has demanded and perfected a right to relief as a dissenting shareholder under Section 262 of the Delaware General Corporation Law (the "Dissenters' Rights Law") and who has not effectively withdrawn or lost such right ("Dissenting Shares") shall not be converted into or represent a right to receive shares of Huntington Common pursuant to subsection 8(b) hereof, but the holder thereof shall be entitled only to such rights as are granted by the Dissenters' Rights Law. Each holder of Dissenting Shares who becomes entitled to relief as a dissenting shareholder under the Dissenters' Rights Law with respect to such holder's shares of Security National Common shall receive payment therefor from Huntington in accordance with the provisions of the Dissenters' Rights Law. If any holder of Security National Common who demands relief as a dissenting shareholder under the Dissenters' Rights Law with respect to such holder's shares of Security National Common shall effectively withdraw or lose (through failure to perfect or otherwise), the right to such relief, each share of Security National Common held by such holder shall automatically be converted into the right to receive shares of Huntington Common pursuant to subsection 8(b) hereof.

             (d) Each unexercised Security National Stock Option that is outstanding immediately prior to the Effective Time shall be converted automatically at the Effective Time into an option to purchase shares of Huntington Common under the Huntington 1994 Stock Option Plan or similar Huntington plan (a "Huntington Stock Option"), with the number of shares of Huntington Common to be subject to a particular Huntington Stock Option to be determined by converting the number of shares of Security National Common subject to the Security National Stock Option into a number of Huntington Common shares in accordance with the procedure for converting outstanding Security National Common shares into Huntington Common shares as set forth in subsection 8(b) hereof, except that all fractional shares will be rounded to the nearest whole share, and with the exercise price for each share of Huntington Common subject to a particular Huntington Stock Option to be equal to the exercise price per Security National Common share under the Security National Stock Option divided by the Conversion Ratio determined in accordance with subsection 8(b)(i) above; provided, however, that, in the case of any Security National Stock Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code"), applies by reason of its qualification under Section 422 of the Code, the terms of the Huntington Stock Option into which such Security National Stock Option is to be converted, including the option price, the number of shares of Huntington Common purchasable pursuant to such option, and the terms and conditions of exercise of such option, shall be determined so as to comply with Section 424(a) of the Code. Upon such conversion, all rights under any and all stock options and stock option plans previously granted or adopted by Security National shall terminate.

             (e) The term "Security National Equity" shall mean the consolidated shareholders' equity of Security National on December 31, 1994, determined in accordance with generally accepted accounting principles applied consistently with prior determinations of consolidated shareholders' equity as shown on the audited balance sheets of Security National ("Audited Equity"), as adjusted pursuant to the provisions of this Section 8(e). Notwithstanding the above, Security National shall consult with Huntington with respect to the level of loan loss reserves reflected in Security National's consolidated shareholders' equity.

             In determining Security National Equity, the following adjustments to Audited Equity shall be made:

             (i) Audited Equity will be decreased by the after-tax amount of security gains and extraordinary gains realized after June 30, 1994, which in the aggregate exceed $50,000;

             (ii) Audited Equity will be decreased by the sum of the products resulting from multiplying the number of shares subject to each of the Security National Stock Options exercised after June 30, 1994 and prior to January 1, 1995, by the respective exercise price for such Security National Stock Option; and

             (iii) Audited Equity will be increased by the after-tax effect of any paid or accrued liability for investment banking fees and legal fees recorded by Security National in connection with this Merger.

             Additionally, after the Permitted Application Date (as that term is defined in the Supplemental Agreement), Security National will not enter into any transaction that would materially impact its net income or capital without the prior written approval of Huntington.

             As promptly as possible, Security National shall, at its expense, cause Price Waterhouse to prepare an audited consolidated balance sheet of Security National and its Subsidiary as of December 31, 1994, so that a determination of Security National Equity, as provided in this Section 8(e), can be made, and to furnish an opinion to Huntington and Huntington Florida to the effect that such consolidated balance sheet was prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the consolidated financial position of Security National. Prior to the delivery of such consolidated balance sheet and opinion to Huntington and Huntington Florida, a substantially completed draft balance sheet and draft opinion shall be delivered to and reviewed by Ernst & Young, and Security National and Price Waterhouse shall make all work papers and other supporting documents available for Ernst & Young's review prior to finalization of such balance sheet and opinion. The parties and their accounting firms shall make a good faith effort to resolve any differences of opinion with respect to the calculation of Audited Equity and Security National Equity. If such good faith effort fails to resolve any differences, such differences shall be submitted to arbitration by a certified public accountant chosen by Price Waterhouse and Ernst & Young and the parties shall be bound by the decision of such arbitrator.

             (f) At the Effective Time, all shares of Security National Preferred shall be cancelled.

         9.  EXCHANGE OF CERTIFICATES; PAYMENT FOR FRACTIONAL SHARES.

             (a) On the Effective Date, Huntington shall deliver to The Huntington National Bank (the "Exchange Agent") the amount of cash necessary to pay for all fractional shares of Huntington Common in accordance with subsection 8(b)(v) hereof.

             (b) As promptly as practicable after the Effective Date, Huntington shall cause the Exchange Agent to prepare and mail to each holder of record on the Effective Date of any shares of Security National Common a letter of transmittal containing instructions for the surrender of all certificates for shares of Security National Common. Upon the surrender by such holder of a certificate or certificates for shares of Security National Common standing in such holder's name to the Exchange Agent in accordance with the instructions set forth in the letter of transmittal, such holder shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Huntington Common into which the shares represented by the certificate or certificates so surrendered shall have been converted and, if applicable, a check payable to such holder in the amount necessary to pay for any fractional shares of Huntington Common which such holder would otherwise have been entitled to receive, in accordance with subsection 8(b)(v) hereof.
No interest shall be payable with respect to either the whole shares of Huntington Common or the cash payable in lieu of fractional shares.
Immediately after the third anniversary of the Effective Date, the Exchange Agent shall deliver to the Surviving Corporation any unclaimed balance of cash owing with respect to fractional shares and such cash shall be retained by, and become the property of the Surviving Corporation, free and clear of any claims whatsoever.

             (c) Neither Huntington, the Surviving Corporation, nor the Exchange Agent, shall be obligated to deliver a certificate for Huntington Common or a check for cash in lieu of fractional shares to a former shareholder of Security National until such former shareholder surrenders the certificate or certificates representing shares of Security National Common standing in such former shareholder's name or, if such former shareholder is unable to locate such certificate or certificates, an appropriate affidavit of loss and indemnity agreement and bond as may be required by Huntington. Until so surrendered, each outstanding certificate for shares of Security National Common shall be deemed for all corporate purposes (except the payment of dividends) to evidence ownership of the number of whole shares of Huntington Common into which the shares of Security National Common represented thereby shall have been converted.

             (d) After the Effective Date and until the outstanding certificates formerly representing shares of Security National Common are so surrendered, no dividends or distributions payable to holders of record of Huntington Common shall be paid to the holders of such outstanding Security National certificates in respect thereof. Promptly upon surrender of such outstanding certificates there shall be paid to the holders of the certificates for Huntington Common issued in exchange therefor the amount of dividends and other distributions, if any, which theretofore became payable with respect to such full shares of Huntington Common, but which have not theretofore been paid on such stock. No interest shall be payable with respect to the payment of any dividends or other distributions. All such dividends or other distributions unclaimed at the end of one year from the Effective Date shall, to the extent such dividends have been previously paid to the Exchange Agent, be repaid by the Exchange Agent to Huntington, and thereafter the holders of such outstanding certificates for Security National Common shall look, subject to applicable escheat, unclaimed funds, and other laws, only to Huntington as general creditors for payment thereof.

             (e) The stock transfer books of Security National shall be closed as of the close of business on the day that is two business days prior to the Effective Date.

             (f) Huntington is empowered to adopt additional reasonable rules and regulations with respect to the matters referred to in this Section 9 not inconsistent with the provisions of this Agreement.

             (g) Adoption of this Agreement by the shareholders of Security National shall constitute ratification of the appointment of the Exchange Agent.

         10. EFFECT OF THE MERGER.

             (a) At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the laws of Ohio. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate existence of Security National shall cease; all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights, and credits) then owned by each Constituent Corporation, or which would inure to either of them, shall immediately, by operation of law and without any conveyance, transfer, or further action, become the assets and property of the Surviving Corporation. All rights and obligations of the Constituent Corporations shall remain unimpaired and the Surviving Corporation shall succeed to all such rights and obligations.

             (b) From time to time, as and when requested by the Surviving Corporation or by its successors, the officers and directors of Security National in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation, or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises, and authority of Security National and otherwise to carry out the purposes of this Agreement.

         11. OFFICES. The principal executive offices of the Surviving Corporation shall be located at Huntington Center, 41 South High Street, Columbus, Franklin County, Ohio 43287.

         12. SHAREHOLDER APPROVAL. This Agreement shall be submitted to the shareholders of Security National for adoption as soon as reasonably practicable following the execution of this Agreement.

         13. ADDITIONAL AGREEMENTS.

             (a) Subject to the terms and conditions provided in this Agreement, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, subject, however, to the adoption of this Agreement by the shareholders of Security National, the receipt of all required regulatory approvals, and the occurrence of the Permissible Date.

             (b) Security National shall issue a warrant or warrants to Huntington, pursuant to the terms of a certain Warrant Purchase Agreement entered into or to be entered into between Huntington and Security National in accordance with the terms of the Supplemental Agreement, granting to Huntington or its nominee the right to purchase certain shares of Security National Common under certain conditions.

         14. AMENDMENT. At any time prior to the Effective Time, the parties hereto may amend, modify, or supplement this Agreement by mutual agreement authorized by their respective boards of directors, whether before or after the shareholders of Security National have adopted this Agreement, provided that the number of shares of Huntington Common into which shares of Security National Common are to be converted as determined in Section 8 hereof shall not be changed after the shareholders of Security National have adopted this Agreement without the approval of such shareholders in the same manner as required for the adoption of this Agreement; and provided, further, that this Agreement may not be amended, modified, or supplemented, except by an instrument in writing executed and delivered by each of the parties hereto.

         15. TERMINATION. Unless extended by the mutual agreement of the parties hereto, this Agreement may be terminated, notwithstanding the adoption thereof by the shareholders of Security National, in the manner and under the circumstances set forth in the Supplemental Agreement.

         16. ENTIRE AGREEMENT. This Agreement, the Supplemental Agreement, and any exhibits hereto or thereto constitute the entire agreement among the parties with respect to the subject matter thereof and supersede all prior agreements and understandings, oral or written, among the parties with respect to such subject matter and no party shall be liable or bound to the others in any manner by any covenants, representations, or warranties except as specifically set forth herein or therein.

         17. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         18. ASSIGNMENT. Neither this Agreement nor any rights, interests, or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties.

         19. BENEFIT. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest any rights or remedies under or by reason of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, but such counterparts taken together shall constitute one and the same instrument.

         21. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to its conflict of laws principles.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        HUNTINGTON BANCSHARES FLORIDA, INC.


                                        By:      /s/  Zuheir Sofia
                                            ------------------------------
                                               Zuheir Sofia, President


                                        SECURITY NATIONAL CORPORATION


                                        By:      /s/ Michael W. Sheffey
                                           ---------------------------------
                                                Michael W. Sheffey, President

                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


        THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is made as of January 26, 1995, between HUNTINGTON BANCSHARES FLORIDA, INC., an Ohio corporation that will become a registered bank holding company ("Huntington Florida"), and SECURITY NATIONAL CORPORATION, a Delaware corporation that is a registered bank holding company ("Security National").


                                    RECITALS


        A. Huntington Florida and Security National entered into an Agreement and Plan of Merger, dated as of July 12, 1994 (the "Merger Agreement"), which provides for the merger of Security National into Huntington Florida (the "Merger") and the exchange of all issued and outstanding shares of common stock, $1.00 par value, of Security National ("Security National Common") into shares of common stock, without par value, of Huntington Bancshares Incorporated ("Huntington Common"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

        B. The parties hereto desire to amend the conversion provisions set forth in Section 8(b)(i) of the Merger Agreement on the terms and conditions set forth in this Amendment.


                                   AGREEMENT


        In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

        1. AMENDMENT TO CONVERSION OF SHARES. Section 8(b)(i) of the Merger Agreement shall be amended to read in its entirety as follows:

                (i) Each outstanding share of Security National Common shall be converted into the right to receive the number of whole shares of Huntington Common determined according to the following formula:

                NHC/SC  =  ((TPP + NSO) / PHC)
                           -------------------
                                   NSC

        where:

                NHC/SC  =  the number of shares of Huntington Common to be received for each share of Security National Common (the "Conversion Ratio");

                TPP     =  2.10 times the Security National Equity (as that
                           term is defined below) (the "Total Purchase Price");

                PHC     =  the price per share of Huntington Common determined
                           in accordance with subsection 8(b)(ii), (iii), or
                           (iv) below, as applicable (the "Price Per Share of
                           Huntington Common");

                NSC     =  the number of shares of Security National Common
                           issued and outstanding at the Effective Time plus the number of shares of Security National Common subject to stock options outstanding at the Effective Time; and

                NSO     =  the sum of the products resulting from multiplying
                           the number of shares subject to each Security
                           National Stock Option outstanding at the Effective
                           Time, by the exercise price for such Security
                           National Stock Option, plus the sum of the products resulting from multiplying the number of shares subject to each Security National Stock Option exercised between June 30, 1994, and the Effective
                           Time, by the exercise price for such Security
                           National Stock Option.

        2. RATIFICATION. Except as otherwise amended hereby, the Merger Agreement shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                       HUNTINGTON BANCSHARES FLORIDA, INC.


                                       By:  /s/ Zuheir Sofia
                                           -----------------------------------
                                           Zuheir Sofia, President


                                       SECURITY NATIONAL CORPORATION


                                       By:  /s/ Michael W. Sheffey
                                           -----------------------------------
                                           Michael W. Sheffey, President

                                                                       EXHIBIT B



                             SUPPLEMENTAL AGREEMENT


                                     AMONG


                      HUNTINGTON BANCSHARES INCORPORATED,


                      HUNTINGTON BANCSHARES FLORIDA, INC.


                                      AND


                         SECURITY NATIONAL CORPORATION


                        TO AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                      HUNTINGTON BANCSHARES FLORIDA, INC.


                                      AND


                         SECURITY NATIONAL CORPORATION


                                  DATED AS OF


                                 JULY 12, 1994

                             SUPPLEMENTAL AGREEMENT


         THIS SUPPLEMENTAL AGREEMENT (this "Agreement") is made as of July 12, 1994, among HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), HUNTINGTON BANCSHARES FLORIDA, INC., an Ohio corporation ("Huntington Florida"), and SECURITY NATIONAL CORPORATION, a Delaware corporation ("Security National").


                                    RECITALS


         A. Huntington is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Huntington Florida will become a registered bank holding company under the BHCA. Huntington Florida is a wholly owned subsidiary of Huntington.

         B. Security National is a registered bank holding company under the BHCA. Security National Bank is a national banking association and a wholly owned subsidiary of Security National ("Security National Bank").

         C. Concurrently with the execution and delivery of this Agreement, Security National and Huntington Florida are entering into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger of Security National into Huntington Florida in accordance with the terms and conditions contained in the Merger Agreement and in this Agreement (the "Merger").

         D. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties, and covenants made by each party as an inducement to the other parties to execute and deliver the Merger Agreement and to consummate the Merger and to set forth certain additional terms and conditions applicable to the Merger.


                                   AGREEMENT


         In consideration of the foregoing and of the mutual promises contained herein, the parties agree as follows:


SECTION 1.       DEFINITIONS

         1.01 DEFINITIONS CONTAINED ELSEWHERE IN THIS AGREEMENT. For the purposes of this Agreement, the following terms shall have the meanings assigned to them in the preamble and Recitals of this Agreement:

                 (a) this "Agreement";

                 (b) the "BHCA";

                 (c) "Security National";

                 (d) "Security National Bank";

                 (e) "Huntington";

                 (f) "Huntington Florida";

                 (g) the "Merger"; and

                 (h) the "Merger Agreement".


         1.02 DEFINITIONS CONTAINED IN THE MERGER AGREEMENT. For the purposes of this Agreement, the following terms shall have the meanings assigned to them in the Merger Agreement:


                 (a) the "Code";

                 (b) the "Dissenters' Rights Law";

                 (c) the "Effective Date";

                 (d) the "Effective Time";

                 (e) the "Exchange Agent";

                 (f) "Huntington Common";

                 (g) the "Huntington Stock Option Plan";

                 (h) the "Huntington Stock Options" or a "Huntington Stock
                     Option";

                 (i) the "Permissible Date";

                 (j) "Security National Common";

                 (k) "Security National Preferred";

                 (l) the "Security National Stock Option Plan"; and

                 (m) the "Security National Stock Options" or a "Security
                     National Stock Option".


         1.03 OTHER DEFINITIONS. For the purposes of this Agreement, certain other terms shall be defined as follows:

                 (a) the "Accord" means the Legal Opinion Accord of the American Bar Association Section of Business Law (1991);

                 (b) an "Acquisition Proposal" means an inquiry received from, or an offer or proposal made by or on behalf of, any other corporation, firm, association, person, or other entity relating to (i) the possible sale or other disposition of more than 25 percent of the shares of the capital stock or any other class of voting securities of Security National or Security National Bank, including, but not limited to, an exchange or tender offer therefor, (ii) the possible sale or other disposition of a majority of the assets of Security National or Security National Bank, (iii) a merger or consolidation involving Security National Bank, other than a transaction in which Security National will be the owner of all of the stock of the surviving corporation following the transaction, or (iv) a merger or consolidation involving Security National, other than a transaction in which Security National will be the surviving corporation and the current shareholders of Security National will be the owners of a majority of the stock of the surviving corporation following the transaction;

                 (c) an "Affiliate" of a party means a director, officer, employee, agent, or adviser of such party;

                 (d) the "Audited Financial Statements" mean the consolidated financial statements of Security National and Security National Bank, consisting of balance sheets as of December 31, 1994 and 1993, and statements of income, cash flows, and changes in stockholders' equity for the fiscal years ended or ending December 31, 1994, 1993, and 1992, with the report thereon of Price Waterhouse;

                 (e) "BIF" means the Bank Insurance Fund of the FDIC;

                 (f) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

                 (g) "CRA" means the Community Reinvestment Act of 1977, as amended;

                 (h) "Confidential Information" of or relating to a party means any and all information received from or on behalf of such party or their Affiliates concerning the Merger, the terms of this Agreement or the Merger Agreement, or the assets, business, operations, or financial condition of such party or their Affiliates, unless and to the extent that any such information is in the public domain;

                 (i) the "Disclosure Memorandum" means a certain Disclosure Memorandum which will be delivered by Security National to Huntington on or before July 30, 1994, as the same may subsequently be amended prior to the Effective Date;

                 (j) "Employee Benefit Plans" means any and all "employee benefit plans," as defined in ERISA;

                 (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                 (l) "Environmental Law" means CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, regulations promulgated thereunder, and any other federal, state, county, municipal, local, foreign, provincial, or other statute, law, ordinance, or regulation which may relate to or deal with human health or the environment, all as may be amended from time to time;

                 (m) "FDIC" means the Federal Deposit Insurance Corporation;

                 (n) the "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or its delegate;

                 (o) "Hazardous Substances" means (i) any "hazardous substance" as defined in Section 101(14) of CERCLA or regulations promulgated thereunder;
(ii) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law; (iii) asbestos, urea-formaldehyde, polychlorinated biphenyls (PCBs), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic, or hazardous pollutants, contaminants, chemicals, materials, or substances listed or identified in, or regulated by, any Environmental Law; and (iv) any other substances or materials which are classified or considered to be hazardous or toxic under any Environmental Law;

                 (p) the "Interim Financial Statements" mean the unaudited consolidated financial statements of Security National and Security National Bank consisting of balance sheets as of March 31, 1995 and 1994, June 30, 1994 and 1993, and September 30, 1994 and 1993, and statements of income, cash flows, and changes in stockholders' equity for the three-month, six-month, and nine-month periods ended or ending on March 31, 1995 and 1994, June 30, 1994 and 1993, and September 30, 1994 and 1993, respectively, and the separate unaudited financial statements of Security National Bank for March 31, 1995 and 1994, June 30, 1994 and 1993, and September 30, 1994 and 1993, in accordance with generally accepted accounting principles applied on a consistent basis;

                 (q) the "1934 Act" means the Securities Exchange Act of 1934, as amended;

                 (r) the "1933 Act" means the Securities Act of 1933, as amended;

                 (s) the "OCC" means the Office of the Comptroller of the Currency;

                 (t) the "Permitted Application Date" means January 1, 1995;

                 (u) a "Principal Shareholder" of a party means a person who owns five percent or more of the outstanding shares of any class of the capital stock of such party;

                 (v) the "Real Property" means any and all real property owned or leased by Security National or Security National Bank as of the date of this Agreement or acquired at any time after the date of this Agreement and prior to the Effective Time, together with any and all improvements thereon;

                 (w) the "Registration Statement" means the registration statement on the appropriate form filed or to be filed by Huntington with the SEC under the provisions of the 1933 Act for the purpose of registering the shares of Huntington Common to be issued by Huntington in the Merger pursuant to the terms of the Merger Agreement, including, but not limited to, the prospectus and proxy statement to be included therein as a part thereof;

                 (x) the "SEC" means the Securities and Exchange Commission;

                 (y) an "Unsolicited Acquisition Proposal" means a written Acquisition Proposal that is received by Security National or Security National Bank or made public by or on behalf of the proponent of such Acquisition Proposal without any solicitation of such proposal by any director, officer, Principal Shareholder, employee, agent, or other person acting on behalf of Security National; and

                 (z) the "Warrant" means the warrant to purchase certain shares of Security National Common issued or to be issued by Security National to Huntington pursuant to Section 8.13 of this Agreement.


SECTION 2.       REPRESENTATIONS AND WARRANTIES OF SECURITY NATIONAL

         Security National represents and warrants to Huntington and Huntington Florida that, except as set forth in the Disclosure Memorandum:

         2.01 ORGANIZATION AND AUTHORITY. Security National is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority to own its properties and assets, to carry on its business as it is presently being conducted, and, subject to the approval of its shareholders, to enter into and carry out its obligations under this Agreement and under the Merger Agreement.

         2.02 CAPITALIZATION. The authorized capital stock of Security National consists of: (a) 5,000,000 shares of Security National Common, of which 1,509,848 shares were issued and outstanding as of the date of this Agreement, exclusive of treasury shares; and (b) 500,000 shares of Security National Preferred, none of which are issued and outstanding. All of the outstanding shares of Security National Common are duly and validly authorized, issued, and outstanding and are fully paid and nonassessable. There are no existing options, warrants, or commitments of any kind which might require the issuance by Security National of any additional shares of Security National Common, Security National Preferred, or other equity securities of Security National except the Security National Stock Options and the Warrant. The Disclosure Memorandum will include a true and correct copy of the Security National Stock Option Plan and a list of all option holders under such plan, the number of shares subject to options held by each, the exercise price or prices of such options, and the dates each option was granted, becomes exercisable, and terminates.

         2.03 SUBSIDIARIES. The Disclosure Memorandum will list all corporations in which Security National owns, directly or indirectly, five percent or more of any class of capital stock as of the date of this Agreement, and indicates, with respect to the equity securities of each such corporation as of such date, the number of shares of each class authorized, the number of shares outstanding, and the number of shares owned or controlled directly or indirectly by Security National. Security National owns all of the capital stock of Security National Bank. Other than Security National Bank, Security National does not own, directly or indirectly, more than 50 percent of the capital stock of any other corporation. There are no options, contracts, commitments, understandings, or arrangements by which Security National Bank is bound to issue additional shares of its equity securities. All of the shares of the capital stock of Security National Bank held by Security National are duly and validly authorized, issued, and outstanding, fully paid and nonassessable, and owned by Security National free and clear of any claim, lien, encumbrance, or agreement with respect thereto. Security National Bank is a national banking association duly organized, validly existing, and in good standing under the laws of the United States, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority, as well as any and all necessary governmental authorizations to own its properties and assets and to carry on its business as it is presently being conducted. Security National Bank's deposits are insured by the BIF.

         2.04 DIRECTORS, OFFICERS, AND PRINCIPAL SHAREHOLDERS. The Disclosure Memorandum will contain a true and complete list of all directors, executive officers, and Principal Shareholders of Security National and Security National Bank.

         2.05 AUTHORIZATION. The execution, delivery, and performance of this Agreement and the Merger Agreement by Security National, and the consummation of the transactions contemplated hereby and thereby have been duly approved by the Board of Directors of Security National, subject to the adoption of the Merger Agreement and this Agreement by the shareholders of Security National.

         2.06 ABSENCE OF DEFAULTS. Neither the execution and delivery of this Agreement or the Merger Agreement, nor the consummation of the Merger, nor compliance by Security National with any provisions hereof or thereof will conflict with or result in a breach of any provisions of the articles or certificate of incorporation, regulations, bylaws, or other charter documents of Security National or Security National Bank or result in a material breach or termination of, or accelerate the performance required by, any note, bond, mortgage, lease, agreement, or other instrument to which Security National or Security National Bank is a party or by which Security National or Security National Bank may be bound.

         2.07 FINANCIAL STATEMENTS. Security National has delivered the Audited Financial Statements to Huntington and either has delivered the Interim Financial Statements to Huntington or will deliver them to Huntington as soon as they are available. The Audited Financial Statements present, and the Interim Financial Statements present and will present, fairly and accurately, the financial position and results of operations of Security National and Security National Bank on a consolidated basis and those of Security National Bank separately at the dates shown and for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis. There are no obligations or liabilities, whether absolute, accrued, or contingent (including, without limiting the generality of the foregoing, liabilities for taxes), of Security National or Security National Bank which are required in accordance with generally accepted accounting principles to be reflected or disclosed in the Audited Financial Statements or the Interim Financial Statements which have not been or will not be so reflected or disclosed.

         2.08    TITLE TO PROPERTIES.

                 (a) The Disclosure Memorandum will set forth a complete and correct list of all of the Real Property. Security National and Security National Bank have good and marketable title to all of the Real Property listed as owned by them in the Disclosure Memorandum and valid leasehold interests in all of the Real Property listed as leased by them in the Disclosure Memorandum, free and clear of any liens and encumbrances except taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the property for the business being conducted thereon. The Real Property and the present use thereof by Security National or Security National Bank do not violate any local zoning or similar land use laws, any governmental regulations, or any restrictive covenants. To the knowledge of Security National or Security National Bank, after reasonable investigation, (i) the Real Property and the use thereof by Security National or Security National Bank do not encroach upon any property owned by any other person, and (ii) no property owned by any other person encroaches upon any of the Real Property.

                 (b) Concurrently with its delivery of the Disclosure Memorandum, Security National will deliver to Huntington complete and correct copies of all deeds and leases relating to the Real Property listed in the Disclosure Memorandum.

                 (c) Each item of the personal property owned by Security National or Security National Bank, including without limitation all contractual rights and assets reflected in the Audited Financial Statements or acquired after December 31, 1993 (except for assets sold or otherwise disposed of in the ordinary course of business since such date or assets which, either individually or in the aggregate, are not material to the operations or financial condition of Security National or Security National Bank), is owned by Security National or Security National Bank, free and clear of any lien or encumbrance.

         2.09 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against on the Audited Financial Statements, neither Security National nor Security National Bank has any liabilities, whether absolute, accrued, contingent, or otherwise, due or to become due, including without limitation any liabilities as guarantor under any guaranty or liabilities for taxes, except liabilities and taxes incurred in the ordinary course of business, which have had or will have a material adverse effect on the business, financial condition, or results of operations of Security National or Security National Bank.

         2.10 ABSENCE OF CERTAIN CHANGES. Since December 31, 1993, neither Security National nor Security National Bank has:

                 (a) made or permitted to be made any changes in its capital or corporate structure, certificate or articles of incorporation, regulations, bylaws, or other charter documents;

                 (b) merged with any other corporation or bank, or permitted any other corporation or bank to merge into or consolidate with either of them; acquired control over any other firm, bank, corporation, or organization; or created any subsidiaries;

                 (c) issued, sold, delivered, or agreed to issue, sell, or deliver any additional shares of its capital stock or any options, warrants, or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock, except for the Warrant and except for capital stock issued pursuant to the exercise of stock options previously issued, in accordance with their respective terms;

                 (d) purchased, sold, transferred, or otherwise acquired or disposed of, or agreed to purchase, sell, transfer, acquire, or dispose of, any capital stock or other securities of any kind, or options or other rights to acquire any such securities, of any other entity (including, but not limited to, any such transactions involving either of Security National or Security National Bank with respect to the capital stock or other securities of the other of them), other than in the ordinary course of business;

                 (e) incurred any indebtedness, obligations, or liabilities, whether absolute, accrued, contingent, or otherwise, including, without limitation, liabilities as guarantor under any guaranty, other than indebtedness, obligations, and liabilities incurred in the ordinary course of its business or incurred under the contracts and commitments referred to in
Section 2.18 hereof;

                 (f) issued as borrower any promissory notes, guarantees, or other evidences of indebtedness, other than in the ordinary course of business;

                 (g) forgiven or cancelled any indebtedness or contractual obligation, other than in the ordinary course of business;

                 (h) mortgaged, pledged, or subjected to any lien or lease any of its assets, tangible or intangible, or permitted or suffered any such asset to be subjected to any lien or lease, other than in the ordinary course of business;

                 (i) purchased, sold, transferred, liquidated, or otherwise acquired or disposed of any assets or properties, or entered into any contract for any such purchase, sale, transfer, liquidation, acquisition, or disposition, other than in the ordinary course of business;

                 (j) entered into any lease of real or personal property other than in the ordinary course of business;

                 (k) declared, paid, made, or set apart any sum or property for, any dividend or other distribution, or otherwise paid or transferred any funds or property to its shareholders, except for the cash dividend paid by Security National to its shareholders of $.50 per share declared in January 1994;

                 (l) increased the wages, salaries, compensation, pension or other fringe benefits, or perquisites payable to any executive officer by more than eight percent of the amount thereof in effect as of December 31, 1993, or granted any severance or termination pay, or entered into any contract to make or grant any severance or termination pay, or entered into any employment or consulting contract which is not terminable by Security National or Security National Bank, without cause and without penalty or severance obligation, upon notice of 30 days or less;

                 (m) made any loans or loan commitments, other than in the ordinary course of business, to any director, officer, or Principal Shareholder (or any person or business entity controlled by or affiliated with such director, officer, or Principal Shareholder);

                 (n) modified, altered, amended, terminated, or withdrawn from participation in any Employee Benefit Plan or any other plan or benefit provided to one or more employees, or paid or distributed any sum from any such plan except to participants in the ordinary course of the operation of the plan, or made any payment or contribution to any such plan except as required by the terms of such plan or consistent with past practices, but, in any event, not to exceed eight percent of eligible salaries, in the aggregate, on an annual basis;

                 (o) entered into any transaction involving the expenditure of more than $50,000, other than in the ordinary course of business, except pursuant to and in accordance with the terms of the contracts and commitments referred to in Section 2.18 hereof;

                 (p) adopted any change in any accounting policy or method;

                 (q) revalued any asset or adjusted any reserve other than in the ordinary course of business;

                 (r) failed to keep in full force and effect insurance and bonds at least equal in amount and scope of coverage to the insurance and bonds carried on December 31, 1993;

                 (s) suffered any material adverse change in its business, financial condition, income, assets, or liabilities;

                 (t) suffered any damage, destruction, or loss (whether or not covered by insurance) which has had a material adverse effect, in any case or in the aggregate, on its business, financial condition, operations, projects, properties, or assets;

                 (u) suffered any strike, work stoppage, slow-down, or other labor disturbance; or

                 (v) suffered any loss of employees or customers which has had a material adverse effect on its business, operations, or prospects.

         2.11 TAXES. Security National and Security National Bank have filed or caused to be filed all federal and other tax returns which are required to be filed and have paid or made provision for payment of all taxes shown as due on such returns. No deficiencies for any tax, assessment, or governmental charge have been proposed, asserted, or assessed against Security National or Security National Bank that have not been settled and paid. The federal income tax returns of Security National or Security National Bank have not been examined by the Internal Revenue Service for any of the eight years preceding the date of this Agreement.

         2.12 LABOR MATTERS. Neither Security National nor Security National Bank is a party to any collective bargaining or other union agreement with any of its employees, or is involved in any labor dispute.

         2.13 LITIGATION. There is no action, suit, proceeding, or claim by any governmental agency or other person or entity nor any investigation by any governmental agency pending or, to the knowledge of Security National or Security National Bank, threatened against (i) Security National or Security National Bank, (ii) the assets, business, or goodwill of Security National or Security National Bank, or (iii) any director, officer, or Principal Shareholder of Security National or Security National Bank, in relation to the business of Security National or Security National Bank or any such person's capacity as a director, officer, or Principal Shareholder of Security National or Security National Bank. Security National knows of no basis or grounds for any such action, suit, proceeding, claim, or investigation. Neither Security National nor Security National Bank are subject to any supervisory agreement, consent order or decree, cease and desist order, or other restriction on the business or assets of Security National or Security National Bank.

         2.14    ENVIRONMENTAL MATTERS.

                 (a) Security National and Security National Bank are and have been at all times in substantial compliance with all applicable Environmental Laws and neither Security National nor Security National Bank has engaged in any activity resulting in a material violation of any applicable Environmental Law. No investigations, inquiries, orders, hearings, actions, or other proceedings by or before any court or governmental agency are pending or, to the knowledge of Security National or Security National Bank, threatened in connection with any alleged violation of any applicable Environmental Law (i) by Security National or Security National Bank or (ii) in relation to any part of the Real Property. No claims have been made or, to the knowledge of Security National or Security National Bank, threatened at any time by any third party against Security National or Security National Bank relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Substance. Neither Security National nor Security National Bank has caused or permitted any Hazardous Substance to be integrated into the Real Property or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the Real Property. None of the Real Property has been used by Security National or Security National Bank for the storage or disposal of Hazardous Substances nor is any of the Real Property contaminated by any Hazardous Substance. None of the Real Property has in the past contained or presently contains any underground storage tanks. Neither Security National nor Security National Bank has any interest, direct or indirect, in any property owned by a third party which has been contaminated by Hazardous Substances (excluding any property as to which the sole interest of Security National or Security National Bank is that of a lien holder or mortgagee, but including any property as to which title has been taken by Security National or Security National Bank pursuant to mortgage foreclosure or similar proceeding and any property as to which Security National or Security National Bank has participated in the financial management to a degree sufficient to influence the property's treatment of Hazardous Substances).

                 (b) To the knowledge of Security National and Security National Bank, the representations set forth in paragraph (a) above are also true and correct in relation to any and all real property owned or leased by either of them at any time prior to the date of this Agreement, together with any improvements located thereon.

         2.15 COMMUNITY REINVESTMENT ACT COMPLIANCE. Security National and Security National Bank are in compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Security National Bank has received a CRA rating of satisfactory or better from the OCC. Security National knows of no fact or circumstance or set of facts or circumstances which would cause Security National or Security National Bank to fail to comply with such provisions or to cause the CRA rating of Security National Bank to fall below satisfactory.

         2.16 COMPLIANCE WITH LAWS. Security National and Security National Bank hold all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, all governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently conducted. Security National and Security National Bank have conducted their businesses so as to comply in all material respects with all applicable statutes, regulations, rules, and orders.

         2.17 INFORMATION PROVIDED BY SECURITY NATIONAL. None of the information supplied or to be supplied by Security National for inclusion in the Registration Statement, the application for approval, or any other document to be filed with the Federal Reserve Board, the OCC, the SEC, the State of Florida, or any other federal or state regulatory authority in connection with the transactions contemplated herein or in the Merger Agreement is or will be false or misleading with respect to any material fact, or omits or will omit any material fact necessary in order to make the statements therein not misleading.

         2.18    MATERIAL CONTRACTS.

                 (a) The Disclosure Memorandum will contain a complete and correct list of all written or oral agreements, leases, and other obligations and commitments of the following types, to which either Security National or Security National Bank is a party, by which either Security National or Security National Bank or any of their property is bound, or which has been authorized by Security National or Security National Bank:

          (i) promissory notes, guaranties, mortgages, security agreements, or other evidences of indebtedness of Security National or Security National Bank;

          (ii)  partnership or joint venture agreements;

          (iii) employment, bonus, compensation, severance, or consulting agreements;

          (iv)  collective bargaining agreements;

          (v) Employee Benefit Plans and any other plans, benefits, programs of benefits, or deferred compensation arrangements for the benefit of directors, employees, or former or retired employees;

          (vi) agreements or commitments for sale (otherwise than in the ordinary course of business) of assets exceeding $50,000 in the aggregate;

          (vii) agreements or commitments for capital expenditures in excess of $50,000 in the aggregate;

          (viii) agreements or other documents creating liens or security interests relating to any real or personal property owned, rented, or leased by Security National or Security National Bank and used in connection with the business of such entity;

          (ix) leases of, commitments to lease, and other agreements relating to the lease or rental of, real or personal property by Security National or Security National Bank and used in connection with the business of such entity;

          (x) all policies of insurance and fidelity bonds of Security National or Security National Bank;

          (xi) all direct or indirect loans or guaranties of loans to any director, officer, or Principal Shareholder of Security National or any director or officer above the rank of Vice President of Security National Bank or their spouses or children or any partnership, corporation, or other entity in which any such director, officer, or Principal Shareholder or their spouses or children, have a significant (ten percent or more) interest; and

          (xii) all other contracts and commitments not made in the ordinary course of business.

                 (b) Concurrently with its delivery of the Disclosure Memorandum, Security National will deliver to Huntington complete and correct copies of all written agreements, leases and commitments, together with all amendments thereto, listed in the Disclosure Memorandum and a complete and correct written description of all oral agreements listed in the Disclosure Memorandum.

                 (c) As of and through the date of this Agreement: (i) each agreement, lease, and commitment of Security National or Security National Bank is valid and subsisting and in full force and effect in all material respects;
(ii) Security National and Security National Bank have in all material respects performed all obligations required to be performed by them to date under such agreements, leases, and commitments; and (iii) no event or condition exists which constitutes or, after notice or lapse of time, would constitute, a material default on the part of Security National or Security National Bank under any agreement, lease, or commitment.

         2.19    EMPLOYEE BENEFIT PLANS.

                 (a)  As of the date hereof:

                     (i) all Employee Benefit Plans maintained by Security National or Security National Bank comply in all material respects with the requirements of ERISA and the Code and all such Employee Benefit Plans have been administered to date in compliance with the requirements of ERISA, the Code and any other legislation regulating employee benefit plans;

                     (ii) each Employee Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with the current law and Security National has obtained favorable determination letters with respect to all such plans or the remedial amendment period for such amendment under Section 401(b) of the Code has not expired;.

                     (iii) all reporting and disclosure requirements of ERISA and the Code have been met in all respect by all such Plans;

                     (iv) neither Security National nor Security National Bank has any liability on account of any accumulated funding deficiency (as defined in Section 412 of the Code) or on account of any failure to make contributions to or pay benefits under any such plan nor is Security National aware of any claim pending or threatened to be brought by any party regarding such matters;

                     (v) no prohibited transaction has occurred with respect to any of the Employee Benefit Plans that would result, directly or indirectly, in the imposition of any excise tax under ERISA or the Code;

                     (vi) no reportable event under ERISA has occurred with respect to any of the Employee Benefit Plans;

                     (vii) neither Security National nor Security National Bank is a defendant in any lawsuit or criminal action concerning such entity's conduct as a fiduciary, party-in-interest, or disqualified person with respect to any plans;

                     (viii) neither Security National nor Security National Bank is engaged in litigation or a continuing controversy with or, to the knowledge of Security National or Security National Bank, under investigation or examination by, the Department of Labor, Internal Revenue Service, Justice Department, or Pension Benefit Guaranty Corporation involving compliance with ERISA or the provisions of the Code relating to Employee Benefit Plans; and

                     (ix) neither Security National nor Security National Bank is required to contribute to an Employee Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                 (b) The Disclosure Memorandum lists all Employee Benefit Plans and any and all other benefit plans or programs currently in effect for employees, former employees, and retired employees of Security National or Security National Bank including, without limitation, those providing any form of medical, health, and dental insurance, severance pay and benefits continuation, relocation assistance, vacation pay, tuition aid, and matching gifts for charitable contributions to educational or cultural institutions, whether or not subject to ERISA. The Disclosure Memorandum includes complete and correct copies of all such plans or programs, including each trust or other agreement under which any trustee or custodian holds funds or property of the plans, all current financial and actuarial reports, all current reporting and disclosure documents and filings, and currently effective Internal Revenue Service rulings or determination letters in respect thereof.

                 (c) If any Employee Benefit Plans listed in the Disclosure Memorandum has not been amended to comply with the Tax Reform Act of 1986, Security National agrees to amend and restate such Plans to comply with the Tax Reform Act of 1986 prior to the earlier of (i) the last day of the Employee Benefit Plan's plan year beginning in 1994 or (ii) the Effective Date, and to deliver such information and documentation as Huntington shall request to demonstrate such Plans' compliance with ERISA and the Code in operation during the remedial amendment period.

         2.20 INSURANCE POLICIES. The Disclosure Memorandum will contain a complete and correct list of the insurance policies and fidelity bonds currently maintained by Security National or Security National Bank. Concurrently with its delivery of the Disclosure Memorandum, Security National will deliver to Huntington complete and correct copies of all such policies and bonds currently in effect together with all riders and amendments thereto. All premiums due thereon have been paid and Security National and Security National Bank have complied in all respects with the provisions of such policies and bonds. Security National and Security National Bank have not failed to give any notice or present any claim under any insurance policy or fidelity bond in due and timely fashion.

         2.21 CAPITAL REQUIREMENTS. Security National Bank is in compliance with all currently applicable capital requirements and guidelines prescribed by all appropriate federal regulatory agencies.

         2.22 LOAN LOSS RESERVES. Since December 31, 1993, Security National Bank has not incurred any unusual or extraordinary loan losses. The allowance for loan losses reflected on the financial statements of Security National Bank has been determined in accordance with generally accepted accounting principles and in accordance with all applicable regulations of all appropriate regulatory agencies and is adequate in all respects. Neither Security National nor Security National Bank has any knowledge of any potential losses that have not been considered in establishing the current allowance for loan losses.

         2.23 BROKERS; CERTAIN FEES. Neither Security National nor Security National Bank, nor any of their respective officers, directors, or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the Merger Agreement, or the transactions contemplated herein or therein, except that Security National has retained The Robinson-Humphrey Company, Inc. to perform various investment banking services in connection with the Merger. The Disclosure Memorandum will contain a complete and correct list as of the date of this Agreement of all written or oral agreements between Security National and The Robinson-Humphrey Company, Inc. Concurrently with its delivery of the Disclosure Memorandum, Security National will deliver to Huntington complete and correct copies of all written agreements between Security National and The Robinson-Humphrey Company, Inc., together with amendments thereto, listed in the Disclosure Memorandum and a complete and correct written description of all oral agreements between Security National and The Robinson-Humphrey Company, Inc. listed in the Disclosure Memorandum.

         2.24 MATERIAL FACTS. Neither this Agreement, the Merger Agreement, the Disclosure Memorandum, nor any list, schedule, or certificate furnished to Huntington by or on behalf of Security National contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which made; provided, however, that the scope of this representation does not extend to any information relating to or furnished by Huntington or Huntington Florida.

         2.25 TAX TREATMENT OF THE MERGER. The following representations are provided herein and intended solely to provide a partial basis for the rendering of the opinion described in Section 6.05 of this Agreement, and are not intended as additional covenants notwithstanding language contained therein.

               (a) There is no plan or intention by the shareholders of Security National who own five percent or more of the outstanding shares of Security National Common, and, to the knowledge of the management of Security National, there is no plan or intention on the part of the remaining shareholders of Security National, to sell, exchange, transfer by gift, or otherwise dispose of a number of shares of Huntington Common to be received in the Merger that would reduce the ownership of Huntington Common by the former shareholders of Security National to a number of shares having a value on the Effective Date of the Merger of less than 50 percent of the value of all of the formerly outstanding shares of Security National Common as of the same date. For purposes of this representation, shares of Security National Common surrendered by dissenters or exchanged for cash in lieu of fractional shares of Huntington Common will be treated as outstanding shares of Security National Common on the Effective Date. Moreover, shares of Security National Common and shares of Huntington Common held by Security National shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger have been considered in making this representation.

                 (b) Security National and Security National Bank will pay their own expenses, if any, incurred in connection with the Merger and will not pay any expenses of Huntington, Huntington Florida, or the shareholders of Security National.

                 (c) All liabilities to which the assets of Security National and Security National Bank are subject and all other liabilities of Security National and Security National Bank to be assumed by Huntington Florida in the Merger were incurred by Security National and Security National Bank in the ordinary and usual course of their respective businesses, as such term is described in the first sentence of Section 4.03 hereof.

                 (d) Neither Security National nor Security National Bank is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 (e) The fair market value of the assets of Security National and Security National Bank to be transferred to Huntington Florida in the Merger will equal or exceed the sum of the liabilities to be assumed by Huntington Florida in the Merger plus the amount of liabilities, if any, to which the assets to be transferred in the particular merger are subject.

                 (f) No material dividends or distributions have been or will be made with respect to the Security National Common or by Security National Bank prior to the Merger, except for the dividend referred to in Section 2.10(k) above.

                 (g) Neither Security National nor Security National Bank are under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                 (h) There is no indebtedness existing between Security National or Security National Bank on the one hand and Huntington or Huntington Florida on the other hand that was issued, acquired, or will be settled at a discount.

                 (i) The fair market value of the shares of Huntington Common and other consideration to be received by each Security National shareholder in the Merger will be approximately equal to the fair market value of the Security National Common surrendered in exchange therefor.

                 (j) Huntington Florida will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Security National immediately prior to the Merger. For purposes of this representation, amounts paid by Security National to dissenters, amounts paid by Security National to shareholders who receive cash or other property, Security National assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Security National immediately preceding the transfer, will be included as assets of Security National held immediately prior to the Merger.

                 (k) The payment of cash in lieu of fractional shares pursuant to the terms of the Merger Agreement does not represent separately bargained for consideration.

                 (l) None of the compensation received by any shareholder-employees of Security National will be separate consideration for, or allocable to, any of their shares of Security National Common; none of the shares of Huntington Common received by any shareholder-employees of Security National will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Security National will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                 (m) In the case of an incentive stock option to acquire shares of Security National Common granted under the Security National Stock Option Plan, a holder of such option will not receive any additional benefits from Security National as a result of the conversion of the option in the Merger.

         2.26 FILING OF REPORTS. Security National Common is not now and has never been registered pursuant to Section 12 of the 1934 Act. Security National is not now and has never been subject to the reporting requirements of
Section 13 of the 1934 Act. Since January 1, 1992, Security National has filed with the SEC all documents and reports (including all amendments, exhibits, and schedules thereto and documents incorporated by reference therein) required to be filed by Security National under the 1933 Act, and the rules and regulations promulgated by the SEC thereunder. None of such documents or reports, as of their respective dates and as amended through the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in view of the circumstances under which they were made, not misleading.


SECTION 3.       REPRESENTATIONS AND WARRANTIES OF HUNTINGTON

         Huntington represents and warrants to Security National as follows:

         3.01 ORGANIZATION AND AUTHORITY OF HUNTINGTON. Huntington is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority to own its properties and assets, to carry on its business as it is presently being conducted, and to enter into and carry out its obligations under this Agreement.

         3.02 ORGANIZATION AND AUTHORITY OF HUNTINGTON FLORIDA. Huntington Florida is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority to own its properties and assets, to carry on its business as it is presently being conducted, and to enter into and carry out its obligations under this Agreement and the Merger Agreement.

         3.03 CAPITALIZATION. The authorized capital stock of Huntington consists of (i) 200,000,000 shares of common stock, without par value, of which 105,354,117 shares were issued and outstanding as of December 31, 1993 (including treasury shares), and (ii) 6,617,808 shares of serial preferred stock, without par value, of which there are no shares issued and outstanding as of the date hereof. All the outstanding shares of Huntington Common are duly and validly authorized, issued, and outstanding and are fully paid and nonassessable. All of the shares of Huntington Common to be issued pursuant to the Merger Agreement will, when so issued, be duly and validly authorized, issued, and outstanding, fully paid and nonassessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

         3.04 AUTHORIZATION OF HUNTINGTON. The execution, delivery, and performance of this Agreement by Huntington, and the consummation of the transactions contemplated hereby, have been duly approved by the Board of Directors of Huntington. The approval or adoption of this Agreement by the shareholders of Huntington is not required under Maryland law or under the charter or bylaws of Huntington.

         3.05 AUTHORIZATION OF HUNTINGTON FLORIDA. The execution, delivery, and performance of this Agreement and the Merger Agreement by Huntington Florida, and the consummation of the transactions contemplated hereby and thereby, have been duly approved by the Board of Directors of Huntington Florida. The approval or adoption of this Agreement by the shareholder of Huntington Florida is not required under Ohio law or under the articles of incorporation or regulations of Huntington Florida.

         3.06 ABSENCE OF DEFAULTS. Neither the execution and delivery of this Agreement, nor the consummation of the Merger, nor compliance by Huntington with any of the provisions hereof will conflict with or result in a breach of any provision of the charter or bylaws of Huntington or result in a material breach or termination of, or accelerate the performance required by, any material note, bond, mortgage, lease, agreement, or other instrument to which Huntington is a party or to which Huntington may be bound. Neither the execution and delivery of this Agreement or the Merger Agreement, nor the consummation of the Merger, nor compliance by Huntington Florida with any of the provisions hereof or thereof will conflict with or result in a breach of any provision of the articles of incorporation or regulations of Huntington Florida or result in a material breach or termination of, or accelerate the performance required by, any material note, bond, mortgage, lease, agreement, or other instrument to which Huntington Florida is a party or by which Huntington Florida may be bound.

         3.07 INFORMATION PROVIDED BY HUNTINGTON. None of the information supplied or to be supplied by Huntington for inclusion in the Registration Statement, application for approval, or any other document to be filed with the Federal Reserve Board, the OCC, the SEC, the State of Florida, or any other federal or state regulatory authority in connection with the transactions contemplated herein or in the Merger Agreement is or will be false or misleading with respect to any material fact, or omits or will omit any material fact necessary in order to make the statements therein not misleading.

         3.08 MATERIAL FACTS. Neither this Agreement nor the Merger Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which made; provided, however, that the scope of this representation does not extend to any information relating to or furnished by Security National or Security National Bank.

         3.09 FILING OF REPORTS. Huntington Common is registered pursuant to Section 12 of the 1934 Act. Huntington has been subject to the reporting requirements of Section 13 of the 1934 Act for a period of at least 90 days prior to the date hereof and has filed all reports required to be filed thereunder during the twelve months preceding the date hereof. Since January 1, 1992, Huntington has filed with the SEC all documents and reports (including all amendments, exhibits, and schedules thereto and documents incorporated by reference therein) required to be filed by Huntington under the 1934 Act and the 1933 Act, and the rules and regulations promulgated by the SEC thereunder. None of such documents or reports, as of their respective dates and as amended through the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in view of the circumstances under which they were made, not misleading.


SECTION 4.       COVENANTS OF SECURITY NATIONAL

         Security National covenants and agrees as follows:

         4.01 APPLICATIONS FOR REGULATORY APPROVALS; REGISTRATION STATEMENT. Security National and Security National Bank will cooperate, and will cause their respective directors, officers, employees, agents, and advisers to cooperate, to the extent reasonably necessary, with Huntington and its advisers in connection with the preparation of the Registration Statement and the applications for regulatory approvals described in Section 5.02 hereof.

         4.02 SHAREHOLDERS' MEETING. As soon as practicable and, in any event, within ten business days after the SEC has declared the Registration Statement effective, Security National will call and mail notice of a meeting of its shareholders for the purpose of adopting the Merger Agreement and this Agreement, which meeting shall be held not more than 45 days from the date the notice is mailed, and the Board of Directors of Security National will recommend to the shareholders that they vote their shares in favor of the Merger.

         4.03 CONDUCT OF BUSINESS AFTER PERMITTED APPLICATION DATE. From the Permitted Application Date until the Effective Time, except as provided herein or as consented to by Huntington in writing, Security National and Security National Bank will conduct their respective operations only, and shall not take any action except, in the ordinary and usual course of business, and Security National and Security National Bank will use their best efforts to preserve intact their business organizations, assets, prospects, and business relationships, to keep available the services of their officers and employees, and to maintain existing relationships with other entities. Without limiting the generality of the foregoing, subject to the exceptions stated above, during such period, neither Security National nor Security National Bank will:

                 (a) enter into any agreement or commitment of the character referred to in subsections 2.18(a)(i) through (xii) hereof; or

                 (b) take or permit to be taken any action of a character which is listed in subsections (a) through (v) of Section 2.10 hereof.

         4.04 ACCESS TO INFORMATION. Security National shall give representatives of Huntington full access, during normal business hours and upon reasonable notice, to all assets, properties, books, records, agreements, and commitments of Security National and Security National Bank, provided that such access shall not unreasonably interfere with the operations of Security National or Security National Bank, and shall furnish to representatives of Huntington all such information concerning its and their affairs as Huntington may reasonably request.

         4.05 PRESS RELEASES. Security National shall consult in advance with Huntington as to the form and substance of any press release, written communication with its shareholders, or other public disclosure of matters related to the Merger Agreement, this Agreement, or the Merger, and shall not issue any such press release, written communication, or public disclosure without the prior written consent of Huntington; provided, however, that nothing contained herein shall prohibit Security National or Security National Bank from making any disclosure (after consultation with Huntington with respect thereto) which its counsel deems necessary under applicable law.

         4.06 BEST EFFORTS. Security National shall use its best efforts to take or cause to be taken all actions necessary, proper, or advisable to consummate the Merger, including such actions as Huntington may reasonably request in writing, subsequent to the Permitted Application Date.

         4.07 ACQUISITION PROPOSALS. Unless and until this Agreement shall have been terminated by either party pursuant to Section 11 hereof, neither Security National nor Security National Bank shall (i) directly or indirectly, through any of its officers, directors, agents, or affiliates, solicit, encourage, initiate, entertain, consider, or participate in any negotiations or discussions with respect to any Acquisition Proposal, or (ii) disclose any information not customarily disclosed to any person or entity or provide access to its properties, books, or records or otherwise assist or encourage any person or entity in connection with any Acquisition Proposal; provided, however, that Security National and Security National Bank shall be entitled to entertain, consider, and participate in negotiations and discussions regarding an Unsolicited Acquisition Proposal, and to disclose such information and provide such access in connection with such an Unsolicited Acquisition Proposal, to the extent that the Board of Directors of Security National determines in good faith, after consultation with The Robinson-Humphrey Company, Inc., as financial advisor to Security National, with respect to the financial aspects of the Unsolicited Acquisition Proposal and the Merger, and with legal counsel to Security National, that failure to so consider or participate in such negotiations or discussions would be inconsistent with the fiduciary obligations of the directors of Security National to the shareholders of Security National. Security National shall give Huntington prompt notice of any such Acquisition Proposals.

         4.08 ADVICE OF CHANGES. Between the date hereof and the Effective Date, Security National shall advise Huntington promptly, in writing, of any fact which, if existing or known on the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement and any fact which, if existing or known on the date hereof, would have made any of the representations contained herein untrue. Prior to the Effective Date, Security National shall deliver to Huntington a supplement to the Disclosure Memorandum, which shall contain a description of any and all such matters.

         4.09 TITLE INSURANCE. For each parcel of the Real Property described in the Disclosure Memorandum as being owned by Security National or Security National Bank, and for each lease for any parcel of the Real Property described in the Disclosure Memorandum as being leased by Security National or Security National Bank as to which Huntington may specifically request, Security National shall deliver to Huntington Florida, no later than 30 days after the Permitted Application Date, a title insurance commitment (ALTA 1966 form or its equivalent) for a fee owner's title insurance policy or leasehold owner's title insurance policy, as appropriate, each in an amount equal to the carrying cost of the premises or leasehold interest to be insured (including all improvements thereon), on the books of Security National or Security National Bank as of December 31, 1994. Each title insurance commitment shall show that marketable fee simple title to the owned premises or that valid leasehold title to the leased premises, as appropriate, is in the name of Security National or Security National Bank, and that it is free and clear of any liens and encumbrances except taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the property for the business being conducted thereon. Each such commitment shall provide that such fee owners policy committed for therein shall be an ALTA 1970 form, revised in 1984, and each leasehold owner's policy shall be a ALTA 1975 form, or other form acceptable to Huntington and Huntington Florida.

         4.10 SURVEY. Within 30 days after the Permitted Application Date, Security National shall provide to Huntington and Huntington Florida, at Security National's cost, current land surveys of those parcels of the Real Property specifically designated by Huntington. Each survey shall be conducted and prepared by a duly licensed land surveyor approved by Huntington and Huntington Florida and, unless otherwise agreed by Huntington and Huntington Florida in writing, shall be a duly certified ALTA/ACSM field survey, which shall comply with the requirements set forth in Exhibit A attached hereto and shall confirm that the Real Property is not subject to any easements, restrictions, set backs, encroachments, or other limitations except utility and other easements that do not interfere with the use of the Real Property for the business then being conducted thereon, and that the Real Property is not located in any flood hazard area.

         4.11 FORM 13D OR 13G FILINGS. Security National shall promptly advise Huntington of the filing of a Form 13D or 13G under the 1934 Act, if any, with respect to Security National Common and shall provide Huntington with a copy of any such Form 13D or 13G promptly after receipt thereof.

         4.12 CONFIDENTIALITY. From and after the date of this Agreement, Security National and Security National Bank shall, and shall cause their respective Affiliates to, treat all Confidential Information of Huntington and Huntington Florida, as confidential, and Security National and Security National Bank shall, and shall cause their respective Affiliates to, not use any such Confidential Information for any purpose except in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated pursuant to
Section 11 hereof, Security National and Security National Bank shall, and shall cause their respective Affiliates to, promptly return to Huntington all documents and work papers, and all copies thereof, containing any such Confidential Information of Huntington or Huntington Florida. The covenants of Security National and Security National Bank contained in this Section 4.12 are of the essence and shall survive any termination of this Agreement and the closing of the transactions contemplated hereby.

         4.13 TAX REPRESENTATIONS. Security National will furnish a letter to Porter, Wright, Morris & Arthur, as counsel for Huntington and Huntington Florida, in such form as may be reasonably requested by such counsel, containing, to the extent the same are true, the representations set forth in
Section 2.25 hereof in order to enable such counsel to render the tax opinions referred to in Section 6.05 hereof.


SECTION 5.       COVENANTS OF HUNTINGTON AND HUNTINGTON FLORIDA

         Huntington and Huntington Florida covenant and agree as follows:

         5.01 ISSUANCE OF HUNTINGTON COMMON; PAYMENT FOR FRACTIONAL SHARES. At the Effective Time, Huntington shall (i) issue all of the shares of Huntington Common into which shares of Security National Common are to be converted in the Merger and will deliver the certificates for such shares, or cause the same to be delivered, to the Exchange Agent; and (ii) deliver to the Exchange Agent the amount of cash to be paid in lieu of issuing fractional shares of Huntington Common in accordance with subsections 8(b)(v) and 9(a) of the Merger Agreement.

         5.02 APPLICATIONS FOR REGULATORY APPROVALS. As soon as reasonably practicable after the Permitted Application Date, Huntington shall file such applications with the Federal Reserve Board, the State of Florida, and any other regulatory authorities having jurisdiction as may be required to secure all necessary regulatory approvals of the Merger and shall use its best efforts to secure such approvals. Huntington shall deliver a draft or drafts of such regulatory applications to Security National and provide Security National a reasonable opportunity to review such draft or drafts prior to filing the same.

         5.03 REGISTRATION STATEMENT. As soon as reasonably practicable after the Permitted Application Date, Huntington shall prepare and file the Registration Statement with the SEC, shall use its best efforts to cause the Registration Statement to become effective, and shall take such action as may be required to register or qualify for exemption such shares under the securities laws of the states where registration or an exemption from registration may be required. Huntington shall deliver a draft or drafts of the Registration Statement to Security National and provide Security National a reasonable opportunity to review such draft or drafts prior to filing the same.

         5.04 PRESS RELEASES. Huntington shall consult in advance with Security National as to the form and substance of any press release, written communication with its shareholders, or other public disclosure of matters related to this Agreement, the Merger Agreement, or the Merger.

         5.05 BEST EFFORTS. Huntington will use its best efforts to take or cause to be taken all actions necessary, proper, or advisable to consummate the Merger.

         5.06 CONFIDENTIALITY. From and after the date of this Agreement, Huntington and Huntington Florida shall, and shall cause their respective Affiliates to, treat all Confidential Information of Security National or Security National Bank as confidential, and Huntington and Huntington Florida shall, and shall cause their respective Affiliates to, not use any such Confidential Information for any purpose except in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Section 11 hereof, Huntington and Huntington Florida shall, and shall cause their respective Affiliates to, promptly return to Security National all documents and work papers, and all copies thereof, containing any such Confidential Information of Security National or Security National Bank. The covenants of Huntington and Huntington Florida contained in this Section
5.06 are of the essence and shall survive any termination of this Agreement, but shall terminate as of the closing of the transactions contemplated hereby.

         5.07 ASSUMPTION OF EMPLOYMENT AGREEMENT. Huntington Florida will assume Security National's obligations under an employment agreement with Michael W. Sheffey; provided, however, that Security National will obtain an agreement from such employee, in writing, to accept the benefits provided under all applicable Huntington benefit plans in lieu of the benefits provided under the benefit plans of Security National.

         5.08 INDEMNIFICATION OF DIRECTORS AND OFFICERS. Huntington Florida acknowledges that, by operation of law, at the Effective Time, Huntington Florida will assume any and all legally enforceable obligations of Security National to indemnify and defend the directors and officers of Security National pursuant to, to the extent of, and in accordance with the terms and conditions of any such obligations that Security National had to indemnify and defend such persons in effect immediately prior to the Effective Time, in connection with such persons' status or services as directors and officers of Security National, whether by contractual right or by any provision of the articles of incorporation or bylaws of Security National, with respect to any claim asserted or made prior to or at any time after the Effective Time. All such rights to indemnification with respect to any such claim shall continue until the final disposition of such claim regardless of when such claim was made or asserted; provided, however, that nothing contained herein shall increase or lengthen the duration of Huntington Florida's obligations with respect to such indemnification over that to which Security National would have been subject had the Merger not been consummated.

         5.09 EMPLOYEE BENEFIT PLANS. Huntington and Huntington Florida agree to use their reasonable best efforts to coordinate the conversion of any Employee Benefit Plans, practices, or policies of Security National or Security National Bank into similar plans of Huntington, to the extent similar plans are maintained by Huntington, and to give credit for purposes of eligibility, vesting and such other purposes (other than for the purpose of benefit accrual under any plans maintained by Huntington) for which such service is taken into account or recognized, to the extent feasible and permissible under all applicable laws and regulations and the applicable terms of Huntington's Employee Benefit Plans and other plans to any and all employees of Security National or Security National Bank who become employees of Huntington Florida following the consummation of the Merger for all service with Security National or Security National Bank prior to the Effective Time.


SECTION 6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES

         The obligations of each of the parties hereto to consummate the Merger are subject to the fulfillment, on or before the Effective Time, of the following conditions precedent:

         6.01 SHAREHOLDER APPROVAL. The Merger shall have been approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Security National Common.

         6.02 REGULATORY APPROVALS; PERMISSIBLE DATE. The Merger shall have been approved by the Federal Reserve Board, the State of Florida, and any other governmental authority having jurisdiction, and any applicable waiting periods shall have expired, with no such approval or authorization containing any provision which would be materially adverse to the business of Huntington or Huntington Florida, and the Permissible Date shall have occurred.

         6.03 LITIGATION. No suit, action, investigation by any governmental body, or legal or administrative proceeding shall have been brought or threatened which materially questions the validity or legality of the transactions contemplated hereunder or under the Merger Agreement. For purposes hereof, advisory opinions or written requests for information which could be used in connection with such suit, investigation, or proceeding given by governmental agencies may be deemed to constitute such a threat.

         6.04 FAIRNESS OPINION. Security National shall have received a fairness opinion from The Robinson-Humphrey Company, Inc. dated as of the date of the proxy statement relating to the Merger and also as of the Effective Date stating that the terms of the Merger are fair to the shareholders of Security National from a financial point of view.

         6.05 TAX OPINION. Huntington, Huntington Florida, and Security National shall have received an opinion of Porter, Wright, Morris & Arthur substantially to the effect that:

                 (a) the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code and Security National, Huntington, and Huntington Florida will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

                 (b) the basis of the assets of Security National acquired by Huntington Florida will be the same in the hands of Huntington Florida as the basis of those assets in the hands of Security National immediately prior to the Merger;

                 (c) the holding period of the assets of Security National received by Huntington Florida will, in each instance, include the period for which such assets were held by Security National;

                 (d) no gain or loss will be recognized by either Huntington or Huntington Florida upon the acquisition by Huntington Florida of substantially all of the assets of Security National in exchange for shares of Huntington Common, the payment of cash to dissenters, if any, the payment of cash in lieu of fractional shares of Huntington Common, and the assumption by Huntington Florida of the liabilities of Security National;

                 (e) Huntington Florida will succeed to and take into account the items of Security National described in Section 381(c) of the Code, subject to the conditions and limitations of Sections 381, 382(b), 383, and 384 of the Code and the Treasury Regulations thereunder;

                 (f) no gain or loss will be recognized by Security National upon the transfer of substantially all of its assets to Huntington Florida in exchange for shares of Huntington Common, the payment of cash to dissenting shareholders of Security National, if any, the payment of cash in lieu of fractional shares of Huntington Common, and the assumption by Huntington Florida of the liabilities of Security National;

                 (g) no gain or loss will be recognized by the shareholders of Security National who exchange their shares of Security National Common for shares of Huntington Common, except to the extent of any cash received in lieu of a fractional share of Huntington Common;

                 (h) the basis of the shares of Huntington Common to be received by shareholders of Security National who receive solely shares of Huntington Common will be the same as the basis of the shares of Security National Common surrendered in exchange therefor;

                 (i) the holding period of the shares of Huntington Common received by shareholders of Security National will include the holding period of the shares of Security National Common surrendered in exchange therefor, provided that the Security National Common was held as a capital asset in the hands of the shareholder of Security National on the Effective Date;

                 (j) where solely cash is received by a shareholder of Security National in exchange for his or her shares of Security National Common pursuant to the exercise of dissenters' rights, the cash will be treated as having been received by such shareholder as a distribution in redemption of his Security National Common shares, subject to the provisions and limitations of Section 302 of the Code, and where, as a result of such distribution, a shareholder owns no shares of Huntington Common either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her shares of Security National Common, as provided in Section 302(a) of the Code; and under Section 1001 of the Code, gain or (subject to the limitations of Section 267 of the Code) loss will be realized and recognized to such shareholders in an amount equal to the difference between the amount of such cash and the adjusted basis of the Security National Common shares surrendered, as determined under Section 1011 of the Code;

                 (k) the payment of cash in lieu of fractional shares of Huntington Common will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by

Huntington; such cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed subject to the conditions and limitations of Section 302 of the Code; and

                 (l) while not free from doubt, holders of the Security National Stock Options which are incentive stock options will not recognize any gain or loss solely as a result of the conversion of such options into Huntington Stock Options pursuant to Section 8(d) of the Merger Agreement.

                 Porter, Wright, Morris & Arthur's opinion may be subject to receipt of a favorable Internal Revenue Service private letter ruling with respect to certain federal income tax consequences of the Merger and to receipt of any additional representations required to obtain such ruling.


SECTION 7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SECURITY NATIONAL

         The obligations of Security National to consummate the Merger are subject to the fulfillment on or before the Effective Date of the following additional conditions precedent:

         7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Huntington herein shall be true and correct in all material respects on the Effective Date with the same force and effect as though such representations and warranties had been made on and as of such date; Huntington and Huntington Florida shall have performed in all material respects their obligations hereunder and under the Merger Agreement to be performed on or before the Effective Date; and an executive officer of Huntington shall have executed and delivered to Security National a certificate or certificates, dated as of the Effective Date, in respect of the foregoing matters and in respect of such other matters as Security National shall reasonably request.

         7.02 OPINION OF COUNSEL. Security National shall have received a favorable opinion dated as of the Effective Date from Porter, Wright, Morris & Arthur, counsel for Huntington, to the effect that:

                 (a) Huntington and Huntington Florida are corporations duly organized, validly existing, and in good standing under the laws of the States of Maryland and Ohio, respectively; Huntington and Huntington Florida have the corporate power and authority to own all of their properties and assets and to carry on their businesses as presently conducted in all jurisdictions in which such ownership exists or such business is conducted; and Huntington Florida has the corporate power and authority to merge with Security National pursuant to this Agreement and the Merger Agreement;

                 (b) the execution and delivery of this Agreement and the Merger Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles or certificate of incorporation, regulations, bylaws, or other charter documents of Huntington or Huntington Florida;

                 (c) the execution and delivery of this Agreement and the Merger Agreement and the consummation of the Merger have been authorized by all necessary corporate action of Huntington and Huntington Florida; and this Agreement and the Merger Agreement are valid and binding agreements of Huntington and Huntington Florida in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement of creditors' rights generally and except that the enforceability of the obligations of Huntington and Huntington Florida is subject to general principles of equity; and

                 (d) the shares of Huntington Common to be issued by Huntington in the Merger have been authorized and, upon issuance, will be fully paid and nonassessable and will not be subject to the preemptive rights of any shareholder of Huntington.

         Such opinion may be governed by the Accord. In giving such opinion, such counsel may rely as to matters of fact, without independent investigation, to the extent such counsel deems such reliance to be customary, reasonable, and appropriate, on certificates of federal, state, or local government officials and on certificates of officers and directors of Huntington or Huntington Florida. Such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add such other qualifications and explanations of the basis of its opinions as are consistent with the Accord.

         7.03 EFFECTIVENESS OF THE REGISTRATION STATEMENT; NASD Listing. Security National shall have received a certificate from a duly authorized officer of Huntington to the effect that the Registration Statement has become effective by an order of the SEC, the Huntington Common to be exchanged in the Merger has been qualified or is exempt under all applicable state securities laws, and there has been no stop order issued or threatened by the SEC that suspends or would suspend the effectiveness of the Registration Statement, and no proceeding has been commenced or overtly threatened for such purpose. The shares of Huntington Common to be issued to Security National shareholders pursuant to the Merger Agreement shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.


SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF HUNTINGTON AND HUNTINGTON FLORIDA

         The obligations of Huntington and Huntington Florida to consummate the Merger are subject to the fulfillment on or before the Effective Date of the following additional conditions precedent:

         8.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Security National herein shall be true and correct in all material respects on the Effective Date with the same force and effect as though such representations and warranties had been made on and as of such date; Security National shall have performed in all material respects its obligations hereunder and under the Merger Agreement to be performed on or before the Effective Date; and the Chief Executive Officer and principal financial officer of Security National shall have executed and delivered to Huntington certificates, dated as of the Effective Date, in respect of the foregoing matters and in respect of such other matters as Huntington shall reasonably request.

         8.02 OPINION OF COUNSEL. Huntington shall have received a favorable opinion dated as of the Effective Date from Smith, Mackinnon, Harris, Greeley, Bowdoin & Edwards, P.A., as counsel for Security National, reasonably acceptable to Huntington, to the effect that:

                 (a) Security National Bank is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States; Security National is a corporation duly organized, validly existing, and in good standing under the laws of Delaware; all eligible accounts of deposit in Security National Bank are insured by the BIF to the fullest extent permitted by law; Security National is a duly and validly registered bank holding company under the BHCA; all corporate action required to be taken by the directors and shareholders of Security National to authorize the transactions contemplated by this Agreement and the Merger Agreement have been taken; and Security National has the corporate power to effect the Merger in accordance with the terms of this Agreement and the Merger Agreement;

                 (b) the execution and delivery of this Agreement and the Merger Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles or certificate of incorporation, regulations, bylaws, or other charter documents of Security National or Security National Bank;

                 (c) the execution and delivery of this Agreement and the Merger Agreement and the consummation of the Merger have been authorized by all necessary corporate action of Security National; and this Agreement and the Merger Agreement are valid and binding agreements of Security National in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting enforcement of creditors' rights generally and except that the enforceability of the obligations of Security National may be subject to general principles of equity;

                 (d) Security National and Security National Bank have the corporate power and authority to own all of their properties and assets and to carry on their businesses as presently conducted in all jurisdictions in which such ownership exists or such business is conducted; Security National and Security National Bank are not required to be qualified to do business in any jurisdiction other than Florida; and

                 (e) such counsel knows of no pending or threatened litigation, proceeding, or investigation which might result in any material adverse change in the business, properties, or financial condition of Security National or Security National Bank.

         Such opinion may be governed by the Accord. In giving such opinion, such counsel may rely as to matters of fact, without independent investigation, to the extent such counsel deems such reliance to be customary, reasonable, and appropriate, on certificates of federal, state, or local government officials and on certificates of officers and directors of Security National and Security National Bank. Such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add such other qualifications and explanations of the basis of its opinions as are consistent with the Accord.

         8.03    ACCOUNTANTS' LETTERS.

                 (a) Huntington shall have received from Security National's independent Certified Public Accountants letters dated (i) not more than three days prior to the date of mailing of the proxy statement to Security National's shareholders for the meeting of shareholders to approve the Merger and (ii) as of the Effective Date, with respect to certain financial information regarding Security National, in such form and substance as is customary in transactions of the nature contemplated in this Agreement, and generally in accordance with SAS 72.

                 (b) Huntington shall have received a letter from its independent Certified Public Accountants to the effect that the Merger will qualify for pooling-of-interest accounting treatment if consummated in accordance with this Agreement and the Merger Agreement.

         8.04 AGREEMENTS OF AFFILIATES. Each director, officer, and other person who is an "affiliate," and their "affiliates," for purposes of Rule 145 under the 1933 Act, shall deliver to Huntington prior to the Effective Date a written agreement, in form satisfactory to counsel for Huntington, providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of Huntington Common to be received by such person in the Merger unless such sales are pursuant to an effective registration statement under the 1933 Act or pursuant to Rule 145 of the SEC or another exemption from the registration requirements under the 1933 Act.

         8.05 DISSENTING SHAREHOLDERS. The total number of shares of Security National Common, if any, as to which the right to dissent has been asserted under Section 262 of the Delaware General Corporation Law shall not exceed five percent of the total number of outstanding shares of Security National Common.

         8.06 MATERIAL ADVERSE CHANGE. Since December 31, 1993, there shall not have occurred any material adverse change in the consolidated results of operations, financial condition, properties, or business of Security National, other than any such change attributable to or resulting from (i) changes in law, regulation, or generally accepted accounting principles of general application to the banking or thrift industries, (ii) changes in economic conditions that affect the banking and thrift industries generally, including changes in the general level of interest rates, or (iii) any matter or matters relating to Security National or Security National Bank which have been disclosed in the Disclosure Memorandum.

         8.07 TITLE TO REAL PROPERTY. Security National shall have delivered to Huntington copies of all fee owner's and leasehold owner's title insurance commitments for policies in accordance with the requirements of
Section 4.09 hereof, together with such updating endorsements and other endorsements as Huntington or Huntington Florida may reasonably require. All updating endorsements shall show no change in the record title since the preceding effective dates of the respective commitments.

         8.08 SURVEY. Security National shall have delivered to Huntington the surveys in accordance with the requirements of Section 4.10 hereof.

         8.09 CONSENTS AND APPROVALS. Security National and Security National Bank shall have obtained any and all consents or approvals that may be required under the terms of (i) any contract, agreement, lease, or other obligation or commitment, including, but not limited to, the types described in
Section 2.18 hereof, to which either Security National or Security National Bank is a party or by which either Security National, Security National Bank, or any of their property or assets is bound, or (ii) any license or permit of Security National or Security National Bank, in order to avoid the occurrence of any breach or default which may result from the consummation of the Merger and which, if not obtained, is reasonably likely to have, individually or in the aggregate, a material adverse effect on Huntington, Huntington Florida, Security National, or Security National Bank.

         8.10 AGREEMENT TO VOTE. Huntington shall have received from ten of Security National's directors and executive officers selected by Huntington, individually, an agreement, substantially in the form attached hereto as Exhibit B, to vote all shares of Security National Common owned by them or over which they have the power to vote in favor of the Merger.

         8.11 SHAREHOLDER EQUITY. The total shareholder equity of Security National and Security National Bank on a consolidated basis as of the end of the most recent calendar quarter preceding the Effective Date and as of the Effective Date shall not be less than the total shareholder equity of Security National and Security National Bank on a consolidated basis as of December 31, 1994.

         8.12    CONVERSION OF STOCK OPTIONS.

                 (a) All outstanding Security National Stock Options held by persons who are not employees of either Security National or Security National Bank on the Effective Date, including, but not limited to, non-employee directors of either of them, shall have been either exercised or terminated prior to the Effective Date.

                 (b) All holders of outstanding Security National Stock Options who are employees of either Security National or Security National Bank on the Effective Date shall have entered into agreements with Huntington, substantially in the form attached hereto as Exhibit C, providing for the conversion on the Effective Date of all Security National Stock Options held by them to Huntington Stock Options in accordance with Section 8(d) of the Merger Agreement.

                 (c) Security National shall have certified to Huntington as of the Effective Date that the actions described in paragraph (a) and (b) of this
Section 8.12 have been taken.

         8.13 WARRANT. Security National shall have executed and delivered to Huntington a Warrant Purchase Agreement, substantially in the form attached hereto as Exhibit D, and the Warrant substantially in the forms attached as Attachment A to such Warrant Purchase Agreement.

         8.14 DUE DILIGENCE. Huntington shall have completed its due diligence review of all aspects of the organization, administration, business, operations, assets, liabilities, and financial condition of Security National and Security National Bank and shall have performed such other due diligence procedures as it may deem to be necessary or appropriate, and shall be satisfied, in its sole discretion, that such review has not disclosed any material, adverse facts, problems, or conditions. This condition shall be deemed to have been satisfied on the close of business on the day which is 30 days after receipt by Huntington of the Audited Financial Statement for the fiscal year ended December 31, 1994, unless, prior to such time, Huntington has notified Security National that it is not satisfied with the results of its due diligence review because such review disclosed one or more material, adverse facts, problems, or conditions. If Huntington so notifies Security National, Security National shall have an additional period of five business days to permit it to cure the defect or defects to the satisfaction of Huntington. If Security National cures the defect or defects within such period and Huntington acknowledges its satisfaction in writing, this condition shall be deemed to have been satisfied.

         8.15 DISCLOSURE MEMORANDUM. Huntington shall have reviewed the Disclosure Memorandum and all contracts, commitments, leases, deeds, agreements, and other documents relating to the information set therein or herein and shall be satisfied, in its sole discretion, that such Disclosure Memorandum and related documents do not disclose any material, adverse facts, problems, or conditions. This condition shall be deemed to have been satisfied on the close of business on the day which is 30 days after receipt by Huntington of the Audited Financial Statement for the fiscal year ended December 31, 1994, unless, prior to such time, Huntington has notified Security National that it is not satisfied with the Disclosure Memorandum or related documents because such materials disclose one or more material, adverse facts, problems, or conditions. If Huntington so notifies Security National, Security National shall have an additional period of five business days to permit it to cure the defect or defects to the satisfaction of Huntington. If Security National cures the defect or defects within such period and Huntington acknowledges its satisfaction in writing, this condition shall be deemed to have been satisfied.


SECTION 9.       CLOSING DATE

         Unless the parties otherwise agree, the closing of the transactions contemplated by this Agreement and the Merger Agreement shall be held at 11:00 a.m. at the offices of Porter, Wright, Morris & Arthur in Columbus, Ohio, on the last business day of the month in which the conditions specified in Sections 6.01 and 6.02 hereof have been satisfied.


SECTION 10.      AMENDMENT

         At any time prior to the Effective Date, the parties may modify, amend, or supplement this Agreement by mutual agreement authorized by their respective boards of directors and evidenced by an instrument in writing executed and delivered by the parties hereto, whether before or after the shareholders of Security National have adopted this Agreement.


SECTION 11.      TERMINATION

         11.01 TERMINATION. This Agreement and the Merger Agreement shall terminate on December 31, 1995, unless a later date is agreed upon in writing by the parties; shall terminate if the parties are unable to renegotiate the pricing terms of the Merger in accordance with Section 8(b)(iii) of the Merger Agreement; shall terminate if Huntington elects in accordance with Section 8(b)(iv) of the Merger Agreement; and may be terminated and the Merger may be abandoned at any time prior to the Effective Time as follows:

                 (a) by the mutual consent, evidenced in writing, of the boards of directors of Huntington, Huntington Florida, and Security National;

                 (b) by the board of directors of Huntington, by giving written notice thereof to Security National, which notice shall specify in reasonable detail the grounds therefor: (i) if any condition precedent to performance by Huntington and Huntington Florida has not been satisfied or waived; (ii) if Security National has not fully performed its obligations and agreements hereunder and under the Merger Agreement; or (iii) if any of the representations of Security National set forth herein are untrue or incorrect in any material respect; or

                 (c) by the board of directors of Security National, by giving written notice thereof to Huntington, which notice shall specify in reasonable detail the grounds therefor: (i) if any condition precedent to performance by Security National has not been satisfied or waived; (ii) if Huntington and Huntington Florida have not fully performed their obligations and agreements hereunder and under the Merger Agreement; or (iii) if any of the representations of Huntington set forth herein are untrue or incorrect in any material respect.

         11.02 SURVIVAL OF CERTAIN PROVISIONS UPON TERMINATION. Upon a termination of this Agreement as provided herein, this Agreement and the Merger Agreement shall become void and there shall be no further obligation or liability on the part of any party hereto or their respective shareholders, directors, or officers, except pursuant to Sections 4.12,

5.06, 11.03, and 12 hereof, which shall survive a termination of this Agreement in accordance with the express terms of such Sections.

         11.03 TERMINATION FEE. During the term of this Agreement, if (i) an Acquisition Proposal is submitted to and approved by the shareholders of Security National at any time prior to the Effective Time, or (ii) an Acquisition Proposal is received by Security National or Security National Bank or is made directly to the shareholders of Security National at any time prior to the holding of the meeting of the shareholders of Security National to be called pursuant to Section 4.02 hereof, the board of directors of Security National fails to recommend to the shareholders of Security National approval of the Merger Agreement or this Agreement, withdraws such recommendation previously made to the shareholders of Security National, or fails to solicit proxies of shareholders of Security National to approve the Merger, and the Merger Agreement and this Agreement are subsequently rejected by the shareholders of Security National at such meeting, then, in either such event, Security National shall pay to Huntington, within five business days after a termination of the Merger Agreement and this Agreement following such an event, a termination fee in the amount of $1,500,000, as liquidated damages, and not as a penalty, and, upon the payment in full thereof, neither Security National nor Security National Bank shall have any further liability under this Agreement or the Merger Agreement other than pursuant to the Warrant Purchase Agreement or the Warrant. The obligations of Security National under this
Section 11.03 shall survive a termination of this Agreement.

SECTION 12.      EXPENSES

         Except as otherwise expressly provided herein, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation, execution, and consummation of this Agreement and the Merger Agreement, including, without limitation, all fees and expenses of agents, representatives, printers, and counsel employed by the parties hereto, and taxes, if any, shall be borne solely by the party which has or shall have incurred the same. The covenants of the parties contained in this Section 12 shall survive a termination of this Agreement for any reason.


SECTION 13.      NOTICES

         All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile and confirmed by first-class, certified mail, postage prepaid, addressed as indicated below, or at such other address as such party may designate in writing to the other parties:

                 (a) If to Security National, to:

                     Michael W. Sheffey
                     President
                     Security National Corporation
                     253 North Orlando Avenue
                     Maitland, Florida  32751

                     with a copy to:

                     John P. Greeley, Esq.
                     Smith, Mackinnon, Harris, Greeley, Bowdoin & Edwards, P.A. Firstate Tower
                     255 South Orange Avenue, Suite 800
                     Orlando, Florida  32801

                 (b) If to Huntington or Huntington Florida, to:

                     Zuheir Sofia
                     President
                     Huntington Bancshares Incorporated
                     41 South High Street
                     Columbus, Ohio  43287

                     with a copy to:

                     Ralph K. Frasier, Esq.
                     General Counsel and Secretary
                     Huntington Bancshares Incorporated
                     41 South High Street
                     Columbus, Ohio  43287

                     and:

                     Michael T. Radcliffe, Esq.
                     Porter, Wright, Morris & Arthur
                     41 South High Street
                     Columbus, Ohio  43215


SECTION 14.      GENERAL PROVISIONS

         14.01 ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and the documents referred to or incorporated herein or therein, reflect the entire agreement among the parties with respect to the subject matter thereof and supersede all prior agreements and understandings, oral or written, among the parties with respect to such subject matter, and no party shall be liable or bound to any other party in any manner by any representations, warranties, or covenants except as specifically set forth herein or therein.

         14.02 WAIVER. At any time on or prior to the Effective Date, any party hereto may (i) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement and the Merger Agreement or in any document delivered pursuant hereto or thereto, or (ii) waive compliance by the other parties with any of the conditions, covenants, and agreements contained in this Agreement or the Merger Agreement.

         14.03 ASSIGNMENT. Neither this Agreement nor any rights, interests, or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party.

         14.04 BENEFIT. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest any rights or remedies under or by reason of this Agreement.

         14.05 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, but such counterparts taken together shall constitute one and the same instrument.

         14.06 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to its conflicts of laws principles.

         14.07 INCORPORATION BY REFERENCE. The Merger Agreement, the Disclosure Memorandum, and all Exhibits attached hereto are hereby incorporated by reference herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        HUNTINGTON BANCSHARES INCORPORATED


                                        By:      /s/ Zuheir Sofia
                                                  ------------------------------
                                                  Zuheir Sofia, President


                                        HUNTINGTON BANCSHARES FLORIDA, INC.


                                        By:      /s/ Zuheir Sofia
                                                  ------------------------------
                                                  Zuheir Sofia, President


                                        SECURITY NATIONAL CORPORATION


                                        By:      /s/ Michael W. Sheffey
                                                  ------------------------------
                                                  Michael W. Sheffey, President

                                             EXHIBIT A TO SUPPLEMENTAL AGREEMENT


                             SURVEY REQUIREMENTS



         1. The survey shall be performed by a registered land surveyor, who shall execute a certificate, in form reasonably satisfactory to Huntington, certifying the survey to Huntington Bancshares Incorporated, Huntington Florida, Inc., and the title insurance company. The survey shall have the surveyor's original signature and seal affixed and shall reflect a current date. Older surveys are acceptable if updated and recertified.

         2.      The survey must show the North arrow.

         3. The survey must show the full legal description and street address. The legal description must conform to the record legal description and must be identical to that contained in the title insurance commitment or any discrepancies explained. If the premises are described as being on a filed plat or map, the survey must contain a legend relating the parcel to the map on which it is shown, and the surveyor must certify that any land which has been platted or mapped is the same as that described on the survey.

         4. If the property consists of more than one parcel, the survey must show interior property lines and certify that the parcels are contiguous along their common lines. If only a portion of a parcel is being surveyed, the balance of the parcel must be indicated.

         5. All perimeter property lines must be specifically identified. The survey must show the location by courses and distances of the subject property; clearly designate the point of beginning and the relation (by courses and distances) of the point of beginning for the property to the monument (i.e. nearest street intersection) from which it is fixed; show and label all servient easements; show all building lines, whether established by subdivision plat, recorded restrictions, or zoning or building ordinance; show and label all easements appurtenant to said parcel; show all driveways and alleys on or crossing the property; and show the right of way lines of the street or streets abutting the parcel, the names and width of said streets, whether the streets are dedicated, whether there are limitations on access, all curb cuts from the property to such street or streets, and the distance from the nearest intersecting street.

         6. The number of square feet or acres contained in the parcel must be specifically stated.

         7. All easements, set-back lines, and other exceptions in the title insurance commitment (except liens) must (a) be plotted, (b) if not plottable, identified on the face of the survey as not plottable with an explanation as to why they are not plottable, or (c) if inapplicable, certified as not affecting the property.

         8. All utility lines that service the property and improvements (sewer, water, gas, electric, and telephone) must be located and identified. The survey must indicate whether the utility lines are above or below grade and show the sizes of the respective services.

          9. The survey must show and describe all encroachments or state that there are no encroachments.

         10. The survey must state whether or not the property appears on any U.S. Department of H.U.D. Flood Insurance Boundary Map or any special flood hazard area map published by the Federal Emergency Management Agency and, if so, further state the map number and whether or not the property appears in the "Flood Hazard Area" shown on the map.

         11. The survey must state the zoning classification of the property.

         12. The survey must show the location of any underground tanks and of any railroad tracks and sidings.

         13. The survey must show the location of any rubbish fills, sloughs, springs, filled in wells or cisterns, and seep holes that are present on the property.

         14. The survey must show all structures and improvements, including sidewalks, stoops, overhangs, and parking areas. The square footage of all structures must be listed. All structures and improvements on the property must be shown with horizontal lengths of all sides and the relations thereof by distances to (i) all boundary lines of the parcel, (ii) servient easements, (iii) established building lines, and (iv) street lines.

         15. The survey must show all parking and paved areas and identify the number of vehicles that may be parked in each parking area.

                             SURVEYOR'S CERTIFICATE


         The undersigned hereby certifies to [Buyer], and _____________ [title insurer] as of _________________, 1994, that this survey was actually made upon the ground; that it and the information, courses and distances shown thereon are accurate; that the property description "closes" by engineering calculation; that this survey correctly shows the size, location and type of all buildings, structures and other improvements on the property and all are within the boundary lines and applicable set-back lines (whether established by subdivision plat, recorded restrictions or applicable zoning or building codes) affecting the property; that there are no easements or uses affecting the property appearing from a careful physical inspection of the same, other than those shown thereon; that all utility services necessary for the operation of the property are present on the property or within adjacent public right of way or recorded easement; that there are no encroachments on adjoining premises, streets or alleys by any of said buildings, structures or other improvements or encroachments upon the property by any building, structure or other improvement situated upon any adjoining premises; that the boundary lines of the tract are contiguous with [identify adjoining street(s)] as shown hereon; that the property has direct access to [identify adjoining street(s)]; that the property does not lie within any flood hazard area shown on the applicable special flood hazard area map published by the Federal Emergency Management Agency which is identified as [INDICATE PANEL NUMBER AND DATE OF FLOOD MAP]; and that this survey was made in accordance with current "Minimum Standard Detail Requirements for Land Title Surveys" jointly established by ALTA and ACSM and meets the accuracy requirements of a Class A Survey, as defined therein.


                                        ______________________________________
                                        (Name of Surveyor)

    (SEAL)
                                        ______________________________________
                                        (Registration Number)


                                        ______________________________________
                                        (Address)


                                        ______________________________________
                                        (Telephone Number)

                                             EXHIBIT B TO SUPPLEMENTAL AGREEMENT


                             SHAREHOLDER AGREEMENT


         THIS SHAREHOLDER AGREEMENT (this "Agreement") is made as of July 12, 1994, between HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), and the undersigned (the "Shareholder"), who is a shareholder of SECURITY NATIONAL CORPORATION, a Delaware corporation ("Security National").



                                    RECITALS


         A. The Shareholder owns or has the power to vote, either exclusive or shared, ____________ shares of the common stock, $1.00 par value, of Security National (together with all shares of such stock which the Shareholder subsequently acquires or obtains the power to vote, the "Shares").

         B. Security National has entered into (i) a certain Agreement and Plan of Merger with Huntington Bancshares Florida, Inc., an Ohio corporation ("Huntington Florida"), dated July 12, 1994 (the "Merger Agreement"), and (ii) a certain Supplemental Agreement with Huntington Florida and Huntington, also dated July 12, 1994 (the "Supplemental Agreement"), pursuant to which Security National is to be merged into Huntington Florida (the "Merger"), pursuant to which the shareholders of Security National will exchange their shares of Security National common stock, $1.00 par value, for shares of Huntington common stock, without par value ("Huntington Common"), in accordance with the terms and conditions of the Merger Agreement and the Supplemental Agreement.

         C. Under the terms of the Merger Agreement, Security National has agreed to call a meeting of its shareholders for the purpose of voting upon the approval of the Merger (together with any adjournments thereof, the "Shareholders' Meeting").

         D. It is a condition to the obligations of Huntington and Huntington Florida under the Merger Agreement and the Supplemental Agreement that certain shareholders of Security National, including the Shareholder, shall have agreed to vote their shares of Security National stock in favor of the Merger.



                                   AGREEMENT


         Accordingly, the parties hereto hereby agree as follows:

         1. AGREEMENT TO VOTE. The Shareholder agrees to vote the Shares as follows:

                 (a) in favor of the adoption of the Merger Agreement and the Supplemental Agreement and the approval of the Merger at the Shareholders' Meeting;

                 (b) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of Security National or the purchase of all or a substantial portion of the assets of Security National by any person or entity other than Huntington, Huntington Florida, or another affiliate of Huntington; and

                 (c) against any other transaction which is inconsistent with the obligation of Security National to consummate the Merger in accordance with the Merger Agreement and the Supplemental Agreement.

         2. LIMITATION ON VOTING POWER. It is expressly understood and acknowledged that nothing contained herein is intended to restrict the Shareholder from voting on any matter, or otherwise from acting, in the Shareholder's capacity as a director or officer of Security National with respect to any matter, including but not limited to, the management or operation of Security National. The obligation to vote as provided in Section 1(a) of this Agreement is subject to the filing of a registration statement as required by Section 5.03 of the Supplemental Agreement and the declaration of effectiveness of such registration statement.

         3.      TERMINATION.  This Agreement shall terminate on the earlier of
(a) December 31, 1995, (b) the date on which the Merger Agreement and Supplemental Agreement are terminated in accordance with Section 11 of the Supplemental Agreement, (c) the date on which the Merger is consummated, or (d) the death of the Shareholder.

         4. REPRESENTATIONS, WARRANTIES, AND ADDITIONAL COVENANTS OF THE SHAREHOLDER. The Shareholder hereby represents and warrants to Huntington that the Shareholder has the capacity and all necessary power and authority to vote the Shares and that this Agreement constitutes a legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. The Shareholder further agrees that, during the term of this Agreement, the Shareholder will not sell or otherwise voluntarily dispose of any of the Shares which are owned by the Shareholder or take any other voluntary action which would have the effect of removing the Shareholder's power to vote the Shares or which would be inconsistent with this Agreement.

         5. REPRESENTATION AND WARRANTY OF HUNTINGTON. Huntington hereby represents and warrants to the Shareholder that the shares of Huntington Common to be received by the Shareholder in connection with the Merger will not be "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933.

         6. SPECIFIC PERFORMANCE. The undersigned hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Shareholder hereunder shall be specifically enforceable and that Huntington shall be entitled to injunctive or other equitable relief upon such a breach by the Shareholder. The Shareholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Huntington may have against the Shareholder for any failure to perform his obligations under this Agreement.

         7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, without regard to its conflicts of laws principles.

         IN WITNESS WHEREOF, the undersigned have executed this Shareholder Agreement as of the day and year first above written.

                                        SHAREHOLDER:



                                        ______________________________________
                                        Signature


                                        ______________________________________
                                        Print Name



                                        HUNTINGTON BANCSHARES INCORPORATED



                                        By: ______________________________
                                               Zuheir Sofia, President


                                ACKNOWLEDGMENT


STATE OF FLORIDA              )
                              )SS.
COUNTY OF __________________  )

         The foregoing instrument was acknowledged before me this ______ day of July, 1994, by ______________________.





                                        ______________________________________
                                        Notary Public

                                        My Commission expires_________________


(Notarial Seal)

                                             EXHIBIT C TO SUPPLEMENTAL AGREEMENT


                       STOCK OPTION CONVERSION AGREEMENT


         This Agreement is entered into this 12th day of July, 1994, by and among __________________________ (the "Optionholder"), HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), HUNTINGTON BANCSHARES FLORIDA, INC., an Ohio corporation ("Huntington Florida"), and SECURITY NATIONAL CORPORATION., a Delaware corporation ("Security National").


                                    RECITALS

         A.      Huntington Florida is a wholly owned subsidiary of Huntington.

         B. Huntington Florida and Security National have entered into a certain Agreement and Plan of Merger, dated July 12, 1994 (the "Merger Agreement"), and Huntington, Huntington Florida, and Security National have entered into a certain Supplemental Agreement, also dated July 12, 1994 (the "Supplemental Agreement"), pursuant to which Security National is to be merged into Huntington Florida (the "Merger"). Upon the consummation of the Merger, Huntington Florida will be the successor by merger to Security National. (All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement or the Supplemental Agreement.)

         C. The Optionholder is currently an employee of Security National or Security National Bank.

         D. The Optionholder is also currently the holder of a Security National Stock Option (the "Security National Option") to purchase certain shares of Security National Common, pursuant to the Security National Stock Option Plan and a certain Stock Option Agreement executed by the Optionholder and Security National pursuant to such plan (the "Security National Stock Option Agreement"). The total number of shares subject to the Security National Option as of the date of this Agreement, the exercise price for the shares which may be purchased under such option (the "Security National Exercise Price"), the dates on or after which such option is exercisable, and the number of shares as to which such option is exercisable after each particular exercise date are set forth on Exhibit A which is attached hereto and incorporated by reference herein.

         E. The Security National Stock Option Agreement provides that it shall be binding upon the successors of Security National.

         F. Huntington has previously established and adopted the Huntington Stock Option Plan, a copy of which is attached as Exhibit B hereto and incorporated by reference herein. The terms and conditions contained in the Huntington Stock Option Plan relating to (among other things) the exercise of options granted under that plan are different from those contained in the Security National Stock Option Plan.

         G. Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, all shares of Security National Common are to be converted into shares of Huntington Common and all options granted under the Security National Stock Option Plan are to be converted into options to purchase Huntington Common subject to the terms of the Huntington Stock Option Plan.

                                   AGREEMENT

         In consideration of the foregoing and of the mutual promises contained herein, the parties agree as follows:

         1. Upon the consummation of the Merger, and effective as of the Effective Time, the Security National Option shall be converted into a Huntington Stock Option subject to all of the terms and conditions of the Huntington Stock Option Plan (the "Huntington Option"), and all further rights of the Optionholder and obligations of Security National under the Security National Stock Option Plan and the Security National Stock Option Agreement shall be extinguished.

                 (a) The number of shares of Huntington Common to be subject to the Huntington Option shall be equal to the number of shares of Security National Common subject to the Security National Option as of the Effective Time multiplied by the Conversion Ratio, rounded off to the nearest whole number of shares of Huntington Common.

                 (b) The exercise price to be payable upon an exercise of the Huntington Option shall be equal to the Security National Exercise Price divided by the Conversion Ratio.

                 (c) The dates after which the Security National Option shall be exercisable shall be the same as those provided under the Security National Option; and the number of shares of Huntington Common as to which the Huntington Option shall be exercisable after each particular exercise date shall be in the same ratio to the total number of shares subject to the Huntington Option as the number of shares of Security National Common exercisable after the such exercise date is to the total number of shares of Security National Common subject to the Security National Option, rounded to the nearest whole number of shares of Huntington Common.

                 (d) The Huntington Option shall be evidenced by and subject to the terms of a Stock Option Agreement to be executed by Huntington and the Optionholder pursuant to the terms of the Huntington Stock Option Plan at or after the Effective Time, which shall be effective as of the Effective Time.

                 (e) The Optionholder acknowledges and agrees that, for the purposes of Section 424 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, he or she will not receive any "additional benefits" (as that term is defined in said Section 424 and the regulations promulgated thereunder) as a result of the conversion of the Security National Option into the Huntington Option hereunder, and hereby disclaims and agrees to return any such additional benefits that he or she may receive.

         2. Security National shall notify Huntington promptly if the Optionholder's employment with Security National or Security National Bank is terminated at any time prior to the Effective Time, and shall furnish to Huntington at the Effective Time a certificate, signed by an officer of Security National, stating (if it is true) that the Optionholder is an employee of Security National or Security National Bank as of that date and listing the number of shares of Security National Common subject to the Security National Option as of that date. Any notice given pursuant to this Section shall be given in accordance with the provisions of Section 13 of the Supplemental Agreement.

         3. This Agreement shall terminate automatically upon a termination of the Merger Agreement at any time prior to the consummation of the Merger, whereupon this Agreement shall become null and void and no party shall have any further rights or obligations hereunder.

         4. The rights of the Optionholder under this Agreement may not be transferred or assigned to any person other than the Optionholder, except by will or the laws of descent and distribution.

         5. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to its conflict of laws principles.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


OPTIONHOLDER                                 HUNTINGTON BANCSHARES INCORPORATED


_____________________________                By:________________________________
          Signature                          Name:______________________________
                                             Title:_____________________________

_____________________________
Name (please type or print)



SECURITY NATIONAL CORPORATION                HUNTINGTON BANCSHARES FLORIDA, INC.


By:_______________________________           By:________________________________
Name:_____________________________           Name:______________________________
Title:____________________________           Title:_____________________________

                                             EXHIBIT D TO SUPPLEMENTAL AGREEMENT


                           WARRANT PURCHASE AGREEMENT



         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of July 12, 1994, between HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), and SECURITY NATIONAL CORPORATION, a Delaware corporation ("Security National").


                                    RECITALS


         A. Concurrently herewith, Huntington Bancshares Florida, Inc., a wholly owned subsidiary of Huntington ("Huntington Florida"), and Security National have entered into an Agreement and Plan of Merger (the "Merger Agreement") and Huntington, Huntington Florida, and Security National have entered into a Supplemental Agreement (the "Supplemental Agreement"), both dated as of the date hereof (collectively, the "Merger Documents"), which provide for the merger of Security National into Huntington Florida (the "Merger"). (All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Documents.)

         B. As a condition to Huntington's and Huntington Florida's entering into the Merger Documents and in consideration therefor, Security National has agreed to issue to Huntington a warrant or warrants entitling Huntington to purchase up to a total of 500,600 shares of Security National Common, on the terms and conditions set forth herein.


                                   AGREEMENT


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. ISSUANCE AND EXERCISE OF THE WARRANT. Concurrently with the execution of the Merger Documents and this Agreement, Security National shall issue to Huntington a warrant in the forms attached as Attachment A hereto (the "Warrant") to purchase up to a total of 500,600 shares of Security National Common at a purchase price equal to $25.56 per share (the "Exercise Price"), subject to adjustments as provided in the Warrant. (The holder of the Warrant from time to time is hereinafter referred to as the "Holder.") The Warrant shall be exercisable in accordance with the terms and conditions set forth therein.

         2. REGISTRATION RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, Security National shall receive a written request therefor from the Holder, Security National shall prepare and file a registration statement under the 1933 Act covering such number of shares of Security National Common as the Holder shall specify in the request and shall use its best efforts to cause such registration statement to become effective; provided, however, that the Holder shall only have the right to request three such registrations. Without the written consent of the Holder, neither Security National nor any other holder of securities of Security National may include securities in such registration.

         3. "PIGGYBACK" RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, Security National shall determine to proceed with the preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option, or similar plan or a registration statement on Form S-4) by it or any of its security holders, Security National shall give written notice thereof to the Holder. Upon the written request of the Holder given within ten days after receipt of any such notice from Security National, Security National shall, except as herein provided, cause all shares of Security National Common which the Holder shall request be included in such registration statement to be so included; provided, however, that nothing herein shall prevent Security National from abandoning or delaying any registration at any time; and provided, further, that if Security National decides not to proceed with a registration after the registration statement has been filed with the SEC and Security National's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by Security National, Security National shall promptly complete the registration for the benefit of the Holder if the Holder agrees to bear all additional and incremental expenses incurred by Security National as the result of such registration after Security National has decided not to proceed. If any registration pursuant to this Section shall be underwritten in whole or in part, the Holder may require that any shares of Security National Common requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of Security National Common requested for inclusion pursuant to this Section would constitute more than 25 percent of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of such shares would interfere with the successful marketing of the shares of being offered by Security National, the number of shares otherwise to be included in the underwritten public offering hereunder may be reduced; provided, however, that after any such required reduction, the shares of Security National Common to be included in such offering for the account of the Holder shall constitute at least 25 percent of the total number of shares to be included in such offering.

         4. OBLIGATIONS OF SECURITY NATIONAL IN CONNECTION WITH A REGISTRATION. If and whenever Security National is required by the provisions of Sections 2 or 3 hereof to effect the registration of any shares of Security National Common under the 1933 Act, Security National shall:

                 (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed 30 days;

                 (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                 (c) furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Holder or such underwriters may reasonably request in order to facilitate the public offering of such securities;

                 (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder or such underwriters may reasonably request; provided that Security National shall not be required by virtue hereof to submit to the general jurisdiction of any state;

                 (e) notify the Holder, promptly after Security National shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                 (f) notify the Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                 (g) prepare and file with the SEC, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holder (and concurred in by counsel for Security National), is required under the 1933 Act or the rules and regulations promulgated thereunder in connection with the distribution of the shares of Security National Common by the Holder;

                 (h) prepare and promptly file with the SEC such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus is required to be delivered under the 1933 Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                 (i) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                 (j) at the request of the Holder, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of the counsel representing Security National for the purposes of such registration, addressed to the underwriters and to the Holder, covering such matters as such underwriters and the Holder may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of Security National, addressed to the underwriters and to the Holder, covering such matters as such underwriters or the Holder may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of Security National included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act.

         5. EXPENSES OF REGISTRATION. With respect to a registration requested pursuant to Section 2 hereof and with respect to each inclusion of shares of Security National Common in a registration statement pursuant to
Section 3 hereof, Security National shall bear the following fees, costs, and expenses: all registration, stock exchange listing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Security National, fees and disbursements of counsel for the underwriter or underwriters of such securities (if Security National and/or the Holder are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Holder, underwriting discounts and commissions and transfer taxes for the Holder, and any other expenses incurred by the Holder not expressly included above shall be borne by the Holder.

         6.      INDEMNIFICATION.

                 (a) Security National shall indemnify and hold harmless the Holder, any underwriter (as defined in the 1933 Act) for the Holder, and each person, if any, who controls the Holder or such underwriter within the meaning of the 1933 Act, from and against any and all loss, damage, liability, cost, and expense to which the Holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed pursuant to Section 4 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that Security National will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, such underwriter, or such controlling persons in writing specifically for use in the preparation thereof.

                 (b) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provision of such paragraph
(a), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action, the indemnified party shall have the right to participate in such action and to retain its own counsel, but the indemnifying party or parties shall not be required to indemnify and hold harmless the indemnified party pursuant to the provisions of such paragraph (a) for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence of this paragraph (b), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                 (c) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

         7.      REPURCHASE RIGHTS.

                 (a) At any time after the Warrant becomes exercisable and prior to the expiration of the Warrant, in accordance with the terms thereof:

                          (i) Security National may, and upon the written request of the Holder, Security National shall, repurchase the Warrant from the Holder at a price (the "Warrant Repurchase Price") equal to the difference between the "Market/Offer Price" (as defined in paragraph (b) below) and the Exercise Price, multiplied by the number of shares for which the Warrant may then be exercised, in the aggregate, but only if the Market/Offer Price is greater than the Exercise Price;

                         (ii) Security National may, and upon the written request of the owner (the "Owner") of any shares of Security
         National Common purchased pursuant to an exercise of the Warrant ("Warrant Stock"), Security National shall, repurchase all of the shares of Warrant Stock held by such Owner at a price (the "Warrant Stock Repurchase Price") equal to the number of shares to be repurchased hereunder multiplied by the greater of the Exercise Price and the Market/Offer Price; and

                          (iii) If any repurchase pursuant to clauses (i) and (ii) of this Section 7 occurs, Security National shall, upon the written request of Huntington, pay to Huntington all of Huntington's out-of-pocket expenses actually incurred and paid or payable to third parties in connection with the transactions contemplated by the Merger Documents for legal, accounting, and investment banking fees and expenses.

                 (b) For purposes of paragraph (a) of this Section 7, the "Market/Offer Price" shall mean the highest of (i) the price per share at which a tender offer or exchange offer for shares of Security National Common has been made, (ii) the price per share of Security National Common to be paid by any third party pursuant to an agreement with Security National, and (iii) the highest closing price for shares of Security National Common within the 4-month period immediately preceding the date the Holder gives notice of the required repurchase of the Warrant or the Owner gives notice of the required repurchase of Warrant Stock, as appropriate. In the event that an exchange offer is made or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Security National Common shall be determined by a nationally recognized investment banking firm mutually acceptable to the parties hereto.

                 (c) The Holder and the Owner may exercise their respective rights to require Security National to repurchase the Warrant or the Warrant Stock pursuant to this Section 7 by surrendering for such purpose to Security National, at its principal office, the Warrant or certificates for shares of Warrant Stock, as the case may be, free and clear of any liens, claims, encumbrances, or rights of third parties of any kind, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, requests Security National to repurchase such Warrant or Warrant Stock in accordance with the provisions of this Section 7. Subject to the last proviso of paragraph 7(d) below, as promptly as practicable, and in any event within five business days after the surrender of the Warrant or certificates representing shares of Warrant Stock and the receipt of such notice or notices relating thereto, Security National shall deliver or cause to be delivered to the Holder or Owner the Warrant Repurchase Price or the Warrant Stock Repurchase Price therefor, as applicable, or the portion thereof which Security National is not then prohibited under applicable law and regulation from so delivering.

                 (d) To the extent that Security National is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or the Warrant Stock in full at any time that it may be required to do so hereunder, Security National shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Warrant Repurchase Price and the Warrant Stock Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which Security National
is no longer so prohibited.   Upon receipt of such notice from Security
National and for a period of 15 days thereafter, the Holder and/or Owner may revoke its notice of repurchase of the Warrant and/or Warrant Stock by written notice to Security National at its principal office stating that the Holder and/or the Owner elects to revoke its election to exercise its right to require Security National to repurchase the Warrant and/or Warrant Stock, whereupon Security National will promptly deliver to the Holder and/or Owner the Warrant and/or certificates representing shares of Warrant Stock surrendered to Security National for purposes of such repurchase and Security National shall have no further obligation to repurchase such Warrant and/or Warrant Stock hereunder. Security National hereby agrees to use its best efforts to obtain all required legal and regulatory approvals necessary to permit Security National to repurchase the Warrant and/or the Warrant Stock as promptly as practicable. To the extent that Security National is prohibited from repurchasing the Warrant or the Warrant Stock in full at the time of receiving the notice called for under paragraph (c) of this Section 7 and for a continuous period of 25 months thereafter, Security National shall, upon the expiration of such 25-month period, deliver to the Holder a new Warrant or Warrant evidencing the right of the Holder to purchase that number of shares of Security National Common obtained by multiplying the number of shares of Security National Common for which the Warrant may at such time be exercised by a fraction, the numerator of which is the Warrant Repurchase Price less the portion thereof (if any) theretofore delivered to the Holder and the denominator of which is the Warrant Repurchase Price, and Security National shall deliver to the Owner a certificate for the shares of Warrant Stock it is then so prohibited from repurchasing, and Security National shall have no further obligation to repurchase such new Warrant or such Warrant Stock hereunder.

                 (e) Notwithstanding anything in this Section 7 to the contrary, Security National shall be entitled to offset, to the extent necessary, the amount of the termination fee previously paid pursuant to and in accordance with Section 11.03(a) of the Supplemental Agreement against any amounts owed to Huntington in connection with the repurchase of the Warrant or the Warrant Stock or the payment of out-of-pocket expenses of the sort described in Section 7(a)(iii).

         8. ASSUMPTION OF OBLIGATIONS UNDER THIS AGREEMENT. Security National will not enter into any transaction described in paragraph 5(a) of the Warrant unless the "Acquiring Corporation" (as that term is defined in the Warrant) assumes in writing all the obligations of Security National hereunder.

         9. REMEDIES. Without limiting the foregoing or any remedies available to the Holder, Security National specifically acknowledges that neither Huntington nor any successor holder of the Warrant would have an adequate remedy at law for any breach of this Warrant Purchase Agreement and Security National hereby agrees that Huntington and any successor holder of the Warrant shall be entitled to specific performance of the obligations of Security National hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

         10. TERMINATION. This Agreement will terminate upon a termination of the Warrant in accordance with Section 9 thereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this Warrant Purchase Agreement as of the day and year first above written.


                                        HUNTINGTON BANCSHARES INCORPORATED



                                        By:___________________________________
                                             Zuheir Sofia, President


                                        SECURITY NATIONAL CORPORATION



                                        By:___________________________________
                                             Michael W. Sheffey, President

                                      ATTACHMENT A TO WARRANT PURCHASE AGREEMENT


THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT BEING SO REGISTERED OR QUALIFIED UNLESS AN EXEMPTION OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.


                                    WARRANT

                 TO PURCHASE 500,600 SHARES OF THE COMMON STOCK

                                       OF

                         SECURITY NATIONAL CORPORATION



         This is to certify that, for value received, HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), is entitled to purchase from SECURITY NATIONAL CORPORATION, a Delaware corporation ("Security National"), at any time on or after the date hereof, an aggregate of up to 500,600 shares of the common stock, $1.00 par value per share, of Security National ("Security National Common"), at a price of $25.56 per share (the "Exercise Price"), subject to the terms and conditions of this Warrant and a certain Warrant Purchase Agreement, of even date herewith, between Huntington and Security National (the "Warrant Purchase Agreement"). The number of shares of Security National Common which may be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. The terms and conditions set forth in this Warrant and the Warrant Purchase Agreement shall be binding upon the respective successors and assigns of both of the parties hereto. This Warrant is issued in connection with a certain Agreement and Plan of Merger, dated as of the date hereof, between Security National and Huntington Bancshares Florida, Inc. ("Huntington Florida"), and a certain Supplemental Agreement, dated as of the date hereof, among Huntington, Huntington Florida, and Security National (collectively, the "Merger Documents"), which provide for the merger of Security National into Huntington Florida (the "Merger"). The term "Holder" shall mean and refer to the holder of this Warrant from time to time.


         1.      EXERCISE OF THE WARRANT.

                 (a) Huntington will not exercise this Warrant unless, and to the extent required, it has obtained the approval of appropriate regulatory authorities having jurisdiction, including the Federal Reserve Board, pursuant to all applicable laws and regulations. Further, subject to the terms and conditions set forth in this Warrant and in the Warrant Purchase Agreement and the provisions of applicable law, Huntington will not exercise this Warrant without the written consent of Security National, except upon the occurrence of any of the following events:

                          (i) any willful material breach of the Merger Documents by Security National or Security National Bank, or any other material breach of the Merger Documents by Security National or Security National Bank which would permit Huntington to terminate the Merger Documents and that is caused by or arises from any act or failure to act by Security National, Security National Bank, or any director, officer, shareholder, employee, agent, or other person acting on behalf of Security National or Security
         National Bank in a manner that is contrary to or inconsistent with their obligations under this Agreement or the Merger Agreement, including, without limitation, Security National having entered into an agreement with any third party that is inconsistent with the transactions contemplated under the Merger Documents;

                          (ii) prior to the meeting of the Security National shareholders duly called and held for the purpose of approving the Merger in accordance with the terms of the Merger Documents (the "Shareholders' Meeting"), any person or group of persons (an "Offeror") submits a proposal to Security National relating to (1) the possible sale or other disposition of more than 25 percent of the shares of the capital stock or any other class of voting securities of Security National or Security National Bank, including, but not limited to, an exchange or tender offer therefor,
         (2) the possible sale or other disposition of a majority of the assets of Security National or Security National Bank, (3) a merger or consolidation involving Security National Bank, other than a transaction in which Security National will be the owner of all of the stock of the surviving corporation following the transaction, or (4) a merger or consolidation involving Security National, other than a transaction pursuant to which Security National will be the surviving corporation and the current shareholders of Security National will be the owners of a majority of the stock of the surviving corporation following the transaction (an "Acquisition Proposal") and, within 18 months after the date hereof, Security National enters into an agreement pursuant to such Acquisition Proposal with the Offeror and such transaction is consummated within such 18-month period;

                          (iii) prior to the Shareholders' Meeting, any person or group of persons commences a tender or exchange offer to acquire equity securities of Security National if, after giving effect to such offer, such person or group would own or have the right to acquire a majority equity interest in Security National (a "Tender Offer"), and such equity interest is acquired pursuant to such Tender Offer within 18 months after the date hereof; or

                          (iv) Security National enters into an agreement with respect to an Acquisition Proposal after the date hereof and such transaction is consummated within 18 months after the date hereof.

                 (b) As used in this Section 1, "person" or "group of persons" shall have the meanings assigned to such terms by Section 13(d) of the 1934 Act. For purposes of this Section 1, a Tender Offer which is contingent upon the expiration of the Warrant is deemed to commence when it is announced.

                 (c) This Warrant shall be exercised by presentation and surrender hereof to Security National at its principal office accompanied by
(i) a written notice of exercise for a specified number of shares of Security National Common, (ii) payment to Security National, for the account of Security National, of the Exercise Price for the number of shares specified in such notice, and (iii) a certificate of the Holder stating the event or events that have occurred which entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Security National Common specified in the notice shall be payable in immediately available funds.

                 (d) Upon such presentation and surrender, Security National shall issue promptly (and within one business day if requested by the Holder) to the Holder, or any assignee, transferee, or designee permitted by subparagraph (f) of this Section 1, the shares to which the Holder is entitled hereunder.

                 (e) If this Warrant should be exercised in part only, Security National shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by Security National of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Security National Common issuable upon such exercise, notwithstanding that the stock transfer books of Security National shall then be closed or that certificates representing such shares of Security National Common shall not then be actually delivered to the Holder. Security National shall pay all expenses, and any and all federal, state, and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 1 in the name of the Holder or of any assignee, transferee, or designee permitted by subparagraph (f) of this Section 1.

                 (f) This Warrant, once exercisable, or any warrant shares acquired by the Holder by its exercise, may be sold or transferred only (i) by private placement to the parties who would thereby be able to acquire not more than 2.0 percent of the then outstanding shares of Security National Common, or
(ii) through underwriters in a public and dispersed distribution. Prior to such sale or transfer, Security National shall have a right of first refusal for not less than all of the shares covered by or issued pursuant to the Warrant, at the price set by the Holder for private placement or public sale.

         2.      CERTAIN COVENANTS AND REPRESENTATIONS OF SECURITY NATIONAL.

                 (a) Security National shall at all times maintain sufficient authorized but unissued shares of Security National Common so that this Warrant may be exercised without additional authorization of Security National Common, after giving effect to all other options, warrants, convertible securities, and other rights to purchase Security National Common.

                 (b) Security National represents and warrants to Huntington that the shares of Security National Common issued upon an exercise of this Warrant will be duly authorized, fully paid, non-assessable, and subject to no preemptive rights.

                 (c) Security National agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by Security National; (ii) promptly to take all action as may from time to time be required, including, without limitation (A) complying with all pre-merger notification, reporting, and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder, and (B) in the event, under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), or the Change in Bank Control Act of 1978, or other statute, the prior approval of the Board of Governors of the Federal Reserve System or other regulatory agency (collectively, the "Agencies"), is necessary before the Warrant may be exercised, cooperate fully with the Holder in preparing such applications and providing such information to the Agencies as the Agencies may require in order to permit the Holder to exercise this Warrant and Security National duly and effectively to issue shares pursuant hereto; and (iii) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         3. FRACTIONAL SHARES. Security National shall not be required to issue fractional shares of Security National Common upon an exercise of this Warrant but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

         4. EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of Security National for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Security National Common purchasable hereunder. The term "Warrant" as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by Security National of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Security National will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of Security National, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

         5.      CERTAIN TRANSACTIONS.

                 (a) In case Security National shall (i) consolidate with or merge into any Person, other than Huntington or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) permit any Person, other than Huntington or one of its Affiliates, to merge into Security National and Security National shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Security National Common shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Security National Common shall after such merger represent less than 50% of the outstanding shares and share equivalents, or (iii) sell or otherwise transfer all or substantially all of its assets or the assets of Security National Bank, a wholly owned subsidiary of Security National, to any Person, other than Huntington or one of its Affiliates, then, and in any such case, the agreement governing such transaction shall make proper provision so that this Warrant shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant, at the option of the Holder, of either (A) the Acquiring Corporation (as hereinafter defined),
(B) any company which controls the Acquiring Corporation, or (C) in the case of a merger described in clause (a)(ii) above, Security National, in which case such warrant shall be a newly issued warrant (in any such case, the "Substitute Warrant").

                 (b)      The following terms have the meanings indicated:

                          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Security National (if other than Security National), (B) the corporation merging into Security National in a merger in which Security National is the continuing or surviving person and in connection with which the then outstanding shares of Security National Common are changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Security National Common shall after such merger represent less than 50% of the outstanding shares and share equivalents, or (C) the transferee of all or substantially all of Security National's assets;

                          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Warrant;

                          (iii)     "Assigned Value" shall mean the
         Market/Offer Price as determined pursuant to paragraph 7(b) of the Warrant Purchase Agreement; provided, however, that in the event of a sale of all or substantially all of Security National's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Security National as determined by a recognized investment banking firm selected by the Holder, divided by the number of shares of Security National Common outstanding at the time of such sale;

                          (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Security National is the issuer of the Substitute Warrant, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into Security National or by any company which controls such Person, as the Holder may elect;

                          (v) A "Person" shall mean any individual, firm, corporation or other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; and

                          (vi) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                 (c) The Substitute Warrant shall have the same terms as this Warrant provided that if the terms of the Substitute Warrant cannot, for legal reasons, be the same as this Warrant, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder of the Substitute Warrant in substantially the same form as the Warrant Purchase Agreement, which shall be applicable to the Substitute Warrant.

                 (d) The Substitute Warrant shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Security National Common for which this Warrant is then exercisable, divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common Stock shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of Security National Common for which this Warrant is then exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable.

         6.      RIGHTS OF THE HOLDER; REMEDIES.

                 (a) The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Security National.

                 (b) Without limiting the foregoing or any remedies available to the Holder, Security National specifically acknowledges that neither Huntington nor any successor holder of this Warrant would have an adequate remedy at law for any breach of this Warrant and Security National hereby agrees that Huntington and any successor holder of this Warrant shall be entitled to specific performance of the obligations of Security National hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

         7. ANTIDILUTION PROVISIONS. The number of shares of Security National Common purchasable upon the exercise hereof shall be subject to adjustment from time to time as provided in this Section 7.

                 (a) In the event that Security National issues any additional shares of Security National Common at any time after the date hereof (including pursuant to stock option plans), the number of shares of Security National Common which can be purchased pursuant to this Warrant shall be increased by an amount equal to 24.9 percent of the additional shares so issued.

                 (b)      (i)     In case Security National shall pay or make a
dividend or other distribution of any class of capital stock of Security National in Security National Common, the number of shares of Security National Common purchasable upon exercise hereof shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Security National Common outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

                         (ii)     In case outstanding shares of Security
National Common shall be subdivided into a greater number of shares of Security National Common, the number of shares of Security National Common purchasable upon exercise hereof at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Security National Common shall each be combined into a smaller number of shares of Security National Common, the number of shares of Security National Common purchasable upon exercise hereof at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                        (iii) The reclassification (including any reclassification upon a merger in which Security National is the continuing corporation) of Security National Common into securities including other than Security National Common shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Security National Common outstanding immediately prior to such reclassification into the number of shares of Security National Common outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be the day upon which such subdivision or combination becomes effective, as the case may be, within the meaning of clause (ii) above.

                         (iv)     Security National may make such increases in
the number of shares of Security National Common purchasable upon exercise hereof, in addition to those required by this paragraph (b), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients.

                 (c) Whenever the number of shares of Security National Common purchasable upon exercise hereof is adjusted pursuant to paragraph (b) above, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction the numerator of which is equal to the number of shares of Security National Common purchasable prior to the adjustment and the denominator of which is equal to the number of shares of Security National Common purchasable after the adjustment.

                 (d) For the purpose of this Section 7, the term "Security National Common" shall include any shares of Security National of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution, or winding up of Security National and which is not subject to redemption by Security National.

         8.      NOTICE.

                 (a) Whenever the number of shares of Security National Common for which this Warrant is exercisable is adjusted as provided in
Section 7 hereof, Security National shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of Security National, setting forth the number of shares of Security National Common for which this Warrant is exercisable and the adjusted Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

                 (b) Upon the occurrence of an event which results in this Warrant and/or the "Warrant Stock" (as such term is defined in the Warrant Purchase Agreement) becoming repurchasable as provided in Section 7 of the Warrant Purchase Agreement, Security National shall (i) promptly notify the Holder and/or the "Owner" (as that term is defined in the Warrant Purchase Agreement) of such event, (ii) promptly compute the "Warrant Repurchase Price" and the "Warrant Stock Repurchase Price" (as such terms are defined in the Warrant Purchase Agreement), and (iii) furnish to the Holder and/or the Owner a certificate, signed by the chief financial officer of Security National, setting forth the Warrant Repurchase Price and/or the Warrant Stock Repurchase Price and the basis and computation thereof.

                 (c) Upon the occurrence of an event which results in this Warrant becoming convertible into, or exchangeable for, the Substitute Warrant, as provided in Section 5 hereof, Security National and the Acquiring Corporation shall promptly notify the Holder of such event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Warrant, the Acquiring Corporation shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of the Acquiring Corporation, setting forth the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable, the Substitute Warrant exercise price, a computation thereof, and when such adjustment will become effective.

         9. TERMINATION. This Warrant and the rights conferred hereby shall terminate upon the earliest of (i) six months after the occurrence of the first to occur of any of the events described in paragraph 1(a) of this Warrant, (ii) the Effective Date of the Merger, or (iii) six months after the termination of the Merger Documents in accordance with the terms thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of this 12th day of July, 1994.


ATTEST:                                      SECURITY NATIONAL CORPORATION




By:_______________________________           By:_______________________________
                                                 Michael W. Sheffey, President
Title:____________________________

                                                                       EXHIBIT C

                      THE ROBINSON-HUMPHREY COMPANY, INC.



CORPORATE FINANCE                                             INVESTMENT BANKERS
DEPARTMENT                                                            SINCE 1894

                               ___________ __, 1995


Board of Directors
Security National Corporation
253 North Orlando Avenue
Maitland, Florida  32751

Gentlemen:

         In connection with the proposed acquisition of Security National Corporation ("SNC") by Huntington Bancshares Incorporated ("HBAN") (the "Merger"), you have asked us to render an opinion as to whether the financial terms of the Merger, as provided in the Agreement and Plan of Merger dated as of July 12, 1994 among such parties (the "Merger Agreement"), are fair, from a financial point of view, to the stockholders of SNC. Under the terms of the Merger, holders of all outstanding shares of SNC stock will receive shares of HBAN common stock equal to 2.10x the SNC fully-diluted book value at December 31, 1994 for each SNC share, subject to adjustment under certain circumstances.

         Our firm, as part of its investment banking business, is frequently involved in the valuation of securities as related to public underwritings, private placements, mergers, acquisitions, recapitalizations and other purposes.

         In connection with our study for rendering this opinion, we have reviewed the Merger Agreement, SNC's financial results for fiscal years 1989, 1990, 1991, 1992 and 1993, and the quarters ended March 31, 1994, and June 30, 1994 and certain documents and information we deem relevant to our analysis.
We have also held discussions with our senior management of SNC for the purpose of reviewing the historical and current operations of, and outlook for SNC, industry trends, the terms of the proposed Merger, and related matters.

         We have also studied published financial data concerning certain other publicly traded banks which we deem comparable to SNC as well as certain financial data relating to acquisitions of other banks that we deem relevant or comparable. In addition, we have reviewed other published information, performed certain financial analyses and considered other factors and information which we deem relevant.

         As the proposed Merger Agreement entails the issuance of shares of HBAN as the consideration to be paid to SNC stockholders, we have examined publicly available information, as well as internal data, relating to HBAN including its historical financial statements, from 1989 up through and including the fiscal year ended December 31, 1993, and the quarter ended March 31, 1994. We are generally familiar with HBAN's business practices and in the course of business, our firm publishes research coverage of HBAN from time to time.

         In rendering this opinion, we have relied upon the accuracy of the Merger Agreement, the financial information listed above, and other information furnished to us by SNC and HBAN. We have not separately verified this information nor have we made an independent evaluation of any of the assets or liabilities of SNC and HBAN.

         Based upon the foregoing, our experience as investment bankers, and upon current market and economic conditions, and such other facts as we deemed relevant, we are of the opinion that, from a financial point of view, the terms of the Merger as provided in the Merger Agreement are fair to the stockholders of SNC.

                               Very truly yours,



                               THE ROBINSON-HUMPHREY COMPANY, INC.



                           ATLANTA FINANCIAL CENTER
               3333 PEACHTREE ROAD, NE - ATLANTA, GEORGIA 3026
                                (404) 266-6000

                                                                       EXHIBIT D


                        DELAWARE GENERAL CORPORATION LAW
                                  SECTION 262

                                APPRAISAL RIGHTS


         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection
(d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258 or 263 of this title:

                 (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                 (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258 and 263 of this title to accept for such stock anything except:

                          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

                          b. Shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

                          c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs a. and b. of this paragraph; or

                          d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

                 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)     Appraisal rights shall be perfected as follows:

                 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to Sections 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 337, L. '92, eff. 7-1-92.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 20.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation, as amended, provide that it shall indemnify its directors to the full extent of the general laws of the State of Maryland now or hereafter in force, including the advance of expenses to directors subject to procedures provided by such laws; its officers to the same extent it shall indemnify its directors; and its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.

         Section 2-418 of the Maryland general corporation law provides, in substance, that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, unless it is proved that the act or omission of the director was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit.

         Termination of any proceeding by judgment, order or settlement does not create a presumption that the director did not meet the requisite standard of conduct. Termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct. Indemnification is not permitted unless authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not at the time parties to the proceeding (or a majority of a committee of two or more such directors designated by the full board); (2) by special legal counsel selected by the board of directors; or (3) by the stockholders.

         The reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

         The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director may be entitled both as to action in his official capacity and as to action in another capacity while holding such office.

         Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit or surety bond, which is not inconsistent with
Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

         Subject to certain exceptions, the directors and officers of the Registrant and its affiliates are insured to the extent of 100% of loss up to a maximum of $25,000,000 (subject to certain deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers and up to a maximum of $10,000,000 (subject to certain deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as fiduciaries in the administration of certain of the Registrant's employee benefit programs. The Registrant is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.


ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

             (a)     EXHIBITS.

     EXHIBIT
       NO.                                               DESCRIPTION
       2(a)        Agreement and Plan of Merger, dated as of July 12, 1994, between Huntington Bancshares Florida, Inc. and Security
                   National Corporation (Attached as Exhibit A to the Prospectus filed herewith).

       2(b)        Supplemental Agreement, dated as of July 12, 1994, among Huntington Bancshares Incorporated, Huntington
                   Bancshares Florida, Inc. and Security National Corporation (Attached as Exhibit B to the Prospectus
                   filed herewith).

       2(c)   *    Warrant Purchase Agreement, dated as of July 12, 1994, between Huntington Bancshares Incorporated and Security
                   National Corporation.

       2(d)   *    Warrant to purchase 500,600 shares of common stock, dated as of July 12, 1994, issued by Security National
                   Corporation in favor of Huntington Bancshares Incorporated.

       3(i)        Articles of Restatement of Charter, Articles of Amendment to Articles of Restatement of Charter, and Articles
                   Supplementary of Huntington Bancshares Incorporated (Exhibit 3(i) to Form 10-K for the year ended
                   December 31, 1993, and incorporated herein by reference).

       3(ii)       Bylaws of Huntington Bancshares Incorporated (Exhibit 3(b) to Form 10-K for the year ended December 31, 1987, and incorporated herein by reference).

       4(a)        Articles Fifth, Eighth and Tenth of the Articles of Restatement of Charter of Huntington Bancshares Incorporated
                   (Exhibit 3(i) to Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).

       4(b)        Rights Agreement, dated as of February 22, 1990, between Huntington Bancshares Incorporated and The Huntington
                   Trust Company, National Association, as Rights Agent, which includes as Exhibit A Articles Supplementary setting forth the terms of the Series A Junior Participating Preferred Stock, as Exhibit B the form of Right
                   Certificate, and as Exhibit C the Summary of Rights to Purchase Series A Junior Participating Preferred Stock
                   of Huntington Bancshares Incorporated (Exhibit 1 to Form 8-A, dated as of February 22, 1990, and Exhibit 4 to
                   Form 8-K, dated as of February 21, 1990, and incorporated herein by reference).

        5     *    Opinion of Porter, Wright, Morris & Arthur regarding legality.

        8     *    Opinion of Porter, Wright, Morris & Arthur regarding tax matters.



 10(a)   *    Schedule identifying material details of Shareholder Agreements substantially identical to Exhibit B to
              Exhibit 2(b) above.

 10(b)        Employment Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and Frank Wobst
              (Exhibit 10(a) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

 10(c)        Employment Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and Zuheir Sofia
              (Exhibit 10(b) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

 10(d)        Employment Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and W. Lee
              Hoskins (Exhibit 10(c) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

 10(e)        Executive Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and Frank Wobst
              (Exhibit 10(f) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

 10(f)        Executive Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and Zuheir Sofia
              (Exhibit 10(g) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

 10(g)        Executive Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and W. Lee
              Hoskins (Exhibit 10(h) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

 10(h)        Huntington Bancshares Incorporated Incentive Compensation Plan (Exhibit 10(i) to Form 10-K for the year ended
              December 31, 1993, and incorporated herein by reference).

 10(i)        Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan  (Exhibit 10(j) to Form 10-K for the
              year ended December 31, 1993, and incorporated herein by reference).

 10(j)        Huntington Bancshares Incorporated Supplemental Executive Retirement Plan (Exhibit 10(g) to Form 10-K for the
              year ended December 31, 1987, and incorporated herein by reference).

 10(k)        Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Directors (Exhibit 4(a) of
              Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Registration No. 33-10546, filed with the Securities and Exchange Commission on January 28, 1991, and incorporated herein by reference).

 10(l)        Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated
              Directors (Exhibit 4(a) of Registration Statement on Form S-8, Registration No. 33-41774, filed with the
              Securities and Exchange Commission on July 19, 1991, and incorporated herein by reference).

 10(m)        Huntington Bancshares Incorporated Retirement Plan For Outside Directors (Exhibit 10(t) to Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

 10(n)        Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust (Exhibit 4(a) of Registration Statement
              on Form S-8, Registration No. 33-44208, filed with the Securities and Exchange Commission on November 26, 1991,
              and incorporated herein by reference).




     10(o)(1)       Huntington Bancshares Incorporated 1983 Stock Option Plan (Exhibit 4A of Registration Statement on Form S-8,
                    Registration No. 2-89672, filed with the Securities and Exchange Commission on February 27, 1984, and
                    incorporated herein by reference).

     10(o)(2)       Second Amendment to the Huntington Bancshares Incorporated 1983 Stock Option Plan (Exhibit 10(j)(2) to
                    Form 10-K for the year ended December 31, 1987, and incorporated herein by reference).

     10(o)(3)       Third Amendment to the Huntington Bancshares Incorporated 1983 Stock Option Plan (Exhibit 10(j)(3) to
                    Form 10-K for the year ended December 31, 1987, and incorporated herein by reference).

     10(o)(4)       Fourth Amendment to the Huntington Bancshares Incorporated 1983 Stock Option Plan (Exhibit 10(m)(4) to
                    Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).

     10(p)(1)       Huntington Bancshares Incorporated 1990 Stock Option Plan (Exhibit 4(a) of Registration Statement on Form S-8,
                    Registration No. 33-37373, filed with the Securities and Exchange Commission on October 18, 1990, and
                    incorporated herein by reference).

     10(p)(2)       First Amendment to the Huntington Bancshares Incorporated 1990 Stock Option Plan (Exhibit 10(q)(2) to
                    Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

     21        *    Subsidiaries of the Registrant.

     23(a)          Consent of Porter, Wright, Morris & Arthur (included in Exhibits 5 and 8 filed herewith).

     23(b)     *    Consent of Ernst & Young LLP re:  financial statements of Huntington Bancshares Incorporated.

     23(c)     *    Consent of Price Waterhouse LLP re:  financial statements of Security National Corporation.

     23(d)     *    Consent of The Robinson-Humphrey Company, Inc.

     24        *    Powers of Attorney.

_____________________

* Filed herewith

             (b)    FINANCIAL STATEMENT SCHEDULES

                    None.

ITEM 22.     UNDERTAKINGS.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of the Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 27, 1995.


                                        HUNTINGTON BANCSHARES INCORPORATED


                                        By: /s/ Ralph K. Frasier
                                           -----------------------------------
                                            Ralph  K. Frasier
                                            Secretary and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                                      TITLE                                           DATE
*Frank Wobst                                                                         )
- -------------------------------     Chairman and Chief Executive <officer            )
 Frank Wobst                        (principal executive officer)                    )
                                                                                     )
                                                                                     )
*W. Lee Hoskins                                                                      )
- -----------------------------       Vice Chairman                                    )
 W. Lee Hoskins                                                                      )
                                                                                     )
                                                                                     )
*Zuheir Sofia                                                                        )
- --------------------------------    President, Chief Operating Officer               )
 Zuheir Sofia                       Treasurer and Director                           )
                                                                                     )
                                                                                     )
*Gerald R. Williams                                                                  )
- ---------------------------         Executive Vice President                         )
 Gerald R. Williams                 Chief Financial Officer                          )   January 27, 1995
                                    (principal financial officer)                    )
                                                                                     )
                                                                                     )
*John D. Van Fleet                                                                   )
- ----------------------------        Senior Vice President                            )
 John D. Van Fleet                  Corporate Controller                             )
                                    (principal accounting officer)                   )
                                                                                     )
                                                                                     )
*Don M. Casto, III                                                                   )
- -----------------------------       Director                                         )
 Don M. Casto, III                                                                   )
                                                                                     )
                                                                                     )
*Don Conrad                                                                          )
- ------------------------------     Director                                          )
 Don Conrad                                                                          )

*John B. Gerlach                                                                     )
- -----------------------------         Director                                       )
 John B. Gerlach                                                                     )
                                                                                     )
                                                                                     )
*Wm. J. Lhota                                                                        )
- ------------------------------        Director                                       )
 Wm. J. Lhota                                                                        )
                                                                                     )
                                                                                     )
                                                                                     )
- ------------------------------        Director                                       )
 Gerald E. Mayo                                                                      )
                                                                                     )
                                                                                     )
*Timothy P. Smucker                                                                  )   January 27, 1995
- -------------------------             Director                                       )
 Timothy P. Smucker                                                                  )
                                                                                     )
                                                                                     )
*Marvin E. White                                                                     )
- ----------------------------          Director                                       )
 Marvin E. White                                                                     )
                                                                                     )
                                                                                     )
*William J. Williams                                                                 )
- ---------------------------           Director                                       )
 William J. Williams                                                                 )
                                                                                     )
                                                                                     )
*Milton A. Wolf                       Director                                       )
- -----------------------------                                                        )
 Milton A. Wolf                                                                      )



*By:   /s/ Ralph K. Frasier
      ---------------------------------------------
      Ralph K. Frasier, Secretary, Huntington
      Bancshares Incorporated, attorney-in-fact
      for each of the persons indicated

                                 EXHIBIT INDEX

     EXHIBIT
       NO.                                        DESCRIPTION

       2(a)        Agreement and Plan of Merger, dated as of July 12, 1994, between Huntington Bancshares Florida, Inc. and Security
                   National Corporation (Attached as Exhibit A to the Prospectus filed herewith).

       2(b)        Supplemental Agreement, dated as of July 12, 1994, among Huntington Bancshares Incorporated, Huntington
                   Bancshares Florida, Inc. and Security National Corporation (Attached as Exhibit B to the Prospectus filed herewith).

       2(c)     *  Warrant Purchase Agreement, dated as of July 12, 1994, between Huntington Bancshares Incorporated and Security
                   National Corporation.

       2(d)     *  Warrant to purchase 500,600 shares of common stock, dated as of July 12, 1994, issued by Security National
                   Corporation in favor of Huntington Bancshares Incorporated.

       3(i)        Articles of Restatement of Charter, Articles of Amendment to Articles of Restatement of Charter, and Articles
                   Supplementary of Huntington Bancshares Incorporated (Exhibit 3(i) to Form 10-K for the year ended December 31,
                   1993, and incorporated herein by reference).

       3(ii)       Bylaws of Huntington Bancshares Incorporated (Exhibit 3(b) to Form 10-K for the year ended December 31, 1987, and incorporated herein by reference).

       4(a)        Articles Fifth, Eighth and Tenth of the Articles of Restatement of Charter of Huntington Bancshares Incorporated
                   (Exhibit 3(i) to Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).

       4(b)        Rights Agreement, dated as of February 22, 1990, between Huntington Bancshares Incorporated and The Huntington
                   Trust Company, National Association, as Rights Agent, which includes as Exhibit A Articles Supplementary setting forth the terms of the Series A Junior Participating Preferred Stock, as Exhibit B the form of Right
                   Certificate, and as Exhibit C the Summary of Rights to Purchase Series A Junior Participating Preferred Stock of
                   Huntington Bancshares Incorporated (Exhibit 1 to Form 8-A, dated as of February 22, 1990, and Exhibit 4 to Form
                   8-K, dated as of February 21, 1990, and incorporated herein by reference).

       5        *  Opinion of Porter, Wright, Morris & Arthur regarding legality.

       8        *  Opinion of Porter, Wright, Morris & Arthur regarding tax matters.

      10(a)     *  Schedule identifying material details of Shareholder Agreements substantially identical to Exhibit B to Exhibit
                   2(b) above.

      10(b)        Employment Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and Frank Wobst
                   (Exhibit 10(a) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

      10(c)        Employment Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and Zuheir Sofia
                   (Exhibit 10(b) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

      10(d)        Employment Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and W. Lee
                   Hoskins (Exhibit 10(c) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

      10(e)        Executive Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and Frank Wobst
                   (Exhibit 10(f) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

      10(f)        Executive Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and Zuheir Sofia
                   (Exhibit 10(g) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

      10(g)        Executive Agreement, dated as of September 16, 1991, between Huntington Bancshares Incorporated and W. Lee
                   Hoskins (Exhibit 10(h) to Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

      10(h)        Huntington Bancshares Incorporated Incentive Compensation Plan (Exhibit 10(i) to Form 10-K for the year ended
                   December 31, 1993, and incorporated herein by reference).

      10(i)        Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan  (Exhibit 10(j) to Form 10-K for the
                   year ended December 31, 1993, and incorporated herein by reference).

      10(j)        Huntington Bancshares Incorporated Supplemental Executive Retirement Plan (Exhibit 10(g) to Form 10-K for the
                   year ended December 31, 1987, and incorporated herein by reference).

      10(k)        Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Directors (Exhibit 4(a) of
                   Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Registration No. 33-10546, filed with the
                   Securities and Exchange Commission on January 28, 1991, and incorporated herein by reference).

      10(l)        Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated
                   Directors (Exhibit 4(a) of Registration Statement on Form S-8, Registration No. 33-41774, filed with the
                   Securities and Exchange Commission on July 19, 1991, and incorporated herein by reference).

      10(m)        Huntington Bancshares Incorporated Retirement Plan For Outside Directors (Exhibit 10(t) to Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

      10(n)        Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust (Exhibit 4(a) of Registration Statement
                   on Form S-8, Registration No. 33-44208, filed with the Securities and Exchange Commission on November 26, 1991,
                   and incorporated herein by reference).

      10(o)(1)     Huntington Bancshares Incorporated 1983 Stock Option Plan (Exhibit 4A of Registration Statement on Form S-8,
                   Registration No. 2-89672, filed with the Securities and Exchange Commission on February 27, 1984, and
                   incorporated herein by reference).

     10(o)(2)      Second Amendment to the Huntington Bancshares Incorporated 1983 Stock Option Plan (Exhibit 10(j)(2) to Form 10-K
                   for the year ended December 31, 1987, and incorporated herein by reference).

     10(o)(3)      Third Amendment to the Huntington Bancshares Incorporated 1983 Stock Option Plan (Exhibit 10(j)(3) to Form 10-K
                   for the year ended December 31, 1987, and incorporated herein by reference).

     10(o)(4)      Fourth Amendment to the Huntington Bancshares Incorporated 1983 Stock Option Plan (Exhibit 10(m)(4) to Form 10-K
                   for the year ended December 31, 1993, and incorporated herein by reference).

     10(p)(1)      Huntington Bancshares Incorporated 1990 Stock Option Plan (Exhibit 4(a) of Registration Statement on Form S-8,
                   Registration No. 33-37373, filed with the Securities and Exchange Commission on October 18, 1990, and
                   incorporated herein by reference).

     10(p)(2)      First Amendment to the Huntington Bancshares Incorporated 1990 Stock Option Plan (Exhibit 10(q)(2) to Form 10-K
                   for the year ended December 31, 1991, and incorporated herein by reference).

     21         *  Subsidiaries of the Registrant.

     23(a)         Consent of Porter, Wright, Morris & Arthur (included in Exhibits 5 and 8 filed herewith).

     23(b)      *  Consent of Ernst & Young LLP re:  financial statements of Huntington Bancshares Incorporated.

     23(c)      *  Consent of Price Waterhouse LLP re:  financial statements of Security National Corporation.

     23(d)      *  Consent of The Robinson-Humphrey Company, Inc.

     24         *  Powers of Attorney.

_____________________

* Filed herewith